As filed with the Securities and Exchange Commission on February 26, 2004

Registration Statement No. 333-109667

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evergreen International Aviation, Inc.

And the guarantors listed below

(Exact name of registrant as specified in its charter)

Oregon	4522	93-0729079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3850 Three Mile Lane

McMinnville, Oregon 97128

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gwenna R. Wootress, Esq.

Evergreen International Aviation, Inc.

3850 Three Mile Lane

McMinnville, Oregon 97128

(503) 472-9361

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Jonathan L. Friedman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

(213) 687-5600 (facsimile)

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrants hereby amend this registration statement on such date or date as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification No.
Guarantors
Evergreen Air Center, Inc.	Oregon	3720	86-0361921
Evergreen Aircraft Sales & Leasing Co.	Nevada	3720	93-0880952
Evergreen Aviation Ground Logistics Enterprise, Inc.	Delaware	4581	93-0876736
Evergreen Equity, Inc.	Nevada	7380	93-0859209
Evergreen Helicopters of Alaska, Inc.	Alaska	4522	92-0029162
Evergreen Helicopters, Inc.	Oregon	4522	93-0495052
Evergreen Helicopters International, Inc.	Texas	4522	93-1021311
Evergreen Holdings, Inc.	Oregon	7380	91-1797880
Evergreen International Airlines, Inc.	Oregon	4522	81-0357870
Sys-tems LogistiX, Inc. (formerly known as EZ Express Corp.)	Delaware	3721	93-1320610

Trust created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc., as successor to 747, Inc. and King, Christian Inc.) and Delford M. Smith, as beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee (the “Trust Created February 25, 1986”)

	Delaware	3721	51-6162910

*	Address and telephone number of principal executive offices are the same as Evergreen International Aviation, Inc., except for Evergreen Air Center, Inc. Evergreen Air Center, Inc.’s principal executive office is located at Pinal Air Park, Marana, Arizona 85653, (520) 682-4181.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated February 26, 2004

PROSPECTUS

Evergreen International Aviation, Inc.

Offer to exchange 12% Senior Second Secured Notes due 2010

for 12% Senior Second Secured Notes due 2010

which have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on •, 2004,

unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

•	We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn pursuant to the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

•	The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the heading “Material United States Federal Tax Considerations.”

•	We will not receive any cash proceeds from the exchange offer.

•	We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

There is no established trading market for the new notes or the old notes.

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed, that for a period of one year after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

We may redeem any of the notes beginning on May 15, 2007. The initial redemption price of the notes is 106% of their principal amount, plus accrued interest. In addition, before May 15, 2006, we may redeem up to 35% of the notes at a redemption price of 112% of their principal amount, plus accrued interest, using the proceeds from sales of certain kinds of capital stock.

See “ Risk Factors” beginning on page 15 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is •, 2004

In this prospectus, unless the context requires otherwise, “we,” “us,” “our” or “Evergreen” refer to Evergreen International Aviation, Inc. and its consolidated subsidiaries, and “guarantors” means Evergreen Holdings, Inc., our parent company, and our subsidiaries that will guarantee the payments due under the notes as described under the caption “Description of the New Notes.” References to “subsidiary guarantors” refer to those subsidiaries. References to “fiscal” and a particular year herein refer to our fiscal year ended on the last day of February of such year. This prospectus includes consolidated financial statements of Evergreen Holdings, Inc. (“Holdings”) and, unless the context requires otherwise, references to “our” financial information and data are to financial information of Holdings.

The “old notes” consisting of the 12% Senior Second Secured Notes due 2010 which were issued on May 16, 2003 and the “new notes” consisting of 12% Senior Second Secured Notes due 2010 offered pursuant to this prospectus are sometimes collectively referred to in this prospectus as the “notes”.

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AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. The indenture governing the notes requires that we file reports under the Exchange Act with the SEC and furnish information to the trustee and holders of the notes. See “Description of the New Notes—Covenants—SEC Reports and Reports to Holders.” Information may be obtained from us at 3850 Three Mile Lane, McMinnville Oregon 97128, Attention: Legal Department. To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

You may read and copy any document we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Upon the effectiveness of the registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file periodic reports and other information with the SEC. Such periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room and through the SEC’s Internet site at http://www.sec.gov.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including in particular the “Risk Factors” section and the consolidated financial statements and related notes appearing at the back of this prospectus. All financial data provided in this prospectus are the financial data of Evergreen Holdings, Inc. and its consolidated subsidiaries unless otherwise disclosed.

EVERGREEN INTERNATIONAL AVIATION, INC.

Evergreen is a leading integrated provider of worldwide air freight transportation, aircraft ground handling and logistics, helicopter, small aircraft, aircraft maintenance and repair services. Mr. Delford M. Smith, our Chairman, founded Evergreen in 1960 with three helicopters. Today we have a fleet of 73 commercial aircraft and helicopters, including ten B747s and seven DC9s, with the capability of providing aviation services throughout the world. We have provided air services to locations in over 150 countries while maintaining a reputation for safety and reliability. We generally provide our services under U.S. dollar-denominated contracts to a broad base of long-standing customers, including the U.S. Air Force Air Mobility Command (“AMC”), the U.S. Postal Service, freight forwarders, domestic and foreign airlines, industrial manufacturers and other government agencies. We are the largest commercial provider of B747 wide-body air cargo services to the U.S. military based on entitlement for the military fiscal year beginning October 1, 2003. Over the past two years, we have redeployed our wide-body fleet to more profitable business by transitioning away from freight forwarders and other commercial customers and toward the U.S. military. From fiscal 2001 to fiscal 2003, the percentage of our total operating revenues from AMC increased from 6.8% to approximately 48.0% while we shifted operations away from commercial customers. Our diverse customer base, our commitment to the U.S. military and our ability to deploy aircraft to match market conditions give us the agility to respond to changes in the demand for our services within different economic sectors.

We have grown into a highly diversified aviation services company. Our business exhibits diversity in aviation services, customer sectors and geographies, all of which help us to compete in a variety of business environments. The table below outlines our primary segments, and their respective services, customers and fiscal 2003 revenues (after intercompany eliminations):

Segment	Services	Customers	Fiscal 2003 Revenues	Fiscal 2003 Net Income
			(in millions)

Evergreen International Airlines	• Worldwide airfreight transportation	U.S. military, freightforwarders, commercial airlines, commercial shippers	$374.5	$18.3

Evergreen Aviation Ground Logistics Enterprise	• Cargo and mail handling • Aircraftramp handling • Airport passenger services • Baggage handling	U.S. Postal Service, commercial airlines, United Parcel Service	$129.7	$9.7

Evergreen Helicopters	• Fire fighting • Petroleum support • Health services • Aerial spraying • Construction	U.S. Department of Agriculture, state governments, World Health Organization, petroleum and timber companies	$35.2	$0.5

Evergreen Air Center	• Maintenance, repair and overhaul • Storage	Aircraft leasing companies, commercial airlines, NASA	$23.9	$1.8

Evergreen Aircraft Sales & Leasing	• Buying, selling, leasing and trading aircraft, aircraft parts and engines	Commercial airlines and distributors	$5.3	$1.4

Evergreen International Airlines (“EIA”).    We provide wide and narrow-body airfreight services throughout the world. We believe our fleet of ten B747 and seven DC9 aircraft matches the markets in which we operate based on cargo lift capability, range, utilization and yield. Our intensive crew training program, in-house maintenance capabilities and capital investment program contribute to our record of safety and reliability. We generally enter into one to three-year contracts with air freight customers and have developed long-term relationships with many of them. Based on the nature of our contracts, we are generally paid based on routes flown rather than capacity carried. Since 1981, we have continuously contracted with the U.S. military to transport various types of military freight, including equipment, weapons, ordinance and supplies, primarily between the United States and various overseas locations. Our recent missions have involved assisting the U.S. military’s equipment build-up in the Middle East in connection with Operation Iraqi Freedom and its continuing efforts in the global war on terrorism. Since September 11, 2001, we have flown over 1,100 missions for the U.S. military in support of the war on terrorism and Operation Iraqi Freedom. In addition, we maintain relationships with a broad range of freight forwarders through ad hoc charter services to meet customer needs. As demand in the commercial sector recovers, we expect to reintroduce scheduled charter services, particularly with our Asia-based freight forwarder customers.

Evergreen Aviation Ground Logistics Enterprise (“EAGLE”).    We currently provide ground handling, logistics and other support services to the U.S. Postal Service and over 40 commercial airline customers at 35 U.S. airports including New York (JFK), Los Angeles, Chicago-O’Hare, Miami, Atlanta, Indianapolis and Anchorage. EAGLE is the only major ground handling logistics provider in the United States that is affiliated with an airline (EIA), which we believe improves EAGLE’s services to third parties because EAGLE has first-hand knowledge of the needs of airlines and understands the importance of safety and on-time performance. The National Mediation Board has ruled that the Railway Labor Act applies to EAGLE because of EAGLE’s affiliation with our airline. This generally results in reduced costs due to the requirement under the Railway Labor Act for union representation to be on a system-wide basis, and requirements. Our range of services includes mail handling, aviation hub management, aircraft handling, cargo loading and unloading, container build up and break down, ground system management, ground equipment maintenance, ground equipment sales and leasing, aircraft line maintenance, terminal services, aircraft de-icing and washing, check-in and ticketing, baggage acceptance and seat selection and passenger cabin cleaning. We frequently enter into contracts with initial terms of at least one year, under which we provide a broad range of services for the same customer at multiple locations. For ground handling logistics services, the U.S. Postal Service represented 16.1%, 18.8% and 12.9% of our total revenues and 71.3%, 68.8% and 60.3% of our EAGLE segment revenues for fiscal 2003, 2002 and 2001, respectively. We primarily provide the U.S. Postal Service with package and mail ground handling services, facilitating the transfer of mail between aircraft and local and regional U.S. Postal Service mail processing plants.

Evergreen Helicopters (“Helicopters”).    Our fleet of 44 helicopters and 12 small fixed-wing aircraft are well-suited to provide a variety of services in remote or inaccessible locations. From time to time, we modify the composition of our fleet of helicopters and small aircraft to match specific job requirements for a wide variety of missions, including those that involve extreme environments, high altitudes or heavy loads, and missions that put a priority on agility and precision. Our fleet is used in connection with forest fire fighting, health services, aerial spraying, heavy lift construction, law enforcement, helicopter logging, petroleum support services, search and rescue, peacekeeping and relief support, helicopter skiing and agriculture. We provide these services to a broad range of customers, including the U.S. Forest Service, the U.S. Department of the Interior, the U.S. Department of Defense, the World Health Organization, various state forestry agencies and major timber and petroleum companies. We also provide helicopter and light fixed-wing aircraft technical and maintenance services at four technologically advanced facilities in McMinnville, Oregon; Warwick, Rhode Island; Galveston, Texas; and Anchorage, Alaska. These services include aircraft refurbishment, hydraulic systems repair and overhaul, avionics modification and installations, dynamic component repair and overhaul, aircraft line maintenance and aircraft electrical system maintenance.

Evergreen Air Center (“Air Center”).    We operate a full service aircraft maintenance, repair, overhaul and storage facility in Marana, Arizona. This is an unlimited Class IV airframe maintenance and repair station certified by the Federal Aviation Administration (“FAA”). We perform aircraft maintenance, repair and overhaul services on most types of commercial aircraft for our own airline, aircraft leasing companies and other commercial carriers. Our services include FAA maintenance checks, routine scheduled and unscheduled maintenance and repairs, light engine maintenance, structural modifications, complete airframe overhauls, fuel sales, non-destructive testing, dismantling, reclamation, stripping, painting and polishing, and maintenance training. Providing these services to third parties allows us to perform our own aircraft maintenance in a more cost-effective manner because we can spread the fixed costs over a wider base of revenue. Our 1,300 acre facility, located in a non-corrosive desert environment, is one of the world’s largest secured civilian aircraft storage facilities and is one of only a small number of Boeing-authorized redelivery centers.

Evergreen Aircraft Sales & Leasing (“EASL”).    We buy, sell, lease and broker commercial aircraft, helicopters and spare parts, typically on a consignment basis. These services play an important role in our ability to efficiently and cost-effectively transition between missions by facilitating the changes between aircraft types, particularly helicopters, and by managing the associated spare parts and material inventories. Since 1992, we have sold and traded aircraft, engines and inventory to a customer base of over 1,200 accounts.

Business Strengths

We believe we have the following strengths:

•	Long Standing Supplier to the U.S. Government. We have long standing relationships with many U.S. government agencies. Annual and long-term government contracts help provide predictable utilization of our aircraft. Our two largest customers, AMC and the U.S. Postal Service, together accounted for approximately 67%, 57% and 28% of our revenues in fiscal 2003, 2002 and 2001, respectively. Under AMC’s allocation system, we are entitled to provide approximately 51% of AMC’s B747 wide-body cargo routes for its 2004 fiscal year. The U.S. Postal Service has been our customer for over 10 years. In July 2001, we were awarded a five-year contract to act as the preferred ground handling service provider to the U.S. Postal Service at 23 airport locations in the United States.

•	Long-Term Commercial Relationships on Favorable Terms. Over the past 42 years, we have established long-term relationships with many worldwide freight forwarders and major airline carriers based on our reputation for reliability, quality and customer service. Our contracts generally reduce the load, yield and operating expense risks traditionally associated with the airline business. For example, to reduce the impact of fuel price volatility, we generally include fuel cost adjustment mechanisms in our contracts so that the customer bears the risk of escalation in fuel prices above a specified price and we forego the benefit of any decrease in fuel prices below such price. In addition, almost all of our air freight services are provided under contracts in which our customers are responsible for filling their allocated cargo capacity on our aircraft.

•	Agility in Adapting to Dynamic Markets. We derive our revenues from both the public and private sectors. We provide our services to government agencies, such as AMC and the U.S. Postal Service, as well as to commercial freight forwarders and airline carriers. Most of our flight services are provided on a charter basis throughout the world and are not typically dedicated to a specific customer. This enables us to position aircraft as and when needed to better serve our commercial and military customers. We constantly seek to optimize our aircraft utilization. For example, when operating one-way flights to the Middle East on behalf of the U.S. military, we are often able to structure return trips for freight forwarders via Asia thereby increasing our revenue from these flights.

•	Low Cost Structure. The maintenance of a low cost structure is of paramount importance to management and improves our profitability. Our low cost structure is a result of the following factors:

•	Fleet Composition—We operate a standardized fleet of B747s and DC9s, which allows for efficiencies in maintenance and crew training. We believe the composition of our fleet matches the markets in which we operate based on cargo lift capability, transportation range, utilization and yield. On a unit cost basis, we believe the B747 is the most economical aircraft for transporting high-volume cargo. The intercontinental routes of AMC are well suited to our B747 fleet’s wide-body capacity and long-range capabilities. Because we generally purchase older aircraft rather than the newest aircraft available, we conserve our capital and maintain a lower cost basis in our assets.

•	Labor Relations—We maintain relatively low labor costs through flexible work rules, the effective utilization of part-time and full-time workers and by maintaining good relations with our workforce, all of which allow us to react to changing market and economic conditions quickly.

•	Vertically Integrated Ancillary Services—We provide our own aircraft maintenance, ground handling and logistics services, and aircraft sales and leasing services, which allow us to service our own needs in a more cost-effective manner.

•	Fuel Costs—Although fuel is one of the most volatile components of our operating costs, the majority of our flight revenues are generated under contracts in which our customers absorb the risks associated with increases in the price of fuel.

•	Ground Logistics Business. We currently provide ground handling and logistics services at 35 domestic airports, primarily to the U.S. Postal Service and United Parcel Service but also to EIA and other commercial carriers. We believe EAGLE’s affiliation with EIA improves EAGLE’s services to third parties because EAGLE has first-hand knowledge of the needs of airlines.

•	Experienced Management. Our Chairman, Mr. Delford M. Smith, founded Evergreen in 1960 as a provider of helicopter services and has successfully led Evergreen to become one of the industry’s leading aviation service companies. The members of our operating management team have an average of over 25 years of experience in the aviation sector.

Except for the historical information contained in this prospectus, certain matters discussed herein, including (without limitation) under “Summary—Business Strengths” “Summary—Strategy”, “Business—Legal Proceedings” and “Regulation” and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contain “forward-looking statements.” Although we believe that, in making any such statements, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this prospectus, the words “anticipates,” “believes,” “expects,” “intends” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

There are important factors that could cause our actual results to differ materially from the results discussed or implied in forward-looking statements, certain of which are beyond our control. These factors, risks and uncertainties include the following:

•	our reliance on a few customers, particularly the U.S. Air Force Air Mobility Command and the U.S. Postal Service, with whom we currently have contracts to provide services that generate a large portion of our revenue;

•	our future compliance with the terms of our debt agreements and other material contracts;

•	general conditions in the aviation industry, including competition and demand for air cargo services;

•	our ability to adequately maintain our fleet;

•	the effect of government laws and regulations, particularly those relating to aviation and transportation;

•	the effect of national, international and regional political and economic conditions, and fluctuations in currency rates;

•	risks related to our operations in dangerous locations and the hazardous cargo we carry;

•	risks related to war, terrorist attacks, expropriation of our property and hostilities directed at U.S. companies abroad;

•	our dependence on certain key personnel;

•	our ability to maintain adequate insurance coverage at favorable prices; and

•	fluctuations in the cost of fuel.

Forward-looking statements made by us or on our behalf are subject to these factors. We undertake no obligation to publicly update or revise our forward-looking statements included in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Factors that could cause or contribute to such differences include those discussed under the heading “Risk Factors” in this prospectus.

Strategy

We pursue the following business strategies:

•	Continued AMC Relationship. We intend to continue to make our entire fleet of B747s available to the U.S. military’s Civil Reserve Air Fleet (“CRAF”), entitling us to future contract awards from AMC. We seek AMC business because, under its annual allocation system, AMC awards are based on entitlement rather than price. Given our teaming agreements with other airlines, we are entitled to provide approximately 50% of all of AMC’s B747 wide-body cargo routes during the 2004 U.S. government fiscal year. As a result of our low cost structure and AMC’s pricing based on the average operating costs of all participating carriers, we achieve favorable profit margins from AMC business.

•	Maintain Diverse Commercial Relationships. We intend to continue to maintain our relationships with a broad range of commercial customers, including both airlines and freight forwarders, through ad hoc charter arrangements. This will preserve our ability to re-establish scheduled block space services with these customers and take advantage of growth in commercial air freight demand as the global economy recovers. We maintain our commercial relationships and source cargo shipments through our international sales network.

•	Seek Restricted Route Authority Awards. We seek additional strategic scheduled flight route authority awards for countries where service frequency is restricted by bilateral agreements with the United States. The U.S. Department of Transportation has awarded us scheduled route authority to operate between Miami, on the one hand, and Manaus and Sao Paulo, Brazil, on the other hand, with up to four weekly, round-trip flights. We plan to commence scheduled flight service when market conditions support such operations. We have also been granted Fifth Freedom authority from Hong Kong, allowing us to transport cargo between Hong Kong and Seoul on a twice weekly basis. We believe this enhanced access to Hong Kong will help us better serve our customers and improve our fleet utilization with inbound and outbound air freight opportunities in Hong Kong and Korea. Further, the Department of Transportation has also granted carrier traffic rights between the United States and Equador and Equador and the United States, thus enabling us to link the markets of South America and Asia as well as Brazil traffic and Equadorian traffic.

•	Long-Term Growth of EAGLE. We intend to continue our long-term expansion of our ground handling and logistics operations at existing locations and selective development of additional domestic locations. We will also explore opportunities to establish EAGLE operations overseas. As a result of our established position at existing airports and our relationship with the U.S. Postal Service, in many cases, we can offer additional services to existing and new customers without incurring additional fixed costs, which we believe gives us a competitive advantage.

•	Conservative Expansion of Air Freight Capacity. We intend to expand our fleet from time to time in response to increasing demand for our air freight services. Generally, we only acquire additional aircraft upon identifying one or more existing or new customers with demand for our services that is sufficient to justify the capital costs associated with the acquisition.

•	Commitment to Debt Reduction. We intend to operate our business and pursue our business strategies while reducing our current level of indebtedness. We have reduced our total debt from $422.8 million as of February 28, 2001 to $311.3 million as of November 30, 2003. We intend to operate our business without incurring significant additional indebtedness and, to the extent we have excess cash flow, we intend to reduce debt as permitted under our debt agreements.

Our Revolving Credit Facility

Concurrent with the issuance of the old notes, we entered into a $95 million revolving credit facility (to increase to $100 million upon satisfaction of certain conditions), for which PNC Capital Markets, Inc. acts as arranger, and PNC Bank, National Association acts as agent, which we refer to as the revolving credit facility. Initially, we borrowed $69.3 million under the revolving credit facility. Borrowings under the revolving credit facility are secured by a first priority security interest in substantially all of our existing and hereafter acquired personal property, including all of the capital stock or membership interests of all of our subsidiaries that are guarantors under this revolving credit facility. This security interest is subject to certain exceptions and permitted liens, including existing liens on two B747 aircraft and three DC9 aircraft. We used $60.3 million of the initial borrowings under our revolving credit facility, together with the $215.0 million of gross proceeds from the offering of the old notes, to pay approximately $8.3 million of fees and expenses associated with the revolving credit facility and the offering of the old notes and to repay the outstanding balances of $264.7 million on our old credit facility, which matured on May 7, 2003, and accrued cash interest on borrowings and letter of credit participation fees of $3.9 million under our old credit facility. As of November 30, 2003, we had $10.9 million available for borrowing under our revolving credit facility (of which $5.0 million is subject to a holdback) after giving effect to borrowing base limitations and subject to applicable covenants, which may be used for working capital and general corporate purposes. We must maintain $5 million of excess availability under the revolving credit facility, which may only be reduced with the consent of each of the lenders under the revolving credit facility. See “Description of Other Debt” for more information.

Company Information

Evergreen International Aviation, Inc. is incorporated in Oregon. Our principal executive offices are located at 3850 Three Mile Lane, McMinnville, Oregon 97128-9496. Our telephone number is (503) 472-0011. Our World Wide Website address is www.evergreenaviation.com. The information on our website is not part of this prospectus.

The diagram below illustrates our corporate structure, including our principal subsidiaries, as of November 30, 2003. The diagram also indicates the ownership of our B747 and DC9 aircraft and the aggregate amount of debt and capitalized lease obligations of us and our subsidiaries as of November 30, 2003 (excluding guarantees and intercompany amounts). Except as otherwise indicated, all of our subsidiaries are wholly owned by us, directly or indirectly. Certain subsidiaries which are not material to our business have not been included in the diagram, including Evergreen Equity, Inc., Evergreen Helicopters of Alaska, Inc., Evergreen Helicopters International, Inc. and Sys-tems LogistiX, Inc., which are all guarantors of the notes.

                            = Guarantor of revolving credit facility and notes.

(1)	Unrestricted subsidiary.
(2)	After the offering of the old notes, we transferred all of the aircraft formerly held by Evergreen Aircraft Trust to Evergreen International Airlines, Inc. and terminated the Evergreen Aircraft Trust and merged Boomer Air, Inc. into Evergreen International Airlines, Inc.
(3)	The Trust Created February 25, 1986 owns one B747 and three DC9 aircraft, all of which are leased to Evergreen International Airlines, Inc. Mr. Delford M. Smith, our Chairman, owns a one-third beneficial ownership interest in the portion of the trust that owns the B747 aircraft. We own the remaining two-thirds beneficial ownership interest in the portion of the trust that owns the B747 aircraft. In addition, we own all of the beneficial ownership interest in the portion of the trust that owns three DC9 aircraft.

THE EXCHANGE OFFER

Old Notes	12% Senior Second Secured Notes due 2010, which we issued on May 16, 2003.

New Notes	12% Senior Second Secured Notes due 2010, the issuance of which has been registered under the Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions, registration rights and special redemption provisions relating to the old notes do not apply to the new notes.

Exchange Offer	We are offering to issue up to $215,000,000 aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the Registration Rights Agreement that we entered into when the old notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on •, 2003, unless extended in our sole and absolute discretion.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on • , 2003. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	We are not required to accept for exchange or to issue new notes in exchange for any old notes and we may terminate or amend the exchange offer if any of the following events occur prior to our acceptance of the old notes:

• the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

• an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or guarantor’s ability to proceed with the exchange offer;

• we do not receive all governmental approvals that are necessary to consummate the exchange offer; or

• there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion prior to the expiration date, except in the case of governmental approvals, which condition we may waive prior to the acceptance of the old notes. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

• tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal and all other documents required by the letter of transmittal, to J.P. Morgan Trust Company, National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

• tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, J.P. Morgan Trust Company, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

Material Federal Tax Considerations	The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Material United States Federal Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	J.P. Morgan Trust Company, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless you:

	•	are an “affiliate” of ours or any guarantor within the meaning of Rule 405 under the Securities Act;

	•	are a broker-dealer who purchased the outstanding notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act of 1933;

	•	acquired the exchange notes other than in the ordinary course of your business; or

	•	have an arrangement with any person to engage in the distribution of exchange notes.

However, the issuers have not submitted a no-action letter and there can be no assurance that the staff of the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that the issuers are sending you with this prospectus.

Broker-Dealers	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 180 days after the expiration date, as defined in this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” beginning on page 147 for more information.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, we may be required to file, and to cause to become effective, a shelf registration statement covering resales of the old notes. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Description of the New Notes—Registration Rights.”

SUMMARY DESCRIPTION OF THE NEW NOTES

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see “Description of New Notes” in this prospectus.

Issuer	Evergreen International Aviation, Inc.

Securities Offered	Up to $215,000,000 aggregate principal amount of 12% Senior Second Secured Notes due 2010.

Maturity	May 15, 2010.

Interest	12% per annum, payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2003.

Optional Redemption	We may redeem some or all of the new notes beginning on May 15, 2007. The initial redemption price is 106% of the principal amount plus accrued interest. The redemption price will decline each year after 2007 and beginning on May 15, 2009 will be 100% of the principal amount, plus accrued and unpaid interest on the new notes. In addition, before May 15, 2006, we may redeem up to 35% of the new notes using the proceeds from sales of certain kinds of capital stock, as set forth in the section entitled “Description of the New Notes—Optional Redemption.”

Excess Cash Flow Repurchase Offer	If we have Excess Cash Flow for any fiscal year (commencing with the fiscal year ending February 29, 2004) and we have applied such Excess Cash Flow to the extent required under our revolving credit facility to repay or redeem indebtedness outstanding thereunder, we will be required, subject to certain significant exceptions and limitations, to make an offer to purchase new notes with 75% of such Excess Cash Flow at a price equal to 100% of their principal amount plus accrued interest to the date of purchase. See “Description of the New Notes—Excess Cash Flow Repurchase Offer.”

Change of Control	Upon a change of control, as defined under the section entitled “Description of the New Notes,” you will have the right, as a holder of the new notes, to require us to repurchase all or part of your new notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

Guarantees	The new notes will be fully and unconditionally guaranteed on a senior basis by Evergreen Holdings, Inc., our parent company, and by all of our subsidiaries, except Evergreen Agricultural Enterprises, Inc. and its subsidiaries, which will be unrestricted subsidiaries, and our foreign subsidiaries. See “Description of the New Notes—Guarantees.”

Collateral	The old notes are, and the new notes will be, secured by a second priority lien, subject to permitted liens, on:

	•	substantially all of our existing and hereafter acquired personal property, except as described below, that secure our obligations under our revolving credit facility (other than cash or cash equivalents that cash collateralize letter of credit obligations), whether owned by us or any guarantor subsidiary; and

	•	all of our capital stock held by Evergreen Holdings, Inc. and the capital stock or other equity securities of any existing and future guarantor subsidiary, but, in each case, only to the extent that (a) such stock secures our obligations under our revolving credit facility and (b) the aggregate principal amount, par value, book value as carried by us or the market value of any such capital stock or other securities is not equal to or greater than 20% of the aggregate principal amount of notes outstanding.

The collateral will not include any property or assets owned by Evergreen Agricultural Enterprises, Inc., any of its subsidiaries or any of our foreign subsidiaries and will be subject to certain exceptions and permitted liens, including, without limitation, existing liens on two B747 aircraft and three DC9 aircraft. For more information on the collateral see “Description of the New Notes—Collateral.”

Ranking	The old notes are, and the new notes will be, senior second secured obligations and:

	•	will rank equally with all of our existing and future senior, or unsubordinated, debt; and

	•	will be senior to any of our future senior subordinated or subordinated debt.

Similarly, the guarantees of each guarantor subsidiary will be senior second secured obligations and:

	•	will rank equally with all existing and future senior, or unsubordinated, debt of such subsidiary; and

	•	will be senior to any future senior subordinated or subordinated debt of such subsidiary. For more information on the ranking of the new notes see “Description of the New Notes—Ranking.”

Certain Covenants	The indenture that governs the old notes and will govern the new notes limits our ability and the ability of our restricted subsidiaries to:

	•	incur additional debt;

	•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

	•	place limitations on distributions from restricted subsidiaries;

	•	issue or sell capital stock of restricted subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and affiliates;

•	make capital expenditures;

•	create liens; and

•	effect mergers.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of the New Notes—Covenants.”

RISK FACTORS

Our business, operations and financial condition are subject to various risks. Before tendering your old notes in the exchange offer, you should carefully consider the following risk factors we discuss below, as well as other information included in this prospectus. This section describes the material risks applicable to us, our industry or our business.

Risks Related To The Notes

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

There is no established trading market for the new notes and you may find it difficult to sell your new notes.

There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse effect on holders of the new notes.

Our level of debt could limit cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.

As of November 30, 2003, our total debt was approximately $311.3 million, approximately $70.4 million of which was first priority lien secured debt outstanding under the revolving credit facility, certain of our aircraft and equipment financings and certain operating lines of credit. In addition, we had $10.9 million of revolving loans available to be borrowed (of which $5.0 million is subject to a holdback) under our revolving credit facility, after giving effect to borrowing base limitations and subject to applicable covenants. Our level of debt could restrict our operations and make it more difficult for us to satisfy our obligations under the new notes. Among other things, our level of debt may:

•	limit our ability to obtain additional financing for working capital, capital expenditures, strategic acquisitions and general corporate purposes;

•	require us to dedicate all or a substantial portion of our cash flow to service our debt, which will reduce funds available for other business purposes, such as capital expenditures or acquisitions;

•	limit our flexibility in planning for or reacting to changes in the markets in which we compete;

•	place us at a competitive disadvantage relative to our competitors with less leverage;

•	render us more vulnerable to general adverse economic and industry conditions; and

•	make it more difficult for us to satisfy our financial obligations, including those relating to the new notes.

We and our subsidiaries may still be able to incur substantially more debt. The terms of our credit facility, the indenture governing the new notes and the agreements governing our other debt will permit additional borrowings. In addition, our debt under our revolving credit facility is secured by a first priority lien and matures prior to the new notes. Our incurrence of additional debt could further exacerbate the risks described above. See “Description of the New Notes—Covenants—Limitation on Indebtedness” and “Description of Other Debt.”

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to pay principal and interest on the new notes and to satisfy our other obligations under our debt agreements will depend on our future operating performance, which will be subject, in part, to factors beyond our control, including general economic and business conditions and the air freight needs of our customers as a result of:

•	a downturn in the U.S. economy that adversely affects the importation of goods in the United States;

•	fluctuations in exchange rates that increase the costs of production of goods outside the United States;

•	changes in military activities that reduce the amount of expansion work available to be awarded to CRAF participants; and

•	unexpected air transportation events, such as SARS, that impact the flight activity in markets where we transport goods.

If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•	refinance all or a portion of our debt, including the new notes;

•	obtain additional financing;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including our revolving credit facility and the indenture governing the new notes.

There may not be sufficient collateral to repay all or any of the notes.

Indebtedness under our revolving credit facility is secured by a first priority security interest (and subject to certain exceptions and permitted liens, including, without limitation, existing liens on two B747 aircraft and three DC9 aircraft) in substantially all of our existing and hereafter acquired personal property, whether owned by us or any guarantor subsidiary and all of our capital stock held by Evergreen Holdings, Inc. and the capital stock or other equity securities of any existing and future guarantor subsidiary. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any guarantor subsidiary, the assets that are pledged as shared collateral securing the indebtedness under our revolving credit facility and the notes must be used first to pay the indebtedness under our revolving credit facility and other obligations that have a first priority lien in full before making any payments on the notes.

As of November 30, 2003, there was $70.4 million of indebtedness outstanding relating to indebtedness under our revolving credit facility. In addition, the indenture governing the notes will allow, without the consent of the holders of the notes, certain indebtedness and other obligations to be secured by a lien on the collateral securing the notes on a first priority basis, and a certain amount of indebtedness to be secured by a lien on such collateral on an equal and ratable basis, provided that, in each case, such indebtedness or other obligation could be incurred under the indenture. Any additional obligations secured by a lien on the collateral securing the notes (whether senior to or equal with the second priority lien of the notes) will dilute the value of the collateral securing the notes. Only when the indebtedness under our revolving credit facility and any other obligations secured on a first priority basis are satisfied in full will the proceeds of the collateral be available, subject to other permitted liens, to satisfy obligations under the notes. Even if the proceeds from the sale or liquidation of the collateral are sufficient to satisfy our obligations under the revolving credit facility and any other obligations secured on a first priority basis, if the amount of such remaining proceeds is less than the aggregate outstanding principal amount of debt secured by the notes and other obligations secured equally and ratably by a second priority lien, we may be unable to fully satisfy our obligations under the notes. As a result, the notes are secured only to the extent that (i) indebtedness under the revolving credit facility and any other obligations secured on a first priority basis are oversecured and (ii) the oversecured amount is sufficient, subject to other permitted liens, to secure the notes and any other obligations secured equally and ratably by a second priority lien.

The value of the collateral is uncertain and no appraisals of any collateral have been prepared in connection with this offering.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. The value of our aircraft reflected on our balance sheet does not necessarily reflect the fair market value or appraised value of these aircraft. See “Risk Factors—Volatility of aircraft values may affect our ability to obtain financing secured by our aircraft.” In addition, because of certain requirements in our revolving credit facility, we may be unable to perfect the security interest granted to the holders of the notes in certain of the collateral even though we have perfected the same collateral with respect to the first priority lienholders. This may result in the loss of the security interest therein or loss of priority of the security interest with respect to such collateral in favor of the notes against third parties.

Holders of notes will not control decisions regarding collateral.

The lienholders under our revolving credit facility will control substantially all matters related to the collateral securing indebtedness under the revolving credit facility and the notes. Without consent of the holder of the notes, these lienholders may dispose of, release, foreclose or take other actions with respect to the shared collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. To the extent shared collateral is released from securing the indebtedness under our revolving credit facility, the second priority liens securing the notes will also automatically be released in most instances without the consent of the holders of the notes. In addition, the security documents generally provide that, so long as the liens securing the indebtedness under our revolving credit facility are in effect, the lienholders under our revolving credit facility may change, waive, modify or vary the security documents without the consent of the holders of the notes. Except under limited circumstances, if at any time the first priority liens cease to be in effect, the second priority liens securing the notes will also be released without the consent of the holders of the notes and the notes will become unsecured senior obligations. See “Description of the New Notes—Collateral.”

Furthermore, the security documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes. In addition, if in accordance with our revolving credit facility and the indenture, we sell any of our assets which constitute collateral securing the notes and, with the proceeds from such sale, purchase assets abroad which we transfer to one of our non-guarantor foreign subsidiaries, the holders of the notes would not receive a security interest in the assets purchased abroad and transferred to our foreign subsidiary because the pool of assets which constitutes collateral securing the notes under the security documents excludes assets owned by our non-guarantor foreign subsidiaries.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given adequate protection. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral.

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The security interest in the collateral securing the notes includes assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or loss of the priority of the security interest in favor of the notes against third parties.

The covenants in our debt agreements impose restrictions that may limit our operating and financial flexibility.

Our revolving credit facility and the indenture governing the notes contain a number of significant restrictions and covenants that limit our ability and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends, acquire shares of capital stock, make payments on subordinated debt and make investments;

•	place limitations on distributions from restricted subsidiaries;

•	issue or sell capital stock of restricted subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and affiliates;

•	make capital expenditures;

•	create liens; and

•	effect mergers.

Our revolving credit facility includes other and more restrictive covenants that prohibit us from prepaying our other debt, including the new notes, while debt under our revolving credit facility is outstanding. The restrictions of our debt instruments could:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; or

•	adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

Our other debt instruments contain other covenants, including those that require us to maintain compliance with certain financial ratios.

A default under one of our debt instruments could trigger a cross default under our other debt instruments.

In addition to the covenants in our other debt agreements, our revolving credit facility requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these requirements may be affected by events beyond our control. A breach of a restrictive covenant or our inability to comply with the required financial ratios could result in a default under these debt instruments, and could also cause a cross-default under our other debt instruments. If a default occurs, the lenders under the revolving credit facility and the lenders under our other debt instruments may elect to declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, which would result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing. If we are unable to repay the borrowings when due or borrow sufficient funds to refinance it, the lenders under the credit facility will also have the right to proceed against the collateral granted to them to secure the debt. If the debt under the revolving credit facility, our other debt instruments and the notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the debt under the revolving credit facility and our other debt, including the notes. In addition, even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. See “—Risk Factors—We failed to comply with financial and other covenants in our debt instruments in the past” and “Description of Other Debt.”

If we are not able to comply with our financial covenants or obtain waivers of or amendments to these covenants, the holders of the notes and the lenders under our revolving credit facility and our other debt instruments may be able to declare a default and accelerate the indebtedness. If this were to occur, we cannot assure you that our assets would be sufficient to repay in full the debt under the revolving credit facility, the notes and our other debt instruments.

The assets of our subsidiaries that are not guarantors of the new notes will be subject to prior claims by creditors of these subsidiaries.

Holders of new notes will not have any claim as a creditor against our subsidiaries that are not guarantors of the new notes. Therefore, the assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, whether secured or unsecured. As of November 30, 2003, non-guarantor subsidiaries represented approximately 7.3% of our total assets, had approximately $2.0 million of outstanding current liabilities, including trade payables, and had approximately $26.2 million of total liabilities, in each case, before intercompany eliminations. These subsidiaries will also be unrestricted subsidiaries under the indenture and will not be subject to the covenants in the indenture. See note 9 to our condensed consolidated financial statements for the nine months ended November 30, 2003 for financial information for these subsidiaries.

A subsidiary guarantee or pledge of assets could be voided or subordinated because of federal bankruptcy law or comparable state law provisions.

Our obligations under the new notes are guaranteed by, and secured by a lien on certain collateral pledged by, our subsidiaries that are borrowers under or guarantee our revolving credit facility. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, one or more of the subsidiary guarantees could be voided, or claims against a subsidiary guarantee or the liens could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time the debt under the new notes and the guarantee was incurred, and when the lien was granted received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee or the granting of the lien and:

•	was insolvent or rendered insolvent by reason of such incurrence or grant;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay its debts as they mature.

Accordingly, a court could void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor’s other debt or take other action detrimental to holders of the new notes. In addition, any payment by that guarantor pursuant to its guarantee or pledge of its assets could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. Holders of the new notes would then have to rely solely on Evergreen to make payments on the new notes. However, Evergreen is a holding company, the principal assets of which are the capital stock of its operating subsidiaries. As a holding company, Evergreen is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet its debt service and other obligations. Claims of creditors of Evergreen’s subsidiaries will have priority as to the assets of such subsidiaries over claims of Evergreen as a stockholder.

Risks Related To Our Business

We failed to comply with financial and other covenants in our debt instruments in the past.

From time to time over the last ten years, we have been in default under our debt agreements. As a result of this and other matters, our audited financial statements included audit opinions by our external auditors that included an emphasis of a matter paragraph regarding the Company’s ability to continue as a going concern in fiscal years 1994, 1995, 1996 and 2002. In fiscal 2002, the going concern matter was the result of the maturity of our existing credit facility within twelve months of the end of the fiscal year and, given our working capital position, uncertainty as to our ability to refinance our existing credit facility or have its maturity extended beyond twelve months. Accordingly, we were required to classify such debt as a current liability. In certain other years we obtained waivers from our lenders and did not receive a going concern comment. In addition, in the past we have not always complied with our covenants under our smaller debt instruments, including covenants to make payments thereunder and to deliver compliance certificates to our lenders.

There have been historical weaknesses with our internal controls, which could affect our ability to provide accurate financial statements and comply with the Sarbanes-Oxley Act.

In the past, our auditors have noted “reportable conditions” with respect to our financial statements from time to time. Reportable conditions involve significant deficiencies in the design or operation of a company’s internal controls that could adversely affect the company’s ability to record, process, summarize and report financial data. Beginning in fiscal 1994, our accountants noted reportable conditions in fiscal 1994, 2000, 2001 and 2002. After our fiscal 2002 audit, we began an internal project to improve our internal controls and believe that we have made significant progress in that regard. As a result, our audit for fiscal 2003 did not result in any reportable conditions. In addition, as a previously private company with no prior public reporting obligations, we are in the process of instituting changes to our internal procedures in order to satisfy the requirements of the Sarbanes-Oxley Act of 2002, when and as such requirements become applicable to us. Implementing these changes may require specific compliance training of our directors, officers and personnel and a significant period of time. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to provide accurate financial statements and comply with the Sarbanes-Oxley Act.

We depend on continued business with the U.S. Air Force Air Mobility Command. If our AMC business declines significantly, it could have a material adverse effect on our operations.

In fiscal 2003 and 2002, AMC was our principal customer, accounting for approximately 48.0% and 30.3%, respectively, of our consolidated operating revenues and 73.9% and 51.4%, respectively, of our total EIA segment revenues. We expect that revenues from AMC will continue to be the primary source of our revenue for the foreseeable future. However, our revenues from AMC are derived from one year contracts that AMC is not obligated to renew. In addition, AMC can typically terminate or modify its contract with us for convenience, if we fail to perform or if we fail to pass bi-annual inspections. Any such termination could also expose us to liability and hinder our ability to compete for future contracts. If our AMC business declined significantly, it could have a material adverse effect on our results of operations and financial condition. Even if AMC continues to award business to us, we cannot assure you that we will continue to generate the same level of revenues we currently derive from AMC business. The volume of AMC business is sensitive to changes in national and international political priorities and the U.S. federal budget.

A continued decline in our AMC business transporting cargo for delivery to military locations in Iraq could have a material adverse effect on our results of operations.

In fiscal 2003, approximately 39.8% of our consolidated operating revenues were derived from AMC expansion mission requests transporting cargo for delivery to military locations in Iraq. Current FAA regulations prohibit U.S. carriers from flying into Iraq. In the past, we have transported cargo into neighboring locations from which the cargo was transported over land to its ultimate destination. Due to spoilage and other issues, AMC has recently elected to fly the cargo on its own planes into Iraq directly. As a result, we have recently experienced a decline in our operating revenues due to the decline in this business and anticipate that the decline could reduce our AMC revenues by 25%. While we are actively negotiating alternative means of transporting the cargo into Iraq, we may not be able to achieve a satisfactory alternative that will allow us to continue to provide this service at fiscal 2003 levels. If AMC elects to continue to fly directly into Iraq or use alternative carriers, we may experience a decline in our consolidated operating revenues which could have a material adverse effect on our operations.

Our revenues from AMC could decline as a result of the system AMC uses to allocate business to commercial airlines that participate in the Civil Reserve Air Fleet.

Each year, AMC grants a certain portion of its business to different airlines based on a point system. The number of points an airline can accrue is determined by the amount and type of aircraft pledged to the Civil Reserve Air Fleet (“CRAF”). We participate in CRAF through a teaming arrangement with other airlines, known as the North American Contractor Team. We are currently the only core wide-body cargo member of our CRAF team, which is the team that has accumulated the most points for the current contract year. The formation of competing teaming arrangements that have larger partners than those in our team, an increase by other air carriers in their commitment of aircraft to the program, or the withdrawal of our team’s current partners, could adversely affect the amount of our AMC business in future years. For example, in 2002, Northwest Airlines left our team to join another CRAF team. This resulted in our team’s entitlement of AMC business dropping from 65% for the U.S. government’s 2002 fiscal year to 51% for the U.S. government’s 2003 fiscal year. All of the current North American Contractor Team members will participate in the North American Contractor Team for the government fiscal year 2004 except Southern Air, which is currently involved in bankruptcy proceedings. The loss of Southern Air did not have any significant effect on the North American Contractor Team’s 2004 entitlement. Some of our current team members are currently facing financial difficulties. If any of our team members were to cease or restructure their operations, the number of planes pledged to CRAF by our team would be reduced. As a result, the number of points allocated to our team would be reduced and our allocation of AMC business would probably decrease.

We also depend on continued business with the U.S. Postal Service. If our business with the U.S. Postal Service declines significantly or if the U.S. Postal Service fails to renew any of our contracts, it could have a material adverse effect on our results of operations and financial condition.

In fiscal 2003, 2002 and 2001, the U.S. Postal Service accounted for approximately 18.3%, 26.1% and 20.9%, respectively, of our total operating revenues. The U.S. Postal Service account consists of five separate contracts, which range in original duration from one to five years, the largest of which represented approximately 10.5% of our total operating revenues in fiscal 2003 and comes up for renewal in 2006. Our contracts with the U.S. Postal Service for ground handling and logistics services represented approximately 71.3% of the fiscal 2003 total operating revenues attributable to our ground handling and logistics business. We cannot assure you that any of these agreements will remain in effect for their scheduled terms or that they will be renewed upon their expiration. Any such termination or non-renewal of any of these agreements by the U.S. Postal Service or any significant decline in our income from our business with the U.S. Postal Service, for any reason, could have a material adverse effect on our results of operations and financial condition.

Our operating cash flows may be subject to fluctuations related to our ability to promptly collect accounts receivable, which may limit our ability to borrow against our revolving credit facility. A significant decline in operating cash flows may require us to seek additional financing sources to fund our working capital requirements.

Historically, we have experienced fluctuations in our operating cash flows as the result of fluctuations in our collection of accounts receivable. These fluctuations have been due to various issues, including amendments and changes to existing contracts and the commencement of operations under new agreements. If we cannot successfully collect a significant portion of such accounts receivable over 90 days old, we may be required to set aside additional reserves or write off a portion of such receivables in accordance with generally accepted accounting principles. If we are not able to maintain or reduce our aged receivables, our ability to borrow against our revolving credit facility may be restricted due to the fact that borrowings are limited to 85% of eligible receivables, as defined, which excludes receivables over ninety days old. If our operating cash flows significantly decline as a result of such fluctuations, we may be required to seek alternative financing sources, in addition to our revolving credit facility, to fund our working capital requirements.

Our fleet consists of older aircraft which may have higher maintenance costs than new aircraft and which could require substantial maintenance expenses.

Our fleet consists of ten B747s and seven DC9s, manufactured between 1967 and 1975. As of November 30, 2003, the average age of our operating aircraft was approximately 32 years. Because many aircraft components wear out and are required to be replaced after a specified number of flight hours or take-off and landing cycles, and because older aircraft may need to be refitted with new aviation technology, older aircraft tend to have higher maintenance costs than new aircraft. Maintenance and related costs can vary significantly from period to period as a result of government-mandated inspections and maintenance programs and the time needed to complete required maintenance checks. In addition, the age of our aircraft increases the likelihood that we will need significant capital expenditures in the future to replace our older aircraft. The incurrence of substantial additional maintenance expenses for our aircraft, or the incurrence of significant capital expenditures to replace an aircraft, could have a material adverse effect on our results of operations, and our ability to make payments on the new notes.

Volatility of aircraft values may affect our ability to obtain financing secured by our aircraft.

We have historically relied upon the market value of our aircraft as a source of additional capital. The market for used aircraft, however, is volatile, and it can be negatively affected by excess availability due to factors such as the potential bankruptcy of existing airlines. As a result, the value of aircraft reflected on our balance sheet does not necessarily reflect the fair market value or appraised value of these aircraft. Accordingly, if we sell our aircraft or obtain financing secured by our aircraft, or are involved in a bankruptcy, liquidation, reorganization or other winding up, there can be no assurance that our aircraft would receive a favorable valuation at such time. Moreover, if we were to sell our aircraft now, they would probably not generate proceeds equal to their carrying value on our balance sheet.

We depend on the availability of our wide-body aircraft for the majority of our flight revenues.

In the event that one or more of our B747 aircraft are out of service for an extended period of time, we may have difficulty fulfilling our obligations under one or more of our existing contracts. As a result, we may have to lease or purchase replacement aircraft or, if necessary, convert an aircraft from passenger to freighter configuration. There can be no assurance that suitable replacement aircraft could be located quickly or on acceptable terms. Due to the relatively small size of our B747 fleet, the loss of revenue resulting from any such business interruption or costs to replace aircraft could have a material adverse effect on our results of operations and our ability to make payments on the new notes.

We do not have insurance against the loss arising from any business interruption. If we fail to keep our aircraft in service, we may have to take impairment charges in the future and our results of operations would be adversely affected. The loss of our aircraft or the grounding of our fleet could reduce our capacity utilization and revenues, require significant capital expenditures to replace such aircraft and could have a material adverse affect on us and our ability to make payments on the notes. Moreover, any aircraft accident could cause a public perception that some of our aircraft are less safe or reliable than other carriers’ aircraft, which could have a material adverse effect on our results of operations and our ability to make payments on the notes.

The industries in which we operate are highly competitive and our failure to effectively compete would adversely affect our results of operations and financial condition.

Our industry is highly competitive and susceptible to price discounting due to excess capacity. Because we offer a broad range of aviation services, our competitors vary by geographic market and type of service. Each of the markets we serve is highly competitive, fragmented and, other than ground handling and logistics, can be capital intensive. Competition in each of these industries depends on safety, price, reliability and the availability and quality of service. In addition, some of our contracts are awarded based on a competitive bidding process. Competition arises primarily from other international and domestic contract carriers, regional and national ground handling and logistic companies, internal maintenance units of major airlines and third party maintenance providers, some of which have substantially greater financial resources and more extensive fleets and facilities than we do. Some of our airline competitors are currently facing financial difficulties and as a result could resort to drastic pricing measures with which we may not be able to compete. In addition, some of these airlines have larger fleets of newer wide-body cargo aircraft. Once these airlines resolve their financial difficulties, they will be able to resume operations with these newer larger fleets and compete with us, both in the commercial market and also in AMC business. Some of our competitors may be able to substantially reduce their costs, particularly interest and lease expense, in bankruptcy. We may also compete with our customers who may establish “in-house” operations and stop using our services, because it moved these services in-house. In addition, traffic rights to many foreign countries are subject to bilateral air services agreements between the United States and the foreign country and are allocated only to a limited number of U.S. carriers and are subject to approval by the applicable foreign regulators. Consequently, our ability to provide air cargo service in some foreign markets depends in part on the willingness of the DOT to allocate limited traffic rights to us rather than to competing U.S. airlines and on the approval of the applicable foreign regulators. If we are unable to compete successfully, we may not be able to generate sufficient revenues and cash flow to make payments on the notes.

Many of our arrangements with customers are not long-term contracts. As a result, we cannot assure you that we will be able to continue to generate similar revenues from these arrangements.

We generate a large portion of our revenues from arrangements with customers with terms of less than one year, ad hoc arrangements or “call when needed” contracts. A large portion of our revenues from AMC are from expansion business, which is not fixed by contract and is dependent on AMC requirements which cannot be predicted. There is a risk that customers may not continue to seek the same level of services from us as they have in the past or that they do not renew these arrangements or terminate them at short notice. In the past, several of our larger contracts have not been renewed due to reasons unrelated to our performance, such as the financial position of our customers or their decision to move the services we provided to them in-house. In addition, some of our contracts have not been signed, although we continue to provide services and receive payments under these arrangements. Accordingly, we cannot assure you that in any given year we will be able to generate similar revenues from our customers as we did in the previous year.

The cost of fuel is a major operating expense, and fuel shortages and increases in the price of fuel could adversely affect our operations.

The cost of fuel is a major operating expense for all airlines, including ours. Fuel costs are also significant for our EAGLE and Helicopters operations. For fiscal 2003 and fiscal 2002, fuel costs were approximately 20.7% and 16.1%, respectively, of our total operating expenses. Also, because of the relative age of our fleet, our aircraft tend to be less fuel efficient than newer aircraft, and fuel costs tend to be a higher percentage of our operating costs than for other airlines. Both the cost and availability of fuel are subject to many worldwide economic and political factors and events which are beyond our control, including taxes. The price we pay for fuel varies directly with market conditions, and we have no guaranteed long-term sources of supply. We do not regularly enter into hedging arrangements. If we elect to hedge fuel prices in the future, through the purchase of futures contracts or options or otherwise, there can be no assurance that we will be able to do so successfully.

Our ability to pass on increased fuel costs may be limited by economic and competitive conditions. We generally pass fuel costs on to our customers either through price increases or contracts that provide for fuel price adjustment mechanisms. However, if fuel costs increase significantly, our customers may reduce the volume and frequency of cargo shipments or find less costly alternatives for cargo delivery, such as land and sea carriers. Accordingly, an increase in fuel costs could have a material adverse effect on our operating results, result in a reduction in our operations or both. Similarly, a reduction in the availability of fuel, resulting from a disruption of oil imports or other events, could have a material adverse effect on our results of operations and our ability to make payments on the notes.

Changes in general economic and political conditions may have a material adverse effect on our results of operations and financial performance.

The commercial air freight industry is highly sensitive to general economic and political conditions, particularly fluctuations in demand for products from abroad. Any negative change in the economic or political climate or a reduction in demand in the world air freight market could increase our security costs, increase the cost or limit the availability of insurance or reduce our capacity utilization, all of which could have a material adverse effect on our results of operations or financial performance.

We are subject to extensive regulation and our failure to comply with these regulations in the United States and abroad, or the adoption of any new laws, policies or regulations may have an adverse effect on our business.

Our operations are subject to complex aviation and transportation laws and regulations, including Title 49 of the United States Code (formerly the Federal Aviation Act of 1958, as amended), under which the United States Department of Transportation (“DOT”) and the Federal Aviation Administration (“FAA”) exercise regulatory authority over air carriers. In addition, we are subject to regulation by various other federal, state, local and foreign authorities, including the Department of Defense and the Environmental Protection Agency. These laws and regulations may require us to maintain and comply with a wide variety of certificates, permits, licenses, noise abatement standards and other requirements, the failure of which to maintain or comply with could result in substantial fines. The DOT, the FAA and other regulatory agencies have the authority to modify, amend, suspend or revoke the authority and licenses issued to us for failure to comply with provisions of law or applicable regulations, and may impose civil or criminal penalties for violations of applicable rules and regulations. Such actions, if taken, could have a material adverse effect on our results of operations and our ability to make payments on the notes.

In addition, the DOT and the FAA may adopt new regulations, directives or orders that could require us to take additional compliance steps or result in the grounding of some of our aircraft, which could increase our costs or result in a loss of revenues, which could have a material adverse effect on our results of operations and our ability to make payments on the notes.

We may be subject to extensive future regulation by various government agencies intended to prevent terrorist attacks.

In response to the terrorist attacks of September 11, 2001, various government agencies, including the Transportation Security Administration (“TSA”), the Department of Homeland Security and the U.S. Customs Service, have adopted, and may adopt in the future, new rules, policies or regulations or changes in the interpretation or application of existing laws, rules, policies or regulations, compliance with which could increase our costs or result in loss of revenues, which could have a material adverse effect on our results of operations and our ability to make payments on the notes. The TSA may adopt security-related regulations, including new requirements for screening of cargo and our reimbursement to the TSA for the cost of security services. These new regulations could have an adverse impact on our ability to efficiently process cargo or could increase our costs.

Our business outside of the United States exposes us to uncertain conditions in overseas markets.

A portion of our revenues comes from air freight services to customers outside the United States, which exposes us to the following risks:

•	potential adverse changes in the diplomatic relations between foreign countries and the United States;

•	risks of insurrections or hostility from local populations directed at U.S. companies;

•	government policies against businesses owned by non-nationals;

•	expropriations of property by foreign governments;

•	the instability of foreign governments; and

•	adverse effects of currency exchange controls.

At some foreign airports, we are required by local governmental authorities or market conditions to contract with third parties for ground and cargo handling and other services. The performance by these third parties or boycott of such services is beyond our control, and any operating difficulties experienced by these third parties could adversely affect our reputation or business.

Volatility in international currency markets may adversely affect demand for our services.

We provide services to numerous industries and customers that experience significant fluctuations in demand based on economic conditions and other factors beyond our control. The demand for our services could be materially adversely affected by downturns in the businesses of our customers. Although we price our services and receive payment for our services almost exclusively in U.S. dollars, many of our customers’ revenues are denominated in foreign currencies. Any significant devaluation in such currencies relative to the U.S. dollar could have an adverse effect on such customers’ ability to pay us or their demand for our services, which could have a material adverse effect on our results of operations and our ability to make payments on the new notes. Conversely, if there is a significant decline in the value of the U.S. dollar against foreign currencies, the demand for some of the products we transport could decline. Such a decline could reduce demand for our services and thereby have a material adverse effect on our results of operations and our ability to make payments on the new notes.

We operate in dangerous locations and carry hazardous cargo, either of which could result in a loss of, or damage to, our aircraft.

Our operations are subject to conditions that could result in losses of, or damage to, our aircraft, or death or injury to our personnel. These conditions include:

•	geopolitical instability in areas through which our flight routes pass, including areas where the United States is conducting military activities;

•	future terrorist attacks;

•	casualties incidental to the services we provide in support of U.S. military activities, particularly in or near Afghanistan, Kuwait and elsewhere in the Middle East; and

•	forest and oil well fires proximate to our helicopters during fire fighting activities.

We regularly carry sensitive military cargo including weaponry, ammunition and other volatile materials. The inherently dangerous nature of this cargo increases our risk of aircraft damage or loss.

The success of our business depends on the services of certain key personnel.

We believe that our success depends to a significant extent upon the services of Mr. Delford M. Smith, our founder and Chairman of our Board of Directors, who is currently 73, and certain other key members of our senior management including those with primary responsibility for each business segment. The loss of the services of Mr. Smith or other key members of our management could have a material adverse effect on us and our ability to make payments on the notes. In addition, such a loss would not constitute a “Change of Control” under the indenture for the notes, and the holders of notes would not be able to require us to repurchase the notes in such an event.

Our insurance coverage does not cover all risks.

Our operations involve inherent risks that subject us to various forms of liability. We carry insurance against those risks for which we believe other participants in our industry commonly insure, however, we can give no assurance that we are adequately insured against all risks. If our liability exceeds the amounts of our coverage, we would be required to pay any such excess amounts, which amounts could be material. For more information on our insurance policies and risk management, see “Business—Insurance and Risk Management.”

Our insurance coverage has become increasingly expensive and difficult to obtain.

Aviation insurance premiums historically have fluctuated based on factors that include the loss history of the industry in general and the insured carrier. Since September 11, 2001, our premiums have increased significantly. Future terrorist attacks involving aircraft, or the threat of such attacks, could result in further increases in insurance costs, and could affect the availability of such coverage.

Although we believe our current insurance coverage is adequate and consistent with current industry practice, there can be no assurance that we will be able to maintain our existing coverage on terms favorable to us, that the premiums for such coverage will not increase substantially or that we will not bear substantial losses and lost revenues from accidents. Substantial claims resulting from an accident in excess of related insurance coverage or a significant increase in our current insurance expense could have a material adverse effect on our financial condition and our ability to make payments on the new notes. In addition, during fiscal 1994, some of our insurance coverage lapsed for a period.

If we ship hazardous or undisclosed illegal cargo, it could damage our aircraft, subject us to fines or penalties or result in our aircraft being impounded.

If we fail to discover any undisclosed weapons, explosives, illegal drugs or other hazardous or illegal cargo, or if we mislabel, mishandle or otherwise ship hazardous materials in violation of federal or foreign regulations, we may suffer possible aircraft damage or liability, as well as fines, penalties or flight bans or impoundment of our aircraft, imposed by both the country of origin and the country of destination. Any of these events could have a material adverse effect on our ability to make payments on the notes.

As a U.S. government contractor, we are subject to a number of procurement and other rules and regulations.

In order to do business with government agencies, we must comply with and are affected by many laws and regulations, including those relating to the formation, administration and performance of U.S. government contracts. These laws and regulations, among other things:

•	require, in some cases, certification and disclosure of all cost and pricing data in connection with contract negotiations;

•	impose accounting rules that define allowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. government contracts; and

•	restrict the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

These laws and regulations affect how we do business with our customers and, in some instances, impose added costs on our business. A violation of these laws and regulations could result in the imposition of fines and penalties or the termination of our contracts. In addition, the violation of certain other generally applicable laws and regulations could result in our suspension or debarment as a government contractor.

All of our outstanding shares are controlled by two principal shareholders, whose interests may conflict with those of the holders of the notes.

A trust controlled by Mr. Delford M. Smith, who is the chairman of our board of directors, beneficially owns 75.1% of our outstanding shares. In addition, Mr. Mark Smith, the son of Mr. Delford M. Smith, beneficially owns 24.9% of Evergreen Holdings, Inc.’s outstanding shares. As a result of this ownership, Mr. Delford M. Smith is able to direct the affairs of Evergreen and to approve any matter requiring the approval of our shareholders. Such matters include the election of directors, the adoption of amendments to our certificate of incorporation and approval of mergers or sales of substantially all our assets and certain related party transactions of the nature and type described in “Certain Relationships and Related Transactions.” There can be no assurance that the interests of our principal shareholders will not conflict with the interests of the holders of the notes. See “Principal Shareholders.”

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, “earnings” is defined as operating income before minority interest, income taxes and extraordinary items, plus fixed charges and less capitalized interest. “Fixed charges” consist of interest expense, including capitalized interest, on all debt, amortization of debt issuance costs and that portion of rental expense (one-third) that we believe to be representative of the interest component.

Fiscal					Nine Months Ended
2003	2002	2001	2000	1999	November 30, 2003
2.2	(1)	1.7	1.2	1.5	1.4 (2)

(1)	For fiscal 2002, there was a deficiency of earnings to fixed charges of $17.9 million.
(2)	On May 16, 2003, we completed a refinancing program which included the offering of the old notes and entering into our $95 million revolving credit facility (to increase to $100 upon satisfaction of certain conditions). We used the proceeds from the offering of the old notes, together with $60.3 million of the initial borrowings under our revolving credit facility to pay certain fees and expenses associated with the revolving credit facility and the offering of the old notes and to repay the outstanding balances, accrued cash interest on borrowings and letter of credit participation fees on our old credit facility that matured on May 7, 2003. We intend to use the additional availability under our revolving credit facility for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth the consolidated cash and cash equivalents and capitalization of Evergreen Holdings, Inc. as of November 30, 2003. You should read the data set forth in the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Debt” and the consolidated financial statements of Evergreen Holdings, Inc. and related notes appearing in the back of this prospectus.

As of November 30, 2003
(in millions)
Cash and cash equivalents	$0.7

Total debt:
Revolving credit facility(1)	70.4
Other debt and capitalized lease obligations	25.9
Senior second secured notes	215.0

Total debt(2)	311.3

Stockholders’ equity:
Common stock, no par value, 20,000,000 shares authorized and 10,054,749 shares issued and outstanding	7.6
Retained earnings	196.2

Total stockholders’ equity	203.8

Total capitalization	$515.1

(1)	The total capacity under the revolving credit facility is $95 million (to increase to $100 million upon satisfaction of certain conditions), subject to compliance with applicable covenants and borrowing base limitations. As of August 31, 2003, we had $7.3 million available for future borrowing (of which $5.0 million is subject to a holdback) under our revolving credit facility, after giving effect to borrowing base limitations and subject to compliance with applicable covenants.
(2)	Totals may not add due to rounding.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated balance sheet data for fiscal 2003 and 2002 and the selected consolidated statement of operations data for fiscal 2003, 2002 and 2001 are derived from the audited consolidated financial statements of Evergreen Holdings, Inc. included in the back of this prospectus. The selected consolidated balance sheet data as of November 30, 2003 and the selected consolidated statement of operations data for the nine months ended November 30, 2003 and November 30, 2002 are derived from the unaudited condensed consolidated financial statements of Evergreen Holdings, Inc. included in the back of this prospectus. The unaudited financial statements for the nine months ended November 30, 2003 and November 30, 2002 contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. The selected consolidated balance sheet data for fiscal 2001, 2000, and 1999 and the selected consolidated statement of operations data for fiscal 2000 and 1999 are derived from the audited consolidated financial statements of Evergreen Holdings, Inc. not included in this prospectus.

As discussed in note 16 to our consolidated financial statements, we restated our consolidated statement of operations for the year ended February 28, 2002 to present the $7.2 million claim received under the Air Transportation Safety and System Stabilization Act as a separate component of operating expenses. This amount was previously reported in operating revenues (support services and other). The following management’s discussion and analysis of financial condition and results of operations gives effect to this restatement.

The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in the back of this prospectus.

	Fiscal					For the Nine Months Ended
	2003	2002 (As restated)	2001	2000	1999	November 30, 2003	November 30, 2002
	(in thousands)
Consolidated Statement of Operations Data:
Operating revenues:
Flight revenue	$400,603	$284,293	$317,898	$362,691	$320,407	$304,430	$310,217
Sales of aircraft, parts and other assets	12,137	13,270	32,705	10,290	9,463	11,390	9,450
Ground logistics services	129,724	122,287	104,419	89,834	68,043	74,450	82,724
Support services and other	31,871	27,857	32,458	29,129	43,239	29,032	26,649

Total operating revenues	574,335	447,707	487,480	491,944	441,152	419,302	429,040

Operating expenses:
Flight costs	69,808	54,645	49,014	54,831	46,742	58,556	52,498
Fuel	102,025	69,559	69,112	66,559	45,313	76,283	80,413
Maintenance	72,993	61,279	77,625	93,246	82,109	52,238	51,138
Aircraft and equipment	44,139	48,269	47,136	49,160	38,960	37,810	33,177
Cost of sales of aircraft, parts and other property and equipment	8,888	9,291	26,214	6,370	6,123	8,290	6,943
Cost of ground logistics services	104,727	104,598	87,444	71,852	54,456	66,660	70,571
Support services and other	27,385	23,168	29,054	40,444	51,213	28,746	26,313
Selling, general and administrative	62,729	52,616	56,086	55,639	47,002	52,980	47,196
Impairment charge on aircraft	—	16,000	20,000	—	—	—	—
Unusual credits—net	—	—	(57,874)	—	—	—	—
Claim under the Air Transportation Safety and System Stabilization Act	—	(7,204)	—	—	—	—	—

Total operating expenses	492,694	432,221	403,811	438,101	371,918	381,563	368,249

Income from operations	81,641	15,486	83,669	53,843	69,234	37,739	60,791

Other income (expense)
Interest expense	(30,576)	(34,297)	(46,461)	(41,444)	(42,852)	(27,268)	(22,842)
Other income (expense), net	1,508	836	51	(1,113)	571	4,258	1,793

Other expenses, net	(29,068)	(33,461)	(46,410)	(42,557)	(42,281)	(23,010)	(21,049)

Income (loss) before minority interest and income taxes	52,573	(17,975)	37,259	11,286	26,953	14,729	39,742
Minority interest	(962)	(879)	(814)	(694)	(617)	(780)	(693)

Income (loss) before income taxes	51,611	(18,854)	36,445	10,592	26,336	13,949	39,049
Income tax benefit (expense)	(19,804)	6,420	(16,374)	(8,340)	(11,751)	(5,597)	(15,338)

Net income (loss)	$31,807	$(12,434)	$20,071	$2,252	$14,585	$8,352	$23,711

Other Financial Data:
Cash capital expenditures	$60,826	$35,694	$68,574	$85,744	$63,466	$45,559	$41,365
Consolidated rental expense	33,150	28,751	12,299	20,070	16,852	28,096	23,020
Cash flows provided by (used in):
Operating activities	100,302	107,528	51,856	121,125	107,462	41,312	86,963
Investing activities	(52,199)	(16,835)	(43,351)	(91,258)	(52,330)	(38,594)	(42,061)
Financing activities	(51,387)	(87,397)	(18,906)	(19,985)	(56,535)	(7,649)	(39,854)

	At the End of Fiscal					As of November 30, 2003
	2003	2002	2001	2000	1999
	(in thousands)					(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$5,638	$8,922	$5,626	$16,027	$6,145	$707
Working capital (deficit)(4)	(278,130)	(317,272)	(39,290)	(71,141)	(78,539)	1,367
Total assets	692,102	690,337	786,056	740,605	709,070	695,874
Long-term debt	18,455	26,198	327,853	347,641	328,429	298,776
Total debt(5)	303,858	355,245	422,843	416,685	404,890	311,307
Total stockholders’ equity	195,434	163,627	176,061	155,990	151,869	203,786

(1)	On a periodic basis, we review the carrying value of our aircraft. We recognize an impairment loss when the sum of the expected future and undiscounted net cash flows to be derived from the assets is less than their carrying amount on our balance sheet. In fiscal 2002, we recognized an impairment charge of $16 million on our DC9 fleet as a result of underutilization of the fleet. In fiscal 2001, we recognized an impairment charge of $20 million on two of our B747 aircraft as a result of our decision to take these aircraft out of service rather than take corrective action required by an FAA directive. These aircraft will not be returned to service. For a more detailed discussion of impairment charges, see note 1 to our consolidated financial statements.
(2)	Unusual credits—net consist of:
•	$58.7 million of net proceeds from a lawsuit settlement recorded in fiscal 2001. In February 2001, we received $75 million, offset by $16.3 million of related legal costs and vendor settlements, over a dispute regarding structural modification services performed on three of our B747-100 aircraft; and
•	A one-time pre-tax charge of $817,000 recorded in fiscal 2001 related to the write-off of net assets associated with a labor classification dispute on one of our EAGLE contracts.
For a more detailed discussion of unusual credits—net, see note 12 to our consolidated financial statements.
(3)	Represents a one-third beneficial ownership interest held by Mr. Delford M. Smith, our Chairman, in that portion of the Trust Created February 25, 1986’s property that consists of one B747 aircraft. We own the remaining two-thirds beneficial ownership interest in that portion of the trust’s property that consists of the B747 and the entire beneficial ownership interest in that portion of the trust’s property that consists of three DC9 aircraft. We lease all four of these aircraft from the trust. Lease payments relating to the minority interest in the B747 were approximately $1.9 million, $1.9 million, $1.9 million, $1.8 million and $0.9 million for fiscal 2003, 2002, 2001, 2000 and 1999, respectively, and $1.5 million for each of the nine month periods ended November 30, 2003 and November 30, 2002.
(4)	Working capital (deficit) represents total current assets less total current liabilities.
(5)	Total debt is total current portion of long-term debt plus non-current portion of long-term debt plus current portion of the note payable to affiliate plus, for fiscal 2000 and 1999, short-term notes payable and the non-current portion of the note payable to affiliate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion highlights trends and year-to-year changes in results of operations of each of our businesses as they impact our results of operations on a consolidated basis. This discussion should be read in conjunction with the consolidated financial statements of Evergreen Holdings, Inc., including the related notes and the reports of independent accountants. Intercompany revenues and expenses have been eliminated in the discussion of consolidated and segment revenues and expenses.

The report of our predecessor independent auditors for the period ended February 28, 2002 includes an explanatory paragraph regarding the existence of a substantial doubt of our ability to continue as a going concern. In our financial statements as of and for the year ended February 28, 2003, our current independent auditor’s report does not include an explanatory paragraph regarding the existence of substantial doubt of our ability to continue as a going concern. In their report dated April 25, 2003, our current independent auditors included an explanatory paragraph stating that there was substantial doubt about our ability to continue as a going concern because we believed that we may not be able to make the payments on our debt as it came due. However, as disclosed in Note 14 to the consolidated financial statements, we repaid that debt with proceeds obtained from the sale of the old notes. Accordingly, upon re-issuance of their report on May 16, 2003 and October 10, 2003, the explanatory paragraph discussing the existence of substantial doubt of our ability to continue as a going concern was removed.

As discussed in Note 16 to our consolidated financial statements, we restated our consolidated statement of operations for the year ended February 28, 2002 to present the $7.2 million claim received under the Air Transportation Safety and System Stabilization Act as a separate component of operating expenses. This amount was previously reported in operating revenues (support services and other). The following management’s discussion and analysis of financial condition and results of operations gives effect to this restatement.

General

We are a leading integrated provider of worldwide air freight transportation, aircraft ground handling and logistics, helicopter and small aircraft, aircraft maintenance and repair services. We provide our services through six reporting segments: Evergreen International Airlines (EIA), Evergreen Aviation Ground Logistics Enterprise (EAGLE), Evergreen Helicopters (Helicopters or EHI), Evergreen Air Center (Air Center or EAC), Evergreen Aircraft Sales & Leasing (EASL) and Other. Operating revenues and operating income for each of our segments for fiscal 2003, 2002 and 2001 and for the nine months ended November 30, 2003 and November 30, 2002 are set forth in the following table:

	Fiscal			Nine Months Ended November 30,
	2003	2002 (as restated)	2001	2003	2002
	(in millions)			(in millions)
Operating Revenues:
EIA	$374.5	$267.5	$319.5	$279.1	$288.7
EAGLE	129.7	122.3	104.4	74.7	82.7
Helicopters	35.2	28.1	29.6	31.5	29.1
Air Center	23.9	20.1	26.6	23.3	19.7
EASL	5.3	5.7	3.9	5.3	4.1
Other	5.7	4.0	3.5	5.4	4.6

Total	$574.3	$447.7	$487.5	$419.3	$429.0

Totals may not add due to rounding.

	Fiscal			Nine Months Ended November 30,
	2003	2002	2001	2003	2002
	(in millions)			(in millions)
Operating Income:
EIA	$61.0	$3.8	$74.2	$34.5	$52.5
EAGLE	15.9	11.3	8.9	0.3	6.7
Helicopters	0.8	0.1	2.6	0.9	2.4
Air Center	2.9	(0.2)	(4.1)	4.4	1.9
EASL	2.3	2.3	1.9	(0.9)	(1.2)
Other	(1.3)	(1.8)	0.2	(1.5)	(1.5)

Total	$81.6	$15.5	$83.7	$37.7	$60.8

Totals may not add due to rounding.

The following is a summary of the methods by which each of our six business segments generates revenue and contributes to our results of operations:

EIA

Through EIA we provide international long-range and domestic short-range air cargo services. Revenues in this segment are recorded predominantly as flight revenue. We primarily charge customers based on: miles traveled; space utilized or “block space”; hours flown or “block hours”; or trips taken. This contrasts with other integrated freight carriers that generally charge based on the weight of the cargo carried. Accordingly, we generally are not responsible for securing freight for our aircraft, and receive revenues based on routes flown rather than capacity carried. Block hours are measured in sixty minute periods, or fractions of such periods, from the time the aircraft moves from its departure point to the time it comes to rest at its destination. Block space is measured by the number of pallet positions utilized. Flight revenue is primarily recorded as flights are completed and can be measured in block hours regardless of the method of charging customers.

Many of our contracts are structured as “all-in” contracts, under which we are responsible for the full range of operating expenses, including fuel costs. Other contracts are “ACMI” or “wet lease” arrangements, under which we provide only the aircraft, crew, maintenance and insurance, and the customer is responsible for all other operating expenses, such as fuel, ground handling, crew accommodations and the cost of obtaining freight. Under ACMI contracts, the customer also bears the additional risk of ensuring that the capacity of the aircraft is fully utilized. As a result, we receive higher revenues per block hour flown with all-in contracts than we do with ACMI contracts. To reduce the impact of fuel price volatility, we include fuel cost adjustment mechanisms in most of our all-in contracts. In many cases, customers, such as AMC, bear the risk of escalation in fuel prices above a specified cost, and we forego the benefit of any decrease in fuel prices below such cost. Our annual AMC contract is an all-in contract. However, it differs from our other all-in contracts because on AMC flights we avoid costs of aircraft handling and landing fees where the military provides these services at no cost to us.

Our agreements with freight forwarders, including our ad hoc arrangements, are typically structured as block space agreements, where the forwarder commits to deliver a certain amount of freight for a specific flight. Under the agreement, the forwarder must pay for the space committed, whether it delivers the freight to us or not. Our express delivery contracts are similar to ACMI contracts in that we provide the aircraft, crew, maintenance and insurance, but we also provide ground handling and logistics services. All other expenses are the responsibility of the customers.

Fluctuations in flight revenues are principally dependent upon the quantity of block hours flown, the prevailing market rates, the mix among our contract types, and the composition of our operating fleet.

EAGLE

Through EAGLE, we provide full-service aviation ground handling and logistics services, including mail handling, aviation hub management, aircraft handling, cargo loading and unloading, container build up and break down, ground system management, ground equipment maintenance, ground equipment sales and leasing, aircraft line maintenance, terminal services, aircraft de-icing and washing, check-in and ticketing, baggage acceptance and seat selection, and passenger cabin cleaning. All revenues in this segment are recorded as support services and other revenue. Ground handling and logistics revenues are typically generated under contracts with the U.S. Postal Service, domestic and international passenger and cargo airlines, and express delivery customers. We typically provide services through contracts with a term of one year or more, with scheduled rates for a range of services at one or more locations throughout the United States. Fluctuations in revenues from our EAGLE segment are primarily dependent upon general demand for our services, the degree to which air carriers outsource ground logistics services to specialized providers in lieu of supporting these activities in-house, and the level of our business from the U.S. Postal Service. Revenues in this segment are recorded when services are rendered.

Helicopters

We provide helicopter and small fixed-wing aircraft services throughout the world in markets in connection with forest fire fighting, health services, aerial spraying, heavy lift construction, law enforcement, helicopter logging, petroleum support services, search and rescue, peacekeeping and relief support, helicopter skiing and agriculture. Revenues in our Helicopters segment are recorded primarily as flight revenue and, to a lesser extent, as support services and other revenue. Services are typically provided under one to five-year contracts. We typically charge customers a monthly availability fee in addition to an hourly charge for missions flown or by hour with a minimum number of hours per day. We often modify our pricing methods to match the characteristics of a mission, which may involve pricing based on cubic meter if the mission relates to logging, by acre if agricultural or by number of pick-ups if construction. Fluctuations in revenues from our Helicopters segment are primarily dependent upon the type of aircraft operated, market rates for aircraft, and the types of missions to which such aircraft are deployed. Revenues in this segment are recorded when services are rendered.

Air Center

Through our Air Center, an unlimited Class IV airframe repair station certified by the FAA, we perform aircraft maintenance, repair and overhaul services. All revenues in this segment are recorded as support services and other revenue. Aircraft maintenance and repair revenues are generally derived from heavy maintenance (“C” checks and “D” checks) on aircraft, aircraft storage and other aircraft and storage services. Fluctuations in aircraft maintenance and repair revenues are primarily a function of air carriers’ heavy maintenance needs, and the degree to which air carriers outsource aircraft maintenance and repair services to specialized providers in lieu of supporting these activities in-house. Additionally, fluctuations in aircraft maintenance and repair revenues are dependent upon: labor revenues, which are a function of total billable hours and labor rates; material revenues, which are a function of materials sold and the associated market rates; fueling operations, which are a function of the volume of fuel sold and the associated market rates; and other revenues, primarily resulting from the rental of certain facilities at the Air Center. Revenues in this segment are recorded when services are rendered.

EASL

EASL is our aircraft trading business through which we selectively buy, sell, lease and broker commercial aircraft, helicopters and spare parts. Revenues in this segment are predominantly derived from sales of aircraft, parts and other assets, typically on a consignment basis. Revenues generated from the sale of our assets are recorded within the segment from which the assets originated. Revenues from asset sales within EASL relate solely to assets acquired and sold by EASL. Similarly, revenues generated from leasing of aircraft are recorded within the segment that controls those assets. EASL generates revenues in the form of commissions in connection with the sale and leasing of assets for third parties and our other segments.

Other

We operate a nursery and farming enterprise through Evergreen Agricultural Enterprises, Inc. Our agricultural business is compensated based on delivery of nursery and agricultural products to wholesale and retail customers. Revenues from this segment are recorded as support services and other revenues. All of our subsidiaries in this segment are non-guarantor unrestricted subsidiaries for purposes of the indenture relating to the notes.

Holdings

Evergreen Holdings, Inc. owns all the outstanding capital stock of Evergreen International Aviation, Inc. and also holds all the outstanding common stock of Evergreen Vintage Aircraft, Inc., which owns a collection of vintage aircraft and a 120,000 square foot Evergreen Aviation Museum building on approximately 84.2 acres in McMinnville, Oregon. Evergreen Vintage Aircraft, Inc. leases this building and land to The Captain Michael King Smith Evergreen Aviation Educational Institute, a non-profit corporation. Evergreen Holdings, Inc. is predominantly a holding company and it recognizes any income and expenses in the period incurred. Its primary assets are the shares of Evergreen International Aviation, Inc. and Evergreen Vintage Aircraft, Inc. In addition, it owns rural property with improvements, and incurs maintenance expense in relation to that property. Evergreen Holdings, Inc. also holds approximately $18.4 million in notes receivable from affiliates as of November 30, 2003.

Operating Expenses Overview

Our consolidated operating expenses consists of: flight costs; fuel expenses; maintenance expenses; aircraft and equipment expenses; the cost of sales of aircraft, parts and other property and equipment; cost of ground logistics services; support services and other expenses; selling, general and administrative expenses; impairment charges on aircraft; and unusual credits—net; and for fiscal 2002, a claim under the Air Transportation Safety and System Stabilization Act. Selling, general and administrative expenses are not related to a single segment, but rather relate to our consolidated operations, as a whole. Flight costs consist principally of flight crew costs, international air traffic control fees and commissions payable to other members of our CRAF team. Fuel expenses are primarily generated by EIA and, to a much lesser extent, Helicopters. Flight crew costs and fuel expenses fluctuate based on changes in both fuel prices and the degree to which increases in such prices are either absorbed by us under all-in contracts or passed through to customers under ACMI contracts.

In addition to the cost of maintaining our EIA fleet, including amortization of C checks and D checks and overhauls of engines and major aircraft components, our maintenance expenses reflect the cost of maintaining equipment utilized in all of our aviation services, including EAGLE, Air Center, and to a lesser extent, Helicopters. As a result, maintenance expenses increase as block hours flown increase and as our EAGLE segment expands. We expense our light maintenance of aircraft (“A” checks and “B” checks) and capitalize our heavy maintenance of aircraft (“C” checks and “D” checks). Our aircraft and equipment expenses, which consist principally of depreciation, insurance, and engine and aircraft rental, are primarily driven by air freight transportation services provided by EIA, but are also impacted by our overall business mix. The cost of sales of aircraft, parts, and other property and equipment are recorded in the segment that sold the relevant asset. Our support services and other expenses consist primarily of the labor and facilities costs for EAGLE; labor and materials costs for Air Center; and landing fees, aircraft and cargo handling and other operational support costs for EIA. To the extent our contracts contain provisions where customers pay fees for early termination, we record such fees when received.

Critical Accounting Policies

This section is based upon our consolidated financial statements. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to impairment of property and equipment and goodwill, allowance for bad debts, inventory reserves and valuation for income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The following critical accounting policies and related judgments and estimates affect the preparation of our consolidated financial statements.

Property and Equipment

We have approximately $548 million and $554 million in operating property and equipment, net as of November 30, 2003 and February 28, 2003, respectively. In addition to the original cost of these assets, their recorded value is impacted by a number of policy elections made by us, including the estimation of useful lives, residual values and, in fiscal 2001 and 2002, impairment charges on aircraft.

We record aircraft at acquisition cost upon delivery. Depreciable life is determined by using economic analysis, reviewing existing fleet plans, and comparing estimated lives to other airlines operating similar fleets. Older generation aircraft are assigned lives that are consistent with our experience and other airlines. As aircraft technology has improved, useful life has been extended. Residual values are estimated based on our historical experience with regard to the sale of both aircraft and spare parts, and are established in conjunction with the estimated useful lives of the aircraft. Residual values are based on current dollars when the aircraft are acquired and typically reflect values for assets that have not reached the end of their physical lives. Both depreciable lives and residual values are revised annually to recognize changes in our fleet plans and changes in conditions. The values reflected on our balance sheet do not necessarily reflect the fair market value or appraised value of these assets. See “Risk Factors—Volatility of aircraft values may affect our ability to obtain financing secured by our aircraft.”

We evaluate the recoverability of a long-lived asset or asset group in accordance with FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, an impairment loss is recognized only if the carrying amount of a long-lived asset or asset group is not recoverable and exceeds its fair value. The recoverability of the carrying amount of long-lived assets is determined by comparing the sum of the expected future, undiscounted net cash flows to be derived from the related assets to the net book value of the assets; an impairment loss is then recognized as the difference between the fair value and the net book value of the long-lived assets. The undiscounted cash flows estimate includes only cash flows that are directly associated with and that are expected to arise as a direct result of the use of the assets and incorporates our own assumptions about the use of the assets. The assumptions incorporate our internal budgets and projections based on historical use, existing contracts currently in place as well as the existing service potential of the assets at the date they are tested. For our fleet of B747s and DC9s aircraft, each aircraft is depreciated until an economic point in time, regardless of when the aircraft was purchased. DC9s are depreciated through 2023 and B747s are depreciated until a point in time that ranges from 2020 until 2028, depending upon the aircraft model. For our fleet of helicopters, each helicopter has an estimated useful life of ten years. Revenues and expenses incorporated in the undiscounted cash flows analysis are estimated based on the existing service potential of the assets, which is consistent with the estimated useful lives.

If our projections of future undiscounted cash flows do not support the recoverability of our long-lived assets, an impairment charge is recorded to reduce the carrying value of our fleet to its fair value. The estimated magnitude of any such potential impairment charge could have a significant impact on our financial statements; however, the exact potential loss is not determinable as the exact resale value of our freighter aircraft is not specifically known. The fair value of our fleet at any time is based on the market conditions at the time and is affected by various factors most of which relate to the volume of air freight cargo being moved in the market. The fair value of an asset, for purposes of the assessment of impairment, is the amount at which that asset could be bought or sold in a current transaction between willing parties.

In fiscal 2002 and 2001, we recorded an impairment charge of $16 million for our DC9-33 aircraft fleet, and $20 million for two B747s, respectively, resulting from the anticipated decrease in future cash flows in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” See note 1 to our consolidated financial statements. For fiscal 2003, we evaluated our fleet in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Utilizing our current cash flow projections, and current analysis of aircraft value, management determined that no further impairment charge was necessary.

Allowance For Bad Debts

We maintain allowances for estimated losses resulting from the inability of our customers to make required payments and from contract disputes. The extension and revision of credit is established by obtaining credit rating reports or financial information of a potential customer. Trade receivable balances are evaluated at least monthly. If it is determined that the customer will be unable to meet its financial obligation to us as a result of a bankruptcy filing, deterioration in the customer’s financial position, a contract dispute, or other similar events, a specific allowance is recorded to reduce the related receivable to the expected recovery amount given all information presently available. A general allowance is recorded for all other customers based on certain other factors including the length of time the receivables are past due and historical collection experience with individual customers. As of November 30, 2003 and February 28, 2003, the accounts receivable balance of $47.5 million and $55.6 million, respectively, is reported net of allowances for doubtful accounts of $28.6 million and $33.5 million, respectively. If a customer’s financial condition were to deteriorate, resulting in its inability to make payments, an additional allowance may need to be recorded, which would result in additional selling, general and administrative expenses being recorded for the period in which such determination was made.

Goodwill

On March 1, 2002, we adopted SFAS 142, which addresses financial accounting and reporting for goodwill and other intangible assets, including when and how to perform impairment tests of recorded balances. We have two reporting units, EAGLE and Helicopters, that have assigned goodwill of $5.5 million. Quoted stock market prices are not available for these individual reporting units. Accordingly, consistent with SFAS 142, our methodology for estimating the fair value of each reporting unit primarily considers discounted future cash flows. In applying this methodology, we make assumptions about each reporting unit’s future cash flows based on capacity, expected revenue, operating costs and other relevant factors, and discount those cash flows based on each reporting unit’s weighted average cost of capital. Changes in these assumptions may have a material impact on our consolidated financial statements.

Income Taxes

In conjunction with preparing our consolidated financial statements, we must estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating actual current tax expense, and assessing temporary differences resulting from the different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheets. We must then assess the likelihood that the deferred tax assets will be recovered from future taxable income, and to the extent management believes that recovery is not likely, a valuation allowance must be established. Significant management judgment is required in determining our provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against net deferred tax assets. Due to our acceleration of depreciation on property and equipment, we could have a loss for accounting purposes but would still owe tax. A discussion of the income tax provision and the components of the deferred tax assets and liabilities can be found in note 6 to our consolidated financial statements.

Revenue Recognition

Our principal sources of revenue are from air freight transportation services, ground logistics services, aircraft maintenance and repair services, helicopter and small aircraft services, and aviation sales, leasing and other services. Revenues from air freight transportation services are primarily recorded as cargo flights are completed. We enter into fixed-price contracts for flight activity, with some containing clauses for reimbursement of certain direct costs. Revenue from our ground logistic services, aircraft maintenance and repair services, helicopter and small aircraft services, and aviation sales, leasing and other services are recorded when services are rendered or goods are provided. To the extent our contracts contain provisions where customers pay fees for early termination, we record such fees when received.

Recent Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for certain obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 have been applied by us beginning March 1, 2003. The impact of the adoption of this statement has not had, and we do not expect it to have, a material impact on our consolidated financial statements.

In December 2003, the FASB revised FAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. It requires additional disclosures to those in the original Statement No. 132. This Statement is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by this Statement are effective for interim periods beginning after December 15, 2003. The provisions of this Statement will be appropriately disclosed in the footnotes to the financial statements in accordance with the requirements of this statement, as they apply to us.

In June 2002, FASB adopted Financial Accounting Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement does not apply to costs associated with the retirement of a long-lived asset covered by FASB No. 143, Accounting for Asset Retirement Obligations. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The impact of the adoption of this Statement has not had, and we do not expect it to have, a material impact on our consolidated financial statements.

In November 2002, FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, and Interpretation of SFAS 5, 57, and 107 and Rescission of FIN 34. The Interpretation requires certain disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods after December 15, 2002. We adopted FIN 45 during fiscal 2003 and there was no effect on our consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 Consolidated Financial Statements, and subsequently revised in December 2003, with the issuance of FIN 46-R. Interpretation addresses how variable interest entities are to be identified and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The Interpretation also requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. We are required to adopt FIN 46-R as of the period ending May 31, 2005. While we have not completed our final assessment of the impact of FIN 46-R, based upon our preliminary assessment, management believes we may be the primary beneficiary of certain related party entities. We lease certain assets, consisting primarily of buildings and aircraft, from these entities. The financial statements of these entities may be included in our financial statements for the period. Such inclusion is not expected to have a material impact on our consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150, many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. We do not anticipate that the adoption of this Statement will have a material effect on our ongoing results of operations, financial position or cash flows.

Results of Operations

Nine Months Ended November 30, 2003 Compared to Nine Months Ended November 30, 2002

The following table sets forth information with respect to our reportable segments relating to the nine months ended November 30, 2003 and November 30, 2002.

	Nine Months Ended November 30,
	2003	2002
	(in millions)
Operating revenues:
Flight revenue	$304.4	$310.2
Sales of aircraft, parts, and other assets	11.4	9.5
Ground logistics services	74.5	82.7
Other support costs	29.0	26.6

Total operating revenues	419.3	429.0

Operating expenses:
Flight costs	58.6	52.5
Fuel	76.3	80.4
Maintenance	52.2	51.1
Aircraft and equipment	37.8	33.2
Cost of sales of aircraft, parts, and other property and equipment	8.3	6.9
Cost of ground logistics services	66.7	70.6
Other support costs	28.7	26.3
Selling, general and administrative	53.0	47.2

Total operating expenses	381.6	368.2

Income from operations	$37.7	$60.8

Consolidated Operating Revenues

Our consolidated operating revenues decreased $9.7 million, or 2.3%, to $419.3 million in the nine months ended November 30, 2003 from $429.0 million for the nine months ended November 30, 2002. The decrease in consolidated operating revenues for the nine months ended November 30, 2003 was primarily due to the result of decreases in flight revenue and ground logistics services revenue. Flight revenue and ground logistics services revenue decreased $5.8 million, or 1.9%, and $8.3 million or 10% to $304.4 million and $74.5 million from $310.2 million and $82.7 million respectively. Support services and other revenue and sales of aircraft, parts, and other assets increased $2.4 million, or 8.9% and $1.9 million, or 20.5%, to $29.0 million and $11.4 million from $26.6 million and $9.5 million, respectively. Flight revenue is derived principally from the operations of our EIA segment and, to a lesser extent, our EHI segment. Flight revenues decreased $5.8 million, or 1.9%, to $304.4 million for the nine months ended November 30, 2003 from $310.2 million for the nine months ended November 30, 2002.

EIA segment flight revenue decreased $10.0 million, or 3.5%, to $274.1 million for the nine months ended November 30, 2003 from $284.0 million for the nine months ended November 30, 2002, due to the following:

•	We had a reduction in our Asia charter revenue of $39.1 million from $50.4 million for the nine months ended November 30, 2003 to $11.3 million for the nine months ended November 30, 2002, due to the higher flight activity during the nine months ended November 30, 2002 which was related to the West Coast dock strike.

•	We had a reduction of $5.9 million due to the termination of two DC-9 contracts and a B-747 contract with Finnair.

•	We had a 3.4% reduction in our new AMC contract rate which became effective October 1, 2003. These reductions in flight revenues in our EIA segment were partially offset by an increase in AMC revenue of $35.5 million to $245.5 million for the nine months ended November 30, 2003 from $210.0 million for the nine months ended November 30, 2002.

AMC block hours increased by 3,868, or 22.6%, to 21,019 during the nine months ended November 30, 2003 from 17,151 during the nine months ended November 30, 2002 while other non-AMC block hours (charters) decreased 3,262, or 68.9%, to 1,475 from 4,737. In total, B747 block hours increased by 607, or 2.8%, to 22,503 from 21,896. Despite the increase in B747 block hours, EIA flight revenues were lower during the nine months ended November 30, 2003 compared to the nine months ended November 30, 2002. These lower flight revenues were caused by a change in mix. Charters flown during the prior year generated higher hourly revenue than that of AMC flights. Charter activity was high during the nine months ended November 30, 2002 due to port closures that resulted from the West Coast dock strike.

The following table details EIA block hours by aircraft and contract type for the nine months ended November 30, 2003 and November 30, 2002:

	Nine Months Ended
	November 30, 2003	November 30, 2002
B747 Block Hour Comparison:
AMC	21,019	17,151
Other All-In	1,475	4,737

Total All In	22,494	21,888

ACMI	9	8

Total B747 Hours	22,503	21,896

DC9 Block Hour Comparison:
All-in	1,170	1,809
ACMI	2,497	2,183

Total DC 9 Hours	3,667	3,992

Total Block Hours	26,170	25,888

EHI segment flight revenues increased $4.2 million, or 15.9%, to $30.3 million for the nine months ended November 30, 2003 from $26.1 million for the nine months ended November 30, 2002 primarily as a result of the following:

•	new air ambulance service in Alaska accounted for an increase of $1.5 million in flight revenues during the current year.

•	there was an increase in charter activities during the current year that accounted for an increase of $1.2 million.

•	NASA shuttle recovery work during the current year increased current year flight revenues by $1.1 million.

•	EHI segment also recognized $0.4 million of additional revenue from various other flight activities that were related primarily to offshore oil support work.

Revenues from sales of aircraft, parts, and other assets increased $1.9 million, or 20.5%, to $11.4 million for the nine months ended November 30, 2003 from $9.5 million for the nine months ended November 30, 2002. There were several offsetting factors driving this small increase in sales:

•	EIA segment’s revenues from aircraft and part sales increased $1.2 million, or 34.4%, to $4.8 million for the nine months ended November 30, 2003 from $3.6 million for the nine months ended November 30, 2002, due to the sale of a Gulfstream II aircraft for $3.8 million offset by decreased sales in the nine months ended November 30, 2003 including two engine sales for $1.4 million that occurred in the nine months ended November 30, 2003.

•	EHI segment’s revenues from aircraft and part sales decreased $0.6 million, or 58.0%, to $0.4 million for the nine months ended November 30, 2003 from $1.0 million for the nine months ended November 30, 2002, due to lower sales volume during the nine months ended November 30, 2003.

•	EASL segment’s revenues from part sales increased $1.1 million, or 27.6%, to $5.3 million for the nine months ended November 30, 2003 from $4.1 million for the nine months ended November 30, 2002, due to third quarter B-767 part sales.

•	EAGLE segment’s revenues from asset sales increased $0.3 million to $0.3 million for the nine months ended November 30, 2003 from $0.0 for the nine months ended November 30, 2002, due to the sale of two De-icers.

Ground logistics services revenue decreased $8.3 million, or 10%, to $74.5 million for the nine months ended November 30, 2003 from $82.7 million for the nine months ended November 30, 2002, due to a reduction in USPS revenue caused by a decrease in USPS volume and a decrease in other third party revenue related to reduced international traffic.

Support services and other revenues, which are primarily composed of revenues generated by our EAC, increased $2.4 million, or 8.9%, to $29.0 million for the nine months ended November 30, 2003 from $26.6 million for the nine months ended November 30, 2002, as a result of the following factors:

•	EAC segment’s support service revenues increased $3.7 million, or 19.7%, to $22.7 for the nine months ended November 30, 2003 from $19.0 million for the nine months ended November 30, 2002, as a result of increased third party maintenance services performed.

•	EIA segment’s support services and other revenues decreased $0.9 million, or 80.4%, to $0.2 million for the nine months ended November 30, 2003 from $1.1 million for the nine months ended November 30, 2002, primarily because of reduced freight forwarding brokering revenues.

•	EHI segment’s support service revenues decreased $1.2 million, or 61.6%, to $0.8 million for the nine months ended November 30, 2003 from $2.0 million for the nine months ended November 30, 2002, due to reduced outside helicopter repair services.

Consolidated Operating Expenses

Our consolidated operation expenses increased $13.3 million, or 3.6%, to $381.6 million for the nine months ended November 30, 2003 from $368.3 million for the nine months ended November 30, 2002. The majority of the increase was primarily due to the following factors:

Flight costs, which are composed primarily of crew salaries and related expenses, overflys, and teaming expenses, increased $6.1 million, or 11.5%, to $58.6 million for the nine months ended November 30, 2003 from $52.5 million for the nine months ended November 30, 2002, primarily due to the following:

•	EIA segment’s flight costs increased $5.5 million, or 11.8%, to $52.4 million from $46.9 million primarily due to higher Eurocontrol navigational charges associated with the increase in AMC flights transiting Europe in support of the war in Iraq.

•	EHI segment’s flight costs increased $0.5 million, or 9.5%, to $6.1 million for the nine months ended November 30, 2003 from $5.6 million for the nine months ended November 30, 2002, due to higher flight costs associated with new contracts.

Fuel expense decreased $4.1 million, or 5.1%, to $76.3 million for the nine months ended November 30, 2003 from $80.4 million for the nine months ended November 30, 2002, primarily due to the following:

•	EIA segment’s fuel costs decreased $4.4 million, or 5.6%, to $74.6 million for the nine months ended November 30, 2003 from $79.0 million for the nine months ended November 30, 2002. Credits on fuel excise tax accounted for $1.9 million of the decrease. Lower fuel burn rates accounted for $0.7 million of the decrease, and price changes accounted for the remaining $1.8 million of the decrease.

•	EHI segment’s fuel costs increased $0.3 million, or 22.4%, to $1.7 million for the nine months ended November 30, 2003 from $1.4 million for the nine months ended November 30, 2002, as the result of increased flight activity, increased fuel purchases for third party sales and higher fuel prices.

Maintenance expense is attributable principally to the operations of our EIA segment and, to a lesser extent, our EHI segment. Maintenance expense increased $1.1 million, or 2.2%, to $52.2 million for the nine months ended November 30, 2003 from $51.1 million for the nine months ended November 30, 2002, primarily due to the following:

•	On a consolidated basis our EIA segment had $0.7 million higher maintenance labor, airframe check and maintenance material costs related to the increase in flight activity offset by $0.8 million lower engine overhaul costs amortization in the current year due to our leasing of engines rather than our utilization of Evergreen overhauled engines for a net $0.1 million decrease in total maintenance cost.

•	EHI segment’s maintenance expense increased $1.2 million, or 20.2%, to $7.4 million for the nine months ended November 30, 2003 from $6.1 million for the nine months ended November 30, 2002, due primarily to higher maintenance costs associated with the increased flight activity and repairs required on the S-64 Skycrane.

Aircraft and equipment expense is attributable to the operations of our EIA and EHI segments. Aircraft and equipment expense increased $4.6 million, or 14%, to $37.8 million for the nine months ended November 30, 2003 from $33.2 million for the nine months ended November 30, 2002, primarily as a result of the following:

•	EIA segment’s aircraft and equipment expense increased $3.0 million, or 10.9%, to $30.5 million for the nine months ended November 30, 2003 from $27.5 million for the nine months ended November 30, 2002, primarily due to an increase in leased (“power-by-the-hour”) engines costs of $3.3 million offset by reductions in both insurance and depreciation of $0.3 million.

•	EHI segment’s aircraft and equipment expense increased $1.6 million, or 28.6%, to $7.3 million for the nine months ended November 30, 2003 from $5.7 million for the nine months ended November 30, 2003, primarily due to increased subcontracting for brokering charter flights and increased lease payments.

Costs of sales of aircraft, parts, and other property and equipment increased $1.3 million, or 19.4%, to $8.3 million for the nine months ended November 30, 2003 from $6.9 million for the nine months ended November 30, 2003, primarily due to the following:

•	EIA segment’s cost of sales of aircraft, parts and other property and equipment increased $3.3 million, or 211.2%, to $4.9 million for the nine months ended November 30, 2003 from $1.6 million for the nine months ended November 30, 2002, primarily due to the sale of a Gulfstream II aircraft that carried costs of $4.8 million. This increase was offset by decreases in other asset sales within the EIA segment including a $0.7 million JT-9 engine sale that occurred during the three months ended November 30, 2002.

•	EHI segment’s cost of sales decreased $1.5 million, or 89.3%, to $0.2 million for the nine months ended November 30, 2003 from $1.6 million for the nine months ended November 30, 2002, due to decreased sales volume

•	EAC segment’s cost of sales decreased $0.7 million to $0.0 million for the nine months ended November 30, 2003 from $0.7 million for the nine months ended November 30, 2002, from reduced sales activity.

Cost of ground logistics services decreased $3.9 million, or 5.5%, to $66.7 million for the nine months ended November 30, 2003 from $70.6 million for the nine months ended November 30, 2002, due to the reduction in USPS revenue, and other third party revenue along with cost reduction actions initiated.

Other support costs increased $2.4 million, or 9.3%, to $28.7 million for the nine months ended November 30, 2003 from $26.3 million for the nine months ended November 30, 2002, due primarily to the following:

•	EIA segment’s other support costs increased $0.3 million, or 2.7%, to $11.0 million for the nine months ended November 30, 2003 from $10.7 million for the nine months ended November 30, 2002. The increase was caused primarily because of flight and ground-handling services incurred during the nine months ended November 30, 2003, related to higher flight activity. This increase was offset by a reduction of handling costs and landing fees associated with Asian charters including West Coast dock strike charters that occurred during the three months ended November 30, 2002 and decreased flight activity during the three months ended November 30, 2003

•	EAC segment’s other support costs increased $1.0 million, or 8.8%, to $12.3 million for the nine months ended November 30, 2003 from $11.3 million for the nine months ended November 30, 2002, as a result of increased maintenance service sales activity

•	Our ‘Other’ segment’s other support costs increased $1.1 million, or 27.0%, to $5.4 million for the nine months ended November 30, 2003 from $4.3 million for the nine months ended November 30, 2002, as a result of higher sales of agricultural products.

Selling, general and administrative expenses increased $5.8 million or 12.3%, to $53.0 million for the nine months ended November 30, 2003 from $47.2 million for the nine months ended November 30, 2002, as a result of the following:

•	EIA segment’s selling, general and administrative expenses increased $1.0 million, or 3.8%, to $26.4 million for the nine months ended November 30, 2003 from $25.4 million for the nine months ended November 30, 2002, due primarily to a decrease in legal and professional fees offset by an increase in salary expense and rent expense related to the acquisition of the G-4.

•	EAGLE segment’s selling, general and administrative expenses increased $2.1 million, or 38.8%, to $7.6 million for the nine months ended November 30, 2003 from $5.5 million for the nine months ended November 30, 2002, primarily because of a $2.0 million reserve taken against U.S. Postal Service receivables.

•	EAC segment’s selling, general and administrative expenses increased $0.8 million, or 14.5%, to $6.6 million for the nine months ended November 30, 2003 from $5.7 million for the nine months ended November 30, 2002, due primarily to higher sales and administrative expenses associated with increased sales activity;

•	EHI segment’s selling, general and administrative expenses increased $1.7 million, or 26.5%, to $7.9 for the nine months ended November 30, 2003 million from $6.3 million for the nine months ended November 30, 2002, due primarily to increased sales efforts.

•	EASL segment’s selling, general and administrative expense increased $0.5 million, or 19.4%, to $3.1 million for the nine months ended November 30, 2003, from $2.6 million for the nine months ended November 30, 2002, primarily as the result of increased marketing efforts with higher travel expenses and rents.

•	Our ‘Other’ segment’s selling, general and administrative expenses decreased $0.3 million, or 17%, to $1.4 million for the nine months ended November 30, 2003 from $1.7 million for the nine months ended November 30, 2003, due primarily to staff reductions.

Income from Operations

Income from operations decreased $23.1 million, or 38%, to $37.7 million for the nine months ended November 30, 2003 from $60.8 million for the nine months ended November 30, 2002. This decrease resulted primarily from the decrease in EIA flight revenues (discussed above) which were primarily due to the lower percentage or charters flown and the decrease in ground logistics services revenue resulting from the decrease in USPS related revenues.

Interest Expense

Interest expense increased $4.4 million, or 19.4%, to $27.3 million for the nine months ended November 30, 2003 from $22.8 million for the nine months ended November 30, 2002, primarily as a result of:

•	an increase in our average borrowing rate that resulted from our refinancing in May 2003 and the issuance of the 12% senior secured notes due 2010.

•	$1.1 million in higher interest charges by a former loan syndicate in exchange for a term extension while refinancing arrangements with new loan sources were arranged.

Other Income and Expense

Other income/expense increased $2.5, or 137.5%, to $4.3 million for the nine months ended November 30, 2003 from $1.8 million for the nine months ended November 30, 2002, primarily due to the following:

•	EIA segment’s other income increased $4.2 million to $4.2 million for the nine months ended November 30, 2003 from $0.0 million for the nine months ended November 30, 2002, due to a non-recurring $4.1 million insurance settlement.

•	Other segment’s other income decreased $1.8 million to $0.0 million for the nine months ended November 30, 2003 from $1.8 million for the nine months ended November 30, 2002, due to the sale of agricultural acreage for $1.8 million during the nine months ended November 30, 2002 with no acreage sold during the nine months ended November 30, 2003.

Income Tax Expense

Income tax expense declined $9.7 million, or 63.5%, to $5.6 million for the nine months ended November 30, 2003 from $15.3 million for the nine months ended November 30, 2003, primarily due to a $25.1 million decline in pre-tax income. The effective tax rate was 38.0% and 38.6% for the nine-month periods ended November 30, 2003 and November 30, 2002, respectively.

Net Income

Our net income decreased $15.4 million, or 64.8%, to $8.4 million for the nine months ended November 30, 2003 from $23.7 million for the nine months ended November 30, 2002 as a result of the factors discussed above.

Fiscal 2003 vs. Fiscal 2002

The following information relating to fiscal 2003, 2002 and 2001 is derived from the audited consolidated financial statements of Evergreen Holdings, Inc. for fiscal 2003, 2002 and 2001, which are included in the back of this prospectus.

	Fiscal
	2003	2002 (As restated)	2001
	(in millions)
Operating revenues:
Flight revenue	$400.6	$284.3	$317.9
Sales of aircraft, parts and other assets	12.1	13.3	32.7
Ground logistics services	129.7	122.3	104.4
Support services and other	31.9	27.9	32.5

Total operating revenues	574.3	447.7	487.5

Operating expenses:
Flight costs	69.8	54.6	49.0
Fuel	102.0	69.6	69.1
Maintenance	73.0	61.3	77.6
Aircraft and equipment	44.1	48.3	47.1
Cost of sales of aircraft, parts and other property and equipment	8.9	9.3	26.2
Costs of ground logistics services	104.7	104.6	87.4
Support services and other	27.4	23.2	29.1
Selling, general and administrative	62.7	52.6	56.1
Impairment charge on aircraft	—	16.0	20.0
Unusual credits—net	—	—	(57.8)
Claim under the Air Transportation Safety and System Stabilization Act	—	(7.2)	—

Total operating expenses	492.7	432.2	403.9

Income from operations	$81.6	$15.5	$83.7

Totals may not add due to rounding.

Consolidated Operating Revenues.    Our consolidated operating revenues increased $126.6 million, or 28.8%, to $574.3 million in fiscal 2003 from $447.7 million in fiscal 2002. The majority of this increase resulted from an increase in flight revenue of $116.3 million, or 40.9%.

Flight revenue is derived principally from the operations of our EIA segment and, to a lesser extent, our Helicopters segment. The increase in flight revenue generated by our EIA segment was due to the following factors:

•	AMC business increased $139 million as a result of the redeployment of our wide-body fleet to U.S. military business and the U.S. military buildup in the Middle East in the lead up to Operation Iraqi Freedom, and activities of the U.S. military in connection with the ongoing global war on terrorism following September 11, 2001;

•	an increase in flight revenue from Asian points of origin of $21.3 million due to a stronger Christmas peak season in fiscal 2003, and additional air freight demand arising from the West Coast dock workers’ strike in September 2002; and

•	an increase of $3.5 million in revenues under our Finnair contract as a result of a full year of operations for this contract in fiscal 2003.

The increase in revenues was offset by reductions in business from ACMI contracts, the U.S. Postal Service and Qantas of $10.1 million, $22.5 million and $20.5 million, respectively, reflecting the expiration of ACMI and U.S. Postal Service contracts with EIA and our shift in operations away from commercial customers in favor of AMC.

The following table details EIA block hours by aircraft and contract type for fiscal 2003 and 2002:

	Fiscal
	2003	2002	% change
B747:
All-In	28,393	19,780	43.5%
ACMI	583	5,227	(88.8)

B747 total	28,976	25,007	15.9

DC9:
All-In	2,482	3,069	(19.1)
ACMI	2,985	1,504	98.5

DC9 total	5,467	4,573	19.5

Total block hours	34,443	29,580	16.4%

Flight revenue from our Helicopters segment increased $5.6 million, or 21.7%, to $31.4 million in fiscal 2003 from $25.8 million in fiscal 2002. This increase was principally the result of the following factors:

•	our Sikorsky S-64E Skycrane helicopter was available for the full year in fiscal 2003, which resulted in an increase in flight revenue of $3.7 million, compared to fiscal 2002, in which this helicopter was not available for the first three months of the fire season as a result of the delay in certification of an external tank for use in fire fighting activities; and

•	the addition to our fleet of two Eurocopter AS 350B helicopters, which together generated an additional $1.4 million in flight revenue, predominantly from fire fighting activities, and a Bell 206L-3 helicopter which generated an additional $0.4 million in flight revenue from petroleum support missions.

Revenues from sales of aircraft, parts and other assets, which are primarily comprised of sales of aircraft parts, decreased $1.2 million, or 9.0%, to $12.1 million in fiscal 2003 from $13.3 million in fiscal 2002.

Ground logistics services, which are wholly comprised of revenues generated by our EAGLE segment, increased $7.4 million, or 6.0%, to $129.7 million in fiscal 2003 from $122.3 million in fiscal 2002. This increase was primarily a result of the expansion of our U.S. Postal Service business, including the opening of two new bases in fiscal 2003, and the full year of revenue in fiscal 2003 generated by 15 bases opened during fiscal 2002.

Support services and other revenues, which are primarily comprised of revenues generated by our Air Center segment, increased $4.0 million, or 14.3%, to $31.9 million in fiscal 2003 from $27.9 million in fiscal 2002. This increase was primarily the result of an increase in revenue generated by our Air Center segment of $3.8 million, or 18.9%, to $23.9 million in fiscal 2003 from $20.1 million in fiscal 2002, due to marketing efforts expanding third party revenues.

Operations expenses increased $60.5 million, or 14%, to $492.7 million in fiscal 2003 from $432.2 million in fiscal 2002.

Flight costs are generated by EIA and, to a much lesser extent, Helicopters. Flight costs increased $15.2 million, or 27.8%, to $69.8 million in fiscal 2003 from $54.6 million in fiscal 2002, primarily due to increased flight activity and a $5.8 million increase in commissions payable to other members of our CRAF team due to the increase in our AMC revenues.

Fuel expenses are attributable principally to the operations of our EIA segment and, to a lesser extent, our EAGLE and Helicopters segments. Fuel expenses were $102.0 million in fiscal 2003 compared with $69.6 million in fiscal 2002. $26.3 million of the increase was due to an increase in all-in hours, primarily with AMC, and $6.1 million of the increase was due to an increase in the average price paid for fuel.

Maintenance expense is attributable principally to the operations of our EIA segment and, to a lesser extent, our EAGLE and Helicopters segments. Maintenance expense increased $11.7 million, or 19.1%, to $73.0 million in fiscal 2003 from $61.3 million in fiscal 2002 as a result of increases in flight activity in our EIA and Helicopters segments.

Aircraft and equipment expense decreased $4.2 million, or 8.7%, to $44.1 million in fiscal 2003 from $48.3 million in fiscal 2002. This was predominantly due to the following factors:

•	a decrease in aircraft rental cost of $3.4 million primarily relating to the discontinuation of a lease of a B747 that we operated in fiscal 2002;

•	a decrease in depreciation of $3.4 million, which reflects the write-off of the remaining cost basis of six B727 aircraft in fiscal 2002; and

•	an increase in insurance costs in our EIA and Helicopters segments of $1.8 million.

Cost of sales of aircraft, parts and other property and equipment decreased $0.4 million, or 4.3%, to $8.9 million in fiscal 2003 from $9.3 million in fiscal 2002, which reflects the lower cost of assets sold in fiscal 2003.

Cost of ground logistics services remained relatively unchanged and showed a slight increase of $0.1 million or 0.1% to $104.7 million in fiscal 2003 from $104.6 million in fiscal 2002 despite the corresponding decrease in Ground Logistics Services revenues in fiscal 2002 due to a more profitable business mix driven by the first full year of USPS Shared Network (SNET) revenues which were recorded in fiscal 2002.

Support services and other expenses increased $4.3 million, or 18.2%, to $27.4 million in fiscal 2003 from $23.2 million in fiscal 2002 as a result of a number of factors, including:

•	our EIA support services and other expenses increased $6.9 million due to an increase in operating revenues in connection with our shift in operations away from commercial customers in favor of AMC, and increased related ground handling and other support costs;

•	our EAGLE support services and other expenses increased $1.0 million due to the overall increase in EAGLE’s support services revenue; and

•	all of our other support services and other expenses for Helicopters, EASL and our Other segments decreased by $3.7 million from fiscal 2003 to fiscal 2002.

Selling, general and administrative expenses increased $10.2 million, or 19.4%, to $62.8 million in fiscal 2003 from $52.6 million in fiscal 2002. This increase was the result of a number of factors, including:

•	our EIA selling, general and administrative expense increased $4.4 million due to an increase in bank, legal and professional fees incurred in connection with our analysis of refinancing alternatives, debt restructuring and obtaining certain waivers and amendments under our old credit facility, and other increases relating to additional personnel and other support in connection with increased flight activity;

•	our EAGLE selling, general and administrative expense increased $2.7 million primarily due to an increase in a reserve for anticipated settlement adjustments related to a receivables dispute with the U.S. Postal Service;

•	our Helicopters selling, general and administrative expense increased $0.9 million as a result of increased marketing costs and additional administrative costs arising from increased flight activity; and

•	selling, general and administrative expense in our Other segment increased $1.3 million, representing an increase in marketing costs associated with our expansion into products such as wine, grape juice and hazelnut products, and commencement of direct sales of some of our agricultural products.

There were no impairment charges on aircraft or unusual charges or credits in fiscal 2003. In fiscal 2002, we took an impairment charge of $16.0 million relating to underutilization of our DC9 fleet.

In fiscal 2002, we received $7.2 million for our claim for losses pursuant to the Air Transportation Safety and System Stabilization Act. Since payment of claims under the Air Transportation Safety and System Stabilization Act are subject to a DOT audit, the DOT may seek to recover all or a portion of this amount.

Interest Expense.    Interest expense decreased $3.7 million, or 10.8%, to $30.6 million in fiscal 2003 from $34.3 million in fiscal 2002. This was predominantly the result of a reduction in interest expense of $3.7 million in fiscal 2003, of which $4.9 million was due to a reduction in outstanding borrowings, offset by $1.2 million related to an increase in average interest rates.

Other Income—Net.    In fiscal year 2003, we sold a parcel of land resulting in net gain on sale of $1.5 million. As this transaction was outside our normal operations, the gain has been presented as other non-operating income.

Income Tax Benefit (Expense).    In fiscal 2003, we recorded a tax expense of $19.8 million. In fiscal 2002, we recorded a tax benefit of $6.4 million because of our loss in that year. These benefits and expenses were computed at the statutory rates of 34.0% for Federal tax and an approximately 4.0% blended rate for state taxes in fiscal 2003 and 2002, respectively (net of the Federal tax benefit of the state tax deduction). In addition, there were other adjustments. The following table illustrates the calculation of our income tax benefit (expense) in fiscal 2003 and 2002:

	Fiscal
	2003	2002
	(dollars in thousands)
Income (loss) before income taxes	$51,611	$(18,854)
Combined Federal and state tax rates	38.0%	38.0%

“Expected” income tax benefit (expense) before other adjustments	(19,612)	7,172
Other adjustments	(192)	(752)

Income tax benefit (expense)	$(19,804)	$6,420

Net Income (Loss).    Our net income (loss) increased $44.2 million to net income of $31.8 million in fiscal 2003 from a net loss of $12.4 million in fiscal 2002, as a result of the factors discussed above.

Fiscal 2002 vs. Fiscal 2001

Consolidated Operating Revenues.    Our consolidated operating revenues decreased $39.8 million, or 8.2%, to $447.7 million in fiscal 2002 from $487.5 million in fiscal 2001. The majority of this decline resulted from a decrease in flight revenue of $33.6 million, or 10.6%, to $284.3 million in fiscal 2002 from $317.9 million in fiscal 2001.

Flight revenue is derived principally from the operations of our EIA segment and, to a lesser extent, our Helicopters segment. The decline in flight revenue generated by our EIA segment was primarily the result of the following factors:

•	a reduction in revenue from Asian freight forwarders of $71.8 million due to a decrease in the frequency of scheduled service from Asia, and our shift in operations away from our commercial customers in favor of AMC;

•	a reduction in ACMI revenues of $40.8 million as a result of contract expirations with Asiana Airlines, Emery Air Freight Corporation, d.b.a. Emery Forwarding and UPS, and our shift in operations away from commercial customers in favor of AMC;

•	a reduction in revenue of $21.4 million due to the termination of our contracts with Qantas Airways Limited by mutual agreement; and

•	a decrease in revenues of $11.6 million resulting from a reduction in our DC9 services, predominantly with customers in the auto industry due to a decline in demand in that industry.

This decline was offset by an increase in AMC business of $104.5 million, resulting from activities of the U.S. military in connection with the ongoing global war on terrorism following September 11, 2001, and our redeployment of our wide-body fleet in favor of AMC and shift in our operations away from commercial customers.

The following table details EIA block hours by aircraft and contract type for fiscal 2002 and 2001:

	Fiscal
	2002	2001	% change
B747:
All-In	19,780	19,275	2.6%
ACMI	5,227	11,486	(54.4)

B747 total	25,007	30,761	(18.7)

DC9:
All-In	3,069	4,871	(37.0)
ACMI	1,504	963	56.2

DC9 total	4,573	5,834	(21.6)

Total block hours	29,580	36,595	(19.2)%

Flight revenues from our Helicopters segment declined $1.5 million, or 5.5%, to $25.8 million in fiscal 2002 from $27.3 million in fiscal 2001. This decline was principally the result of a lower level of utilization of our Sikorsky S-64E Skycrane helicopter as a result of a delay in certification of an external tank for use in fire fighting activities. This delay resulted in the Skycrane helicopter being unavailable for service for approximately the first three months of the fire season in fiscal 2002.

Revenues from sales of aircraft, parts and other assets, which are primarily comprised of sales of aircraft parts, decreased $19.4 million, or 59.4%, to $13.3 million in fiscal 2002 from $32.7 million in fiscal 2001. The higher revenues in fiscal 2001 was due to the sale of three of our DC9 aircraft in fiscal 2001 for approximately $19.5 million.

Ground logistics services revenues, which are comprised of revenues generated by our EAGLE segment, increased $17.9 million, or 17.1%, to $122.3 million in fiscal 2002 from $104.4 million in fiscal 2001. This growth was driven primarily by increased revenues from the U.S. Postal Service as a result of the following factors:

•	an increase in revenues of $14.6 million under our Shared Network (“S-NET”) contract in fiscal 2002 compared to revenues under the other U.S. Postal Service contracts which it replaced in fiscal 2002, as we opened new operations at 15 bases during fiscal 2002 and continued to operate bases at eight existing locations;

•	an increase in revenues of $4.9 million under our Christmas Network contract in 2002 compared to 2001; and

•	starting in November 2001, we began to provide services under the Atlanta Hub and Spoke Program, which contributed approximately $1.6 million in revenues in fiscal 2002.

The increase in U.S. Postal Service revenue was partially offset by a decrease in other EAGLE support service revenues of $2.3 million due to the general economic slowdown in the airline industry.

Ground logistics services revenues generated by our EAGLE segment in fiscal 2002 were adversely affected by the disruption of air traffic following the events of September 11, 2001. We estimate a decrease in revenue of $1.8 million over September, October and November, 2001, compared to the same period in 2002.

Support services and other revenues, which are primarily comprised of revenues generated by our Air Center segment, decreased $4.6 million, or 14.2%, to $27.9 million in fiscal 2002 from $32.5 million in fiscal 2001. This decline was due to market factors, including overcapacity in the maintenance, repair and overhaul industry, the impact of the events of September 11, 2001, and the unavailability of our Air Center for third party business over a period of almost three months while the FAA evaluated certain of our operations and maintenance procedures. The FAA ultimately required us to revise our maintenance manual but did not issue any fines or penalties.

Consolidated Operating Expenses.    Our consolidated operating expenses increased $28.4 million, or 7.0%, to $432.2 million in fiscal 2002 from $403.8 million in fiscal 2001.

Flight costs, which are attributable principally to the operations of our EIA segment and, to a lesser extent, our Helicopters segment, increased $5.6 million, or 11.5%, to $54.6 million in fiscal 2002 from $49.0 million in fiscal 2001, primarily due to an increase of $8.0 million in commissions payable to other members of our CRAF team based on the increase in our revenues from AMC. Flight costs also decreased $1.9 million, or 5.4%, due to the overall decrease in flight activity, principally in our EIA segment, and cost savings programs initiated in fiscal 2002.

Fuel expenses are attributable principally to the operations of our EIA segment and, to a lesser extent, our EAGLE and Helicopters segments. Fuel expenses were $69.6 million in fiscal 2002 compared with $69.1 million in fiscal 2001. Fuel costs remained essentially flat, despite the decline in total block hours, as a result of a decrease in ACMI hours and an increase in all-in hours, primarily with AMC.

Maintenance expense decreased $16.3 million, or 21.1%, to $61.3 million for fiscal 2002 from $77.6 million in fiscal 2001 due to the overall decline in aircraft block hour activity in our EIA segment and cost savings programs initiated in fiscal 2002.

Aircraft and equipment expense increased marginally to $48.3 million in fiscal 2002 from $47.1 million in fiscal 2001. This was predominantly the result of an increase in aircraft insurance costs for our EIA and Helicopters segments as a result of the terrorist attacks on September 11, 2001.

Cost of sales of aircraft, parts and other property and equipment decreased $16.9 million, or 64.6%, to $9.3 million in fiscal 2002 from $26.2 million in fiscal 2001. The higher cost in fiscal 2001 predominantly relates to the cost of sales of the three DC9 aircraft that we sold in fiscal 2001.

Costs of ground logistics services increased $17.2 million to $104.6 million in fiscal 2002 from $87.4 million in fiscal 2001 associated with the expansion of services provided to the U.S. Postal Service and start-up costs in connection with the transition from the Transition Network contract to the S-NET contract.

Support services and other expenses decreased $5.9 million, or 20.3%, to $23.2 million in fiscal 2002 from $29.1 million in fiscal 2001 as a result of a number of factors, including:

•	a decrease in our EIA segment of $3.1 million, or 20.0%, to $12.3 million in fiscal 2002 from $15.4 million in fiscal 2001, as a result of a decrease in block hours and a shift in all-in hours from commercial customers in favor of AMC, which provides its own ground handling services and does not charge us landing fees at certain U.S. Air Force bases;

•	a decrease in our Air Center segment of $6.2 million, or 31.7%, to $13.4 million in fiscal 2002 from $19.6 million in fiscal 2001, predominantly due to a decrease in maintenance, repair and overhaul services in the aviation industry following the events of September 11, 2001, including savings achieved through staff reductions and improvements in staff utilization; and

•	an increase in support services and other expenses for Evergreen Agricultural Enterprises, Inc., which is part of our Other segment, in the amount of $2.5 million, or 85.5%, to $5.3 million in fiscal 2002 from $2.9 million for fiscal 2001, which reflects a change in the cost of sales related to agricultural produce sales.

Selling, general and administrative expenses decreased $3.5 million, or 6.2%, to $52.6 million in fiscal 2002 from $56.1 million in fiscal 2001. This decline was the result of a number of offsetting factors, including:

•	a decrease in our Air Center segment expenses of $3.4 million due to cost cutting measures implemented in response to reduced revenues;

•	a decrease in our EIA segment expenses of $0.2 million as a result of cost cutting measures implemented in response to declining revenues in the first half of fiscal 2002;

•	an increase in our Helicopters segment of $1.4 million due to an increase in marketing staff and associated marketing costs; and

•	a decrease in our EAGLE segment of $0.9 million due to a write-off of bad debt in fiscal 2001 relating to a receivable from Kittyhawk Airlines.

Changes in our other segments were not material.

In fiscal 2002, we recognized an impairment charge of $16.0 million in our EIA segment related to our DC9-33 fleet. This charge reflects our determination of a possible permanent impairment of the value of our DC9-33 aircraft. In fiscal 2001, our EIA segment incurred an impairment charge of $20.0 million relating to two B747-100 aircraft that were out of service waiting for corrective action under an FAA directive. These B747s will not be returned to service. In fiscal 2001, we had an unusual credit of $57.9 million. This was the result of the following factors:

•	in February 2001, we were awarded a $75 million settlement with a third party, offset by $16.3 million of related legal costs and vendor settlements, over a dispute regarding structural modification services performed by this third party on certain of our B747-100 aircraft. The proceeds from this settlement, which were received during fiscal 2002, were used to pay down our term loan by $27 million and our operating loan by $23 million with the balance being used to fund operating activities. This result was recorded in our EIA segment; and

•	in fiscal 2001, our EAGLE segment recorded a one time pre-tax charge of $0.8 million related to the write-off of net assets associated with a labor classification dispute on one of our ground logistics service contracts.

In fiscal 2002, we received $7.2 million pursuant to the Air Transportation Safety and System Stabilization Act as compensation for our claims for losses resulting from the events of September 11, 2001.

Interest Expense.    Interest expense decreased $12.2 million, or 26.2%, to $34.3 million in fiscal 2002 from $46.5 million in fiscal 2001. This was predominantly the result of a reduction in interest expense in fiscal 2002 of $12.2 million, $7.5 million of which was due to a reduction in outstanding borrowings and $4.7 million of which related to a reduction in average interest rates.

Other Income/Net.    In fiscal 2002, we received $0.2 million for our EIA segment resulting from the sale of our interest in Société Internationale de Telecommunications Aeronautiques, an airlines communication network.

Income Tax Benefit (Expense).     In fiscal 2002, we recorded a tax benefit of $6.4 million because of our loss in that year. In fiscal 2001, we recorded a tax expense of $16.4 million. These benefits and expenses were computed at the statutory rates of 34.0% for Federal tax and an approximately 6.5% and 4.0% blended rate for state taxes for fiscal 2001 and 2002, respectively (net of the Federal tax benefit of the state tax deduction). The following table illustrates the calculation of our income tax benefit (expense) in fiscal 2001 and 2002:

	Fiscal
	2002	2001
	(dollars in thousands)
Income (loss) before income taxes	$(18,854)	$36,445
Combined Federal and state tax rates	38.0%	40.5%

“Expected” income tax benefit (expense)	7,172	(14,753)
Other adjustments	(752)	(1,621)

Income tax benefit (expense)	$6,420	$(16,374)

Net Income (Loss).    Our net income (loss) declined by $32.5 million to a net loss of $12.4 million in fiscal 2002 from net income of $20.1 million in fiscal 2001 as a result of the factors discussed above.

Liquidity and Capital Resources

Our capital requirements relate mostly to the maintenance of our aircraft and other equipment, and working capital requirements. Our working capital requirements typically peak at the end of our fiscal third quarter and during our fiscal fourth quarter, which coincide with our peak revenue generation season. Historically, we have funded our cash requirements through our cash flows from operations, borrowings and the sale of assets.

As of November 30, 2003, we had cash and cash equivalents of $0.7 million compared to cash and cash equivalents of $14.0 million at November 30, 2002.

Cash flows from operating activities have historically been driven by net income (loss) combined with fluctuations in accounts receivable and accounts payable balances. During the nine months ended November 30, 2003, we generated cash of $41.3 million compared to $87.0 million for the nine months ended November 30, 2002, a difference of $45.7 million. The decrease in cash provided by operations was primarily the result of net income of $8.4 million adjusted primarily for non-cash charges such as depreciation and amortization, and deferred taxes. In addition, adjustments to reconcile net income to net cash provided by operating activities included a $15.8 million decrease in accounts payable and accrued liabilities related mostly to our new financing arrangements, a $1.6 million decrease in income taxes payable, a $6.6 million decrease in prepaid expenses and other assets, a $4.1 million net gain from an insurance settlement, and a $6.2 million decrease in accounts receivable associated with the settlement agreement we entered into with the U.S. Postal Service regarding payment for additional services performed under the S-NET contract during April, 2003. We recently reached agreement with the U.S. Postal Service regarding the outstanding balance to be paid for additional services rendered in connection with the S-NET contract and the U.S. Postal Service paid EAGLE an additional $6.35 million.

Cash flows from operating activities was $100.3 million, $107.5 million and $51.9 million, in fiscal 2003, 2002 and 2001, respectively. The increase from 2001 to 2002 was primarily due to an increase in accounts receivable resulting primarily from the receipt of a lawsuit settlement of approximately $58.7 million in fiscal 2002, and an impairment charge of $16.0 million, offset by a decrease in deferred income taxes in fiscal 2002. The decrease in cash provided by operating activities from 2002 to 2003 is due to an increase in accounts receivable of $3.4 million from the increase in operating revenues, an increase in inventories of $2.3 million, an increase in prepaid expenses and other assets of $10.1 million due to additional necessary business deposits and an expected workers compensation refund of $1.4 million, and a decrease in accounts payable, accrued liabilities, and income taxes payable of $3.4 million.

Net cash used in investing activities during the nine months ended November 30, 2003 and November 30, 2002 was $38.6 million and $42.1 million, respectively. Net cash used in investing activities was $52.2 million, $16.8 million and $43.4 million in fiscal 2003, 2002, and 2001, respectively. Cash flows used in investing activities include purchases of property and equipment, and overhauls; proceeds from the sale of property and equipment; and notes receivable from affiliates and changes to other assets. Capital expenditures on purchases of property and equipment, and engine overhauls primarily comprise purchases of additional parts, aircraft, investments in airframes, engine overhauls and enhancements to aircraft. To a lesser extent, net cash used in investing activities includes purchases of equipment purchases associated with our EAGLE locations and expansion at existing EAGLE locations.

During the nine months ended November 30, 2003, proceeds from asset sales were $5.5 million primarily for the sale of a G-2 aircraft. We also received proceeds of $8.2 million from an insurance settlement to repair a damaged aircraft; $4.1 million of these proceeds were used to buy out the related lease. Partially offsetting these proceeds were $2.1 million in aircraft deposits related to the purchase of the a Gulfstream IV aircraft and $0.5 million for a standby letter of credit in connection with a contract for our Helicopters segment.

Cash flows from the sale of property and equipment were $7.5 million, $10.9 million and $23.7 million in fiscal 2003, 2002 and 2001, respectively. The decreases in these cash flows from fiscal 2001 to fiscal 2003 were caused by a lower level of sales of aircraft and parts by our EIA and Helicopters segments. Capital expenditures of $45.6 million and $41.4 million were incurred in the nine months ended November 30, 2003 and November 30, 2002, respectively. Capital expenditures for the nine months ended November 30, 2003 consisted of $31.1 million of expenditures by the EIA segment primarily for normal airframe overhauls and system upgrades on our fleet of B-747s and DC-9s, rotables repairs, equipment acquisitions and engine acquisitions. Capital expenditures for the nine months ended November 30, 2003 by the EHI segment were $9.8 million and consisted primarily of aircraft purchases and deferred overhauls and configuration costs during the nine months ended November 30, 2003.

Cash capital expenditures for fiscal 2003, 2002 and 2001 were $60.8 million, $35.7 million, and $68.6 million, respectively. In fiscal 2002, our lower capital expenditures were largely the result of lower levels of flight activity. We have budgeted capital expenditures of approximately $69.2 million in fiscal 2004, which includes approximately $26.2 in heavy maintenance of our aircraft (“C” checks and “D” checks) and approximately $18.1 million in engine overhauls in fiscal 2004. Increasing aircraft utilization and escalating maintenance costs related to engine and airframe overhauls has resulted in increasing capital expenditures.

During July 2003, we entered into arrangements with two of our major engine repair vendors to finance over 12 month and 15 month periods, respectively, payables incurred for certain engine overhauls. It is anticipated that the total cost of the overhauls will approximate $2.5 million. We cannot assure you that the engine purchases and overhaul financing arrangements will continue as expected. In addition, we are required to perform certain scheduled maintenance inspections and structural modifications.

The FAA has mandated the installation of traffic collision avoidance systems (“TCAS”) on all aircraft over 33,000 pounds by January 1, 2005. We have installed TCAS on all our B747 aircraft. However, the FAA mandate also applies to our DC9 aircraft. We estimate the total cost of installation of TCAS for our DC9 fleet will be approximately $1.1 million. The FAA has also mandated that a terrain awareness and warning system (“TAWS”) be installed on all turbine-powered aircraft by March 29, 2005. All of our B747 and DC9 aircraft will require TAWS installation and we estimate the total cost of installation will be $1.8 million.

Net cash used by financing activities was $7.6 million for the nine months ended November 30, 2003 as a result of the refinancing in May 2003. The refinancing was composed of Aviation’s issuance of $215 million senior second secured notes that mature in 2010 and a $100 million collateralized revolving credit facility with $70.6 million outstanding as of November 30, 2003.

Proceeds from the refinancing were used to repay $264.7 million outstanding under the old credit facility. In comparison, financing activities for the nine months ended November 30, 2002 resulted in a $39.9 million net usage of cash as the previous credit facility was being paid down. See Note 4 to the financial statements of Evergreen Holdings, Inc. In securing the refinancing, $15.1 million in loan acquisition costs were incurred. These costs will be amortized over the lives of the two loans using the effective interest method. Net cash used in financing activities was $51.4 million, $87.4 million and $18.9 million for fiscal 2003, 2002 and 2001, respectively. Such financing activities primarily represented payments on borrowings under our existing bank term loans, revolving credit facility and financed engine overhauls.

In the past, we have not always had sufficient cash flows from operations and available borrowings to meet our liquidity requirements, including debt service payments. We have also failed at various times to comply with several of our covenants in our debt agreements, including in our old credit facility. These covenants include failure to maintain our debt to EBITDA ratio, failure to timely provide financial statement reports, purchasing a new aircraft through our revolving credit facility instead of with proceeds from a special tranche of term loans, failure to comply with the transactions with affiliates covenant and the loan covenant, failure to comply with the covenant that limited our capital expenditures, and merging a subsidiary with another subsidiary when an event of default or default had occurred and was continuing. In fiscal 2003 and 2002, our audited financial statements were subject to “going concern” comments due to the maturity of our old credit facility within twelve months of the end of such fiscal years and, given our working capital position, uncertainty as to our ability to refinance our existing credit facility or have its maturity extended beyond twelve months. Accordingly, we were required to classify such debt as a current liability. Subsequently, comments regarding “going concern” were removed from the report of independent accountants on our fiscal 2003 audited financial statements because we repaid outstanding debt as it came due with proceeds obtained from the sale of bonds and funds available under our revolving credit facility in May 2003. For a more detailed discussion of defaults on our debt agreements, see “Risk Factors—We failed to comply with financial and other covenants in our debt instruments in the past.” In addition, from time to time, due to a lack of liquidity and restrictive covenants in our existing credit agreement, we have not been able to acquire helicopters required to meet the demand for our services. On a number of these occasions, we have been able to obtain leases of the required helicopters from Mr. Delford M. Smith and his affiliates, as described in “Certain Relationships and Related Transactions.”

The availability under our revolving credit facility is subject to applicable covenants and borrowing base limitations that are determined upon the basis of eligible accounts receivable and inventory, including machinery, equipment and aircraft. As of November 30, 2003, we had $10.9 million of availability under our revolving credit facility (of which $5.0 million is subject to a holdback). A portion of our borrowing base relating to small fixed-

wing and rotary wing aircraft, together with machinery and equipment of EAGLE and Air Center, declines from $38 million on a monthly basis and as of September 1, 2003, was approximately $36.1 million. Although there can be no assurances, we believe that our cash flow from operations and availability under our revolving credit facility will provide us with sufficient liquidity and capital resources to operate our business and pay our contractual obligations, including the obligations under the notes and our revolving credit facility. In addition, we may conduct sales of equity in the future. In the event that we do not have adequate liquidity under the revolving credit facility, we believe we would have access to additional liquidity through additional borrowings and asset sales. We cannot assure you, however, that these sources will generate sufficient cash flows or that future borrowings will be available in an amount sufficient to enable us to make principal and interest payments on our debt, including the notes, or to fund our other liquidity needs, or that we will able to comply with the financial covenants in the revolving credit facility.

The following table summarizes our contractual cash obligations as of February 28, 2003:

Fiscal	Long- term Debt	Short- term Debt	Operating Lease Obligations	Purchase Obligations	Total
	(in millions)
2004	$0.0	$285.4	$19.0	$0.0	$304.4
2005	8.0	0.0	18.4	0.0	26.4
2006	6.8	0.0	16.0	0.0	22.8
2007	3.4	0.0	10.4	0.0	13.8
2008	0.0	0.0	8.8	0.0	8.8
Thereafter	0.3	0.0	1.7	0.0	2.0

The following table summarizes our contractual cash obligations as of November 30, 2003:

Fiscal	Long- term Debt	Short- term Debt	Operating Lease Obligations	Purchase Obligations	Other Obligations(1)	Total
	(in millions)
2004	$0.0	$3.7	$2.8	$0.0	$0.8	$7.3
2005	2.2	8.8	9.2	0.0	3.0	23.2
2006	13.9	0.0	5.8	0.0	3.0	22.7
2007	9.9	0.0	2.4	0.0	3.0	15.3
2008	9.3	0.0	1.9	0.0	3.0	14.2
Thereafter	263.5	0.0	5.5	0.0	2.2	271.2

(1)	Other obligations consist exclusively of contractual obligations payable pursuant to an employment contract we entered into in May 2003 with our Chief Executive Officer and Chairman, Mr. Smith. The employment agreement provides for compensation at the rate of $3 million per year and a one-time bonus in the amount of $4 million which was paid after completion of the refinancing of our old credit facility in May 2003.

In addition to the amounts in the table above, we paid Mr. Smith a one-time bonus in the amount of $4 million after the completion of the refinancing, in accordance with the terms of his employment agreement. We also intend to pay deferred fees of approximately $2.3 million for financial and legal services performed in connection with the refinancing. There are also certain fees for which we could be liable during fiscal 2004, that we believe would not exceed $10 million and would probably be significantly less. There is also a customer who claims we owe them approximately $8 million. We do not agree that this amount is owed. There has been no contact from, or inquiries or discussions with, this customer regarding this amount for an extended period of time and as of November 30, 2003, we have no knowledge of any pending litigation with respect to this matter. Since this customer has not contacted us about this matter any further and we continue to maintain good relations with this customer on other accounts, we do not expect any further action regarding this matter. There is also a possibility that we may be asked to return all or a portion of the $7.2 million that we received in fiscal 2002 for our claims for losses pursuant to the Air Transportation Safety and System Stabilization Act. As of November 30,

2003, we have received no further correspondence and have not participated in any further negotiations regarding this matter and we do not anticipate that we will be required to pay any additional amounts. To the extent we need to actually pay these amounts, we believe cash on hand and amounts expected to be available under our revolving credit facility will be sufficient.

Our largest customer, the AMC, has reduced expansion mission requests for the months of January and February due to the AMC operating missions with military transport aircraft in place of commercial aircraft. This is being done in order to move cargo by airlift into Iraq because of FAA continued prohibition of US carrier operations into Iraq. It is not clear what the impact to revenues will be but could reduce AMC Revenues by 25% and impact liquidity for an unknown period of time. The Company has and will take actions to minimize the impact to liquidity by reducing operating costs, fixed costs and capital expenditures as necessary.

Seasonality

While flight revenue generated by our AMC contract is not affected by seasonal fluctuations, other aspects of our business are seasonal in nature. Flight revenue generated by our contracts with the U.S. Postal Service, commercial airlines and freight forwarders has historically been higher from September through December of each year as the levels of flight activity increase with the build-up of inventories by retailers in anticipation of the holiday season. Revenues in our EAGLE segment also reflect similar seasonal fluctuations with a peak over the same months. The seasonality for our EAGLE segment is predominantly the result of increased volumes of mail and packages being processed by the U.S. Postal Service and United Parcel Service in the lead up to the holiday season. The months of higher revenue for our Helicopters segment typically occur in June and July as a result of increased forest fire fighting activities during these months.

Quantitative and Qualitative Disclosures about Market Risk

With respect to interest rate risks at November 30, 2003, we had fixed rate debt of $229.2 million, and variable rate debt of $82.1 million. Based on the average outstanding month-end balances during the nine months ended November 30, 2003, each 1% increase in interest recalculated on our variable rate debt would have increased or decreased our annual interest cost by approximately $0.8 million, and a 1% increase in interest rates would decrease the fair market value of our fixed rate debt by approximately $11.9 million. We have not entered into any obligations for trading purposes.

With respect to foreign currency exchange rate risks, although some of our revenues are derived from foreign customers, all revenues and substantially all expenses are denominated in U.S. dollars. We maintain minimal balances in foreign bank accounts to facilitate payment of expenses.

We are not exposed to commodity price risks except with respect to the purchase of aviation fuel. However, fluctuations in the price of fuel have not had a significant impact on our results of operations in recent years because, in general, our contracts with customers limit our exposure to increases in fuel prices. We purchase no fuel under long-term contracts nor do we enter into futures or swap contracts at this time.

BUSINESS

Overview

Evergreen is a leading integrated provider of worldwide air freight transportation, aircraft ground handling and logistics, helicopter, small aircraft, aircraft maintenance and repair services. Mr. Delford M. Smith, our Chairman, founded Evergreen in 1960 with three helicopters. Today we have a fleet of 73 commercial aircraft and helicopters, including ten Boeing B747s and seven DC9s, with the capability of providing aviation services throughout the world. We have provided air services to locations in over 150 countries while maintaining a reputation for safety and reliability. We generally provide our services under U.S. dollar-denominated contracts to a broad base of long-standing customers, including the U.S. Air Force Air Mobility Command (“AMC”), the U.S. Postal Service, freight forwarders, domestic and foreign airlines, industrial manufacturers and other government agencies. We are the largest commercial provider of B747 wide-body air cargo services to the U.S. military based on entitlement for the military fiscal year beginning on October 1, 2003. Over the past two years, we have redeployed our wide-body fleet to more profitable business by transitioning away from freight forwarders and other commercial customers and toward the U.S. military. From fiscal 2001 to fiscal 2003, the percentage of our total operating revenues from AMC increased from 6.8% to 48.0% while we shifted operations away from commercial customers. Our diverse customer base, our commitment to the U.S. military and our ability to deploy aircraft to match market conditions give us the agility to respond to changes in the demand for our services within different economic sectors.

Business Strengths

We believe we have the following strengths:

•	Long Standing Supplier to the U.S. Government. We have long standing relationships with many U.S. government agencies. Annual and long-term government contracts help provide predictable utilization of our aircraft. Our two largest customers, AMC and the U.S. Postal Service, together accounted for approximately 67%, 57% and 28% of our revenues in fiscal 2003, 2002 and 2001, respectively. AMC relies on commercial cargo carriers to supplement its own capacity in support of military operations worldwide. We provide AMC with heavy lift capacity utilizing our fleet of ten Boeing B747-100 and B747-200 freighter aircraft. We have provided air freight transportation services for the U.S. military under successively renewed contracts since 1981. Our AMC contracts typically guarantee minimum aircraft utilization levels subject to certain termination provisions through our participation in CRAF. Under AMC’s allocation system, we are entitled to provide approximately 51% of its B747 wide-body cargo routes for its 2003 fiscal year. AMC flight schedules are specified in our annual contract and serve as minimum utilization commitments to us. The U.S. Postal Service has been our customer for over 10 years. In July 2001, we were awarded a five-year contract to act as the preferred ground handling service provider to the U.S. Postal Service at 23 airport locations in the United States. In addition, we have contracts with various other U.S. government agencies, including NASA, the U.S. Forest Service and the Department of Defense.

•	Long-Term Commercial Relationships on Favorable Terms. Over the past 42 years, we have established long-term relationships with many worldwide freight forwarders and major airline carriers based on our reputation for reliability, quality and customer service. Our contracts generally reduce the load, yield and operating expense risks traditionally associated with the airline business. For example, to reduce the impact of fuel price volatility we generally include fuel cost adjustment mechanisms in our contracts so that the customer bears the risk of escalation in fuel prices above a specified price and we forego the benefit of any decrease in fuel prices below such price. In addition, almost all of our air freight services are provided under contracts in which our customers are responsible for filling their allocated cargo capacity on our aircraft. From time to time, we enter into block space agreements with freight forwarders who are responsible for obtaining cargo but are committed to utilizing the space we provide regardless of their loads.

•	Agility in Adapting to Dynamic Markets. We derive our revenues from both the public and private sectors. We provide our services to government agencies, such as AMC and the U.S. Postal Service, as well as to commercial freight forwarders and airline carriers. Most of our flight services are provided on a charter basis throughout the world and are not typically dedicated to a specific customer. This enables us to position our aircraft as and when needed to better serve our commercial and military customers. Our aircraft are not typically dedicated to a specific customer, which allows us to maintain flexibility in deploying aircraft as needed to a variety of customers on a range of domestic and international routes. We constantly seek to optimize our aircraft utilization. For example, when operating one-way flights to the Middle East on behalf of the U.S. military, we are often able to structure return trips for freight forwarders via Asia thereby increasing our revenue from these flights.

•	Low Cost Structure. The maintenance of a low cost structure is of paramount importance to management and improves our profitability. In addition, our low cost structure allows us to earn favorable margins from our AMC business, for which pricing is based on the average operating costs of all participating wide-body carriers. Our low cost structure is a result of the following factors:

•	Fleet Composition. We operate a standardized fleet of B747s and DC9s, which allows for efficiencies in maintenance and crew training. We believe the composition of our fleet matches the markets in which we operate based on cargo lift capability, transportation range, utilization and yield. On a unit cost basis, we believe the B747 is the most economical aircraft for transporting high-volume cargo. The intercontinental routes of AMC are well suited to our B747 fleet’s wide-body capacity and long-range capabilities. Our B747-100 and B747-200 aircraft provide nearly the same cargo volume as the newest B747-400s. Because we generally purchase older aircraft rather than the newest aircraft available, we conserve our capital and maintain a low cost basis in our assets. By owning and maintaining most of our own assets, we are able to reduce our maintenance costs, reduce out-of-service time for our aircraft, achieve a high level of reliability and extend the useful life of our aircraft. Also, our in-flight operating procedures and maintenance expertise allow us to maintain high levels of utilization and reliability of our fleet.

•	Labor Relations. We maintain relatively low labor costs through flexible work rules and the effective utilization of part-time and full-time workers in certain areas. For example, we use a number of part-time employees at EAGLE. As a result, we are able to react to changing market and economic conditions quickly. We also maintain relatively low labor costs by maintaining good relations with our workforce. We are party to one collective bargaining agreement that becomes amendable on December 31, 2004 and which covers the pilots and flight engineers employed by EIA. The pilots’ and flight engineers’ union is not affiliated with any national or international organization. Some of our competitors have heavily unionized workforces and collective bargaining agreements that have significantly more restrictive work rules that can result in higher costs.

•	Vertically Integrated Ancillary Services. We provide our own aircraft maintenance, ground handling and logistics services, and aircraft sales and leasing services, which allow us to service our own needs in a more cost-effective manner. We are one of only a few air freight transportation companies in the world that is able to provide a broad range of services to our own fleet, thereby ensuring timely service and quality control, while spreading the fixed costs of our aircraft maintenance and repair services business over a wider base of revenue. In addition, we provide these services to third parties, which imposes a competitive discipline that improves the quality and efficiency with which we provide these services to our own airline. Our provision of these services to third parties also provides us with economies of scale.

•	Fuel Costs. Although fuel is one of the most volatile components of our operating costs, the majority of our flight revenues are generated under contracts in which our customers absorb the risks associated with increases in the price of fuel costs.

•

Ground Handling and Logistics Business.    We currently provide ground handling and logistics services at 35 domestic airports, primarily to the U.S. Postal Service and United Parcel Service but also to EIA and other commercial carriers. We believe EAGLE’s affiliation with EIA improves our services to third parties because EAGLE has first-hand knowledge of the needs of airlines.

•	Experienced Management. Our Chairman, Mr. Delford M. Smith, founded Evergreen in 1960 as a provider of helicopter services and has successfully led Evergreen to become one of the industry’s leading aviation service companies. The members of our operating management team have an average of over 25 years of experience in the aviation sector.

Strategy

We pursue the following business strategies:

•	Continued AMC Relationship. We intend to continue to make our entire fleet of B747s available to CRAF, entitling us to future contract awards from AMC. We seek AMC business because, under its annual allocation system, AMC awards are based on entitlement rather than price. We are entitled to provide approximately 51% of all of AMC’s B747 wide-body cargo routes during the U.S. government’s current fiscal year. In addition, as a result of our low cost structure and AMC’s pricing based on the average operating costs of all participating carriers, we achieve favorable profit margins from our AMC business. B747 wide-body cargo is a key component of AMC’s efforts as the U.S. military conducts Operation Iraqi Freedom and continues its fight in the global war on terrorism and will also be important when the U.S. military decides to withdraw its forces and equipment from such engagements.

•	Maintain Diverse Commercial Relationships. We intend to continue to maintain our relationships with a broad range of commercial customers, including both airlines and freight forwarders, through ad hoc charter arrangements. This will preserve our ability to re-establish scheduled block space services with these customers and take advantage of growth in commercial air freight demand as the global economy recovers. Although we have elected not to renew any block space agreements with freight forwarders since the end of fiscal 2002, we continue to provide air freight transportation services to freight forwarders on an ad hoc basis. We maintain our commercial relationships and source cargo shipments through our international sales network.

•	Seek Restricted Route Authority Awards. We seek additional strategic scheduled flight route authority award into countries where service frequency is restricted by bilateral agreements with the United States. The DOT has awarded us scheduled route authority to operate between Miami, on the one hand, and Manaus and Sao Paulo, Brazil, on the other hand, with up to four weekly, round trip flights. Further, the Department of Transportation has also granted carrier traffic rights between the United States and Equador and Equador and the United States, thus enabling us to link the markets of South America and Asia as well as Brazil traffic and Equadorian traffic. We plan to commence scheduled flight service when market conditions support such operations. We have also been granted Fifth Freedom authority from Hong Kong, which allows us to transport cargo between Hong Kong and Seoul on a twice weekly basis. We believe this enhanced access to Hong Kong will help us better serve our customers and improve our fleet utilization with inbound and outbound air freight opportunities in Hong Kong and Korea.

•	Long-Term Growth of EAGLE. We intend to continue our long-term expansion of our ground handling and logistics operations at existing locations and selective development of additional domestic locations. We will also explore opportunities to establish EAGLE operations overseas. Our ground handling and logistics operations are not capital intensive which allows us to expand with limited investment. In fiscal 2002, we opened 15 new EAGLE bases, at a total cost of approximately $1.7 million. Typically, we will only provide ground logistics services at a new location if we have enough customers to cover our initial capital investment and initial fixed costs within one year, thereby generating incremental cash flow with each additional customer. As a result of our established position at existing airports and our relationship with the U.S. Postal Service, in many cases, we can offer additional services to existing and new customers without incurring additional fixed costs, which we believe gives us a competitive advantage.

•	Conservative Expansion of Air Freight Capacity. We intend to expand our fleet from time to time in response to increasing demand for our air freight services. Generally, we only acquire additional aircraft upon identifying one or more existing or new customers with demand for our services that is sufficient to justify the capital costs associated with the acquisition. We often lease additional aircraft or acquire aircraft that are subsequently resold, in each case, in a manner that requires limited capital.

•	Commitment to Debt Reduction. We intend to operate our business and pursue our business strategies while reducing our current level of indebtedness. We have reduced our total debt from $325.6 million as of May 31, 2003 to $311.3 million as of November 30, 2003. We intend to operate our business without incurring significant additional indebtedness and, to the extent we have excess cash flow, we intend to reduce debt as permitted under our debt agreements.

Business Segments

The following chart outlines our business segments and the respective historical contribution to our consolidated operating revenues by those segments, after intercompany eliminations. For a description of our net sales by geographic area, see note 7 to our condensed consolidated financial statements for the nine months ended November 30, 2003 and note 13 to our consolidated financial statements for fiscal 2003 and fiscal 2002.

	Fiscal						Nine Months Ended
	2003		2002 (As restated)		2001		November 30, 2003		November 30, 2002
	(dollars in millions)
EIA	$374.5	65.2%	$267.5	59.7%	$319.5	65.5%	$279.1	66.6%	$288.7	67.3%
EAGLE	129.7	22.6	122.3	27.3	104.5	21.4	74.7	17.8%	82.7	19.3%
Helicopters	35.2	6.1	28.1	6.3	29.6	6.1	23.3	5.6%	19.7	4.6%
Air Center	23.9	4.2	20.1	4.5	26.6	5.5	31.5	7.5%	29.1	6.8%
EASL	5.3	0.9	5.7	1.3	3.9	0.1	5.3	1.2%	4.1	1.0%
Other	5.7	1.0	4.0	0.9	3.5	0.1	5.4	1.3%	4.6	1.1%

Total	$574.3	100.0%	$447.7	100.0%	$487.5	100.0%	$419.3	100.0%	$429.0	100%

Totals and percentages may not add due to rounding.

Evergreen International Airlines

Through Evergreen International Airlines, or “EIA”, we provide wide and narrow-body airfreight services throughout the world. We currently operate a fleet of ten B747 aircraft and seven DC9 aircraft. We deploy B747 aircraft to perform long-haul, wide-body, international operations and DC9 aircraft for short-haul domestic operations. Approximately 94% of our EIA revenue for fiscal 2003 came from our B747 service. We believe the composition of our fleet matches the markets in which we operate based on cargo lift capability, range, utilization and yield. We have flown B747s since 1986 and have significant expertise in the maintenance and operation of these aircraft for cargo applications.

In fiscal 2003, our B747 fleet had over 4,500 revenue departures. Although we are active year-round, revenue departures historically increase during September through December because of the build-up of inventory in anticipation of the holiday shopping season and increased U.S. Postal Service shipping volume during that period. Our dispatch reliability for our B747 fleet, measured within six minutes of scheduled time of departure, averaged 97.5% during fiscal 2003. In fiscal 2003, our DC9 fleet had over 3,900 revenue departures and dispatch reliability averaged 99.0%.

The vast majority of our freight is general cargo. We also carry sensitive or hazardous cargo for AMC. In addition, we carry express mail, parcels and letters for United Parcel Service and the U.S. Postal Service. Asian cargo consists primarily of high tech goods and fashion items. Our transatlantic cargo is mainly general cargo such as spare parts on the outbound leg from the United States and electronics, fashion items and other high value goods on the return leg.

The DOT has issued to us authority to engage in domestic and foreign air transportation of cargo on both a scheduled and charter basis. With respect to scheduled foreign air transportation of cargo, we have authority to transport cargo between the United States and points in 166 foreign countries. The DOT has granted us rights to transport cargo to 163 of these foreign countries, which rights are of indefinite duration. We have exemption authority of limited duration to transport cargo to all points in Argentina and Colombia, and four cities in Russia.

Fleet

The table below describes EIA’s fleet:

Description	Owned		Leased	Average Age (years)	Number
B747-200 freighter	5	(1)	—	29	5
B747-100 freighter	5		—	31	5
DC9-15 freighter	2		—	36	2
DC9-30 freighter	3	(1)	2	35	5

Total	15	(1)	2		17

(1)	One B747 and three DC9 aircraft are owned by a trust. Mr. Delford Smith owns a one-third beneficial ownership interest in the portion of the trust that owns the B747 aircraft. We own the remaining two-thirds beneficial ownership interest in the portion of the trust that owns the B747 aircraft and the entire beneficial ownership interest in that portion of the trust that owns three DC9 aircraft. The trust leases the aircraft to EIA.

Two of our B747-200 aircraft are equipped with nose loading capabilities and three have side loading capabilities. Nose loading allows us to handle over-sized cargo items. All five B747-200 aircraft are equipped with Pratt & Whitney JT9D-7J engines. The five B747-100 series aircraft are side loading and are equipped with Pratt & Whitney JT9D-7A, F or J engines. Unlike other wide-body aircraft, the B747 pallets have the same contour profile as the military’s C-17 aircraft and therefore allow the military to easily transfer cargo between different aircraft types. Our entire fleet of B747s is Stage III compliant, the most stringent noise standard applicable to our aircraft in the United States, and are also compliant with most international equivalents of this standard. Our B747s are also equipped with technologically advanced avionics, including triple Global Positioning System (GPS) navigation systems, Ground Proximity Warning System (GPWS), Traffic Alert and Collision Avoidance System (TCAS) and digital engine instrument systems with automatic recording functions. All seven of our DC9 aircraft comply with Stage III, and most international equivalents of this standard, and are powered by Pratt & Whitney JT8D-9A engines. Three of the DC9-30 series aircraft are also equipped with GPS navigational update systems. Standardization of this fleet of B747s and DC9s streamlines pilot training and reduces maintenance costs.

Contracts

We generally charge customers for our services on the basis of: hours flown, or “block hours”; space utilized, or “block space”; miles traveled; or per trip. We generally are not responsible for securing freight for our aircraft and, based on the nature of our contracts, we generally receive revenues based on routes flown rather than capacity carried. Block hours are measured in sixty-minute periods or fractions of such periods, from the time the aircraft moves from its departure point to the time it comes to rest at its destination, and block space is measured by the number of pallet positions sold.

We use four main types of contracts, depending on the particular requirements of the customer and the service required.

•

All-in Contracts.    “All-in” contracts require us to pay all of the expenses to operate the aircraft, including flight crews, maintenance, insurance, navigation fees, aircraft handling, landing fees and fuel.

Under all-in arrangements, we generally protect ourselves against volatility in fuel prices by providing fuel price adjustment mechanisms that limit our exposure to fuel price escalation. All-in contracts typically have original terms of one to three years and contain terms and conditions permitting cancellation under certain limited circumstances.

•	Block Space Agreements. Block space agreements are typically all-in contracts with freight forwarders signed on an annual basis. We currently enter into these types of arrangements on an ad hoc basis based on customer demand. We anticipate that we will resume entering into contracted block space arrangements as demand in the commercial sector recovers. Under these agreements, the forwarder commits to deliver a certain amount of freight for a specific flight. Under the agreement, the forwarder must pay for the space committed, whether it delivers the freight to us or not. We aim to achieve sufficient commitments from freight forwarders to achieve fully paid flights.

•	ACMI Contracts. We enter into ACMI contracts or “wet lease” arrangements when demand warrants. Under this type of contract, with customers including DHL, we provide the aircraft, crew, maintenance and insurance and the customer bears all other operating expenses, including fuel, fuel servicing, cargo handling, landing fees, navigation fees, crew positioning, and ground handling. These contracts are structured to allow for a minimum term and minimum block hour utilization on a monthly basis.

•	Express Delivery Contracts. Our express delivery contracts, with customers including United Parcel Service, are similar to ACMI contracts in that we provide the aircraft, crew, maintenance and insurance. In addition, we also provide ground handling and logistics services. All other expenses are the responsibility of the customers.

We generate a large portion of our revenues from arrangements with customers that are not long-term contracts. We cannot assure you that in any given year we will be able to generate similar revenues from these arrangements as we did in the previous year. See “Risk Factors—Many of our arrangements with customers are not long-term contracts. As a result, we cannot assure you that we will be able to continue to generate similar revenues from these arrangements.”

Customers

We have established long-term relationships with many leading airlines, freight forwarders and government agencies. Our largest customer is AMC, representing 73.9%, 49.7% and 10.4% of operating revenues from our EIA segment and 48.2%, 30.8% and 6.8% of total revenues for fiscal 2003, 2002 and 2001, respectively. We have provided air cargo services to the U.S. military since 1981, and to AMC since its inception in 1992 and to the U.S. Postal Service since 1992. Although we have elected not to renew any block space agreements with freight forwarders since the end of fiscal 2002, we continue to provide air freight transportation services to freight forwarders on an ad hoc basis.

Air Mobility Command.    Since its inception in 1992, we have continuously contracted with AMC, which administers CRAF, to transport various types of military freight, including equipment, weapons, ordinance and supplies, primarily between the United States and various overseas locations. Our recent missions have involved assisting the U.S. military’s equipment build-up in the Middle East in connection with Operation Iraqi Freedom and its continuing efforts in the global war on terrorism. Since September 11, 2001, we have flown over 1,100 missions for the U.S. military in support of the war on terrorism and Operation Iraqi Freedom.

CRAF is a voluntary partnership between the Department of Defense and commercial air carriers designed to bolster the nation’s military mobility resources by committing commercial aircraft to support the Department of Defense airlift requirements in national emergencies when the need for airlift exceeds the capability of available military aircraft. Airlines that participate in CRAF contractually pledge aircraft and crews, ready for activation when needed. To provide incentives for commercial carriers to commit these aircraft to the CRAF program, and to assure the United States of adequate aircraft reserves in times of national emergency, AMC awards peacetime airlift contracts to commercial airlines that are prepared to commit aircraft to CRAF.

CRAF has three main segments: international, national and aeromedical evacuation. The international segment is further divided into the long-range and short-range sections and the national segment into the domestic and Alaskan sections. We participate in the international long-range section by committing all of our B747 aircraft for cargo operations. Most AMC requests for wide-body cargo require an aircraft with capacity of 90 tons or greater, the same as that of a B747 aircraft, but slightly more than that of aircraft such as the MD11 and the DC10. The 90 ton capacity of the B747 provides AMC with greater lift capability and the ability to load ports as quickly as possible, because the B747 has more capacity and larger doors. In addition, B747s can carry standard-sized bulk cargo pallets without the need for disassembling them and rebuilding them. According to the U.S. General Accounting Office, B747s carried out over 94% of 946 wide-body missions flown by CRAF participants in the ten months ended July 31, 2002.

Since the allocation of AMC business is based, in part, on the size of the pledged fleet, some airlines have formed teams to maximize the value of potential awards. We participate in CRAF through a teaming arrangement with other major air carriers, known as the North American Contractor Team. Other teams that share CRAF work are the FedEx Team and a group of independent operators. The following chart outlines the teams that competed for AMC long-range international business in the military fiscal year ended September 30, 2004, according to the 2004 calendar year AMC review.

	Long-Range Aircraft Committed
Carriers	Total	Cargo (90+ tons)	Cargo (up to 90 tons)	Passenger
North American Contractor Team:
Core carriers(1)
Evergreen International Airlines	10	10	—	—
World Airways	10	—	5	5
North American Airlines	7	—	—	7
Emery Air Freight Corporation(2)	—	—	—	—

Non-core members
American Airlines	92	—	—	92
US Airways	19	—	—	19
Continental Airlines	62	—	—	62
Delta Airlines	58	—	—	58
United Airlines	95	—	—	95
United Parcel Service	11	11	—	—
DHL	7	—	7	—

Subtotal	371	21	12	338

FedEx Team:
FedEx	111	—	111	—
Northwest Airlines	68	12	—	56
Polar	12	12	—	—
Atlas	31	31	—	—
Omni	10	—	2	8
Gemini	15	—	15	—
ATA	31	—	—	31

Subtotal	278	55	128	95

Independents:
Airborne Express	9	—	9	—
Arrow	10	—	10	—
ATI	10	—	10	—
Hawaiian	4	—	—	4
Kalitta Air	9	9	—	—
Ryan	1	—	—	1
Southern Air	1	1	—	—

Subtotal	44	10	29	5

Total	693	86	169	438

(1)	Core carriers of the North American Contractor Team actually fly freight under contract with AMC while non-core members commit planes to the team but do not typically fly missions.
(2)	Emery Air Freight Corporation is a core member of the North American Contractor Team and provides certain cargo management services to the team but does not fly missions.

Our team is governed through two agreements that are renewed annually with each AMC contract. The core team agreement is among the core carriers and the contractor team agreement is among all team members. Core carriers are airlines that typically fly freight under contract with AMC. Non-core members commit planes to the team, and are compensated by the team for such commitment, but do not typically fly missions. Team members that do fly for AMC are generally required to pay a small percentage of all flight revenues received from AMC into a pooled fund that is shared among all non-flying team members. The core carriers are responsible for governing the team. Core carriers cannot be added to the team without the unanimous consent of all core carriers. In addition, no core carrier can assign or transfer its rights to another party without the unanimous consent of all core carriers. If a core carrier withdraws its aircraft, ceases to operate all or a significant part of its AMC business or does not make any required payments, it may be replaced as a core carrier upon the unanimous consent of the other core carriers.

AMC awards points to air carriers acting alone or through teaming arrangements in proportion to the number and capacity of aircraft made available to CRAF. AMC awards have two components: basic and expansion. The basic, or fixed, award provides for known and determinable amounts of revenue during the military fiscal year, which runs from October 1st to September 30th. In addition, CRAF participants may be awarded additional, or expansion, missions beyond those specified in the fixed awards.

The following table shows our actual revenue from AMC for each of our last three fiscal years and the nine months ended November 30, 2003:

	Fiscal			Nine Months Ended November 30, 2003
	2003	2002	2001
	(in millions)
Basic revenue earned	$48.2	$44.7	$25.3	$30.0
Expansion revenue earned	228.6	93.0	7.9	215.6

Total	$276.8	$137.7	$33.2	$245.6

Due to the size of its pledged fleet, the North American Contractor Team has traditionally been granted the majority of AMC business. For the U.S. government fiscal years 2003, 2002 and 2001, the North American Contractor Team has been allocated 52%, 65% and 65%, respectively, of all AMC basic business. The drop in percentage in U.S. government fiscal year 2003 was due to the move by Northwest Airlines from the North American Contractor Team to the Fedex Team at the end of the 2002 U.S. government fiscal year, which had the effect of reducing our team’s overall award. All of the North American Contractor Team members from the previous year are participating in the North American Contractor Team for the government fiscal year 2004 except Southern Air, which is currently involved in bankruptcy proceedings. The loss of Southern Air did not have any significant effect on the North American Contractor Team’s 2004 entitlement. Because we are the only core carrier within the North American Contractor Team that provides B747 cargo service, we have the right to fly all B747 cargo services allocated to our team, or approximately 51% of all AMC B747 wide-body cargo routes. If we choose not to provide these services, those missions are first offered to other North American Contractor Team members. If they decline, other teams are then given the opportunity to provide these services to AMC.

The North American Contractor Team is entitled to the same percentage of expansion work as corresponds to their portion of the basic award in any given year. Since September 2001, our AMC expansion revenues have increased due to the war against terrorism and the build-up of equipment in the Middle East supporting Operation Iraqi Freedom. Our switch from predominantly commercial revenues to predominantly AMC revenues after September 11, 2001 illustrates our ability to adapt to market conditions. If the military were to withdraw from Afghanistan, Iraq and other theaters throughout the world where the U.S. military is engaged today, we expect that AMC expansion work would continue due to the significant effort to withdraw U.S. forces and equipment, or to support troops in overseas bases.

One of the considerations used by AMC in allocating its business is the proportion of each carrier’s business that is derived from commercial air transportation. If less than 60% of a carrier’s business for the prior calendar year is derived from commercial air transportation revenues, then that carrier’s points, which are used to allocate AMC business, may be reduced. Currently, less than 60% of our business is derived from commercial air transportation revenues. On June 9, 2003, we received a waiver of this requirement from AMC.

Although AMC contracts are all-in contracts, the AMC contract includes a fuel price reconciliation process, whereby AMC compensates the carrier to the extent fuel costs exceed a fixed price and the carrier reimburses AMC to the extent fuel costs are below this fixed price. During the U.S. government fiscal year 2003, the fixed price was less than $1.00 per gallon, and will be $1.00 per gallon for the upcoming government fiscal year. The fuel price reconciliation process covers not only all miles flown for AMC, but also the first leg after a one-way trip. The AMC contract also differs from our other all-in contracts because on AMC flights we avoid costs of aircraft handling and landing fees where the military services the plane at no cost to us.

The AMC contract rates are a function of the blended cost of all the carriers participating in the program, which provides lower-cost operators such as us with enhanced margins. However, other carriers could significantly reduce their cost structure, particularly interest and lease expense, as a result of bankruptcy. If so, this could reduce the contract rates used by AMC and, hence, reduce our margins. In addition, due to the diminished opportunities in many locales for being able to arrange a return flight with commercial freight, AMC pays 150% of the standard one-way rate for basic business, 175% for expansion business and up to 195% for contingency expansion business for missions operated during national emergency. We are generally able to coordinate one-way AMC flights with our other cargo operations so that we operate commercial transport on the return flights after completing our AMC flight. This is permitted by AMC and enables us to maximize the yield per hour, further improving our margins.

Due to our participation in the CRAF program, we are subject to inspections approximately every two years by the Department of Defense as a condition to retaining our eligibility to perform military charter flights. The last such inspection was completed in January 2002 and we met the requirements for continued participation in the CRAF program. AMC may terminate our contract at its convenience, if we fail to pass inspection or otherwise default based on performance. If our AMC contract were to be terminated for convenience, we generally would be entitled to receive payment for work completed and allowable termination or cancellation costs.

Freight Forwarders.    Historically, when market rates support such agreements, we have entered into one-year block space agreements with freight forwarders in Asia, including Hellmann, Emery Worldwide, Bax Global and Expeditors Hong Kong. We currently do not have block space agreements with freight forwarders due to the decline in demand for these services and our preference to operate more profitable AMC flights. However, we continue to maintain relationships with a broad range of these customers through ad hoc charter services to meet customer needs. When operating one-way flights to the Middle East on behalf of AMC, we are often able to structure return trips via Asia which increases our revenue from these flights. We are thus able to take advantage of the one-way contingency rates offered by AMC for such one way flights. In fiscal 2003, we filled 90% of return flights following one-way AMC missions in this manner. As demand in the commercial sector recovers, we expect to reintroduce scheduled charter services, particularly with our Asia-based freight forwarder customers.

In addition, the DOT has awarded us schedule route authority to operate between Miami, on the one hand, and Manaus and Sao Paulo, Brazil, on the other, with up to four, weekly, round-trip flights. We plan to commence scheduled flight service when market conditions support such operations. Further, the Department of Transportation has also granted carrier traffic rights between the United States and Ecuador and Ecuador and the United States, thus enabling us to link the markets of South America and Asia as well as Brazil traffic and Ecuadorian traffic. We have also been granted Fifth Freedom authority from Hong Kong, which allows us to transport cargo between Hong Kong and Seoul on a twice weekly basis. We believe this enhanced access to Hong Kong will help us better serve our customers and improve our fleet utilization with inbound and outbound air freight opportunities in Hong Kong and Korea.

Commercial Airlines.    We have historically operated under various contract arrangements with commercial airlines such as DHL. We have operated a west coast ACMI program with DHL since September 1999, and we currently provide service between Portland, Seattle, San Francisco, Los Angeles, Salt Lake City, Boise and Denver. In addition, for fiscal 2004, we provided a Christmas peak service for United Parcel Service utilizing four of our B747s.

Maintenance

We maintain our aircraft in accordance with FAA-approved maintenance programs at our Air Center in Marana, Arizona, and at other third party maintenance facilities. In addition, our own certified mechanics perform line maintenance on our aircraft. Through coordination, scheduling and planning of maintenance we are able to reduce maintenance costs and out-of-service time, achieve a high level of reliability, and extend the useful life of our aircraft. Our maintenance and engineering personnel coordinate all routine and non-routine maintenance operations, including tracking the maintenance status of each aircraft, scheduling and planning heavy maintenance, consulting with manufacturers and vendors about procedures for performance enhancing improvements, and training our line maintenance personnel on the requirements of the maintenance program.

Maintenance required by the FAA for our B747 aircraft includes:

•	routine daily inspection at least once every 24 hours (a “Transit Check”);

•	scheduled inspection and maintenance every 50 flight hours (a “Service Check”);

•	scheduled inspection and maintenance every 280 flight hours (an “A Check”);

•	scheduled inspection and maintenance every 1,250 flight hours or seven months, whichever comes first (a “B Check”);

•	scheduled inspection and major maintenance work every 5,000 flight hours or 24 months, whichever comes first (a “C Check”); and

•	inspection and a major maintenance overhaul every 24,000 flight hours or nine years, whichever comes first (a “D Check”).

Maintenance required by the FAA for our DC9 aircraft includes:

•	routine daily inspection and daily maintenance (a “Service Check”);

•	scheduled inspection and maintenance every 120 flight hours (an “A Check”);

•	scheduled inspection and major maintenance work every 2,000 flight hours or 24 months, whichever comes first (a “C Check”); and

•	inspection and a major maintenance overhaul every 19,000 flight hours or ten years, whichever comes first (a “D Check”).

We generally schedule major maintenance on our aircraft during periods of lower seasonal utilization and spent $24.1 million on C and D Checks during fiscal 2003 and $21.4 million on C and D Checks during fiscal 2002. We had no scheduled D Checks in fiscal 2003. These costs are capitalized.

Beginning in September 1999, we implemented an Electronic Information Delivery System program. This program has increased the quality control of our engines while reducing costly engine removals without compromising safety or reliability.

The majority of our airline maintenance costs relate to the overhaul and repair of engines, which are generally performed by Air Canada, Volvo Aero Services LP, Israel Aircraft Industries Ltd. and Pratt & Whitney, a division of United Technologies Corporation. We have developed an overhaul program that extends the amount of time between major shop visits and reduces hourly costs. In addition, our own engineering department, which includes a power plant and airframe engineering capability, allows us to comply with airworthiness directives in a more efficient manner. Our B747 Pratt & Whitney engines average approximately 9,200 hours between engine hot section removals, which is the removal of the turbine section of the engine for overhaul. Our mean time is 4,200 hours more than the industry average for this type of engine.

Training

We believe high quality personnel supplemented with intensive training is a key factor in our record of safety and reliability. We operate our own professional training schools where we conduct aviation training programs required for our certified personnel, and rent flight simulator time from other airlines for additional crew training. We also conduct virtually all of our own maintenance training. All of our training programs have received required FAA approvals.

Security

Our security procedures comply with FAA regulations. Existing customers are required to inform us in writing of the nature and composition of their air freight and participate in the Known Shipper Program, an FAA-approved program that permits streamlined security procedures for known customers. We require new customers to provide extensive background information. In addition, we conduct tests for pressure sensitive devices and perform frequent cargo searches for hazardous materials, weapons, explosive devices and illegal freight. We believe we maintain an excellent cooperative relationship with the U.S. Customs Service, the U.S. Department of Agriculture, the U.S. Drug Enforcement Administration, and the U.S. Immigration and Naturalization Service. Under the Security Improvement Act of 2002, we are also required to have an approved security program. As of November 30, 2003, we were in compliance with the TSA organization policies and procedures, and have developed a manual for a security program for our airline.

Evergreen Aviation Ground Logistics Enterprise (EAGLE)

Through Evergreen Aviation Ground Logistics Enterprise, which we refer to as “EAGLE,” we currently provide ground handling, logistics and other support services to the U.S. Postal Service and over 40 commercial airlines customers at 35 U.S. airports, including New York (JFK), Los Angeles, Chicago-O’Hare, Miami, Atlanta, Indianapolis and Anchorage. Our range of services includes mail handling, aviation hub management, aircraft handling, cargo loading and unloading, container build up and break down, ground equipment maintenance, ground equipment sales and leasing, aircraft line maintenance, aircraft de-icing and washing, check-in and ticketing, baggage acceptance and seat selection and passenger cabin cleaning. We are one of only a few air freight transportation companies in the world that is able to provide a broad range of services to its own fleet, thereby ensuring timely service and quality control. In addition, we believe our affiliation with our airline improves EAGLE’s services as we have first-hand knowledge of the needs of airlines.

Ground Handling and Logistics Industry

Ground handling and logistics services generally can be classified into four categories:

•	passenger handling services, such as counter services, security services, lounge services and intra-airport transportation;

•	cargo handling services, such as cargo loading, sorting, deconsolidation and warehousing;

•	ramp services, such as baggage handling, cleaning, fueling, de-icing, snow removal, movement of airbridges and aircraft pushback; and

•	operations management services, such as ramp and aircraft management, load planning, operations supervision, data reporting and airport coordination.

We believe growth in this industry may be fueled by several key trends, including the airline industry’s increasing willingness to outsource non-core services, underlying growth of the cargo industry, airlines’ greater focus on using fewer service providers, and the increasing liberalization of airport markets worldwide. Airlines and integrated express parcel and cargo operators are increasingly focusing on their core competency of operating transportation networks while reducing expenses by outsourcing services they deem non-core to their product offering. Substantial capital expenditures for core operations means airlines often cannot or prefer not to invest in ground handling operations networks. Additionally, as third-party providers of handling services increase in network size, expertise and perceived quality, they are often able to offer higher quality services at lower costs than the airlines themselves.

Customers

U.S. Postal Service.    The U.S. Postal Service represented 16.0%, 26.1% and 20.9% of our total operating revenues and 71.3%, 66.4% and 57.0% of our EAGLE segment revenues for fiscal 2003, 2002 and 2001, respectively. We primarily provide the U.S. Postal Service with package and mail ground handling services, facilitating the transfer of mail between aircraft and local and regional U.S. Postal Service mail processing plants. We load and unload aircraft, unload, sort and reload containers of mail, provide data entry and scanning services, maintain and manage facilities and associated systems, provide maintenance on ground equipment and provide security for the premises.

•	Shared Network (“S-NET”). Our S-NET contract with the U.S. Postal Service was awarded in 2001, with a five-year term with three consecutive one-year extensions. The services provided under our S-NET contract accounted for 46% of our EAGLE segment revenues for fiscal 2003. Under this contract, we are the preferred ground handling services provider to the U.S. Postal Service at 23 airstops in the Southeast, Great Lakes/Midwest and Pacific regions of the United States. In addition, all increased activity during the Christmas peak period at S-NET cities is handled by us. This includes handling for the increased volumes in the S-NET program and any peak aircraft operations that are contracted by the U.S. Postal Service for additional lift. We have provided peak season programs at Ontario, California, San Francisco, California, Oakland, California and Indianapolis, Indiana because of these additional operations. We also provide temporary mail and aircraft handling at the two temporary U.S. Postal Service mail hubs in Ontario, California and Indianapolis, Indiana used during the peak Christmas season.

•	Hub and Spoke Program (“HASP”). Under the Hub and Spoke Program contract with the U.S. Postal Service, we provide the U.S. Postal Service with parcel and mail handling services similar to those provided under the S-NET contract, except that these services are provided solely for the unloading, sorting and reloading of cargo for ground transportation. We currently provide these services to the U.S. Postal Service in Indianapolis, Indiana and Atlanta, Georgia, two of the four U.S. Postal Service contractor-operated HASP locations. Our HASP contract for Indianapolis was awarded in 2002 and expires in 2004, and our HASP contract for Atlanta was awarded in 2001 and expires in 2006. The services provided under the HASP contracts accounted for 11% of our EAGLE segment revenues for fiscal 2003.

Commercial Airlines.    While the U.S. Postal Service is our principal customer, we also provide services to more than 40 passenger and cargo airlines at more than 15 airports. The airlines we service include EIA, Lufthansa in Dallas and Portland, Virgin Atlantic in Miami, Singapore Airlines in Los Angeles and other domestic and international carriers. Our contracts with these airlines have terms of one to five years. We typically use a standard ground handling agreement established by the International Air Transport Association with initial terms of at least one year so that we may provide the same customer with a broad range of services at multiple locations, including:

•	Cargo Handling. We perform loading and unloading of freight and baggage onto and off of aircraft and to and from storage warehouses and trucks.

•	Ramp Services. These services include aircraft towing and pushback, marshaling, lavatory waste disposal, potable water tank servicing, ground power unit services, air start, and other services as necessary.

•	Other Services. Other revenue generating services we have been able to establish, using our U.S. Postal Service relationship as a foundation, include airport property and facilities maintenance, ground equipment leasing, sales and maintenance, aircraft de-icing, passenger check-in, ticketing and processing, cabin cleaning, cargo buildup and breakdown, cargo warehousing, storage and security services, and aircraft interior cleaning. We are capable of providing any of our contract services and emergency ramp services on short notice, 24-hours a day.

Evergreen Helicopters

Our fleet of 44 helicopters and 12 small fixed-wing aircraft are well-suited to provide a variety of services in remote or inaccessible locations. Our fleet is used in connection with forest fire fighting, health services, aerial spraying, heavy lift construction, law enforcement, helicopter logging, petroleum support services, search and rescue, peacekeeping and relief support, helicopter skiing and agriculture. Our bases for helicopters and small aircraft are located in Anchorage, Alaska; Galveston, Texas; Providence, Rhode Island; McMinnville, Oregon; Togo (Africa); Bioko Island, Equatorial Guinea (Africa) and Panama.

Fleet

Our diverse fleet of helicopters and small aircraft match specific requirements for a wide variety of missions, including those that involve extreme environments, altitudes, heavy loads and missions that put a priority on agility and precision. We engage in strategic acquisitions of rotor and fixed-wing aircraft for specific contracts to create additional flexibility in our operating fleet. We acquire aircraft that can either be added to our fleet on a long-term basis or sold or leased profitably after the contract is completed. Our current fleet includes:

Helicopter Type	Capability	Owned	Leased
Sikorsky S-64E	20,000 pound lift	1	0
Sikorsky S61R	8,000 pound lift	1	0
Bell 212 (VFR/IFR)	14 passenger, twin engine	7	1
Bell 205A1	14 passenger	1	0
Eurocopter BO105CBS	4 passenger or internal cargo	0	1
Eurocopter BK 117	2 patients, 2 medics	0	1
Bell 206L-III	6 passenger	4	5
Eurocopter SA315B Lama	4 passenger, high altitude aircraft	3	0
Eurocopter 350B2	5 passenger	0	5
Eurocopter 350B3	5 passenger	0	4
Hughes 500 D/E	4 passenger	5	0
Bell 206B-III	4 passenger	4	1

Small Aircraft Type	Capability	Owned	Leased
Gulfstream IV	15 passenger corporate jet	0	1
Lear 35	8 passenger corporate jet	1	0
Casa 212	Passenger or cargo, twin turbine	3	0
Cessna 206	Support aircraft	2	0
Cessna 172	Support aircraft	0	2
King Air	Medical transport	1	0
C-130	Cargo transport	2	0

Customers

Helicopters has a diverse geographical presence and range of experience with the ability to match the aircraft to the mission. We provide services to a broad range of customers, including the U.S. Forest Service, the U.S. Department of the Interior, the U.S. Department of Defense, the World Health Organization, various state forestry agencies and major petroleum and timber companies.

Some of our recent missions have included:

Fire Fighting.    Through contracts with the U.S. Department of the Interior and the U.S. Forest Service, we help fight forest fires throughout the United States.

Petroleum Support.    We transport workers, cargo and equipment to and from oil platforms in the Gulf of Mexico supporting off-shore drilling and petroleum production. In addition, we operate helicopters in support of seismic exploration and pipeline construction activities.

Peacekeeping Missions and Law Enforcement.    We provide support to peacekeeping missions throughout the world by providing military logistics and transporting personnel and cargo. We have served the United Nations, the Department of Defense, the U.S. Armed Forces and foreign governments. Helicopters served most recently in Angola, Cambodia, Kenya, Kuwait, Liberia, Mozambique, Sierra Leone, Somalia, Western Sahara and Yugoslavia. We provided helicopter support for fire fighters who put out oil well fires in Kuwait after the Gulf War, provided airline service for passengers and cargo and transported ground equipment.

Health Services.    We have been involved with the Onchocerciasis Control Program (“OCP”), which is managed by the World Health Organization, for over 20 years. Onchocerciasis, known as “river blindness,” is a parasitic disease transmitted by the blackfly. Severe infections of the disease can lead to blindness. Our helicopters and aircraft aerially apply insecticide in eleven Western African countries in an effort to combat the spread of the river blindness disease.

Aerial Spraying.    Our aerial spraying experience includes aerial forestry fertilization; forestry herbicide; and gypsy moth, tussock moth, spruce budworm, mosquito and black fly suppression and eradication projects. We have performed aerial spraying in Canada, Mexico, Peru, Ecuador, Belize, Pakistan, Togo, Ivory Coast, Burkina Faso, Benin, Niger, Mali, Senegal, Guinea, Guinea Bissau, Ghana and Ethiopia.

Contracts

We typically provide helicopter and small aircraft services on a contract basis to reduce the risks associated with fuel prices, currency fluctuations and local duties and fees. Our contracts typically have terms of one to five years and generally have a fuel escalation clause to adjust for upward or downward trends in the cost of fuel. For fiscal 2003, approximately 89% of Helicopters revenue was derived from contracts already in place at the beginning of the period. We typically charge customers a monthly availability fee in addition to an hourly charge for missions flown or by hour with a minimum number of hours per day. Our pricing methods differ according to the type of service provided. We charge customers based on cubic meters if the mission relates to logging, by acre if it is agricultural, or by number of pick-ups if the job involves construction. We avoid hourly charges whenever possible in contracted work, with a view to increasing profitability if a mission is completed more quickly and efficiently than contemplated. Generally, in most of these contracts, variable operating costs are passed through to the customers. For example, direct operating costs, including fuel, are always charged on an hourly basis. We contract with the U.S. Forest Service to provide fire fighting services under two types of contracts, exclusive use, which has a set term and charges a daily and hourly rate, and call-when-needed, which is on an as-needed basis and charges an hourly rate. We also generate revenue through ad hoc work. This is generally at higher rates, but is a less secure earnings stream. Examples of ad hoc work include TV commercials and movies, sporting events, such as the Red Bull extreme skiing competition in Valdez, Alaska, and one-time ad hoc personal charters. Charges are typically based on a set hourly rate with a guaranteed minimum number of hours per day.

Maintenance

We provide helicopter and light fixed-wing aircraft technical and maintenance services at four technologically advanced facilities in McMinnville, Oregon; Warwick, Rhode Island; Anchorage, Alaska and Galveston, Texas. Our maintenance facilities allow us to service our operating fleet and supplement our revenues by providing similar maintenance services to third parties. These services include aircraft refurbishment, hydraulic systems repair and overhaul, avionics modification and installations, dynamic component repair and overhaul, aircraft flight line maintenance and aircraft electrical system maintenance.

Evergreen Air Center

Through the Evergreen Air Center, or the “Air Center,” we operate a full-service aircraft maintenance, repair, overhaul and aircraft storage facility. The Air Center, which we have operated since 1982, is located on our 1,300 acre facility, located in the non-corrosive desert environment of Marana, Arizona. The Air Center is an unlimited Class IV airframe maintenance and repair station certified by the FAA with Accessory Class I and III certificates, Radio Class I, II and III, Limited Powerplant, Limited Accessories, Limited Instruments, Limited Non Destructive Inspection, Testing and Processing and Limited Propeller ratings. The Class IV rating permits the Air Center to perform maintenance services on all-metal construction of large aircraft over 12,500 lbs. In addition, we hold a number of foreign certifications, including a registration certificate from the International Organization for Standardization (ISO 9002) for aircraft repair and storage, and maintenance certificates from Joint Aviation Authorities, to which 26 European countries belong, and the Civil Aviation Authority of China.

The Air Center primarily charges for services based on billable hours per job. For fiscal 2003, 2002 and 2001, approximately 51.8%, 38.1% and 35.1%, respectively, of our Air Center segment revenues were generated by services to EIA.

Services

The Air Center performs aircraft maintenance, repair and overhaul on most types of commercial aircrafts for our own airline, aircraft leasing companies and other commercial carriers. Our services include aircraft storage, airframe heavy maintenance, business jet completions, component overhaul and repair, fuel sales, line maintenance, non-destructive testing, dismantling, reclamation, strip, paint and polish, structural modifications and training. In addition, we provide maintenance services to NASA for its B747 that transports the space shuttle. Our Air Center has one of the world’s largest secured civilian aircraft storage facilities and is one of only a small number of Boeing-authorized redelivery centers in the United States.

Facilities

The Air Center’s facilities are located 30 miles northwest of Tucson in Marana, Arizona. A 6,850-foot runway makes the facility capable of handling any commercial aircraft. Our main hangar has approximately 60,000 square feet of hangar space and can accommodate one B747-200 or four B-737 aircraft at one time. The Air Center has the capability to assign 225 technicians to a B747 aircraft at the same time, enabling the provision of up to 3,000 man-hours of service to a specific aircraft in one day. The Air Center has 20 million square feet of ramp and storage area with the capacity to store over 400 aircraft, and the arid climate of Arizona provides favorable conditions to prevent corrosion. The storage business also acts as a feeder for the maintenance business because some level of regular maintenance is usually required to ensure that aircraft coming out of storage are fully operable. In addition, there are over 350,000 square feet of buildings and improvements. The storage business also complements EASL when the owner elects to sell the aircraft or parts on a consignment basis. In addition, we have technologically advanced commercial strip, paint and polish facilities and a fuel depot facility. Roving security guards and base-wide overt and covert intrusion detection systems contribute to a thorough security system. The facility also includes a restaurant and a full service lodging facilities capable of housing up to 300 guests.

EASL

Through Evergreen Aircraft Sales & Leasing, or “EASL,” we buy, sell, lease and broker commercial aircraft, helicopter engines and spare parts, typically on a consignment basis. On the occasions where we purchase aircraft outright, we generally presell the significant parts, which makes recoupment of the investment more certain. We focus on facilitating an efficient and cost-effective transition between missions through the disposal and acquisition of aircraft types, particularly helicopters, and by managing the associated spare parts and material inventories. This provides us with an efficient method to procure the parts we need for our fleet and sell the parts we do not need.

Since 1992, we have sold and traded aircraft and inventory to our customer base of over 1,200 accounts. EASL’s major customers include Chromalloy, AAR Corp., Lufthansa and Israel Aircraft Industries Ltd., in addition to our regular business for our EIA and Helicopters segments. Approximately 33% of our EASL segment revenues in fiscal 2003 were generated from customers with whom EASL has conducted business for at least four years.

Other Businesses

Evergreen Agricultural Enterprises, or “EAE,” accounted for approximately 1% of our total revenue in fiscal 2003. Through EAE, we operate a nursery and farming enterprise that produces over 200 varieties of nursery stock. Other crops in production include quality grass seed for turf, Christmas trees and orchard crops. EAE and its subsidiaries are non-guarantors of the notes.

Trust Created February 25, 1986

The Trust Created February 25, 1986 is a trust, which does not have directors, but is operated and managed pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among the Wilmington Trust Company, as owner trustee, and 747, Inc., King, Christian Inc., Evergreen and Delford M. Smith, as amended. Mr. Smith holds a one-third beneficial ownership interest in that portion of the trust that owns the B747 aircraft. We own the remaining two-thirds interest in that portion of the trust that owns the B747 and all of that portion of the trust that owns the three DC9 aircraft. The Trust Created February 25, 1986 was established to facilitate the financing of one B747 and three DC9 aircraft. The trust leases these aircraft to Evergreen International Airlines, Inc. for $0.7 million per month. Lease payments paid to the trust are applied to pay monthly payments of $0.5 million on outstanding amounts under the loan agreement with Finova Capital Corporation. The trust entered into the loan agreement to finance the trust’s acquisition of the B747 aircraft. The remainder of the lease payments are allocated to the beneficiaries of the trust in accordance with their respective interests in the manner set forth in the trust agreement. The trust has no other ongoing operations or business. See “Certain Relationships and Related Transactions—Trust Created February 25, 1986” and “Description of Other Debt—Aircraft Leases.”

Evergreen Holdings, Inc.

Our parent company, Evergreen Holdings, Inc., also holds all the outstanding common stock of Evergreen Vintage Aircraft, Inc., which owns a collection of vintage aircraft and a 120,000 square foot Evergreen Aviation Museum building on approximately 84.2 acres in McMinnville, Oregon. Evergreen Vintage Aircraft, Inc, leases this building and land to The Captain Michael King Smith Evergreen Aviation Educational Institute, a non-profit corporation. Evergreen Vintage Aircraft, Inc. is not a guarantor of the notes.

Competition

Our primary competitors are different in each market in which we compete. EIA competes in the international air cargo market with other freight carriers, such as Atlas Air, Polar Air, FedEx Corporation, Kalitta Air, Cargo Lux and United Parcel Service and, on a limited basis, with freight operations of passenger airlines. Domestically, EIA competes primarily with several smaller contract carriers. Competition tends to be more intense in domestic and regional markets where smaller aircraft can meet contract requirements, making more operators eligible to compete for available work. We believe that the basis for competition in our primary air freight transportation markets are size, availability of aircraft with required performance characteristics, price and safe and reliable service. In addition, possession of broad operating authorities is an important factor in the ability of international cargo carriers to compete effectively. Our ability to successfully compete could be adversely affected by the entry of additional large carriers with greater financial resources into the contract freight carriage market.

EAGLE’s principal competitors include nationally operated ground service providers such as Swissport, Hudson General Corporation (a subsidiary of GlobeGround), Menzies Aviation Group (formerly Ogden Aviation Corporation), Worldwide Flight Services, Inc. and Servisair, as well as many smaller companies that operate regionally or at individual airports. In addition, we indirectly compete with various airlines that perform a large portion of their ground services in-house. The principal competitive factors in this industry are price, reputation, quality of service, breadth of service and experience.

Our Air Center competes primarily with the internal maintenance units of major airlines and other independent third party maintenance providers within the United States and abroad. Several of our competitors are as large or larger than Air Center in terms of their maintenance facilities and financial resources. The major independent maintenance businesses include UNC Incorporated, ST Mobile Aerospace Engineering, Inc., Dee Howard Aircraft Maintenance L.P., TIMCO Aviation Services, Inc., Lockheed Martin Corporation and BF Goodrich Aerospace (formerly TRAMCO, Inc.). In addition, the manufacturers themselves and certain corporate aircraft owners operate their own maintenance facilities. Competition in this segment is principally based upon price and the quality of the services provided.

Helicopters competes with other companies in specialized markets such as peacekeeping, logging, offshore petroleum support and fire suppression. In addition to general competitors such as Canadian Helicopters, Helicopters competes with other companies in specialized markets, such as heavy lift construction, oil support and aerial spraying. Competitors include Erickson Air-Crane Incorporated and Columbia Helicopters, Inc. in the heavy lift construction market, Petroleum Helicopters, Inc. and ERA Aviation, Inc. in the petroleum support market and Agrotors in the aerial spraying market. In addition, many of our customers and potential customers in the oil and gas industry operate their own helicopter fleets, which impacts demand for and prices for our services. Factors that affect competition in this segment include safety, price, reliability, availability and quality of service.

Insurance and Risk Management

We purchase insurance to cover standard risks in the aviation industry, including policies to cover aviation, workers compensation, auto liability, property and casualty risks. Our insurance rates are based upon our safety record as well as trends in the insurance industry. In fiscal 2003 and 2002, our aviation insurance rates increased by 86% and 69%, respectively, without any significant change in our insurance coverage. For fiscal 2004, our rates have decreased by 15%. Following September 11, 2001, commercial underwriters declined to write war risk liability insurance with limits over $50 million. Given most major carriers require limits from $1 billion to $2 billion, the U.S. government under the Airline Stabilization Act agreed to provide this coverage to all domestic airlines. In addition, this program provides hull physical damage coverage.

We are vulnerable to potential losses which may be incurred in the event of an aircraft accident. Any such accident could involve not only repair or replacement of a damaged aircraft and its consequent temporary or permanent loss from service, but also potential claims involving injury to persons or property. We are required by the DOT to carry liability insurance on each of our aircraft. We purchase policies for hull physical damage, liability risks and aviation ground risk with aircraft physical damage on a declared value basis to provide coverage for total losses and repair expenses in the event of a partial loss, effectively subject to a $0.5 million deductible for our B747 aircraft and DC9 aircraft. We maintain baggage and cargo liability insurance if not provided by our customers under ACMI contracts. To insure against risks associated with our maintenance, we maintain aviation and airline products liability, premises and hangarkeepers insurance in amounts and on terms generally consistent with industry practice. To date, we have not experienced any significant uninsured or insured claims related to our aircraft maintenance business. We also maintain workers compensation insurance policies that are retrospective in that the cost per year will vary dependent upon level and severity of claims in the policy year. Our workers compensation policy includes stop loss policies that minimize the loss associated with a single incident. Our other policies cover auto liability, property and casualty and other risks identified by management.

We are legally responsible to our customers for the safe delivery of cargo to its ultimate destination, subject to contractual and legal limitations on liability of $20.00 per kilogram ($9.07 per pound) for international flights. We believe we carry adequate insurance for these claims.

Although we believe our insurance coverage is adequate, we cannot assure you that the amount of such coverage will not be changed upon renewal or that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on our financial condition and could affect our ability to obtain insurance in the future. We have had a low claim experience and believe we enjoy a good reputation with our insurance providers.

Sales and Marketing

We maintain dedicated sales and marketing personnel who aim to strengthen long-standing relationships with existing customers and build upon our reputation to develop new customer relationships. We have a global network of sales offices and sales professionals in North and South America, Europe, Africa, Middle East, and Asia. We maintain our commercial relationships through our domestic and international sales network in over 50 cities. All our sales professionals communicate regularly with senior management to ensure that quoted prices are profitable and in line with our capabilities.

Employees

As of January 6, 2004, we and our subsidiaries had a total of 1,506 full-time and 2,848 part-time employees. Of our full-time employees, 406 are employed by our EIA segment, 358 by our EAGLE segment, 369 by our Air Center segment, 182 by our Helicopters segment, 42 by our EASL segment and 199 by our Other segment. Of our part-time employees, the majority were employed by our EAGLE segment, which had 2,792 part-time employees as of January 6, 2004.

EIA is party to a collective bargaining agreement with The Aviators Group (“TAG”). TAG represents EIA’s pilots and flight engineers and is not affiliated with any national or international unions. The agreement expires on December 31, 2004, and covers compensation and benefits matters and contains, among other provisions, no strike/no lockout, management rights and successors and assigns clauses. None of our other employees belong to a union or are party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

Our EAGLE and EIA employees are screened to maintain airport and aircraft safety and security, including a full background check, in accordance with Federal Aviation Regulation 107, similar to the screening and processing for commercial airline employees. We also screen our part-time employees in the same manner as full-time employees. We conduct the screening and submit the results to the local airport authority for approval.

Properties

Generally, our facilities consist of office space, hangars, maintenance facilities and warehouse and storage space. Some of our hangar facilities are constructed on property leased from airport owners. We also have various agreements with municipalities and governmental authorities that own and operate airports throughout the United States. These agreements generally relate to our use of general airport facilities, but may also include leases or licenses to use hangar and maintenance space. The majority of our properties are subject to leases with terms ranging from one month to five years. Historically, we have not experienced any difficulty in renewing our leases. We believe that our facilities are adequate for our current and near-term future needs.

We also lease buildings owned by our affiliates, Evergreen Ventures, Inc. and Mr. Delford M. Smith. EAE, a non-guarantor of the notes, owns or manages approximately 4,972 acres of farmland, certain parcels of which are owned subject to encumbrances.

The following is a summary of our major facilities:

Location	Description	Segment	Owned or Leased
3850 Three Mile Lane, McMinnville, OR	Corporate headquarters, operations center and hangar	All	Owned

Hangar #16, JFK Int’l Airport, Jamaica, NY	Warehouse	EIA	Leased(1)

3501 and 3511 Postmark Drive, Ted Stevens Anchorage Int’l Airport, Anchorage, AK	Warehouse	EAGLE	Leased

12921 Crenshaw Blvd., Hawthorne, CA	Warehouse	EAGLE	Leased

1451 East Mission Blvd., Ontario, CA	Industrial building	EAGLE(2)	Leased

Building #83, JFK Int’l Airport, Jamaica, NY	Offices and land	EAGLE	Leased

Tradeport Place IV, 4254 Frontage Rd., Hapeville, GA	Warehouse	EAGLE	Leased

7240 Edgewater Dr., Oakland, CA	Offices and warehouse	EAGLE	Leased

7001 NW 25th St., Miami, FL	Warehouse	EAGLE	Leased

7550 22nd Ave. South, Minneapolis-St. Paul Int’l Airport, Minneapolis, MN	Offices and warehouse	EAGLE	Leased

Pinal Airpark, Marana, AZ	Airport, hangar, offices and storage facilities	Air Center	Leased

T.F. Green State Airport, Warwick, RI	Hangar	Helicopters	Leased

Merrill Field, Anchorage, AK	Hangar	Helicopters	Leased

2001 Terminal Dr., Scholes Int’l Airport, Galveston, TX	Hangar	Helicopters	Leased

(1)	Original lease has expired and EIA currently occupies the premises on a month-to-month basis.
(2)	Premises are leased by EIA, but occupied and used by EAGLE.

Environmental

We are subject to numerous federal, state and local environmental laws and regulations governing discharges to air and water, as well as handling, transportation and disposal practices for solid and hazardous substances. If we violate such laws, we may incur substantial fines, costs or other liabilities. Moreover, if we were to be convicted of a criminal violation of the Federal Clean Air Act or the Federal Clean Water Act, the facilities involved in the violation (and possibly other facilities owned or operated by us) would be barred from participating in government contracts until the Federal Environmental Protection Agency had certified that the condition giving rise to the conviction had been corrected.

In addition, we also may be liable under environmental laws and regulations for the costs of cleaning up sites of past spills or disposals of hazardous substances. The presence of contamination from such substances, or the failure to remediate contaminated property properly, may adversely affect our ability to sell such property or to use it as collateral for a loan.

The costs of defending against claims of environmental liability or remediating contaminated property, and the costs of complying with environmental laws have not had a material adverse effect on our financial condition and results of operations in the past. However, there can be no assurance that such matters will not have such an effect in the future.

Legal Proceedings

On September 19, 2001, we instituted proceedings in the United States District Court for the State of Oregon against Asiana Airlines to recover certain amounts owed to us pursuant to a freighter service agreement with Asiana which began January 28, 2000 and expired February 28, 2003. The agreement required us to provide the aircraft (B747), crew, maintenance and insurance. Asiana was required to pay all other costs incurred in the performance of the contract. The contract provided for minimum payments based on guaranteed block hour utilization as defined in the agreement. On August 28, 2001, Asiana paid us for block hour utilization for the first week of September and gave notice that no further payments would be made. Asiana did not reimburse us for certain costs that we incurred during performance under the terms of the contract. We completed the mission in progress and returned the aircraft to the United States. Since the agreement was in force until February 28, 2003 and Asiana ceased minimum payments without notice, we sought damages to compensate us for the revenue that would have been earned had Asiana continued to meet its contractual obligations. On February 28, 2003, a jury returned a verdict of $16.6 million in our favor against Asiana. On April 22, 2003, the court denied our motion for prejudgment interest. On April 28, 2003, the court entered judgment in our favor in the amount of $16.6 million. On May 2, 2003, Asiana moved to stay the execution of the judgment pending hearing on post-judgment motions. On May 5, 2003, the Court granted the stay of execution, as of the date Asiana posts sufficient bond. In May 2003, Asiana posted a cash bond in the amount of $17.4 million. An order denying Asiana’s post-judgment motions and awarding us $38,053 in costs was entered on September 26, 2003. On October 24, 2003, Asiana filed a notice of appeal. The court has ordered a settlement assessment conference for December 18, 2003 which was reconvened on January 5, 2004. At the settlement conference it was determined that further settlement discussions are not likely to be fruitful. Briefing on the appeal is scheduled to begin in February 2004.

On August 19, 2002, we instituted proceedings against the United States of America in the United States District Court for the district of Alaska for a declaration that the Rural Service Improvement Act of 2002 (the “Rural Service Act”) is unconstitutional. The Rural Service Act, which went into effect on August 2, 2002, prohibits EIA from bidding on contracts for the delivery of Alaska nonpriority bypass mail. We subsequently consolidated our claims with a prior lawsuit asserting similar claims filed by Alaska Central Express, Inc. Plaintiffs, including EIA, and the defendant, the U.S. government, have filed cross-motions for summary judgment on the constitutional claims. Briefing on these motions closed on May 9, 2003. The district court granted the U.S. government’s motion for summary judgment and dismissed our claim with prejudice on September 29, 2003. On October 30, 2003, EIA filed an appeal to the decision to the Ninth Circuit Court of Appeals. EIA also filed a takings claim for money damages to recover for the economic loss of the use of assets which were committed to performance of the bypass mail operations. EIA has not yet fully quantified those losses. This claim is being transferred to the U.S. Court of Claims in Washington, D.C. and is expected to be stayed pending decision on the constitutionality claim by the District Court in Alaska. The outcome of these proceedings will not impact our ability to operate services for the U.S. Postal Service in the Alaska market. Although we have not generated significant revenues from nonpriority bypass mail services in the past, an adverse outcome of these proceedings would prevent us from offering these services in the future.

On August 2, 2001, Airfreight Express Ltd. and AFX Capital Ltd. filed suit in the Pima County Superior Court in Arizona State Court against us alleging among other things breach of contract and fraud and seeking approximately $10 million in compensatory and punitive damages, attorneys’ fees and costs. On October 3, 2001, we moved to dismiss the complaint on the grounds that it was barred by a previous settlement agreement, which the court denied on February 5, 2002. The plaintiff amended its complaint on June 28, 2002 to claim breach of contract, breach of the covenant of good faith and fair dealing and for a declaratory judgment that the release was void for duress and lack of consideration and fraud. On November 1, 2002, Evergreen filed a motion for security of costs requesting that the plaintiff post a $50,000 security bond. The court ordered the plaintiff to post a security bond in the amount of $15,000 and AFX complied with the order by posting cash. On November 13, 2002, we crossclaimed that the claims were barred by the settlement agreement and that the settlement agreement was fully enforceable. We also claimed breach of contract of the settlement agreement, breach of the covenant of good faith and fair dealing, and unjust enrichment. Evergreen filed a motion to dismiss plaintiff’s second amended complaint on March 21, 2003 and a motion for summary judgment on March 27, 2003. On September 22, 2003, the court denied the motion to dismiss. On October 13, 2003, Evergreen filed a second motion to dismiss. The court granted the second motion to dismiss on October 30, 2003. Trial on Evergreen’s counterclaim is currently set for February 24, 2004.

On February 11, 2003, Tridair Repair and Manufacturing, Inc. filed a complaint against us in the United States District Court for the Central District of California, alleging, among other things, fraud and breach of contract (“California Action). The allegations related to an aircraft salvage contract, entered into on or about June 3, 2002, under which we performed aircraft salvage services for Tridair in return for payment. After Tridair transferred its litigation rights to an entity named Diversified Aero Asset Management, Inc. (which also sued Evergreen Air Center in the same court for similar claims on February 14, 2003), Diversified amended its complaint to include the Tridair claims on March 17, 2003. Diversified claims fraud, breach of contract, claim and delivery and conversion, and seeks $10.6 million plus the fair market value of the parts. On April 2, 2003, we filed a motion to dismiss for lack of jurisdiction, or in the alternative, to transfer the case to federal court in Arizona. The California Action has been dismissed, and the parties have filed competing claims on the same matters in Arizona state court. The Arizona state court actions are in the initial pleading stages. We filed a motion for summary judgment on August 22, 2003. The hearing was held on October 20, 2003. The judge took the matter under advisement. Discovery is still continuing. Trial is scheduled for November 30, 2004. We believe we have meritorious defenses to the allegations in the complaint and intend to defend the case vigorously.

On or around May 22, 2003, Banc of America Securities LLC filed suit in the Superior Court of the County of Meeklenburg for the State of North Carolina against Evergreen International Aviation and certain of its subsidiaries. The complaint alleges claims for breach of contract and quantum meruit, arising out of the agreements with the plaintiff to act as our financial agent and payment of related fees. The damages are unspecified. We have retained local counsel but have not yet been required to respond to the complaint. On August 25, 2003, we filed a motion to dismiss or stay for lack of personal jurisdiction. On November 10, 2003, the North Carolina Superior Court denied our motions. No written order has yet been issued. On November 12, 2003, we appealed the motion to dismiss for lack of jurisdiction. The action is stayed pending appeal of those issues and there will be no discovery or trial until after resolution of those appeals. We believe we have meritorious defenses to the allegations in the complaint and intend to defend the case vigorously.

We are a party to a number of other claims and lawsuits arising in the normal course of our business. However, we do not consider the ultimate liability with respect to those other claims and lawsuits to be material in relation to our consolidated financial condition or operations.

Regulation

We are subject to regulation under U.S. laws and the laws of the various countries to which we fly our aircraft. We are also subject to various international bilateral and multilateral air services agreements between the United States and the countries to which we provide cargo services and must obtain permission from the applicable foreign government to provide service to that country.

Domestic Regulation

FAA

We are subject to the jurisdiction of the FAA with respect to aircraft maintenance, repair and operations, including flight operations, equipment, aircraft noise, ground facilities, dispatch, communications, weather observation, flight time, crew qualifications, aircraft registration, and other matters affecting air safety. FAA regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. FAA regulations also require us to comply with certain safety and security measures with respect to the ground handling services our EAGLE segment provides.

We must obtain and maintain from the FAA certificates of airworthiness for all of our aircraft and an air carrier certificate for our aircraft-operating entities. The FAA has the authority to suspend temporarily or revoke permanently our authority to operate or our licensed personnel for failure to comply with regulations promulgated by the FAA and to assess substantial civil penalties for such failure. Our aircraft, flight personnel and flight and emergency procedures are subject to periodic inspections and tests by the FAA. The FAA also conducts safety audits and has the power to impose fines and other sanctions for violations of airline safety regulations. Under FAA regulations, all aircraft must be maintained under a FAA approved continuous airworthiness maintenance program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing trained and approved technicians. The FAA also has jurisdiction over the transportation of hazardous materials. Shippers and air carriers of hazardous materials generally share responsibility for compliance with these regulations, and shippers are responsible for proper packaging and labeling. Substantial monetary penalties can be imposed on both shippers and air carriers for infractions of these regulations as well as possible criminal penalties.

To provide air cargo transportation services under long-term contracts with major international airlines, we rely primarily on our worldwide charter authorities. FAA and DOT approval is required for long-term wet lease contracts but not dry leases.

The DOT and the FAA have authority under the Aviation Safety and Noise Abatement Act of 1979, as amended and recodified, and under the Airport Noise and Capacity Act of 1990, to monitor and regulate aircraft engine noise. All of our fleet of airplanes comply with Stage III Standards, which is currently the highest FAA standard applicable to our aircraft.

The FAA also has the power to issue airworthiness directives, the effect of which may require us to modify our aircraft, at our expense, to meet perceived inadequacies throughout the airline industry. Under the FAA’s directives issued under its “Aging Aircraft” program, we are subject to extensive aircraft examinations and have been required to undertake structural modifications to our fleet to address the problem of corrosion and structural fatigue. In November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into airworthiness directives by the FAA. All of our B747 aircraft are in compliance with such directives. As part of the FAA’s overall Aging Aircraft program, it has issued directives requiring Section 41 additional aircraft modifications to be accomplished prior to an aircraft reaching 20,000 cycles. Nine of our ten B747 aircraft have already undergone such modifications and are in compliance. Modifications for the remaining B747 are scheduled to be completed by January 2004 and we estimate that the modification costs for this aircraft will be approximately $2 million. Our DC9 aircraft are not required to undergo modifications for at least 13 years. Other directives have been issued that require inspections and minor modifications to our B747 aircraft. On April 2, 2003, the FAA mandated the installation of traffic collision avoidance systems (“TCAS”) on all aircraft over 33,000 pounds by January 1, 2005 to reduce the risk of a midair collision. TCAS were installed on each of our B747 aircrafts in 1999, but the FAA mandate will also require installation of TCAS in each of our DC9 aircraft. We estimate that the total cost of TCAS installation in our DC9 fleet will be $1.1 million. In addition, on March 29, 2001, the FAA mandated that a terrain awareness and warning system (“TAWS”) be installed on all turbine-powered aircraft by March 29, 2005. TAWS are designed to provide pilots with increased situational awareness in any weather conditions. All of our B747 and DC9 aircraft will require TAWS installation, and we estimate the total cost of installation to be $1.8 million. On May 10, 2002, the FAA issued a proposed rule that would require aircraft operating between 29,000 and 39,000 feet in designated airspace to be certified by the U.S. Domestic Reduced Vertical Separation Minimum Program. Under the proposed rule, we would be required to be certified by late 2004 or early 2005. Reduced vertical separation minimum (“RVSM”) is the use of reduced vertical separation of 1,000 feet (from the current 2,000 feet) for approved aircraft operating between 29,000 and 39,000 feet in designated airspace. All of our DC9 aircraft will require RVSM certification. All of our B747 aircraft were RVSM-certified in 1997. At this time, we are unable to estimate the costs of compliance with this directive as the certification process has not yet begun. If we do not comply with airworthiness directives, we would be unable to operate the aircraft.

Our Air Center is also subject to regulation by the FAA. The Air Center is a certified FAA-approved repair station and holds numerous certificates issued by the FAA in order to perform its maintenance, repair and overhaul services. In addition, certain Air Center employees hold FAA certificates authorizing them to perform the maintenance, repair and overhaul services that the Air Center provides. In July 2001, the FAA’s Office Aviation Safety Inspection Program (OASIP) inspected the Air Center. As a result of the inspection, the FAA notified us that it would investigate certain compliance and qualification issues with respect to our Air Center. On October 3, 2001, the Air Center and the FAA entered into a settlement agreement to resolve these issues. As part of the settlement, the Air Center agreed voluntarily not to exercise its authority under its Air Agency Certificate pending demonstration of compliance with FAA regulations. We submitted a plan to demonstrate such compliance, and on November 30, 2001, the FAA issued a letter confirming that the Air Center had met the terms of the settlement agreement and was in full compliance with all FAA requirements applicable to it.

DOT

The DOT maintains economic regulatory authority over air transportation. In order to engage in our air transportation business, we are required to maintain a Certificate of Public Convenience and Necessity (“CPCN”) and other of our entities providing air transportation have registered with the DOT as air taxis. The DOT has issued to us various CPCNs to engage in domestic and foreign air transportation of cargo on both a scheduled and charter basis. Prior to issuing a CPCN, the DOT examines a company’s managerial competence, financial resources and plans and compliance record in order to determine whether the carrier is “fit, willing and able” to engage in the transportation services it has proposed to undertake. The authority under our CPCNs is of indefinite duration, unless we were to cease all operations or were found by the DOT not to be “fit, willing and able.” If we were to cease such operations, this authority would be suspended and revoked for dormancy if our operations did not resume within one year. The DOT also examines whether a carrier conforms with the requirement under Title 49 of the United States Code (formerly the Federal Aviation Act of 1958, as amended) that the transportation services proposed are consistent with the public convenience and necessity. Among other things, a company holding a CPCN must qualify as a United States citizen, which requires that it be organized under the laws of the United States or a state, territory or possession thereof; that its president and at least two-thirds of its board of directors and other managing officers be United States citizens; that not more than 25% of its voting stock be owned or controlled, directly or indirectly, by foreign nationals; and that it not otherwise be subject to foreign control. With respect to scheduled foreign air transportation of cargo, we have authority to transport cargo between the United States and points in 166 foreign countries. The DOT has granted us rights to transport cargo to 163 of these foreign countries, which rights are of indefinite duration. We have DOT exemption authority of limited duration to transport cargo to all points in Argentina and Colombia and four cities in Russia. Our exemption authority expires on April 1, 2004 for Argentina, May 13, 2004 for Colombia and March 31, 2004 for Russia. Many carriers operate under such exemption authority, which is granted for up to a period of two years and typically renewed by the DOT. CPCNs and grants of exemption authority are subject to standard DOT terms, conditions and limitations and may be conditioned, suspended or withdrawn.

DOT approval is required for long-term wet lease contracts with foreign air carriers. Wet lease contracts of less than 60 days do not require DOT approval, unless the wet lease is part of a series of contracts that all run together for more than 60 days. In addition, international air services are generally governed by a network of bilateral civil air transport agreements in which rights are exchanged between governments, which then select and designate air carriers authorized to exercise such rights. These bilateral agreements may be open skies agreements which contain no restrictions or limitations, or they may specify the city-pair markets that may be served; restrict the number of carriers that may be designated; provide for prior approval by one or both governments of the prices the carriers may charge; limit frequencies or the amount of capacity to be offered in the market; and, in various other ways, impose limitations on the operations of air carriers. To obtain authority under a restrictive bilateral agreement, it is often necessary to compete against other carriers in a DOT proceeding. At the conclusion of the proceeding, the DOT awards all route authorizations. The provisions of bilateral agreements pertaining to charter services vary considerably from country to country. Some agreements limit the number of charter flights that carriers of each country may operate. We are subject to various international bilateral air services agreements between the U.S. and the countries to which we provide service.

We also operate on behalf of foreign flag air carriers between various foreign points without serving the U.S. These services are subject to the bilateral agreements of the respective governments. Furthermore, these services require FAA approval but not DOT approval. We must obtain permission from the applicable foreign governments to provide service to foreign points. Such approval requirements may limit our growth opportunities in these locations. The DOT also has jurisdiction over the transportation of hazardous materials.

TSA

The Aviation and Transportation Security Act (“ATSA”) was enacted in November 2001, creating a new government agency, the Transportation Security Administration (“TSA”). The TSA, now part of the United States Department of Homeland Security, is responsible for aviation security. The ATSA mandates that the TSA provide for the screening of all passengers and property, including U.S. mail, cargo, carry-on and checked baggage. Under a rule known as the “Twelve-Five Rule,” the TSA has mandated that operators of aircraft with a maximum certificated takeoff weight of 12,500 pounds or more conduct criminal history background checks through fingerprinting of pilots and certain other flight personnel, as well as limit access to the cockpit. The deadline for compliance with this rule was May 1, 2003. We are currently in compliance with this rule.

Other Domestic Regulation

Several aspects of airline operations are subject to regulation or oversight by Federal agencies other than the FAA or the DOT. For instance, labor relations in the air transportation industry are generally regulated under the Railway Labor Act, which vests in the National Mediation Board certain regulatory powers with respect to disputes between airlines and labor unions. In addition, we are subject to the jurisdiction of other governmental entities, including the Federal Communication Commission regarding use of radio facilities; the Bureau of Industry and Security within the Commerce Department regarding export controls for international transportation of cargo; the Department of Homeland Security, through the Bureau of Customs and Border Protection, the Bureau of Immigration and Customs Enforcement and the Bureau of Citizenship and Immigration Services, regarding inspection of cargo imported from our international destinations, the citizenship of our employees, the inspection of animals, plants and produce imported from our international destinations regarding our international operations, and other customs, immigration and inspection functions; the Environmental Protection Agency regarding hazardous waste; and the Department of Labor (including the Office of Federal Contract Compliance Programs) regarding our employees. We believe that we are in material compliance with all applicable laws and regulations of such governmental entities.

Foreign Regulation

To the extent required to do so, we obtain authority to conduct foreign operations from applicable aeronautical and other governmental authorities. As with the certificates and licenses obtained from U.S. authorities, we must comply with all applicable rules and regulations imposed by foreign governmental authorities or be subject to the suspension, amendment or modification of its operating authorities. We believe we are in compliance with all such rules and regulations.

MANAGEMENT

The table below sets forth certain information regarding directors and executive officers of Evergreen and the other registrants as of January 15, 2004. (1)(2)

Name	Age	Position
Delford M. Smith(3)	73

Chief Executive Officer and Chairman of the Board of

Directors—Evergreen; Chairman of the Board of Directors—EIA, EHII and EHA; Director—Air Center, EAGLE, Equity, Sys-tems LogistiX, EHA, EASL, Helicopters and Holdings

Timothy G. Wahlberg(3)	58	Director and President—Evergreen, Holdings, EIA, Helicopters, Equity and Sys-tems LogistiX; Chairman of the Board of the Directors—Air Center and EASL; Director—EAGLE, EHII and EHA

Anthony E. Bauckham	51	Director—Aviation; Executive Vice President—EIA; Director—Air Center

Brian T. Bauer	36	Director—Evergreen ; Director and President—EAGLE

Carson R. Cole	36	Director—Evergreen

Thomas P. Feddersen	41	Director—Air Center; Senior Vice President—Administration—EASL

Timothy F. Hannigan	40	Director—Evergreen

Elsie Henry	63	Director—Air Center

Michael A. Hines	37	Director—Evergreen, Air Center, Helicopters and EHA; Vice President of Material—EIA; Director and President—EASL

John A. Irwin(3)	48	Director, acting Chief Financial Officer, Treasurer and Senior Vice President of Risk Management—Evergreen; Director and Treasurer—Holdings, EAGLE, EHII, EASL and Sys-tems LogistiX; Director and Vice President of Finance and Treasurer—EIA; Director—Air Center; Director and Senior Vice President of Finance and Treasurer—Helicopters; Director, Vice President and Treasurer—Equity and EHA

John M. Kiesler	56	Director—Helicopters and EHA

Terrence MacGowan	66	Vice President of Administration—Air Center

Michael F. Melvin	38	Vice President of Finance and Treasurer—Air Center

Thomas E. Pitzer	54	Director—Air Center

James A. Porter	57	President—EHII

Gerard H. Rock	46	Director and Vice President of Government Affairs—Evergreen; Director—Helicopters; Director and President—EHA

Ranjit Seth	39	Director—Evergreen; Senior Vice President of Sales and Marketing—EIA

Dr. Brian Shaffer	45	Director—Evergreen

Ryan M. Smith	26	Vice President of Administration and Finance—EIA

Name	Age	Position
Daniel F. Van Dyke	44	Director—Evergreen

Trevor R. VanHorn	58	President—Air Center

Robert A. Warren	63	Director—Evergreen, Vice President of Flight Operations, EIA

Gwenna R. Wootress	46	Secretary and Acting In-house Counsel—Evergreen; Director and Secretary—Holdings, Airlines, EAGLE, Air Center, Helicopters, EIA EHII, EHA and EASL; Secretary—Sys-tems LogistiX and Holdings

Robert J. Wueste	51	Director—Evergreen

(1)	In this “Management” section:

A reference to:	shall mean:
Evergreen	Evergreen International Aviation, Inc.
Holdings	Evergreen Holdings, Inc.
EIA	Evergreen International Airlines, Inc.
EAGLE	Evergreen Aviation Ground Logistics Enterprise, Inc.
Air Center	Evergreen Air Center, Inc.
Helicopters	Evergreen Helicopters, Inc.
EHII	Evergreen Helicopters International, Inc.
EHA	Evergreen Helicopters of Alaska, Inc.
EASL	Evergreen Aircraft Sales & Leasing Co.
Equity	Evergreen Equity, Inc.
Sys-tems LogistiX	Sys-tems LogistiX, Inc.

(2)	The Trust Created February 25, 1986 is a trust, which does not have directors, but is operated and managed pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among the Wilmington Trust Company, as owner trustee, and 747, Inc., King, Christian Inc., Evergreen and Delford M. Smith, as amended. Mr. Smith holds a one-third beneficial ownership interest in that portion of the trust that owns the B747 aircraft. We own the remaining two-thirds interest in that portion of the trust that owns the B747 and all of that portion of the trust that owns the three DC9 aircraft.
(3)	Member of the Executive Committee for Evergreen, Holdings, EIA, EAGLE, Air Center, Helicopters, EHII, EHA, EASL, Equity and Sys-tems LogistiX.

Delford M. Smith founded Evergreen in 1960 and since its inception, has been the Chairman of the Board of Directors and controlling shareholder of Evergreen. Mr. Smith formerly served as a member of the board of directors for each of the Air Transport Association and the National Transportation Defense Association Airlift Committee, and also formerly served as president of Helicopter Association International. He has been honored with the Napoleon Hill Gold Medal Award for Entrepreneurial Achievement, the Helicopter Association International Lawrence Bell Memorial Award and the Professional Pilot Aviation Humanitarian of the Year Award. Mr. Smith received his B.S. degree in Psychology and Business from the University of Washington and received Honorary Doctorate Degrees in Aeronautical Science from Salem College, Salem, West Virginia, and in Business Administration from Johnson and Wales College, Providence, Rhode Island. In 1993, the National Defense Transportation Association granted him the National Transportation Award. In 1999, he was awarded the Wright Brothers Memorial Trophy, an award given annually by the National Aeronautic Association to a living person who has made significant contributions to aviation in the United States. In 2002, Mr. Smith was inducted into the Horatio Alger Association and, since April 2003, he has served as director of this association.

Timothy G. Wahlberg, our President and one of our directors, joined Evergreen in 1969 and has been our President since 1994. In addition, Mr. Wahlberg has been President of EIA since April 2002 and President of Helicopters since December 1992. Previous positions include President of EIA from January 1986 until

December 2001, President of Air Center from May 1984 to August 1986 and President of EASL from December 1991 to July 2002.

Anthony E. Bauckham, one of our directors, has been the Executive Vice President of EIA since September 2000. From January 1998 to September 2000, Mr. Bauckham was Vice President of Sales and Marketing of EIA overseeing Europe, Africa and the Middle East. Mr. Bauckham is a National Defense Transportation Association member, a trustee of The International Air Cargo Association and a member of the board of directors of the Air Transport Association.

Brian T. Bauer, one of our directors, joined Evergreen in 1989 and has been the President of EAGLE since October 1995. Since September 1995, Mr. Bauer has also served as the President of Evergreen Agricultural Enterprises, Inc. and, since April 2003, as our Executive Vice President. From July 1994 until September 1995, Mr. Bauer held the position of Executive Vice President of EAGLE. From May 1993 until July 1994, Mr. Bauer served as Vice President for the Eastern Region for EAGLE, from October 1990 until March 1993, as the Eastern Region Director for EAGLE and from 1992 until 1994, as Vice President of Operations for EAGLE. Mr. Bauer has held various other positions within Evergreen and its subsidiaries, including Station Manager of EAGLE from October 1990 until March 1992, Manager of Sales and Service for Hong Kong, India and Sri Lanka for EIA from May 1990 until October 1990, International Operations Representative for Singapore from January 1990 until February 1990, Assistant to our Chairman of the Board of from January 1990 until February 1990, Ground Services Analyst from October 1989 until January 1990 and Systems Operations Agent at EIA from the time he joined Evergreen in September 1989 until October 1989.

Carson R. Cole joined Evergreen as one of our directors in November 1999. Since June 1999, Mr. Cole has served as Chairman and President of DebtTraders Group, Inc., an international investment firm. From September 1996 until June 1999, Mr. Cole served as the Head of Asia Corporate Bond Research at Bankers Trust Company, a commercial bank, in its Hong Kong office.

Thomas P. Feddersen has served as the Executive Vice President for EASL since January 2003. From September 2001 until January 2003, Mr. Feddersen served as the Vice President of Marana Sales for EASL, from January 2001 until September 2001, served as the Senior Vice President of Finance and Contracts for Air Center, and from March 1999 until January 2001, served as the Senior Vice President of Finance and Administration for Air Center. Prior to joining Evergreen in 1999, Mr. Feddersen owned a sales and distribution company, RRR Resources, which sold and distributed industrial equipment.

Elsie Henry has been our Vice President of Payroll/Personnel since 1993 and a director of Air Center since 1992. From 1988 until 1993, Ms. Henry served as our Vice President of Corporate Payroll.

Michael A. Hines has been the President of EASL since May 2002 and Vice President of Material of EIA since October 1997. Mr. Hines joined Evergreen Holdings, Inc. in 1989 as a financial analyst and served as the Vice President of Material for Helicopters from April 1996 until October 1997.

John A. Irwin, one of our directors, has been with Evergreen for over 17 years. Mr. Irwin has been Director and Vice President of Finance of EIA since November 2000 and the acting Chief Financial Officer since October 2003. Since July 1991, Mr. Irwin has served as Vice President of Risk Management and, since March 1999, as our Treasurer. Mr. Irwin has also been the Senior Vice President of Finance of Helicopters since November 1990. Previous positions include Vice President of Finance for Helicopters and controller for Evergreen. Mr. Irwin received his B.S. degree in Business Administration with a concentration in Accounting and Finance from Oregon State University.

John M. Kiesler has been the Vice President of Maintenance Operations for Helicopters since April 2001. Mr. Kiesler joined Evergreen in 1973 and has previously served as President of Quality for Helicopters from August 1999 until April 2001 and as Vice President of Maintenance for Helicopters from April 1996 until August 1999.

Timothy F. Hannigan joined Evergreen as one of our directors in August 2003. Mr. Hannigan has been a managing director for Wexler and Walker, Public Policy Associates since 1997.

Terrence MacGowan joined Evergreen in November 2002 as the Vice President of Administration for Air Center. Prior to joining Evergreen, Mr. MacGowan served as the director of Resource Planning & Contracts for Airport Group International, Inc., a company that provides ground logistics services and airport facility, operation, maintenance and management services, from April 1989 until November 2002.

Michael F. Melvin joined Evergreen in September 2000 as the Vice President of Finance and Treasurer of Air Center. Prior to joining Evergreen, Mr. Melvin was the controller of Visionquest National, Ltd, a youth services corporation, from September 1988 until September 2000.

Thomas E. Pitzer joined Evergreen in 1974. Mr. Pitzer has been the Senior Vice President of Maintenance, Engineering & Material for EIA since 2003. Prior to 2003, Mr. Pitzer served as the Vice President of Maintenance for EIA from 1994 until 2003, the Senior Director of Line Maintenance for EIA (Japan) from 1991 until 1993.

James A. Porter returned to Evergreen in February 2002 as the President of EHII. Prior to returning to Evergreen, Mr. Porter was the president, chief executive officer and owner of Samoa Aviation dba Samoa Air, a company which provided scheduled passenger/commuter flights, from July 1986 until November 2001.

Gerard H. Rock, one of our directors, has served as the President of Evergreen Helicopters of Alaska, Inc. since joining Evergreen in 1995. Since September 2001, Mr. Rock has served as our Vice President of Government Affairs.

Ranjit Seth, one of our directors, joined Evergreen in 1997. Since February 2003, Mr. Seth has served as Senior Vice President of Sales and Marketing for EIA. From May 2000 until January 2003, Mr. Seth served as Vice President of Commercial—Asia for EIA. Prior to that, Mr. Seth served as Senior Director of Sales—Asia from May 1999 until April 2000 and as Director of Sales—South Asia from August 1997 until March 1999 for EIA.

Brian Shaffer, M.D. joined Evergreen as one of our directors in 1999. Dr. Shaffer has been a physician and partner at Urologic Consultants, P.C. since 1994 and is the son-in-law of Mr. Delford M. Smith.

Ryan M. Smith joined Evergreen in 1999. Since March 2003, he has served as the Controller for EIA. From 1999 until March 2003, he served as the Vice President of Finance for EASL.

Daniel F. Van Dyke returned to Evergreen as one of our directors in August 2002. Since October 1993, Mr. Van Dyke has been the owner and operator of Van Dyke Grain Elevators, Inc. a commodity brokerage and handling and transportation company and Van Dyke Warehouses, LLC, a property management company. From June 1990 until September 1993, Mr. Van Dyke served in various capacities at Evergreen, including Vice President of Warranty and Material Sales for Evergreen and from June 1990 until August 1992 as Vice President of Material for EIA and Helicopters.

Trevor R. Van Horn joined Evergreen in 2000 and has been the President of Air Center since November 2000. From 1999 until joining Evergreen, Mr. Van Horn acted as Vice President and General Manager of Agrimond L.L.C. From 1998 until 1999 he served as President of the Southeast Division of USA Parking Systems. Mr. Van Horn is a member of the Airport Minority Advisory Council, the American Association of Airport Executives, the National Parking Association, and the Airport Council International—North America.

Robert A. Warren, one of our directors, joined Evergreen in 1988. Mr. Warren has served as Vice President of Flight Operations for EIA since September 2000. From March 1998 until September 2000, Mr. Warren served as System Chief Pilot for EIA.

Robert J. Wueste has served as one of our directors since October 2003. Since February 2003, Mr. Wueste has served as the Chairman of the Board of Directors and the Chief Executive Officer of Samuel Aaron International, a retail jewelry company. From 1989 until February 2003, Mr. Wueste has served as a partner and the President and Chief Executive Officer of Samuel Aaron International.

Gwenna R. Wootress, our Secretary and acting in-house counsel, has been with Evergreen for over five years. Ms. Wootress joined Evergreen in 1997 serving as Legal Counsel to EASL. In 1998, she was appointed Secretary of Evergreen, Air Center and EAE. Since 2000, Ms. Wootress has also served as the Secretary of EIA, Helicopters, Evergreen Helicopters of Alaska, Inc., EAGLE, EASL and Evergreen Helicopters International, Inc. Ms. Wootress received her juris doctor from Case Western Reserve School of Law.

As of August 31, 2003: (i) Evergreen’s Board of Directors was composed of 14 directors; (ii) Holdings’ Board of Directors was composed of three directors; (iii) EIA’s Board of Directors was composed of four directors; (iv) EAGLE’s Board of Directors was composed of five directors; (v) Air Center’s Board of Directors was composed of nine directors; (vi) Helicopters’ Board of Directors was composed of nine directors; (vii) EHII’s Board of Directors was composed of five directors; (viii) EHA’s Board of Directors was composed of eight directors; (ix) EASL’s Board of Directors was composed of six directors; (x) Equity’s Board of Directors was composed of three directors; and (xi) Sys-tems LogistiX’s Board of Directors was composed of three directors.

Each director of each of the registrants (other than the Trust Created February 25, 1986) serves for annual terms, and until his successor is elected and qualified. Each of the registrants (other than the Trust Created February 25, 1986) hold annual stockholders meeting on the first Tuesday of March, at which the directors are elected. Mr. Delford M. Smith, as the controlling shareholder of Holdings, has the power to name and replace all of our directors.

Committees of the Board of Directors

Executive Committee

The Executive Committee of the Board of Directors of each of the registrants (other than the Trust Created February 25, 1986), except as limited by applicable state law, is empowered to exercise all of the powers of the Board of Directors. The members of the Executive Committee of each of the registrants (other than the Trust Created February 25, 1986) are Delford M. Smith, Timothy G. Wahlberg and John A. Irwin.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning cash compensation paid by Evergreen to its five most highly compensated executive officers (collectively, the “named executive officers”) for services rendered in all capacities to Evergreen during fiscal 2003:

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Cash Compensation (1)
Delford M. Smith Chairman of the Board	2003	$1,433,333	—	$14,000
Ranjit Seth Senior Vice President of Sales and Marketing—EIA	2003	$165,600	—	—
Timothy G. Wahlberg President—Evergreen International Aviation; President—EIA; President—Helicopters	2003	$140,000	—	$8,120
Trevor R. Van Horn President—Air Center	2003	$130,000	—	$9,200
Brian T. Bauer President—EAGLE	2003	$124,615	—	$5,253

(1)	Represents our contribution under our Savings and Retirement Plan on behalf of each executive.

We have entered into a letter agreement with Mr. Delford M. Smith, pursuant to which agreement Mr. Smith will serve as our Chief Executive Officer and Chairman of the Board. The agreement provides for compensation at the rate of $3 million per year and a one-time bonus in the amount of $4 million which was paid after completion of the refinancing of the existing credit facility. In addition, the Board, in its discretion, may grant Mr. Smith annual bonuses, provided, however, that the amount of such bonuses shall be used solely (i) to satisfy any of Mr. Smith’s or his affiliates obligations to Holdings or its subsidiaries or (ii) to satisfy any taxes payable by Mr. Smith as a result of the receipt of such bonus or the satisfaction of such obligations. The employment agreement was entered into concurrent with Mr. Smith’s execution of certain promissory notes to us to provide for repayment of existing indebtedness. See “Certain Relationships and Related Transactions.” The term of Mr. Smith’s agreement is for five years from the completion of the refinancing and is automatically extended each day so that the remaining term is always five years. If Mr. Smith’s employment is terminated by reason of his death or disability, by us without “cause” or by Mr. Smith for “good reason”, Mr. Smith, or his estate, as the case may be, will be entitled to (i) a portion of his annual bonus for the year in which the termination occurs, prorated through the date of such termination and (ii) any “contingent payment” which becomes due and payable in accordance with the terms of the agreement. If Mr. Smith’s employment is terminated by reason of his death or disability, the amount will be payable over five years. In all other cases, the amount will be payable in a lump sum. In addition, if Mr. Smith’s employment is terminated by us without “cause” or by Mr. Smith for “good reason”, he will be entitled to company-paid health coverage for a period of five years following termination. “Cause” means (i) Mr. Smith’s conviction of or guilty plea to a felony; or (ii) any acts of material personal dishonesty, theft or fraud by Mr. Smith in connection with his duties as an officer and intended to result in his personal gain. “Good reason” means: (i) any assignment to Mr. Smith of duties inconsistent with his position or an adverse change in the status, position or conditions of his employment or the nature of his responsibilities, or his removal from, or any failure to re-elect him to, any of such positions, (ii) any reduction in Mr. Smith’s base salary, (iii) certain relocations of our principal offices, (iv) our failure to pay Mr. Smith any portion of his base salary within seven (7) days of the due date, (v) our failure to continue in effect any benefit or compensation plan in which Mr. Smith participates or (vi) our failure to obtain an agreement from any successor to assume and agree to perform Mr. Smith’s agreement. A “contingent payment” means an amount equal to (x) five times Mr. Smith’s base salary then in effect plus (y) an amount equal to five times the average of the annual bonuses paid to him in the five years immediately preceding the termination which amount Evergreen will not be required to pay if all of its directors then in office other than Mr. Smith determine by vote or more than two-thirds of such directors that it would be in the best interests of Evergreen not to make such payment, at a meeting of the board, properly called in accordance with the its bylaws and held within two weeks of such disability or death.

We maintain a qualified Savings and Retirement Plan that covers all of our employees who meet the eligibility requirements set forth in the plan. The plan provides for employer matching contributions equal to 50% of a participant’s pre-tax contributions up to a maximum of 10% of a participant’s eligible compensation. Participants also receive an employer basic contribution equal to 4% of their eligible compensation. All employer contributions vest as to 20% after the completion of two years of service, and an additional 20% per year thereafter.

In addition, we may from time to time give our executive officers additional benefits, none of which we believe to be material.

PRINCIPAL SHAREHOLDERS

All of the shares of Evergreen’s outstanding capital stock are owned by Evergreen Holdings, Inc. (“Holdings”). Other than the Trust Created February 25, 1986, all of the outstanding capital stock of each of the other registrants is directly or indirectly owned by Holdings. Other than Mr. Delford M. Smith, no director or officer of Evergreen beneficially owns any shares of Holdings common stock. The table below sets forth, as of November 30, 2003, information concerning the beneficial ownership of all outstanding shares of Holdings common stock. Except as otherwise noted, Mr. Delford M. Smith has sole voting power and sole investment power with respect to the shares set forth below.

Name and Address	Shares		Percent of Class
Mr. Delford M. Smith 22800 Fulquartz Road Dundee, OR 97115	7,553,038	(1)	75.1%

Mr. Mark C. Smith P.O. Box 6614 Portland, Oregon 94025	2,501,711	(2)	24.9%

(1)	Includes (1) 2,500,000 shares of Holdings common stock held by Mr. Delford M. Smith, as trustee of the Delford M. Smith Revocable Trust, and (2) 5,053,038 shares of Holdings common stock that are owned by Ventures Holdings, Inc. All of the capital stock of Ventures Holdings, Inc. is owned by the Delford M. Smith Revocable Trust. Mr. Delford M. Smith, our Chairman of the Board, is the sole trustee and sole beneficiary of such trust.
(2)	Includes (1) 1,000,000 shares of Holdings common stock held by Mr. Delford M. Smith, as trustee under Declaration of Trust dated March 5, 1976, for the benefit of Mr. Mark C. Smith, (2) 1,200,000 shares of Holdings common stock held by Wells Fargo Bank, as trustee under Declaration of Trust dated December 23, 1976, for the benefit of Mr. Mark C. Smith, (3) 1,711 shares of Holdings common stock held by Mr. Delford M. Smith, as trustee under Declaration of Trust dated June 1, 1984, for the benefit of Mr. Mark C. Smith, and (4) 300,000 shares of Holdings common stock held by Mr. Mark C. Smith.

The Trust Created February 25, 1986 is a trust operated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among the Wilmington Trust Company, as owner trustee, and 747, Inc., King, Christian Inc., Evergreen and Delford M. Smith, as amended. Mr. Smith holds a one-third beneficial ownership interest in that portion of the trust that owns the B747 aircraft. We own the remaining two-thirds interest in that portion of the trust that owns the B747 and all of that portion of the trust that owns the three DC9 aircraft.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Transactions

From time to time, we have entered into leases with Mr. Delford M. Smith, our Chairman, founder and principal shareholder, and entities owned or controlled by him. Each of the current leases has a term of three years and provides for monthly payments. The assets leased, related payments and lease termination dates are summarized below:

Asset	Monthly Payment		Lease Termination Date
DC9 airplane (including two JT8D-9A jet engines)	$115,000		January 31, 2005
DC9 airplane (including two JT8D-9A jet engines)	115,000		January 31, 2005
Pratt & Whitney JT9D-7J jet engine	50,000	(1)	August 31, 2004
Pratt & Whitney JT8D-9A jet engine	30,000		September 30, 2005
Eurocopter BK117 helicopter	50,000		November 30, 2005
Bell 212 helicopter	30,000	(2)	September 30, 2005
Eurocopter 350-B3 helicopter	25,000		April 30, 2005
Eurocopter 350-B3 helicopter	25,000		May 31, 2006
Eurocopter 350-B3 helicopter	25,000		June 30, 2006
Eurocopter 350-B2 helicopter	21,600		April 2, 2004
Eurocopter 350-B2 helicopter	21,600		April 30, 2005
Eurocopter BO-105CBS helicopter	15,000		July 31, 2005
Bell 206 L-3 helicopter	12,000		May 31, 2005
Bell 206 L-3 helicopter	12,000		January 31, 2004
Bell 206 L-3 helicopter	12,000		December 31, 2004
EAGLE office space and meeting complex, McMinnville, OR	17,500		October 31, 2005
EIA office and meeting complex, McMinnville, OR	17,500	(3)	Month-to-month
EIA training center, McMinnville, OR	11,000		August 31, 2006
EIA payroll and personnel office, McMinnville, OR	11,000		August 31, 2006
Guest house	2,000		May 31, 2006

Total	$618,200

(1)	In addition to the monthly payment specified, we pay hourly charges in the amount of $100 per hour, with a minimum of 200 hours per month.
(2)	This helicopter is beneficially owned three-fourths by Mr. Delford M. Smith and one-fourth by Mr. Mark C. Smith. We pay lease payments of $22,500 and $7,500, per month, to Mr. Delford M. Smith and Mr. Mark C. Smith, respectively.
(3)	Original lease has expired, the premises is currently leased on a month-to-month basis.

Each of our airplane, jet engine and helicopter leases are terminable by mutual consent between us and the lessor. We have the option to purchase the Bell 206 L-3 helicopters at the end of the lease terms at fair value. Our real property leases are terminable at the landlord’s option in the event of a default under the leases. An event of default under each of the real property leases include, among other customary terms, our failure to pay rent for a period of ten days after it becomes due.

We formerly leased a Pratt & Whitney JT9D-7J jet engine from Ventures Acquisition Company, LLC. Due to an engine fire, the leased engine was not operational. We terminated the lease and settled our remaining obligations under the lease for $1,250,000 in cash plus a note payable in the amount of $1,250,000 over 12 months with a 6% annual interest rate.

Trust Created February 25, 1986

Together with Mr. Delford M. Smith, we hold 100% of the beneficial ownership interests in the Trust Created February 25, 1986, which owns one B747 and three DC9 aircraft. Mr. Smith holds a one-third beneficial ownership interest in that portion of the trust that owns the B747 aircraft. We own the remaining two-thirds interest in that portion of the trust that owns the B747 and all of that portion of the trust that owns the three DC9 aircraft. We lease all of these planes from the trust at a cost of $0.7 million per month. The lease expires on March 29, 2007, subject to extension under certain circumstances, and is subject to customary events of default, including non-payment of rent and certain defaults under agreement for other indebtedness in amounts in excess of $1,000,000. The portion of the rental payments allocable to Mr. Smith’s one-third interest in the B747 is approximately $0.2 million per month. Based on our ownership of the trust, we consolidate its operations and reflect Mr. Smith’s ownership as minority interest. The trust allocates the portion of its net income to which Mr. Smith is entitled and this is applied in reduction of a note receivable owed by Mr. Smith to the trust. This receivable balance was generated by reclassification of negative trust beneficial ownership interests caused by book losses by the trust arising from a deficiency of rental income compared to trust expenses. As of November 30, 2003, Mr. Smith owed the trust approximately $0.9 million. The debt bears interest at a rate of 4% per annum. Mr. Smith is obligated to make payments on this debt on an annual basis in an amount equal to 100% of the portion of the net income of the trust that is attributable to him for such fiscal year. In no event is Mr. Smith obligated to use funds other than the trust’s income that is attributable to him to pay the principal and interest owed on this debt. This debt is secured by a pledge by Mr. Smith of all of his interests in the Delford M. Smith Revocable Trust, which owns approximately 2.7 million shares of Holdings common stock. However, if Mr. Smith receives a subsequent valuation of his interests in the Delford M. Smith Revocable Trust by an independent third party, each time such valuation exceeds the amounts then owing under this note, the Trust Created February 25, 1986 will release the security interest in the percentage of the pledged trust interest equal in value to such excess amount. The net income of this trust applied in reduction of this note receivable for the benefit of Mr. Smith was $1.0 million, $0.9 million, and $0.8 million in fiscal 2003, 2002 and 2001, respectively.

Indebtedness of Mr. Delford M. Smith and Affiliated Entities

As of November 30, 2003, we had approximately $18.4 million of debt outstanding (including $0.9 million owed to the Trust Created February 25, 1986) owed by Mr. Delford M. Smith and entities directly or indirectly owned by him. All of this debt is evidenced by several promissory notes which bear interest at the rate of 4% per annum. Annual installments of principal and interest total approximately $2.0 million. Each note is due and payable on March 31, 2013. Each note is secured by a pledge of Mr. Smith’s interest in the Delford M. Smith Revocable Trust, which owns approximately 2.5 million shares of common stock of Evergreen Holdings, Inc. However, if Mr. Smith receives a subsequent valuation of his interests in the Delford M. Smith Revocable Trust by an independent third party, each time such valuation exceeds the amounts then owing under the applicable note, the holder of that note will release the security interest in the percentage of the pledged trust interest equal in value to such excess amount. The origination of these obligations is described below. Concurrent with entering into these promissory notes, Mr. Smith entered into an employment agreement with us. See “Executive Compensation.”

Stock for Stock Exchange

Prior to August 1998, Evergreen Ventures Inc. was a wholly owned subsidiary of Ventures Holdings, Inc., which is wholly owned by Mr. Delford M. Smith. In August 1998, we conducted a stock for stock exchange pursuant to which we received all of the outstanding common stock of Evergreen Ventures Inc. in exchange for an issuance of common stock of Evergreen Holdings, Inc. to Ventures Holdings, Inc. Following the exchange, we merged Evergreen Ventures Inc. and its subsidiaries with Evergreen Holdings Inc. and most assets and liabilities were transferred to our subsidiaries. Prior to the merger, Mr. Smith and Ventures Holdings, Inc. had certain debt obligations to Evergreen Ventures, Inc., which were assigned to us in the merger.

Balances Related to Leased Aircraft and Engines

From time to time, we have requested Ventures Acquisition Company, LLC, which is indirectly wholly owned by Mr. Smith, to procure and finance aircraft and engines, which we in turn lease and operate. In some instances the financing available to Ventures Acquisition Company, LLC has been less than the total purchase price. In these circumstances, we have agreed to cover the difference between the amount financed and the purchase price and we have recorded these differences as amounts owing to us by Ventures Acquisition Company, LLC. The amounts owed to us at November 30, 2003 through these arrangements are approximately:

•	$0.8 million owed to Evergreen Holdings, Inc. related to two DC9 aircraft and one JT8D-9A engine;

•	$0.9 million owed to Evergreen Holdings, Inc. related to one JT9D-7J engines; and

•	$0.3 million owed to Helicopters related to one American Eurocopter AS350-B3.

Miscellaneous

From time to time, we have incurred expenses for the benefit of Mr. Smith and his wholly owned entities. At November 30, 2003, these expenses have been repaid except the following:

•	Approximately $1.2 million owed by Ventures Holdings, Inc. to Evergreen Holdings, Inc. related to various operating and administrative expenses including for payroll, office supplies and services related to telecommunications;

•	Approximately $0.1 million owed by Mr. Smith to Evergreen Holdings, Inc. in facilities maintenance and improvements on properties leased by us from Ventures Holdings Inc.;

•	Approximately $1.0 million owed by Mr. Smith to EAE in payroll and other operating expenses for employees working on Mr. Smith’s agricultural properties; and

•	Approximately $0.2 million owed by Ventures Holdings, Inc. to Evergreen Holdings, Inc. related to an advance on current equipment leases.

Agriculture Transactions

During fiscal 2003, we purchased hazelnuts and pinot noir grapes grown on and produced on Mr. Smith’s agricultural properties totaling approximately $0.6 million and $0.1 million, respectively. Purchases of hazelnuts in fiscal 2002 amounted to approximately $1.6 million. Through our Other business segment, we sell bulk hazelnuts to wholesalers and distributors, and we produce hazelnut products such as cookies, biscotti and roasted hazelnuts, through outsourcing arrangements and market these products at both wholesale and retail levels. We sell bulk pinot noir grapes to wineries and, through outsourcing arrangements, we produce pinot noir grape juice and wine for sale under our own labels.

Evergreen Aviation Museum

We lease a museum building of approximately 120,000 square feet on approximately 84.2 acres in McMinnville, Oregon to The Captain Michael King Smith Evergreen Aviation Educational Institute (“Evergreen Aviation Museum”) a non-profit corporation. The initial lease term is for 25 years, with a nominal rental payment obligation of $1.00 per year. Mr. Delford M. Smith serves as chairman of the board of directors, and certain of our directors and officers also serve on the board of directors, of the Evergreen Aviation Museum. The museum houses the Howard Hughes HK-1 or H4 Flying Boat, or the Spruce Goose, and other vintage aircraft. Over the past four years to cover start-up, payroll and operational expenses, we have made a series of loans to the Evergreen Aviation Museum, and on February 28, 2003, we forgave these loans.

Other Related Party Transactions

One of our directors, Mr. Carson R. Cole, is the chairman and president and owns more than 30% of the capital stock of DebtTraders Group, Inc., which provides financial advisory services to us. Mr. Delford M. Smith also owns approximately 40% of the capital stock of DebtTraders Group, Inc. Since December 2002, we have been paying $50,000 per month plus expenses to DebtTraders for financial advisory services.

Ms. Christine Cole, the sister of Mr. Cole, has been employed by EIA since 1998 as our Director of Sales—San Francisco. In fiscal 2003, Ms. Cole received $65,000 as compensation for her services. Ms. Cole is currently employed at a salary of $66,950 per year.

The eligible employees of the Evergreen Aviation Museum and Ventures Holdings, Inc. participate in the qualified Savings and Retirement Plan that we maintain for our employees. Evergreen Aviation Museum and Ventures Holdings, Inc. reimburse us for the cost of the employer contributions made under the plan to those employees.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term expiration date means 5:00 p.m., New York City time,                 , 2004, the 21st business day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $215 million principal amount of old notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes that we know of on the date of this prospectus.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving notice of such extension to the holders thereof by means of a press release or other public announcement as promptly as practicable. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. Such notice, in the case of any extension, will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give notice of any amendment, non-acceptance or termination to the holders of the old notes by means of a press release or other public announcement as promptly as practicable.

Procedures for Tendering Old Notes

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to J.P. Morgan Trust Company, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described beginning on page 98 must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an “Eligible Institution” in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the holders with the signature thereon guaranteed by an Eligible Institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification. If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes. We expressly reserve the absolute right to waive any condition of the offer with respect to the old notes at any time prior to the expiration of the offer.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things:

•	the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

•	neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of the new notes.

If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	could not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Accordingly, holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date or, and the procedure for book-entry transfer cannot be completed prior to be expiration or termination or the exchange offer, a tender may be effected if:

•	prior to the expiration date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal, or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

•	the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal, or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes);

•	contain a statement that the person is withdrawing his election to have such old notes exchanged; and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the trustee with respect to the hold notes register the transfer of such old notes in the name of the person withdrawing the tender. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration date:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or our guarantor’s ability to proceed with the exchange offer;

•	we shall not have received all governmental approvals that are necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion prior to the expiration date, except in the case of governmental approvals, which condition we may waive prior to acceptance of the old notes. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time prior to the expiration date, except in the case of governmental approvals, which condition we may waive prior to acceptance of the old notes.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act.

Exchange Agent

J.P. Morgan Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

J.P. Morgan Trust Company, National Association

Attention:  Exchanges

1111 Polaris Parkway, Suite N1-OH1-0184

Columbus, Ohio 43240

Telephone Number:  (800) 346-5153

Facsimile Number:  (614) 248-9987

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by J.P. Morgan Trust Company, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the Indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the Indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the new notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

DESCRIPTION OF THE NEW NOTES

Evergreen International Aviation, Inc. (“Evergreen”) will issue the new notes under an Indenture, dated as of May 16, 2003 (the “Indenture”), among Evergreen, as issuer, Evergreen Holdings, Inc. (“Holdings”) and the Initial Subsidiary Guarantors, each as guarantors, and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One, N.A. (the “Trustee”). This is the same Indenture under which the old notes were issued. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “—Definitions.” We urge you to read the Indenture because it, and not this description, defines your rights as holders of the new notes. A copy of the proposed form of Indenture is available upon request from Evergreen. For purposes of this “Description of the New Notes,” the term “Evergreen” means Evergreen International Aviation, Inc. and its successors under the Indenture, in each case excluding its subsidiaries.

General

New Notes Versus the Old Notes

The new notes are substantially identical to the old notes except that the transfer restrictions and registration rights provisions do not apply to the new notes.

The New Notes

The new notes will be senior second secured obligations of Evergreen, initially limited to $215 million aggregate principal amount. The new notes will mature on May 15, 2010. Subject to the covenants described below under “—Covenants” and applicable law, Evergreen may issue additional Notes (“Additional Notes”) under the Indenture. The old notes, the new notes offered hereby, any other Exchange Notes issued and any Additional Notes would be treated as a single class for all purposes under the Indenture.

The new notes will be secured by a second priority Lien, subject to certain exceptions, on the Collateral as described below under “—Collateral.”

The new notes will be guaranteed by Holdings and certain of Evergreen’s subsidiaries, as described below under “—Guarantees.” The Initial Subsidiary Guarantors (including, in each case, all Subsidiaries other than Foreign Subsidiaries of the Initial Subsidiary Guarantors named below) are:

•	Evergreen Air Center, Inc.;

•	Evergreen Aircraft Sales & Leasing Co.;

•	Evergreen Aviation Ground Logistics Enterprise, Inc.;

•	Evergreen Equity, Inc.;

•	Evergreen Helicopters of Alaska, Inc.;

•	Evergreen Helicopters, Inc.;

•	Evergreen Helicopters International, Inc.;

•	Evergreen International Airlines, Inc.;

•	Sys-tems LogistiX Inc.; and

•	Trust Created February 25, 1986.

Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from the date of the old note’s original issue, May 16, 2003, at a rate of 12% per annum. Interest on the new notes will be payable semiannually on May 15 and November 15 of each year, commencing November 15, 2003. Interest will be paid to Holders of record at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date. Interest is computed on the basis of a 360-day year of twelve 30-day months.

The new notes may be exchanged or transferred at the office or agency of Evergreen in The Borough of Manhattan, The City of New York. Initially, the corporate trust office of the Trustee at 55 Water Street, 1st Floor, New York, NY 10041, will serve as such office. If you give Evergreen wire transfer instructions, Evergreen will pay all principal, premium and interest on your new notes in accordance with your instructions. If you do not give Evergreen wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless Evergreen elects to make interest payments by check mailed to the Holders.

The new notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of new notes, but Evergreen may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

Except as described below, Evergreen may not redeem the new notes. Evergreen may redeem the new notes at any time on or after May 15, 2007. The redemption price for the new notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the 12-month Period Commencing	Redemption Price
2007	106%
2008	103%
2009	100%

In addition, at any time prior to May 15, 2006, Evergreen may redeem, on one or more occasions, up to 35% of the principal amount of the new notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock) at a redemption price (expressed as a percentage of principal amount) of 112%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of new notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

Evergreen will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the new notes are to be redeemed, selection of the new notes for redemption will be made by the Trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the new notes are listed; or

•	if the new notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no new note of $1,000 in principal amount or less shall be redeemed in part. If any new note is to be redeemed in part only, the notice of redemption relating to such new note will state the portion of the principal amount to be redeemed. A note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original new note. On and after the redemption date, interest will cease to accrue on new notes or portions thereof called for redemption so long as Evergreen has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the new notes to be redeemed.

Guarantees

Payment of the principal of, premium, if any, and interest on the new notes will be Guaranteed, jointly and severally, on a senior second secured basis by Holdings and each Restricted Subsidiary, other than a Foreign Subsidiary, existing on the Closing Date. In addition, each future Restricted Subsidiary, other than a Foreign Subsidiary, will Guarantee the payment of the principal of, premium, if any, and interest on the new notes. Evergreen Agricultural Enterprises, Inc. and its Subsidiaries, which are Unrestricted Subsidiaries for purposes of the Indenture, will not be guaranteeing any payments on the new notes.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged, and such Subsidiary Guarantor will be released from its obligations under the Indenture and the Registration Rights Agreement, upon (1) any sale, exchange or transfer to any Person (other than an Affiliate of Evergreen) of all of the Capital Stock of such Subsidiary Guarantor, (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary or (3) the defeasance of the new notes as described under “—Defeasance,” in each case in compliance with the terms of the Indenture.

Collateral

The old notes are, and the new notes will be, secured by second priority Liens, subject to certain exceptions (the “Second Priority Liens”), granted by Evergreen and any Subsidiary Guarantor on the following assets of Evergreen and such Subsidiary Guarantor (whether now owned or hereafter arising or acquired) to the extent such assets secure the Credit Agreement (collectively, the “Collateral”):

(1)	substantially all of Evergreen’s and each Subsidiary Guarantor’s personal property, other than Excluded Collateral (defined below), including, without limitation: receivables, contracts, inventory, cash and cash accounts, equipment, intellectual property, insurance policies, permits, commercial tort claims, chattel paper, letter of credit rights, supporting obligations, general intangibles and proceeds and products from any and all of the foregoing; and

(2)	all of Evergreen’s capital stock held by Holdings or the capital stock or other securities of existing and future Subsidiary Guarantors owned directly or indirectly by Evergreen, but, in each case, only to the extent that such stock secures our obligation under our revolving credit facility, and further, in each case, only to the extent that the inclusion of such capital stock or other securities shall mean that the aggregate principal amount, par value, book value as carried by Holdings or the market value, whichever is the greatest (the “Applicable Value”), of any such capital stock or other securities of any such Subsidiary of Holdings is not equal to or greater than 20% of the aggregate principal amount of Notes outstanding.

The Collateral will not include cash or cash equivalents that secure letter of credit obligations, any property or assets of any Foreign Subsidiaries or Evergreen Agricultural Enterprises, Inc. and its subsidiaries, any capital stock or other securities of Subsidiaries referred to in clause (2) above the Applicable Value of which is equal to or greater than 20% of the aggregate principal amount of the notes outstanding and will be subject to certain exceptions and permitted liens, including existing liens on two B747 aircraft and three DC9 aircraft (the “Excluded Collateral”). In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of Holdings due to the fact that such Subsidiary’s capital stock or other securities secure the Notes, then the capital stock or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to release the second priority Liens on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

The Collateral is pledged to (1) PNC Bank, National Association, as collateral agent (together with any successor collateral agent, the “Senior Collateral Agent”), for the benefit of, on a senior basis, the First Priority Lien holders and (2) the Trustee, as collateral agent (the “Collateral Agent”), on a junior basis, for the benefit of the Trustee and the holders of the notes. The Second Priority Liens will be subject and fully subordinate to the First Priority Liens, and no payment or other distributions from (or with respect to) any realization upon the Collateral may be made on account of the Second Priority Liens until all obligations in respect of the First Priority Liens have been paid in full in cash in accordance with the terms thereof. The Second Priority Liens will also be subject to Permitted Liens, including those granted to third parties on or prior to the Closing Date. The persons holding such Liens may have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral.

The Security Documents provide that, while any First Priority Lien Obligations are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the Collateral Agent, the Trustee or the holders of any Notes to take any action whatsoever with respect to the Collateral. As a result, until all First Priority Lien Obligations are satisfied, all commitments under our first priority debt are terminated and all letters of credit are terminated or cash collateralized, neither the Trustee nor the holders of the Notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens. To the extent that the holders of the First Priority Liens release their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens on such Collateral will likewise be automatically released without the consent of the holders of the notes.

At such time as (1) the First Priority Lien Obligations have been satisfied in full in cash in accordance with the terms thereof and all commitments and letters of credit thereunder have been terminated or cash collateralized or (2) the holders of the First Priority Liens have released their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens will also be automatically released to the same extent without the consent of the holders of the Notes; provided, however, (A) in the case of clause (1) of this sentence, in the event that an Event of Default under the Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full and terminated as described in clause (1), the Second Priority Liens on the Collateral will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter, the Trustee (acting at the direction of the holders of a majority of the outstanding principal amount of Notes) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under the Indenture cease to exist), or (B) in the case of clause (2) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the notes will then be secured by a Second Priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents. If Evergreen subsequently incurs obligations under a new Credit Agreement or other First Priority Lien Obligations which are secured by assets of Evergreen and its Subsidiary Guarantors of the type constituting Collateral, then the notes will be secured at such time by a Second Priority Lien on the collateral securing such First Priority Lien Obligations, other than the Excluded Collateral. See “Risk Factors—Holders of notes will not control decisions regarding collateral.”

In addition, the Security Documents provide that, so long as the First Priority Lien Obligations are outstanding, the holders of the First Priority Liens may change, waive, modify or vary the Security Documents without the consent of the Trustee or the holders of the notes. See “Risk Factors—Holders of notes will not control decisions regarding collateral.”

The holders of the First Priority Liens will receive all proceeds from any realization on the Collateral until the First Priority Lien Obligations are paid in full in cash in accordance with the terms thereof. Proceeds realized from the sale or other disposition of the Collateral will be applied:

•	first, to amounts owing to the Senior Collateral Agent in its capacity as Senior Collateral Agent;

•	second, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Priority Lien Obligations;

•	third, to amounts owing to the Collateral Agent in its capacity as Collateral Agent;

•	fourth, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

•	fifth, to amounts owing to the holders of the notes in accordance with the terms of the Indenture; and

•	sixth, to Evergreen and/or other persons entitled thereto.

Subject to the terms of the Security Documents, Evergreen and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income there from.

A portion of the Collateral will not be perfected with respect to the First Priority Lien Obligations and will not be perfected with respect to the notes. In addition, because of certain requirements in our revolving credit facility, we may be unable to perfect the security interest granted to the holders of the notes in certain of the collateral even though we have perfected the same collateral with respect to the first priority lienholders. This may result in the loss of the security interest therein or loss of priority of the security interest with respect to such collateral in favor of the notes against third parties. In addition, no appraisals of any of the Collateral have been prepared by or on behalf of Evergreen in connection with the issuance of the notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all obligations owed to the holders of the First Priority Liens or the holders of other Liens which have priority over the Second Priority Liens would be sufficient to satisfy the obligations owed to the holders of the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable.

See “Risk Factors—Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings” and “Risk Factors—There may not be sufficient collateral to repay all or any of the notes.”

Ranking

The old notes are, and the new notes will be, senior second secured obligations and will rank equally with all of Evergreen’s existing and future senior, or unsubordinated, indebtedness, and will be senior to any of Evergreen’s future senior subordinated or subordinated indebtedness. The Note Guarantee of Holdings and each Subsidiary Guarantor will be senior second secured obligations and will rank equally with all existing and future senior, or unsubordinated, indebtedness of Holdings and such subsidiary, respectively, and will be senior to any future senior subordinated or subordinated indebtedness of Holdings and such subsidiary, respectively.

As of November 30, 2003, we had approximately $311.3 million of senior debt (of which $70.4 million was first priority lien secured debt).

Substantially all of our assets are pledged, pursuant to first priority liens, to secure our obligations to certain creditors, including the lenders under our revolving credit facility. In the event that our first priority lien secured creditors exercise their rights with respect to our pledged assets, those lenders would be entitled to be repaid in full from the proceeds of the sale or liquidation of those assets before those assets would be available for distribution to holders of the notes and other second priority lien secured creditors. Holders of the notes will participate in the remaining proceeds from the sale or liquidation of those assets ratably with all of our unsubordinated second priority lien secured creditors and then will participate in our remaining assets ratably with all our unsubordinated creditors. We advise you that there may not be sufficient assets remaining after the sale or liquidation of the assets to pay amounts due on any or all of the notes and the Note Guarantees then outstanding.

Evergreen currently conducts most of its operations through its Subsidiaries. To the extent that a Subsidiary of Evergreen is not a guarantor of the notes, creditors of such Subsidiary, including trade creditors, and preferred stockholders, if any, of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of the Holders. In the event that our first priority lien secured creditors exercise their rights with respect to our pledged assets, those lenders would be entitled to be repaid in full from the proceeds of the sale or liquidation of those assets before those assets would be available to the holders of the notes, and any other second priority lien secured creditors.

Sinking Fund

There will be no sinking fund payments for the new notes.

Registration Rights

We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us, the trustee and the placement agents, with respect to the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

Covenants

Overview

In the Indenture, Evergreen has agreed to covenants that limit its and its Restricted Subsidiaries’ ability, among other things, to:

•	incur additional debt;

•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Restricted Subsidiaries;

•	issue or sell capital stock of Restricted Subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and affiliates;

•	make capital expenditures;

•	create liens; and

•	effect mergers.

In addition, if a Change of Control occurs, each Holder of notes will have the right to require Evergreen to repurchase all or a part of the Holder’s notes at a price equal to 101% of their principal amount, plus any accrued and unpaid interest to the date of repurchase.

Limitation on Indebtedness

(a)    Evergreen will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes, the Note Guarantees, the Exchange Notes and Indebtedness existing on the Closing Date); provided that Evergreen or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

Notwithstanding the foregoing paragraph, Evergreen and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1)    Indebtedness of Evergreen and any Subsidiary Guarantor outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed $100 million under the Credit Agreement less any amount of such Indebtedness permanently repaid or repurchased as provided under the “Limitation on Asset Sales” covenant;

(2)    Indebtedness owed (A) to Evergreen or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Evergreen or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if Evergreen or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the notes, in the case of Evergreen, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, replace, renew or extend (including pursuant to any defeasance or discharge mechanism) then outstanding Indebtedness (other than Indebtedness outstanding under clause (2) or (5)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued and unpaid interest, fees, underwriting discounts, commissions and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by Evergreen or a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

(4)    Indebtedness of Evergreen, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described under “Defeasance”;

(5)    Guarantees of the notes and the Exchange Notes and Guarantees of Indebtedness of Evergreen or any Subsidiary Guarantor by any Restricted Subsidiary other than a Foreign Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Guarantee by Restricted Subsidiaries” covenant; and

(6)    Indebtedness of Evergreen or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (1) through (5) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $20 million, less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant.

(b)    Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(c)    For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this “Limitation on Indebtedness” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), Evergreen, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(d)    Evergreen will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the notes to the same extent.

Limitation on Restricted Payments

Evergreen will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries (other than Subsidiary Guarantors) held by minority stockholders) held by Persons other than Evergreen or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) Evergreen or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than Evergreen or a Subsidiary Guarantor or (B) a Restricted Subsidiary other than a Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of Evergreen (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of Evergreen, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Evergreen that is subordinated in right of payment to the notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)    a Default or Event of Default shall have occurred and be continuing;

(B)    Evergreen could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness” covenant; or

(C)    the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of,

(1)    50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a negative number, 100% of the negative amount is included in such calculation) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus

(2)    the aggregate Net Cash Proceeds received by Evergreen after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Evergreen, including an issuance or sale permitted by the Indenture of Indebtedness of Evergreen for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Evergreen, or from the issuance to a Person who is not a Subsidiary of Evergreen of any options, warrants or other rights to acquire Capital Stock of Evergreen (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes) plus

(3)    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Evergreen or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by Evergreen or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1)    the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or any Note Guarantee including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant;

(3)    the repurchase, redemption or other acquisition of Capital Stock of Evergreen or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Evergreen (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(4)    the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of Evergreen (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(5)    payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets of Evergreen that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Evergreen;

(6)    Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of Evergreen;

(7)    the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8)    payments pursuant to Mr. Smith’s Employment Agreement;

(9)    any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of Evergreen or any of its Subsidiaries from employees, former employees, directors or former directors of Evergreen or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $2 million in any fiscal year; or

(10)    Restricted Payments, not otherwise described in clauses (1) through (9) above, in an aggregate amount not to exceed $5 million,

provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof and the repurchase of Capital Stock referred to in clause (7) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of Evergreen are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

For purposes of determining compliance with this “Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Disinterested Members of the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this “Limitation on Restricted Payments” covenant, Evergreen, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Evergreen will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Evergreen or any other Restricted Subsidiary, (2) pay any Indebtedness owed to Evergreen or any other Restricted Subsidiary, (3) make loans or advances to Evergreen or any other Restricted Subsidiary or (4) transfer any of its property or assets to Evergreen or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)    existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)    existing under or by reason of applicable law, regulation, rule or order;

(3)    existing with respect to any Person or the property or assets of such Person acquired by Evergreen or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements of thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4)    in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Evergreen or any Restricted Subsidiary not otherwise prohibited by the Indenture or

(C)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Evergreen or any Restricted Subsidiary in any manner material to Evergreen or any Restricted Subsidiary;

(5)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6)    existing in agreements governing Indebtedness of any Subsidiary Guarantor permitted to be Incurred after the date of the Indenture, provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive than those permitted under clause (1) above, and any extensions, refinancings, renewals or replacements of such Indebtedness; and provided that the encumbrances or restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(7)    existing under purchase money obligations for property acquired in the ordinary course of business consistent with past practice that impose encumbrances or restrictions on the property so acquired of the nature described in clause (4) of the first paragraph of this covenant; and

(8)    customary provisions with respect to the distribution of assets or property in joint venture agreements and other similar agreements.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent Evergreen or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of Evergreen or any of its Restricted Subsidiaries that secure Indebtedness of Evergreen or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

Evergreen will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)    to Evergreen or a Wholly Owned Restricted Subsidiary;

(2)    issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3)    if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale; or

(4)    sales of Capital Stock other than Disqualified Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of a Restricted Subsidiary by Evergreen or a Restricted Subsidiary, provided that Evergreen or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the “Limitation on Asset Sales” covenant.

Guarantee by Restricted Subsidiaries

Evergreen will cause each Restricted Subsidiary other than a Foreign Subsidiary to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee (a “Note Guarantee”) of payment of the notes by such Restricted Subsidiary.

Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of Evergreen, of all of Evergreen’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

Limitation on Transactions with Shareholders and Affiliates

Evergreen will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Evergreen or with any Affiliate of Evergreen or any Restricted Subsidiary, unless:

(1)    such transaction or series of related transactions is on fair and reasonable terms no less favorable to Evergreen or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate;

(2)    in the event such transaction or series of related transactions involve an aggregate amount in excess of $2 million, the terms of such transaction or series of related transactions have been approved by a majority of the Disinterested Members of the Board (and such majority determines that such transaction satisfies the criteria in clause (1) above); and

(3)    in the event such transaction or series of related transactions involve an aggregate amount in excess of $5 million, Evergreen delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that such transaction is fair to Evergreen or such Restricted Subsidiary from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1)    any transaction solely between Evergreen and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(2)    the payment of reasonable and customary regular fees to directors of Evergreen who are not employees of Evergreen, insurance premiums in connection with directors’ and officers’ insurance and indemnification arrangements entered into by Evergreen consistent with past practices of Evergreen or typical for companies with businesses similar to that of Evergreen;

(3)    any payments or other transactions pursuant to any tax-sharing agreement between Evergreen and any other Person with which Evergreen files a consolidated tax return or with which Evergreen is part of a consolidated group for tax purposes;

(4)    any sale of shares of Capital Stock (other than Disqualified Stock) of Evergreen;

(5)    any Permitted Investments or any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant, other than Investments in the 1986 Trust;

(6)    any issuance of securities pursuant to employment arrangements, stock options and stock ownership plans;

(7)    loans or advances to employees of Evergreen or any of its Restricted Subsidiaries in the ordinary course of business in accordance with past practices of Evergreen, but in any event not to exceed $1 million in the aggregate outstanding at any one time;

(8)    payments pursuant to Mr. Smith’s Employment Agreement;

(9)    the renewal or extension of any agreement or arrangement in existence on the Closing Date to which Evergreen or any of its Restricted Subsidiaries is a party and that is disclosed in this offering memorandum and identified on a schedule to the Indenture, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Closing Date will be permitted to the extent that its terms are not materially less favorable to Evergreen or such Restricted Subsidiary than the terms of the agreements or arrangements in effect on the Closing Date; and

(10)    the granting or performance of registration rights under a written agreement and approved by the Board of Directors of Evergreen or a Restricted Subsidiary, as the case may be, containing customary terms, including, without limitation, that (i) Evergreen will pay all expenses associated with any such registration and (ii) Evergreen will indemnify holders of such registration rights from and against all liability and losses caused by material misstatements or omissions in any registration statement or prospectus.

Limitation on Liens

Evergreen will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such

Lien is subordinated in right of payment to the notes, prior to) the obligation or liability secured by such Lien; provided, that the aggregate amount of obligations and liabilities that are secured on an equal and ratable basis with the notes shall not exceed $50 million at any one time (excluding for such purposes any Additional Notes issued under the Indenture that are secured equally and ratably with the notes).

The foregoing limitation does not apply to:

(1) Liens existing on the Closing Date;

(2) Liens granted after the Closing Date on any assets or Capital Stock of Evergreen or its Restricted Subsidiaries created in favor of the Holders;

(3) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to Evergreen or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to Evergreen or such other Restricted Subsidiary;

(4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant; provided that such Liens do not extend to or cover any property or assets of Evergreen or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5) Liens to secure Indebtedness Incurred under clause (1) of the second paragraph of the “Limitation on Indebtedness” covenant;

(6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “Limitation on Indebtedness” covenant, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose; or

(8) Permitted Liens.

Limitation on Sale-Leaseback Transactions

Evergreen will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby Evergreen or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which Evergreen or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction does not apply to any sale-leaseback transaction if:

(1)    the lease is for a period, including renewal rights, of not in excess of three years;

(2)    the lease secures or relates to industrial revenue or pollution control bonds;

(3)    the transaction is solely between Evergreen and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or

(4)    Evergreen or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the second paragraph of the “Limitation on Asset Sales” covenant.

Limitation on Asset Sales

Evergreen will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by Evergreen or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of Evergreen or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to Evergreen or any Affiliate of Evergreen), provided that Evergreen, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

In the event and to the extent that the Net Cash Proceeds received by Evergreen or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $20 million, then Evergreen shall or shall cause the relevant Restricted Subsidiary to:

(1)    within twelve months after the date Net Cash Proceeds so received exceed $20 million,

(A)    apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of Evergreen or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than Evergreen or any Affiliate of Evergreen, or

(B)    invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets (including, without limitation, by using such amount to repay Indebtedness Incurred to acquire Replacement Assets that were acquired in anticipation of the applicable Asset Sale), and

(2)    apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month after the end of the 12-month period set forth in clause (1) of the preceding paragraph, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $5 million, Evergreen must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

To the extent that the aggregate amount of notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, Evergreen may use any remaining Excess Proceeds for any other purpose which is permitted by the Indenture.

If the aggregate principal amount of notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Limitation on Capital Expenditures

Evergreen will not, and will not permit any of its Restricted Subsidiaries to, make any Capital Expenditures (other than Capital Expenditures made with cash proceeds described in the next succeeding sentence) in excess of $75 million in aggregate in any fiscal year.

The foregoing restriction does not apply to the making of any Capital Expenditures with cash proceeds received by Evergreen from the issuance of its Capital Stock (other than Disqualified Stock) to a Person that is not an Affiliate of Mr. Delford M. Smith.

Excess Cash Flow Repurchase Offer

(a)    If (x) Evergreen has Excess Cash Flow for any fiscal year (the “Relevant Fiscal Year”), commencing with the fiscal year ending February 29, 2004, and (y) Evergreen has applied such Excess Cash Flow to the extent required under the Credit Agreement to prepay, repay, redeem or purchase Indebtedness outstanding thereunder, then Evergreen shall apply an amount (the “Offer Amount”) equal to 75% of the remaining Excess Cash Flow (after the prepayment, repayment, redemption or repurchase referred to in the preceding parenthetical) in such period:

(1)    first, to make an offer to the holders of the notes to purchase notes with an aggregate purchase price equal to the Offer Amount pursuant to and subject to the conditions contained in the Indenture (an “Excess Cash Flow Offer”); and

(2)    second, to any other application or use not prohibited by the Indenture.

(b)    If Evergreen is required to make an Excess Cash Flow Offer pursuant to clause (a) above with respect to any fiscal year, such offer shall be commenced on the first day of the second fiscal quarter of the fiscal year following the Relevant Fiscal Year.

(c)    Notwithstanding the foregoing, (x) Evergreen shall not be required to make (or, if commenced, to consummate) an Excess Cash Flow Offer if there are any borrowings outstanding under the Credit Agreement during (i) the last five days of Evergreen’s first fiscal quarter of its fiscal year immediately following the Relevant Fiscal Year, or (ii) the last twenty business days of the Excess Cash Flow Offer, and (y) Evergreen shall not be required to purchase notes in the Excess Cash Flow Offer to the extent that Evergreen would have less than $30 million available to be borrowed under the Credit Agreement upon consummation of the Excess Cash Flow Offer, after giving pro forma effect to the purchase of notes in the Excess Cash Flow Offer. In addition, for each Excess Cash Flow Offer, Evergreen shall only be required to purchase a principal amount of Notes up to (but not exceeding) the amount of cash and cash equivalents of Evergreen and its Subsidiaries immediately prior to the closing of such Excess Cash Flow Offer, plus $25 million. For each Excess Cash Flow Offer, Evergreen shall be permitted to utilize, on an annual basis, proceeds of advances under the Credit Agreement not in excess of $25 million.

(d)    In each Excess Cash Flow Offer, Evergreen will be required to purchase notes validly tendered in response to such offer at a purchase price equal to 100% of their principal amount (without premium) plus accrued but unpaid interest thereon to the date of purchase, in accordance with the procedures (including proration in the event of oversubscription) set forth in the Indenture. Evergreen will not be required to make an Excess Cash Flow Offer pursuant to this covenant if the Offer Amount is less than $5 million.

(e)    Evergreen will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations, in connection with any Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this covenant, Evergreen will comply with the applicable securities laws or regulations, and will be deemed not to have breached its obligations under this covenant by virtue thereof. The provisions in the Indenture relating to Evergreen’s obligations to make an Excess Cash Flow Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Repurchase of Notes upon a Change of Control

Evergreen must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to the Payment Date.

There can be no assurance that Evergreen will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as may be contained in other securities or agreements evidencing Indebtedness of Evergreen which might be outstanding at the time).

The above covenant requiring Evergreen to repurchase the notes will, unless consents are obtained, require Evergreen to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such note repurchase.

Evergreen will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control and purchases all notes validly tendered and not withdrawn in such offer to purchase.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that Evergreen repurchase or redeem the notes in the event of a highly leveraged transaction, recapitalization or similar transaction.

SEC Reports and Reports to Holders

At all times from and after the earlier of (1) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the “Registration”) and (2) the date that is 270 days after the Closing Date, in either case, whether or not Evergreen or Holdings is then required to file reports with the SEC, Evergreen and Holdings shall file with the SEC all such reports and other information as they would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 (the “Exchange Act”) if each of them were subject thereto (provided that Evergreen need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act). Evergreen shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the date of the Registration, Evergreen shall, at its cost, prepare quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act and (A) deliver them to each Holder of the notes, (B) attempt to file them with the SEC, (C) post them on its website and (D) issue a press release announcing that such reports are available and stating how Holders may obtain them. The actions referred to in (A), (B) and (C) above shall be taken no later than 45 days after the end of each fiscal quarter or 90 days after the end of each fiscal year, as the case may be. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the notes designated by a Holder, Evergreen shall supply to such Holder or such prospective purchaser the information required under Rule 144A(d)(4) under the Securities Act.

Events of Default

The following events will be defined as “Events of Default” in the Indenture:

(a)    default in the payment of principal of (or premium, if any, on) any new note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)    default in the payment of interest on any new note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)    default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Evergreen or the failure by Evergreen to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Notes upon a Change of Control” covenant;

(d)    Evergreen or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the notes;

(e)    there occurs with respect to any issue or issues of Indebtedness of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(f)    any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Evergreen, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid, waived or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, waived or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)    a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(h)    Evergreen, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Evergreen, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(i)    any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to Evergreen, any Subsidiary Guarantor or Significant Subsidiary) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the new notes, then outstanding, by written notice to Evergreen (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest on the new notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by Evergreen or the relevant Subsidiary Guarantor or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to Evergreen, any Subsidiary Guarantor or Significant Subsidiary, the principal of, premium, if any, and accrued and unpaid interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding new notes by written notice to Evergreen and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the new notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the outstanding new notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of new notes. A Holder may not pursue any remedy with respect to the Indenture or the new notes unless:

(1)    the Holder gives the Trustee written notice of a continuing Event of Default;

(2)    the Holders of at least 25% in aggregate principal amount of outstanding new notes make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding new notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the Holder.

Officers of Evergreen must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Evergreen and its Restricted Subsidiaries and Evergreen’s and its Restricted Subsidiaries’ performance under the Indenture and that, to such Officer’s knowledge, Evergreen has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Evergreen will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

Evergreen will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)    it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of Evergreen’s obligations under the Indenture and the notes;

(2)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)    immediately after giving effect to such transaction on a pro forma basis, Evergreen or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Evergreen immediately prior to such transaction;

(4)    immediately after giving effect to such transaction on a pro forma basis Evergreen, or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant;

(5)    it delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(6)    each Guarantor, unless such Guarantor is the Person with which Evergreen has entered into a transaction under this “Consolidation, Merger and Sale of Assets” section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of Evergreen or the Surviving Person in accordance with the notes and the Indenture;

provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of Evergreen, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Evergreen and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge

The Indenture provides that Evergreen will be deemed to have paid and will be discharged from any and all obligations in respect of the new notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the new notes (except for, among other matters, certain obligations to register the transfer or exchange of the new notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) and Note Guarantees in effect at such time will terminate, if, among other things:

(A)    Evergreen has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest on the new notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the new notes,

(B)    Evergreen has delivered to the Trustee (1) either (x) an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Evergreen’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and

(C)    immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Evergreen or any of its Subsidiaries is a party or by which Evergreen or any of its Subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default

The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clauses (3) and (4) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” “Excess Cash Flow Repurchase Offer,” “Repurchase of Notes Upon a Change of Control” and “SEC Reports and Reports to Holders” clause (c) under “Events of Default” with respect to such clauses (3) and (4) under “Consolidation, Merger and Sale of Assets,” clause (d) under “Events of Default” with respect to such other covenants and clauses (e) and (f) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the new notes, the satisfaction of the provisions described in clauses (B)(2) and (C) of the preceding paragraph and the delivery by Evergreen to the Trustee of an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Evergreen may exercise its rights described under “—Defeasance and Discharge” notwithstanding its prior exercise of its rights described under “—Defeasance of Certain Covenants and Certain Events of Default.”

Defeasance and Certain Other Events of Default

In the event Evergreen exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the new notes as described in the immediately preceding paragraph and the new notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the new notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the new notes at the time of the acceleration resulting from such Event of Default. However, Evergreen will remain liable for such payments and any Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

The Indenture may be amended, without the consent of any Holder, to:

(1)    cure any ambiguity, defect or inconsistency in the Indenture;

(2)    comply with the provisions described under “Consolidation, Merger and Sale of Assets” or “Guarantee by Restricted Subsidiaries”;

(3)    comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4)    evidence and provide for the acceptance of appointment by a successor Trustee;

(5)    make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder;

(6)    add Guarantees with respect to the notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary, in each case in accordance with the applicable provisions of the Indenture;

(7)    add any additional assets as Collateral;

(8)    release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; or

(9)    add to the covenants of Evergreen for the benefit of the holders or surrender any right or power conferred upon Evergreen.

Modifications and amendments of the Indenture may be made by Evergreen and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding affected by such amendment; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)    reduce the principal amount of, or premium, if any, or interest on, any note;

(3)    change the optional redemption dates or optional redemption prices of the notes from that stated under the caption “Optional Redemption”;

(4)    change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

(5)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(6)    waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)    release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture; or

(8)    reduce the percentage or aggregate principal amount of outstanding notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Evergreen in the Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Evergreen or of any successor Person thereof. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Evergreen, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

General

Old notes that are issued in the form of one or more global certificates will be exchanged for new notes, issued in the form of one or more global certificates, known as “global notes.” Except as described below, the new notes will be initially represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

Depositary Procedures

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the notes. No beneficial owner of an interest in a global note will be able to have notes represented by a global note registered in their names, or be considered the owners or holders of the notes under the Indenture for any purpose (including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture), or transfer that interest, except in each case in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream.

Payments of the principal of, premium, if any, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Evergreen, the Trustee nor any Paying

Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Evergreen expects that DTC or its nominee, upon receipt of any payment of principal, premium or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. Evergreen also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Payments of principal, premium, if any, and interest on a global note to DTC is Evergreen’s responsibility, disbursement of such payments to participants will be the responsibility of DTC and disbursement of such payments to the owners of beneficial interests in such global note will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Evergreen expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

Evergreen understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants and indirect participants are on file with the SEC.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Evergreen nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

Old notes that are issued in the form of certificated notes will be exchanged for new notes, issued in the form of permanent certificated notes, known as “certificated notes.”

In addition, if (i) DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by Evergreen within 90 days, (ii) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, or (iii) an Event of Default has occurred and is continuing and the note registrar has received a request from DTC, then in each case Evergreen will issue Certificated Notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes, in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture.

The information in this section “Book-Entry; Delivery and Form” concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for other capitalized terms used in this “Description of the New Notes” for which no definition is provided.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of Evergreen and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)    the net income (or loss) of any Person that is not a Restricted Subsidiary, except that Evergreen’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to Evergreen or to its Restricted Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2)    the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Evergreen or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Evergreen or any of its Restricted Subsidiaries;

(3)    the net income of any Restricted Subsidiary, that is not a Subsidiary Guarantor, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)    any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of Evergreen and its Restricted Subsidiaries (it being understood that a transaction involving a sale, transfer or other disposition of aircraft, parts or helicopters of a fair market value not exceeding $1.5 million would be considered in the ordinary course of business);

(5)    solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on Preferred Stock of Evergreen owned by Persons other than Evergreen and any of Evergreen’s Restricted Subsidiaries; and

(6)    all extraordinary gains and, solely for purposes of calculating the Interest Coverage Ratio, extraordinary losses.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means (1) an investment by Evergreen or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Evergreen or any of its Restricted Subsidiaries; provided that such Person’s primary business is related, ancillary or complementary to the businesses of Evergreen and its Restricted Subsidiaries on the date of such investment or (2) an acquisition by Evergreen or any of its Restricted Subsidiaries of the property and assets of any Person other than Evergreen or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of Evergreen and its Restricted Subsidiaries on the date of such acquisition.

”Asset Disposition” means the sale or other disposition by Evergreen or any of its Restricted Subsidiaries (other than to Evergreen or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of Evergreen or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Evergreen or any of its Restricted Subsidiaries to any Person other than Evergreen or any of its Restricted Subsidiaries of:

(1)    all or any of the Capital Stock of any Restricted Subsidiary;

(2)    all or substantially all of the property and assets of an operating unit or business of Evergreen or any of its Restricted Subsidiaries; or

(3)    any other property or assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of Evergreen or any of its Restricted Subsidiaries outside the ordinary course of business of Evergreen or such Restricted Subsidiary (it being understood that a transaction involving a sale, transfer or other disposition of aircraft, parts or helicopters of a fair market value not exceeding $1.5 million would be considered in the ordinary course of business) and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of Evergreen; provided that “Asset Sale” shall not include:

(a)    sales or other dispositions of inventory, receivables and other current assets (including, without limitation, aircraft and parts acquired for re-sale rather than operation);

(b)    sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(c)    sales, transfers or other dispositions of assets with a fair market value not in excess of $3 million in any transaction or series of related transactions;

(d)    any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of Evergreen or its Restricted Subsidiaries;

(e)    the sale of Temporary Cash Investments;

(f)    an issuance of Capital Stock by a Restricted Subsidiary to Evergreen or to a Wholly-Owned Restricted Subsidiary; or

(g)    Permitted Liens, or foreclosure on assets as a result of Liens permitted under the “Limitation on Liens” covenant.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, all expenditures made by such Person or any of its Restricted Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be in accordance with GAAP reflected as additions to property, plant or equipment on a consolidated statement of cash flows of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance or condemnation proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds as the case may be.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Cash Equivalents” means any of the following:

(1)    direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year;

(2)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer;

(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above; and

(4)    commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Evergreen) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Change of Control” means such time as:

(1)    (a) prior to the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of Evergreen, on a fully diluted basis, than is held by the Existing Stockholders and Permitted Transferees, in aggregate, on such date and (b) after the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Evergreen on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of Evergreen, on a fully diluted basis, than is held by the Existing Stockholders and Permitted Transferees, in aggregate, on such date; or

(2)    at any time after the existence of a Public Market, individuals who on the Closing Date constitute the Board of Directors (together with any new directors (a) whose election was approved by a vote of Evergreen’s stockholders, provided such approval includes the approval of Existing Stockholders whose ownership at such time represents at least 50% of the total voting power of the Voting Stock of Evergreen, or (b) whose election by the Board of Directors or whose nomination by the Board of Directors for election by Evergreen’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Closing Date” means May 16, 2003, the date on which the old notes were originally issued under the Indenture.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)    Consolidated Interest Expense;

(2)    income taxes;

(3)    depreciation expense;

(4)    amortization expense (including but not limited to amortization of goodwill and intangibles); and

(5)    all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Evergreen and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by Evergreen or any of its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed or secured by Evergreen or any of its Restricted Subsidiaries) and that portion of Capitalized Lease Obligations of Evergreen and its Restricted Subsidiaries representing the interest factor for such period as determined in accordance with GAAP during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes and the associated refinancing, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Evergreen and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of Evergreen, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Evergreen or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Credit Agreement” means the Credit, Guaranty and Security Agreement dated as of May 16, 2003, among PNC Bank, National Association, as Agent, certain financial institutions party thereto, Evergreen and certain of its subsidiaries, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guarantees and security documents), as such agreements, instruments and documents may be amended, supplemented, extended, renewed or replaced from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disinterested Members” mean members of the Board of Directors who are not employed by Evergreen or any Affiliate thereof and who are not related to Delford M. Smith.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Evergreen’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants.

“Excess Cash Flow” is defined to mean, for any period, (i) Consolidated EBITDA for such period less (ii) the amount of income taxes reflected on Evergreen’s consolidated statement of operations for such period (less any increase in noncurrent deferred tax liabilities or any decrease in noncurrent deferred tax assets, plus any decrease in noncurrent deferred tax liabilities or any increase in noncurrent deferred tax assets) less (iii) the amount of Consolidated Interest Expense for such period less (iv) the net amount of any increase (or plus the net amount of any decrease) in working capital of Evergreen and its Restricted Subsidiaries during such period, less (v) the amount of Permitted Capital Expenditures in such period, less (vi) amounts used for scheduled repayments of Indebtedness existing as of the Closing Date.

“Exchange Notes” means, with respect to a series of notes, any securities of Evergreen containing terms identical to the notes of such series (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the notes pursuant to the Registration Rights Agreement or any other registration rights agreement and this Indenture.

“Existing Stockholders” mean:

(1)    Mr. Delford M. Smith including, without limitation, such stockholder’s interests held directly or indirectly through the Delford M. Smith Revocable Trust;

(2)    Mr. Mark Smith including, without limitation, such stockholder’s interests held directly or indirectly through two trusts the trustee of which is Mr. Delford M. Smith and a trust the trustee of which is First Interstate Bank of Oregon; and

(3)    Ventures Holdings, Inc., provided that all of the capital stock of Ventures Holdings, Inc. is directly or indirectly (including through the Delford M. Smith Revocable Trust) beneficially owned by Mr. Delford M. Smith.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Disinterested Members of the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“First Priority Liens” means all Liens that secure the Indebtedness and other obligations under the Credit Agreement.

“Foreign Subsidiary” means any Subsidiary of Evergreen that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All GAAP financial measures that are used to determine ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)    all indebtedness of such Person for borrowed money;

(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)    all Capitalized Lease Obligations;

(6)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)    the principal component of all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)    to the extent not otherwise included in this definition, net obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect Evergreen or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(A)    that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)    that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)    that Indebtedness shall not include:

(a)    any liability for federal, state, local or other taxes;

(b)    obligations incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety, appeal bonds and similar bonds and completion guarantees provided by Evergreen or a Restricted Subsidiary in the ordinary course of business;

(c)    agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Evergreen or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Evergreen or any Restricted Subsidiary in connection with such disposition;

(d)    obligations arising from guarantees (of obligations not otherwise constituting Indebtedness) to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; or

(e)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence.

“Initial Subsidiary Guarantors” means each Restricted Subsidiary of Evergreen on the Closing Date, other than Foreign Subsidiaries of Evergreen.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of May 16, 2003 among the Senior Collateral Agent, the Trustee and the Collateral Agent.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee or included in this offering memorandum (the “Four Quarter Period”) to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation:

(A)    pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness Incurred is projected, in the reasonable judgment of the senior management of Evergreen, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(B)    Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C)    pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D)    pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Evergreen or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Evergreen or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, excluding, for the avoidance of doubt, Evergreen’s arrangements with the North American Contractor Team and the Civil Reserve Air Fleet), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by Evergreen or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, (a) the amount of, or a reduction in, an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event Evergreen or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (1) or (2) of the second paragraph of the “Limitation on Asset Sales” covenant.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mr. Smith’s Employment Agreement” means the letter agreement between us and Mr. Delford M. Smith dated April 30, 2003.

“Net Cash Proceeds” means:

(a)    with respect to any Asset Sale, the proceeds of such Asset Sale received by Evergreen or its Restricted Subsidiaries in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of the Asset Sale, net of

(1)    brokerage commissions and other fees and expenses (including without limitation fees and expenses of counsel, investment bankers, accountants and title and recording fees) related to such Asset Sale;

(2)    provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Evergreen and its Restricted Subsidiaries, taken as a whole;

(3)    payments made to repay Indebtedness (other than pursuant to an Offer to Purchase) or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold, (y) is required to be paid as a result of such sale or (z) by the terms of such Asset Sale or applicable law, must be repaid out of the proceeds from such Asset Sale;

(4)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale (to the extent such amounts are received by Evergreen or its Restricted Subsidiaries); and

(5)    appropriate amounts to be provided by Evergreen or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b)    with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of Evergreen under the Indenture and the notes (including the Exchange Notes) by Holdings or any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase notes by Evergreen from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)    the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)    the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)    that any note not tendered will continue to accrue interest pursuant to its terms;

(4)    that, unless Evergreen defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)    that Holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of notes delivered for purchase and a statement that such Holder is withdrawing his election to have such notes purchased; and

(7)    that Holders whose notes are being purchased only in part will be issued notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

On the Payment Date, Evergreen shall (a) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by Evergreen. If the Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name such note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Offer to Purchase. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. Evergreen will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Evergreen will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Evergreen is required to repurchase notes pursuant to an Offer to Purchase.

“Permitted Capital Expenditures” means capital expenditures that are used in the business of Evergreen and its Restricted Subsidiaries and that are not prohibited under the Credit Agreement.

“Permitted Investment” means:

(1)    an Investment in Evergreen or a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Evergreen or a Subsidiary Guarantor; provided that such person’s primary business is related, ancillary or complementary to the businesses of Evergreen and its Subsidiary Guarantors on the date of such Investment;

(2)    Temporary Cash Investments;

(3)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)    stock, obligations or securities received in satisfaction of judgments;

(5)    an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6)    Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect Evergreen or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

(7)    receivables owing to Evergreen or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(8)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the “Limitation on Asset Sales” covenant;

(9)    an Investment in existence on the Closing Date;

(10)    an Investment by Evergreen or any of its Restricted Subsidiaries that, together with all other outstanding Investments made pursuant to this clause (10), does not exceed $5 million;

(11)    deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges);

(12)    Guarantees issued in accordance with the “Limitation on Indebtedness” covenant;

(13)    Investments in the notes; and

(14)    Investments by Evergreen or any Restricted Subsidiary in joint ventures the primary business of which is related to the business of Evergreen and its Restricted Subsidiaries that, together with all other Investments made pursuant to this clause (14), does not exceed an aggregate amount equal to 5% of Consolidated Net Worth.

“Permitted Liens” means:

(1)    Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2)    statutory, common law or contractual Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5)    easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of Evergreen or any of its Restricted Subsidiaries;

(6)    leases or subleases granted to others that do not materially interfere with the ordinary course of business of Evergreen and its Restricted Subsidiaries, taken as a whole;

(7)    Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Evergreen or its Restricted Subsidiaries relating to such property or assets;

(8)    any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10)    Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of Evergreen or any Restricted Subsidiary other than the property or assets acquired;

(11)    Liens in favor of Evergreen or any Restricted Subsidiary;

(12)    Liens arising from the rendering of a final judgment or order against Evergreen or any Restricted Subsidiary that does not give rise to an Event of Default;

(13)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)    Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect Evergreen or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(16)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Evergreen or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Evergreen and its Restricted Subsidiaries prior to the Closing Date;

(17)    Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(18)    Liens on or sales of receivables;

(19)    Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that: (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Evergreen in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by Evergreen or any Restricted Subsidiary to provide collateral to the depository institution;

(20)    Liens on assets of Evergreen or any Restricted Subsidiary arising as a result of a sale-leaseback transaction with respect to such assets, provided that such transaction was entered into in accordance with the “Limitation on Sale-Leaseback Transactions” covenant;

(21)    Liens on cash deposited in a trust or escrow account to defease or discharge Indebtedness (other than Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee, except to the extent that Evergreen or a Restricted Subsidiary would be permitted to repay such Indebtedness under the “Limitation on Restricted Payments” covenant);

(22)    Liens incurred in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code; and

(23)    Liens not otherwise permitted by clauses (1) through (22) above encumbering assets in respect of which the lesser of (i) the aggregate fair market value of such assets and (ii) the aggregate amount of the obligation secured by such Lien, does not exceed $5 million.

“Permitted Transferees” mean (i) Mr. Delford M. Smith, Mr. Mark Smith and their respective immediate families (as defined in Item 404 of Regulation S-K) (or in the event of the incompetence or death of any

Permitted Transferee, their respective estate, common law heirs, executor, administrator, committee or other personal representative (collectively “heirs”)), (ii) any trust or foundation established for estate or charitable planning purposes for which one or more of the individuals named in clause (i) are either a trustee or director or a principal beneficiary or (iii) any Person the majority of the equity interests of which is owned by one or more of the individuals or entities named in clause (i).

“Public Equity Offering” means an underwritten primary public offering of Common Stock of Evergreen pursuant to an effective registration statement under the Securities Act.

A “Public Market” shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of Evergreen has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 16, 2003, among Evergreen, Evergreen Holdings, Inc., the Subsidiary Guarantors and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. and certain permitted assigns specified therein, as amended, restated, supplemented or otherwise modified from time to time.

“Replacement Assets” means, on any date, any capital expenditures, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Evergreen and its Restricted Subsidiaries existing on such date.

“Restricted Subsidiary” means any Subsidiary of Evergreen other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Security Agreement” means the Security Agreement dated as of May 16, 2003 among the Collateral Agent, the Trustee, Holdings, Evergreen and the Subsidiaries of Evergreen party thereto, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and holders of the notes, as amended, modified, restated, supplemented or replaced from time to time.

“Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and holders of the notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and holders of the notes.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of Evergreen, accounted for more than 10% of the consolidated revenues of Evergreen and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Evergreen and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Evergreen for such fiscal year.

“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date scheduled for the payment thereof at the option of holders or otherwise, and (2) as used in the sections “—Defeasance” and “—Modification and Waiver” with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any of the Initial Subsidiary Guarantors and any other Restricted Subsidiary which provides a Note Guarantee of Evergreen’s obligations under the Indenture and the Notes pursuant to the “Guarantee by Restricted Subsidiaries” covenant.

“Temporary Cash Investment” means any of the following:

(1)    direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by Evergreen (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Evergreen) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)    securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)    any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and

(7)    solely for purposes of the “Limitation on Asset Sales” covenant, any publicly traded securities, notes or other obligations received by Evergreen or any Restricted Subsidiary from the transferee (of the asset being sold) that are converted, sold or exchanged by Evergreen or such Restricted Subsidiary into cash within 90 days of the related Asset Sale (to the extent of the cash received in that conversion).

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“1986 Trust” means the Trust created pursuant to the Trust Agreement, dated as of February 26, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among 747, Inc., Delford M. Smith, King Christian, Inc. and Wilmington Trust Company, as trustee, as it may be amended from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary of Evergreen that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; (2) any Subsidiary of an Unrestricted Subsidiary; and (3) Evergreen Agricultural Enterprises, Inc. and its Subsidiaries unless designated as a Restricted Subsidiary by the Board of Directors of Evergreen. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Evergreen) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Evergreen or any Restricted Subsidiary; provided that (A) any Guarantee by Evergreen or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by Evergreen or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER DEBT

Revolving Credit Facility

Concurrent with the closing of the offering of the old notes, we entered into a new senior secured revolving credit facility in an amount up to $95 million (to increase to $100 million upon satisfaction of certain conditions), the proceeds of which we used, together with the net proceeds from the offering of the old notes, to refinance our old credit facility and provide for our ongoing working capital needs and general corporate purposes. Our obligations under the revolving credit facility are guaranteed by all of the guarantors under the notes.

On May 16, 2003, we borrowed $69.3 million under the revolving credit facility and, as of November 30, 2003, had $10.9 million available (of which $5.0 million is subject to a holdback) after giving effect to borrowing base limitations and subject to applicable covenants. We used $60.3 million of the initial borrowings under our revolving credit facility, together with the proceeds from the offering of the old notes, to pay certain fees and expenses associated with the revolving credit facility and the offering of the old notes and to repay the outstanding balances, accrued cash interest on borrowings and letter of credit participation fees on our old credit facility.

PNC Bank, National Association acts as Administrative Agent and Collateral Agent under the revolving credit facility and PNC Capital Markets, Inc. acts as exclusive arranger and syndication manager for the revolving credit facility. PNC Bank has syndicated a portion of the revolving credit facility.

Loans.    Up to $100 million or such lesser amount determined in accordance with a borrowing base formula is available under the revolving credit facility. Any amounts outstanding that exceed our availability calculated under the borrowing base formula must be repaid. Up to $5 million of the revolving credit facility is available for letters of credit. The revolving credit facility has borrowing base availability based upon (i) up to 85% of eligible accounts receivable; provided that accounts receivable from certain customers will not be eligible to the extent that those receivables exceed a maximum percentage of the total outstanding accounts receivable, plus (ii) up to 85% of the appraised net orderly liquidation value of eligible inventory, machinery and equipment in the following categories: (a) inventory, including spare parts related to fixed wing and rotary wing aircraft, and (b) small fixed-wing and rotary wing aircraft, together with the machinery and equipment of EAGLE and Air Center, which, in the aggregate, provided up to $86 million of availability as of May 16, 2003. Borrowing base availability from inventory in category (a) of the previous sentence is limited to $35 million and borrowing base availability from aircraft, machinery and equipment in category (b) of the previous sentence is limited to $38 million, provided that such limit will be reduced on a monthly basis and, as of December 1, 2003, was limited to approximately $33.6 million. Advance rates, and the sublimits for inventory and equipment, are subject to adjustment by PNC Bank. We must maintain $5 million of excess availability under the revolving credit facility, which may only be reduced with the consent of each of the lenders under the revolving credit facility.

Interest.    The revolving credit facility provides for an interest rate equal to PNC Bank’s prime rate plus 1.00%, or PNC Bank’s eurodollar rate plus 3.50%.

We may choose prime rate or eurodollar pricing and may elect interest periods of 30, 60 or 90 days for the eurodollar borrowings. Interest on prime rate advances will be payable monthly in arrears. Interest on eurodollar borrowings will be payable at the end of each applicable interest period. Upon a default, interest will accrue at 2.0% over the applicable rate.

Collateral.    The revolving credit facility is secured by a first priority security interest in substantially all of our existing and hereafter acquired personal property, including, all of the capital stock or membership interests of our subsidiaries that are guarantors under this credit facility, general intangibles, contract rights, rights of payment, intellectual property and other assets. The security interest is subject to certain exceptions and permitted liens, including, without limitation, liens on two B747 aircraft and three DC9 aircraft. In addition, the revolving credit facility is guaranteed by Holdings, and Holdings provided a first priority pledge of its stock in Evergreen.

Repayments.    Borrowings under the revolving credit facility are available for borrowing and re-borrowing until maturity, subject to borrowing base availability and compliance with applicable covenants.

Maturity.    The revolving credit facility matures on May 16, 2006. Upon our written request made at least 60 days prior to the end of the applicable term, the term may be extended for an additional period upon the written consent of all the lenders.

Prepayments.    We will be obligated to pay certain early termination fees if we terminate the revolving credit facility within five years from May 16, 2003 unless we provide written notice at least 60 days prior to May 16, 2005, that we intend to refinance.

Covenants.    The revolving credit facility contains affirmative and negative covenants customary for facilities and transaction of this type, including, but not limited to, monthly, quarterly and annual financial reporting and limitations on dividends and stock repurchases, capital expenditures, investments, other debt, other liens or guarantees, change of control, change in nature of business, mergers or acquisitions, additional subsidiaries, change in fiscal year and sale of assets.

In addition, the revolving credit facility contains financial covenants requiring us to meet various financial ratios, such as a minimum tangible net worth ratio, and a minimum fixed charge coverage ratio.

Events of Default.    Events of defaults under the revolving credit facility include non-payment of interest, principal or fees, breaches of representation or warranties, violations of affirmative or negative covenants, invalidity of the security interest or liens granted under the revolving credit facility, cross-defaults to certain other indebtedness and agreements, a bankruptcy or similar proceeding being instituted by or against us or any guarantor; and rendering of certain money judgments against us.

Equipment Financing

We have entered into various capital leases to finance the purchase of equipment, primarily for EIA and EAGLE. As of November 30, 2003, our outstanding obligations under these capital leases was approximately $0.3 million. These financing arrangements generally have terms ranging from 24 to 60 months and require either monthly or quarterly payments. Many of the capital leases provide us with the option to purchase the leased equipment at the end of the term at a predetermined price or the fair market value of the leased equipment. Some of these capital leases provide us the option to terminate the lease early and purchase the leased equipment at such early termination date. For a description of our leases with certain of our affiliates, see “Certain Relationships and Related Transactions.”

Heller Financial/General Electric Capital Corporation

In December 1997, we entered into a secured loan agreement with Heller Financial in which Heller Financial agreed to loan us, from time to time, up to $3.5 million to purchase equipment for EAGLE. General Electric Capital Corporation has assumed Heller’s rights and obligations under this agreement. As of November 30, 2003, we had approximately $16,000 outstanding under this agreement. This debt bears interest at an annual rate equal to the one month LIBOR rate plus 2.75% (3.92% at November 30, 2003.) Each loan requires us to make monthly installments of principal and interest of approximately $46,000 over a five year period. Our obligations under this agreement are secured by the equipment that we purchase with the proceeds of the loans.

Merrill Lynch Business Financial Services, Inc.

In July 2000, EASL entered into a loan agreement with Merrill Lynch Business Financial Services, Inc. which provided EASL with a line of credit for working capital in the ordinary course of business. The loan agreement was amended and restated on August 12, 2003 to amend the terms of the original agreement to a reducing revolving credit facility. The maximum amount EASL is permitted to borrow under this line of credit is

$8 million. As of November 30, 2003, we had outstanding borrowings of approximately $7.4 million. This debt accrues interest at an annual rate equal to 3.00% plus the one month LIBOR rate ( as published in the “Money Rates” section of the Wall Street Journal). As of November 30, 2003, the interest rate was 4.17% per year. The revolving loan matures on the last business day in August 2008. All borrowings are secured by a first mortgage on one of our B747 aircraft.

In April 2001, we entered into a revolving loan agreement with Merrill Lynch Business Financial Services, Inc. to finance the purchase of a Pratt & Whitney jet engine. The maximum amount we are permitted to borrow under this loan agreement is $3.5 million. As of November 30, 2003, we had outstanding borrowings of approximately $1.8 million. This debt accrues interest at a rate equal to 2.40% plus the “Dealer Commercial Paper” rate for 30-day high-grade unsecured notes sold through dealers by major corporations (as published in the “Money Rates” section of the Wall Street Journal). As of November 30, 2003, the interest rate was 3.37% per year. The revolving loan matures on the last business day in April 2006.

Aircraft Leases

The Trust Created February 25, 1986 owns one B747 and three DC9 aircraft. We hold a two-thirds beneficial ownership interest in that portion of the trust’s property that consists of the B747 aircraft. Mr. Delford M. Smith is the beneficial owner of the remaining one-third beneficial ownership interest in that portion of the trust’s property that consists of such B747 aircraft. We also hold the entire beneficial ownership interest in that portion of the trust’s property that consists of three DC9 aircraft.

In May 1997, the Trust Created February 25, 1986 entered into a loan agreement with Finova Capital Corporation (“Finova”) in connection with its purchase of the B747 aircraft. Pursuant to this loan, the trust is required to make monthly payments of approximately $0.5 million until March 2005. The obligations of the trust to Finova are secured by a first priority security interest in the B747 and the three DC9 aircraft owned by the trust. As of November 30, 2003, the outstanding principal amount of this loan was approximately $9.5 million.

UT Finance Corporation

We have entered into a loan agreement with UT Finance Corporation pursuant to which we could finance obligations incurred in connection with the maintenance of our Pratt & Whitney JT9D-7 engines. As of November 30, 2003, we had outstanding borrowings of approximately $2.9 million. This debt bears interest at an annual rate equal to the prime lending rate of Citibank, N.A. plus 1.50% (5.5% at November 30, 2003). We are required to make minimum payments of $0.25 million per month for each month from March 2003 until all outstanding amounts are repaid in July 2004.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a summary of material United States federal income and estate tax consequences of the exchange of old notes for new notes pursuant to the exchange offer and the ownership and disposition of the new notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences we describe below, possibly with retroactive effect. This discussion applies only to beneficial owners that acquired the old notes pursuant to the initial offering at the initial offering price, acquired the new notes pursuant to the exchange offer and that hold the notes as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of such holder’s particular circumstances (for example, insurance companies, tax exempt organizations, financial institutions, dealers in securities, holders whose functional currency is not the U.S. dollar and holders who hold the notes as part of a “straddle,” hedge” or “conversion transaction”), and does not address U.S. state or local or foreign tax consequences. Holders should consult their tax advisors as to the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

As used in this section, the term “United States Holder” means a beneficial owner of the notes that is (i) a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or partnership (or any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of the notes, the U.S. federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

A “Non-United States Holder” is any beneficial holder of the notes that is not a United States Holder.

United States Holders

The exchange of an old note for a new note pursuant to the exchange offer by a United States Holder will not constitute a “significant” modification” of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a United States Holder who exchanges an old note for a new note pursuant to the exchange offer.

Interest paid on the new notes generally will be taxable to a United States Holder as ordinary income as it accrues or is received in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption, retirement, or other disposition of a new note, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (not including amounts attributable to accrued but unpaid interest not previously included in gross income, which will be taxable as ordinary income) and such United States Holder’s adjusted tax basis in such new note, which should be the United States Holder’s purchase price for the old note exchanged therefor less any principal payments received by such holder. Such gain or loss will generally be capital gain or loss. Capital gain recognized by an individual investor upon a disposition of a new note that has been held for more than one year will generally be subject to a maximum tax rate of 15% or, in the case of a note that has been held for one year or less, will be subject to tax at ordinary income tax rates. A United States Holder’s holding period for a new note will include the holding period of the old note exchanged therefor. The deduction of capital losses is subject to limitations under the Code.

Non-United States Holders

The exchange of an old note for a new note pursuant to the exchange offer by a Non-United States Holder will not constitute a “significant” modification” of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a Non-United States Holder who exchanges an old note for a new note pursuant to the exchange offer.

Subject to the discussion below concerning backup withholding, payments of interest on the new notes by Evergreen or any paying agent to any Non-United States Holder will not be subject to U.S. federal withholding tax, provided that (i) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Evergreen entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to Evergreen through stock ownership and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) certain certification requirements are met. Such certification will be satisfied if the beneficial owner of the new note certifies on IRS Form W-8BEN or a substantially similar substitute form, under penalties of perjury, that it is not a U.S. person and provides its name and address, and (x) such beneficial owner files such form with the withholding agent or (y) in the case of a new note held through a foreign partnership or intermediary, the beneficial owner and the foreign partnership or intermediary satisfy the certification requirements of applicable U.S. Treasury regulations. In addition, payments of interest on the new notes by Evergreen or any paying agent to any Non-United States Holder will not be subject to U.S. federal withholding tax if (i) the Non-United States Holder is subject to U.S. federal income tax with respect to the new notes on a net basis because payments received with respect to the new notes are effectively connected with the conduct of a trade or business within the United States by the holder (in which case, the holder may also be subject to a U.S. “branch profits tax”) and the holder provides Evergreen or the paying agent with a properly completed IRS From W-8ECI, or (ii) the Non-United States Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the holder or such holder’s agent provides a properly completed IRS From W-8BEN claiming the exemption. Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to withholding at the rate of 30% (subject to reduction under an applicable income tax treaty), unless the payments are effectively connected with the conduct of a trade or business within the United States by the holder, and if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by the holder.

Subject to the discussion below concerning backup withholding, a Non-United States Holder of a new note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (ii) such gain is effectively connected with a trade or business carried on by such holder within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. permanent establishment maintained by the holder.

A new note held by an individual who at the time of death is not a citizen or resident of the United States as determined for U.S. estate tax purposes will not be subject to U.S. federal estate tax with respect to such note as a result of such individual’s death, provided that (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, (ii) the interest accrued on the notes was not effectively connected with the conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

Under current U.S. federal income tax law, backup withholding will not apply to payments by Evergreen or any paying agent thereof on a new note if (i) in the case of a United States Holder, the holder provides an accurate taxpayer identification number, certifies that such holder is not subject to backup withholding and does not fail to report all interest and dividends required to be shown on its U.S. federal income tax returns, or (ii) in the case of a Non-United States Holder, the certification described above is received, provided that Evergreen or the paying agent, as the case may be, does not have knowledge that the payee is a U.S. person.

Under current U.S. Treasury regulations, payments on the sale, exchange or other disposition of a new note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a U.S. person. In addition, payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

Non-United States Holders of the new notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

MATERIAL ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of “plan assets” of any Plan (“Plan Assets”). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons (“parties in interest” under ERISA and “disqualified persons” under the Code, collectively, “Parties in Interest”) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.

Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. The prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the Notes should consult with its counsel regarding the necessity for and availability of exemptive relief under U.S. Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 96-23 (relating to transactions determined by “in-house asset managers”), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds),

90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent “qualified professional asset managers”) or any other prohibited transaction exemption issued by the DOL. A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Notes without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under the Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transaction:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those new notes may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the offering as to (i) the validity and enforceability of the new notes, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, and (ii) the power and authority, and the due authorization, execution and delivery of the new notes and the guaranty by Evergreen and certain guarantors by Davis Wright Tremaine LLP, Lionel Sawyer & Collins, and Richards, Layton & Finger.

EXPERTS

The consolidated financial statements of Evergreen Holdings Inc. and Subsidiaries as of February 28, 2003 and for the year then ended included in this registration statement/prospectus have been so included in reliance on the report (which includes an emphasis paragraph for the removal of a going concern explanatory paragraph) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the 1986 Trust as of February 28, 2003, 2002 and 2001 and the year ended included in this registration statement/prospectus have been so included in reliance on the report (which includes an emphasis paragraph for the extensive transactions and relationships the 1986 Trust has with related parties) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Evergreen Holdings, Inc. and subsidiaries as of February 28, 2002 and for the years ended February 28, 2002 and 2001, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, (which report expresses an unqualified opinion and includes explanatory paragraphs, relating to the Company’s ability to continue as a going concern and to the restatement described in Note 16), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

The following financial statements are not solely the financial statements of the issuer of the securities (Evergreen International Aviation, Inc.), but are the consolidated financial statements of Evergreen Holdings Inc., the parent company of the issuer. The subsidiary issuer and all subsidiary guarantors, other than the 1986 Trust, are wholly owned by Evergreen Holdings, Inc., this guarantee is full and unconditional, and the guarantees are joint and several. Accordingly, in lieu of full financial statements of the subsidiary issuer, condensed consolidating financial statements are included in note 15 of the annual financial statements and note 9 to the interim financial statements. Information specific to the issuer of the securities is presented therein.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Evergreen Holdings, Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of stockholders’ equity and of consolidated cash flows present fairly, in all material respects, the financial position of Evergreen Holdings, Inc. and Subsidiaries (the Company) at February 28, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated April 25, 2003, an explanatory paragraph was included that stated that there was substantial doubt about the Company’s ability to continue as a going concern because management believed that they may not be able to make the payments on their debt as it came due. As disclosed in Note 14 to the consolidated financial statements, the Company has repaid this debt with proceeds obtained from the sale of bonds. Accordingly, our present opinion on the consolidated financial statements as presented herein does not include such an explanatory paragraph.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

April 25, 2003, except as to Note 14, which is as of May 16, 2003 and except as to Note 15, which is as of October 10, 2003.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

Evergreen Holdings, Inc.

McMinnville, Oregon

We have audited the consolidated balance sheet of Evergreen Holdings, Inc. and subsidiaries (the “Company”) as of February 28, 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended February 28, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Evergreen Holdings, Inc. and subsidiaries as of February 28, 2002 and the results of their operations and their cash flows for the years ended February 28, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended February 28, 2002 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s difficulties in meeting its loan agreement covenants and its negative working capital position raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 16, the accompanying consolidated statement of operations for the year ended February 28, 2002 has been restated.

DELOITTE & TOUCHE LLP

Portland, Oregon

July 16, 2002 (April 25, 2003 as to Note 13,

    October 10, 2003 as to Note 15 and November 20, 2003 as to Note 16)

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

FEBRUARY 28, 2003 AND 2002

(In thousands, except share data)

	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$5,638	$8,922
Accounts receivable, less allowance of $33,516 and $10,278 for doubtful accounts:
Trade	51,907	46,025
Other	3,667	6,191
Receivable from affiliates, net	—	14,974
Inventories	17,786	15,487
Prepaid expenses and other assets	3,746	1,302
Deferred tax assets	10,444	8,187

Total current assets	93,188	101,088
Assets held for sale	6,968	7,649
Notes receivable from affiliates	18,150	3,642
Property and equipment, net	553,736	560,512
Other assets	14,566	11,952
Goodwill	5,494	5,494

Total assets	$692,102	$690,337

LIABILITIES
Current liabilities:
Current portion of long-term debt	$285,403	$329,006
Current portion of note payable to affiliate	—	41
Accounts payable	64,047	60,281
Accrued liabilities	18,759	18,378
Accrued interest	1,857	3,686
Income taxes payable	1,252	6,968

Total current liabilities	371,318	418,360
Long-term debt	18,455	26,198
Deferred income and other	495	426
Deferred tax liabilities	106,400	81,726

Total liabilities	496,668	526,710

Commitments and contingencies (Notes 8 and 9)

STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Common stock, no par value; 20,000,000 shares authorized, 10,054,749 shares issued and outstanding	7,568	7,568
Retained earnings	187,866	156,059

Total stockholders’ equity	195,434	163,627

Total liabilities and stockholders’ equity	$692,102	$690,337

The accompanying notes are an integral part of the consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED FEBRUARY 28, 2003, 2002 (AS RESTATED) AND 2001

(In thousands)

	2003	2002 (As restated see note 16)	2001
Operating revenues:
Flight revenue	$400,603	$284,293	$317,898
Sales of aircraft, parts and other assets	12,137	13,270	32,705
Ground logistics services	129,724	122,287	104,419
Support services and other	31,871	27,857	32,458

Total operating revenues	574,335	447,707	487,480

Operating expenses:
Flight costs	69,808	54,645	49,014
Fuel	102,025	69,559	69,112
Maintenance	72,993	61,279	77,625
Aircraft and equipment	44,139	48,269	47,136
Cost of sales of aircraft, parts and other property and equipment	8,888	9,291	26,214
Cost of ground logistics services	104,727	104,598	87,444
Support services and other	27,385	23,168	29,054
Selling, general and administrative	62,729	52,616	56,086
Impairment charge on aircraft	—	16,000	20,000
Unusual credits—net	—	—	(57,874)
Claim under the Air Transportation Safety and System Stabilization Act	—	(7,204)	—

Total operating expenses	492,694	432,221	403,811

Operating income	81,641	15,486	83,669

Other income (expense):
Interest expense	(30,576)	(34,297)	(46,461)
Other income (expense), net	1,508	836	51

Other expense, net	(29,068)	(33,461)	(46,410)

Income (loss) before minority interest and income taxes	52,573	(17,975)	37,259
Minority interest	(962)	(879)	(814)

Income (loss) before income taxes	51,611	(18,854)	36,445
Income tax benefit (expense)	(19,804)	6,420	(16,374)

Net income (loss)	$31,807	$(12,434)	$20,071

The accompanying notes are an integral part of the consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED FEBRUARY 28, 2003, 2002 AND 2001

(In thousands, except share data)

	Common Stock		Retained Earnings
	Shares	Amount		Total
Balance, March 1, 2000	10,054,749	$7,568	$148,422	$155,990
Net income	—	—	20,071	20,071

Balance, February 28, 2001	10,054,749	7,568	168,493	176,061
Net loss	—	—	(12,434)	(12,434)

Balance, February 28, 2002	10,054,749	7,568	156,059	163,627
Net income	—	—	31,807	31,807

Balance, February 28, 2003	10,054,749	$7,568	$187,866	$195,434

The accompanying notes are an integral part of the consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED FEBRUARY 28, 2003, 2002 AND 2001

(In thousands)

	2003	2002	2001
Cash flows from operating activities:
Net income (loss)	$31,807	$(12,434)	$20,071
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	25,676	28,626	30,173
Amortization	43,453	38,078	42,876
Deferred income taxes	22,417	(11,414)	14,024
Gain on sale of property and equipment	(4,904)	(947)	(5,303)
Unusual credits—net	—	—	(57,874)
Impairment charges on aircraft	—	16,000	20,000
Deferred income and other	69	—	(935)
Foreign currency exchange loss	(16)	(48)	126
Minority interest income	962	879	814
Changes in operating assets and liabilities:
Accounts receivable	(3,358)	60,132	(1,983)
Receivable from affiliates	—	(896)	510
Inventories	(2,299)	(4,669)	(808)
Prepaid expenses and other assets	(10,107)	2,133	(2,140)
Accounts payable and accrued liabilities	2,318	(11,530)	(7,551)
Income taxes payable	(5,716)	3,618	(144)

Net cash provided by operating activities	100,302	107,528	51,856

Cash flows from investing activities:
Purchases of property and equipment and overhauls	(60,826)	(35,694)	(68,574)
Proceeds from the sale of property and equipment	7,480	10,899	23,743
Repayments on notes receivable from affiliates	3,435	2,529	—
Advances on notes receivable from affiliates	(2,574)	(6,522)	(510)
Other assets	286	11,953	1,990

Net cash used in investing activities	(52,199)	(16,835)	(43,351)

Cash flows from financing activities:
Proceeds from long-term debt	367	2,330	97,483
Payments on long-term debt	(6,304)	(85,127)	(113,616)
Proceeds from revolving loan	6,987	20,200	—
Payments on revolving loan	(52,396)	(23,000)	(650)
Payments on note payable to affiliate	(41)	(1,800)	(2,123)

Net cash used in financing activities	(51,387)	(87,397)	(18,906)

Net (decrease) increase in cash and cash equivalents	(3,284)	3,296	(10,401)
Cash and cash equivalents, beginning of year	8,922	5,626	16,027

Cash and cash equivalents, end of year	$5,638	$8,922	$5,626

Supplemental cash flow information:
Interest	$28,329	$36,494	$38,257

Income taxes	$1,059	$1,394	$781

Supplemental schedule of noncash investing and financing activities:
Fiscal year 2003:
The Company converted $14,974 of receivables from affiliates to notes receivable from affiliates.
Fiscal year 2002:
The Company exchanged an aircraft with a net book value of $25,570 and incurred a liability of $8,800 to acquire another aircraft.
The Company purchased $9,590 of engine and aircraft overhauls through long-term financing.
The Company purchased $1,250 of property and equipment through long-term financing.
Fiscal year 2001:
The Company purchased $19,646 of engine and aircraft overhauls through long-term financing.
The Company purchased $5,421 of property and equipment through long-term financing.

The accompanying notes are an integral part of the consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

1.    Operations and Summary of Significant Accounting Policies

Evergreen Holdings, Inc. (Holdings), (dba Evergreen International Aviation Group) (the “Company”) and its wholly-owned subsidiaries Evergreen International Aviation, Inc., Evergreen Vintage Aircraft, Inc., Evergreen International Airlines, Inc. (EIA), Evergreen Aviation Ground Logistics Enterprise, Inc. (EAGLE), Evergreen Air Center, Inc. (Air Center), Evergreen Helicopters Inc. (EHI), Evergreen Aircraft Sales and Leasing Co. (EASL), Evergreen Agricultural Enterprises, Inc., Evergreen Aviation Services, Inc. (the foreign subsidiary) provide highly diversified aviation services through the following operating segments. EIA engages primarily in domestic short-range and international long-range cargo operations, as well as air freight brokerage services. EAGLE primarily provides mail handling, hub management, aircraft handling, cargo loading and unloading, and terminal services. Air Center performs required Federal Aviation Administration (FAA) inspections, scheduled and unscheduled maintenance and repairs, light engine maintenance, stripping and painting, aircraft storage and complete airframe overhauls of commercial aircraft at an unlimited airframe maintenance and repair station. EHI provides flight services throughout the world in markets including international peacekeeping and health operations, agriculture, oil exploration and development, and forest control and provides aircraft maintenance and repair services. EASL includes aircraft and parts brokerage operations. Other services include farming and nursery production and vintage aircraft restoration operations.

Pursuant to Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has determined that its core business activities are comprised of six distinct operations, each of which are discussed above.

Liquidity—The Company’s consolidated financial statements as of February 28, 2002 and for the year then ended were prepared on a going concern basis, which contemplated the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company was in default of several of its covenants under its term loans and its revolving credit agreement as of February 28, 2002. This difficulty in meeting loan agreement covenants, along with its negative working capital position, raised substantial doubt about the Company’s ability to continue as a going concern. The Company obtained waivers of certain of these covenant violations until August 15, 2002. As a result of obtaining only a temporary waiver of certain of the covenant violations, the Company classified term loans of $263,000 and the borrowings under the revolving credit agreement of $38 as current on the Company’s balance sheet as of February 28, 2002. On May 16, 2003, the Company completed a $215,000 debt offering and borrowed $72,100 under a new revolving credit facility. See note 14.

Principles of consolidation—The accompanying consolidated financial statements include the accounts of the Company and its domestic and foreign subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The operations of the Company’s active foreign subsidiary is not significant.

Cash and cash equivalents—Cash and cash equivalents include all cash balances and other short-term, highly liquid, income-producing investments. Investments with maturities of three months or less on their acquisition date are classified as cash equivalents. These balances are located at four high credit quality financial institutions. At times, such balances may be in excess of Federal Deposit Insurance Corporation limits.

Inventories—Inventories consist primarily of expendable parts and supplies for aircraft maintenance and for sale to third parties, which are carried at the lower of average cost or net realizable value, and agricultural crops and nursery products, which are carried at the lower of first-in, first-out cost or net realizable value. Maintenance inventories are charged to operations as issued for use and agricultural and all other inventories are charged to

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

operations when sold. The nature of these inventories generally results in their utilization over an operating cycle in excess of one year. The Company periodically reviews inventories for potential obsolescence and records adjustments, as necessary, to reflect the lower of cost or net realizable value.

Property and equipment—Property and equipment are stated at cost. All major renewals, modifications and overhauls, such as “C” and “D” checks, are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and charged to income in the period sold.

Depreciation to estimated residual values is provided on the straight-line method over the estimated useful lives of depreciable assets. Aircraft, aircraft engines and rotable assets are depreciated from 8 to 38 years, machinery and equipment from 3 to 10 years, and buildings and improvements from 10 to 40 years.

Overhauls of aircraft and rotable assets are accounted for as follows:

Large fixed-wing aircraft overhauls:  Upon acquisition, the cost of major aircraft overhaul components included in the purchase price is segregated from the cost of equipment. Overhaul component costs and subsequent capitalized major overhauls are amortized to expense over the period until the next scheduled overhaul, generally ten years or less.

Helicopters, medium and light fixed-wing aircraft overhauls:  Major overhaul components purchased with the aircraft are depreciated as part of the cost of equipment. Subsequent major overhauls are capitalized and amortized over operating hours to the succeeding overhaul, generally two years or less.

Rotable asset overhauls:  The cost of rotable asset overhauls for large fixed-wing aircraft and helicopters is capitalized and amortized over estimated useful lives, generally five years or less. The cost of repairing rotable assets is expensed as incurred.

Property and equipment impairment—Management evaluates the recoverability of the carrying value of property and equipment at each balance sheet date or when events or changes in circumstances indicate that a carrying amount may not be recoverable. An impairment loss is recognized when the sum of the expected future undiscounted net cash flows to be derived from the related assets is less than the carrying amount of the assets. The amount of the impairment loss is based on the difference between the related assets carrying value and the expected future discounted net cash flows. The factors considered by management in performing this assessment includes current operating results, trends and prospects as well as the effects of obsolescence, demand, competition and other economic factors. Based on management’s reviews, an adjustment related to impairment associated with the carrying value of capitalized assets was not required in fiscal year 2003.

In fiscal year 2002, an impairment loss of $16,000 was recognized on the Company’s DC9-33 fleet, which was determined based on a forecast of the net present value of expected future cash flows to be earned by the aircraft. In fiscal year 2001 an impairment loss of $20,000 was recognized on two of the Company’s B747-100 aircraft that were out of service waiting for corrective action under an FAA directive. The 2001 impairment was based on a forecast of the net present value of expected future cash flows to be earned by these aircraft. This impairment resulted primarily from management’s decision to not take corrective action to repair the aircraft. Fair value on these aircraft was based on the net realizable value of the remaining aircraft parts. The impairment losses are included as part of operating income in the Company’s consolidated statements of operations.

Leased aircraft overhauls—The costs of required major maintenance and inspection of engines and airframes for leased aircraft are capitalized and amortized to expense over the period with the next scheduled overhaul, generally ten years or less, or the termination of the lease.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Assets held for sale—Aircraft, aircraft parts and other assets held for sale are recorded at the lower of cost or net realizable value. Cost of aircraft held for sale includes the amount of related unamortized overhauls.

Capitalized interest—Interest on funds used to finance the acquisition and structural conversion of aircraft and the construction of certain facilities to the date the asset is placed in service is capitalized. The Company capitalized no interest charges in fiscal years 2003, 2002 and 2001.

Intangible assets—Goodwill—Goodwill represents the excess of cost over the fair value of net assets acquired. We have two reporting units, EAGLE and Helicopters, that have assigned goodwill of $5.5 million. Quoted stock market prices are not available for these individual reporting units.

In July 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 supersedes Accounting Principles Board (APB) Opinion No. 16 and eliminates pooling of interests accounting. It also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Under SFAS No. 142, goodwill and non-amortizing intangible assets shall be adjusted whenever events or circumstances occur indicating that goodwill has been impaired. Accordingly, consistent with SFAS 142, our methodology for estimating the fair value of each reporting unit primarily considers the discounted future cash flows. In applying this methodology, we make assumptions about each reporting unit’s future cash flows based on capacity, expected revenue, operating costs and other relevant factors, and discount future cash flows based on each reporting unit’s weighted average cost of capital. The Company has completed its impairment testing of the valuation of its goodwill and has determined that there is no impairment for the year ended February 28, 2003.

Upon adoption of SFAS No. 142, amortization of goodwill ceased. The Company adopted SFAS No. 142 on March 1, 2002, the beginning of fiscal year 2003. Application of the non-amortization provisions of SFAS No. 142 to goodwill, which had previously been amortized over 15 years would have resulted in an increase in net income of $474 and $487 for the year ended February 28, 2002 and 2001, respectively.

The following table summarizes the impact of SFAS 142 on net income had SFAS No. 142 been in effect for the years ended February 28, 2002 and 2001:

	Year Ended February 28,
	2002	2001
Net income (loss)	$(12,434)	$20,071
Add:
Amortization of goodwill, net of tax of $300 and $310	474	487

Net income (loss) as adjusted	$(11,960)	$20,558

Allowance for Doubtful Accounts

The Company maintains allowances for estimated losses resulting from the inability of customers to make required payments and from disputed balances. The Company periodically reviews past due balances to identify the reasons for non payment, and adjusts the allowance for doubtful accounts as appropriate. The Company believes the allowances for doubtful accounts as of February 28, 2003 are adequate. If the customers’ financial

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

conditions were to deteriorate, resulting in their inability to make payments, additional allowances may need to be recorded, which would result in additional expenses being recorded for the period in which such determination was made.

Revenue recognition—The following describes the revenue recognition policy by segment:

EIA

Revenues in this segment are recorded predominantly as flight revenue. The Company primarily charges customers based on: miles traveled; space utilized or “block space”; hours flown or “block hours”; or trips taken. The Company generally is not responsible for obtaining freight for its aircraft and receives revenues based on routes flown rather than capacity carried. Block hours are measured in 60 minute periods, or fractions of such periods, from the time the aircraft moves from its departure point to the time it comes to rest at its destination. Block space is measured by the number of pallet position utilized. Flight revenue is primarily recorded as flights are completed.

Many of the contracts are structured as “all-in” contracts, under which the Company is responsible for the full range of operating expenses, including fuel costs. Other contracts are Aircraft Crew Maintenance and Insurance, “ACMI” or “wet lease” arrangements, under which the Company provides only the aircraft, crew, maintenance and insurance, and the customer is responsible for all other operating expenses, such as fuel, ground handling, crew accommodations and the cost of obtaining freight.

The agreements with freight forwarders are typically structured as block space agreements, where the forwarder commits to deliver a certain amount of freight for a specific flight. Under the agreement, the forwarder must pay for the space committed, whether or not it delivers the freight to the Company.

EAGLE

All revenues in this segment are recorded as support services. Ground handling and logistics revenues are typically generated under contracts with the U.S. Postal Service, domestic and international passenger and cargo airlines, and express delivery customers. The Company typically provides services through contracts with a term of one year or more, with scheduled rates for a range of services at one or more locations throughout the United States. Revenues in this segment are recorded when services are rendered.

EHI

Services are typically provided under one to five year contracts. The Company typically charges customers a monthly availability fee in addition to an hourly charge for missions flown or by hour with a minimum number of hours per day. The Company often modifies its pricing methods to match the characteristics of a mission, which may involve pricing based on weight if the mission is transport-related, by acre if agricultural or by number of pick-ups if construction. Revenues in this segment are recorded when services are rendered.

Air Center

All revenues in this segment are recorded as support services. Aircraft maintenance and repair revenues are generally derived from heavy maintenance (C checks and D checks) on aircraft, aircraft storage and other aircraft and storage services. Revenues in this segment are recorded when services are rendered.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

EASL

All revenues in this segment are predominantly derived from sales of aircraft, parts and other assets, typically on a consignment basis. Revenues generated from the sale of the Company’s assets are recorded within the segment from which the assets originated. Revenues from asset sales within EASL relate solely to assets acquired and sold by EASL. Similarly, revenues generated from leasing of aircraft are recorded within the segment that controls those assets. EASL generates revenues in the form of commissions in connection with the sale and leasing of assets for third parties and the Company’s other segments.

Other

Revenues from this segment are recorded as support services.

Major customers—Revenues generated under various contracts with numerous agencies of the U.S. Government accounted for approximately 68%, 61% and 30% of the total revenues for fiscal years 2003, 2002 and 2001, respectively. Amounts receivable from these agencies were $39,870 and $30,552 at February 28, 2003 and 2002, respectively.

Income taxes—Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income tax liabilities and assets are determined based on the difference between the financial reporting amounts and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based upon enacted tax laws and rates in effect for the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Concentration of credit risks—The Company grants credit to customers throughout the world. The Company’s primary customer base consists of various agencies of the U.S. Government and large well-established foreign and domestic airlines. Credit strength of this customer base is derived from its geographical diversity and from its long history of payment on services provided. The Company evaluates each customer’s credit worthiness on a case-by-case basis.

Fair value of financial instruments—The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, revolving credit facility and accrued liabilities approximate fair value because of the short-term maturity of these items. The carrying amounts of the Company’s variable rate long-term debt approximate fair value due to variable interest rates correlating to changes in market conditions. The Company’s fixed rate debt of $20,208 (see Note 5) has a fair value of $17,059 and $19,168 at February 28, 2003 and 2002, respectively.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances at that time. On an ongoing basis the Company evaluates and updates its estimates as appropriate. Actual results could differ from those estimates under different assumptions or conditions.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Recent accounting pronouncements—In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for certain obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 are required to be applied by the Company beginning March 1, 2003; however, early adoption is encouraged. The Company does not believe that the impact of the adoption of this Statement will have a material impact on the consolidated financial statements.

FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement does not apply to costs associated with the retirement of a long-lived asset covered by FASB No. 143, Accounting for Asset Retirement Obligations. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this pronouncement on the Company’s consolidated financial statement was not material.

In November 2002, the Board issued FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, and Interpretation of SFAS 5, 57, and 107 and Rescission of FIN 34. The Interpretation requires certain disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods after December 15, 2002. The Company adopted FIN 45 during 2003 and there was no effect on the Company’s consolidated financial statements.

In January 2003, the Board issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51, Consolidated Financial Statements. The Interpretation addresses how variable interest entities (VIE) are to be identified and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The Interpretation also requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. FIN 46 is effective in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which a company holds a variable interest that is acquired before February 1, 2003. While the Company has not completed its final assessment of the impact of FIN 46, based upon its preliminary assessments, management believes the Company may be the primary beneficiary of certain related party entities. The Company leases certain assets, consisting primarily of buildings, from these entities. The financial statements of these entities may be included in the Company’s financial statements for the year ended February 28, 2004. Such inclusion is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150,

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. The impact of adoption of this Statement has not had, and the Company does not expect it to have, a material effect on ongoing results of operations, financial position or cash flows.

Reclassifications—Certain amounts in the prior years’ financial statements and notes have been reclassified to conform to the current year presentation. Previously reported net income (loss) was not affected by these reclassifications.

2.    Property and Equipment

Property and equipment at February 28, 2003 and 2002 consisted of the following:

	2003	2002
Flight equipment:
Aircraft	$711,664	$666,505
Overhauls, net	89,121	94,594
Construction in progress	11,069	39,966

	811,854	801,065

Other property and equipment:
Machinery and equipment	84,501	79,831
Buildings and improvements	42,194	42,126
Land and improvements	15,444	14,973
Construction in progress	1,499	1,625

	143,638	138,555

Property and equipment, at cost	955,492	939,620
Accumulated depreciation	(401,756)	(379,108)

Total	$553,736	$560,512

The Company owns an aviation museum facility, which has a net book value of $16,072 at February 28, 2003. This facility is currently being leased to a not-for-profit entity at no charge and is included in the table above.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

3.    Notes Receivable from Affiliates

Notes receivable from affiliates at February 28, 2003 and 2002 consisted of the following:

	2003	2002
Notes receivable from Ventures Holdings, Inc. (an entity controlled by the Company’s majority shareholder) due in annual installments totaling $1,134 beginning March 31, 2004 including interest of 4%	$10,365	$—
Notes receivable from Ventures Acquisition Company, LLC (an entity controlled by the Company’s majority shareholder) due in annual installments totaling $146 beginning March 31, 2004 including interest of 4%	1,198	—
Notes receivable from the controlling shareholder due in ten annual installments totaling $802 beginning March 31, 2004 including interest of 4%	4,948	—
Notes receivable from the controlling shareholder, due in annual installments equal to the earnings distributed on aircraft N471, including interest of 8%	1,639	3,642

	$18,150	$3,642

4.    Other Assets

Other assets at February 28, 2003 and 2002 consisted of the following:

	2003	2002
Debt issuance costs	$5,707	$5,441
Deposits	5,010	2,214
Noncurrent agricultural products	3,078	3,083
Other	771	1,214

Total	$14,566	$11,952

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

5.    Long-Term Debt

Long-term debt consisted of the following at February 28, 2003 and 2002:

	2003	2002
Revolving credit facility, variable rate interest at LIBOR plus 6% plus 2% principal in kind (9.38% at February 28, 2003) (starting March 1, 2003 interest becomes LIBOR plus 10%), due in May 2003, total borrowings available of $40,000 as of February 28, 2003	$28,000	$38,000
Term loans, variable rate interest at LIBOR plus 6% plus 2% principal in kind (9.38% at February 28, 2003) (starting March 1, 2003 interest becomes LIBOR plus 10%), quarterly payments of principal and interest through May 2003	239,607	262,200
Notes payable, LIBOR plus 6% plus 2% principal in kind (9.38% at February 28, 2003) (starting March 1, 2003 interest becomes LIBOR plus 10%), monthly payments of principal and interest through August 2006	4,033	4,300
Term loan, interest at 10.44%, monthly payments of principal and interest through February 28, 2003	14,289	17,896
Term loan, variable interest at LIBOR plus 6% plus 2% principal in kind (9.38% at February 28, 2003 (starting March 1, 2003 interest becomes LIBOR plus 10%)	—	3,724
Long-term vendor financing, variable rate interest at LIBOR plus 6% plus 2% principal in kind (9.38% at February 28, 2003) (starting March 1, 2003 interest becomes LIBOR plus 10%)	3,614	12,779
Other term loans	9,787	9,134
Capital leases	4,528	7,171

	303,858	355,204
Current maturities of long-term obligations	(285,403)	(329,006)

Total long-term obligations	$18,455	$26,198

Substantially all of the assets of the Company are pledged as collateral under the various debt agreements.

Prior to February 28, 2003, the Company was subject to various covenants under its long-term debt. These covenants included requirements to maintain specific financial ratios and thresholds with respect to minimum net worth, minimum interest coverage, and a maximum ratio of long-term debt outstanding to earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted and capital expenditures. The agreements also contained various restrictions on the payment of dividends, use of proceeds from the disposition of certain assets, additional liens and encumbrances and the repurchase of capital stock. In addition, the agreements contained requirements for principal repayments equal to 50% of excess net cash flow, as defined, at the close of each fiscal year. At February 28, 2003 the agreements were amended such that there were only two remaining covenants relating to capital expenditures and EBITDA, which were changed as part of the amended agreements. The Company was in violation of the capital expenditure covenant and obtained a waiver for the violation.

At February 28, 2002 the Company was not in compliance with all of its covenants, as amended. The Company received a temporary waiver for the debt leverage ratio covenant violation through August 15, 2002. This covenant was discontinued during 2002 as a result of an amended debt agreement. As a result of obtaining

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

only a temporary waiver of certain of the covenant violations, the Company reclassified term loans of $262,950 and the borrowings under the revolving credit agreement of $38,000 as current in the Company’s balance sheet as of February 28, 2002.

At February 28, 2003 scheduled maturities of long-term debt are as follows:

Notes payable:

2004	$283,453
2005	6,136
2006	6,145
2007	3,273
2008	50
Thereafter	273

$299,330

Capital leases (net of interest):

2004	$1,950
2005	1,820
2006	622
2007	136
2008	—
Thereafter	—

$4,528

6.    Income Taxes

The components of the Company’s income tax expense (benefit) for the years ended February 28, 2003, 2002 and 2001 are as follows:

	2003	2002	2001
Current:
Federal	$(2,339)	$4,226	$400
State	(274)	768	1,950

	(2,613)	4,994	2,350

Deferred:
Federal	20,057	(9,594)	12,895
State	2,360	(1,820)	1,129

	22,417	(11,414)	14,024

Total	$19,804	$(6,420)	$16,374

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at February 28, 2003 and 2002 are presented below:

	2003	2002
Deferred tax assets; current:
Accounts receivable	$4,103	$4,150
Other	6,341	4,037

Total deferred tax assets, current	$10,444	$8,187

Deferred tax (liabilities) assets; non-current:
Net operating loss carryforwards	$17,901	$34,080
Alternative minimum tax credit carryforwards	12,983	12,612
Property and equipment	(137,284)	(127,865)
Other	—	(553)

Total net deferred tax liabilities, noncurrent	$(106,400)	$(81,726)

The Company’s effective tax rate for the years ended February 28, 2003, 2002 and 2001 differs from the federal statutory tax rate due primarily to the following:

	2003	2002	2001
Tax expense (benefit) computed at statutory rate	$17,548	$(6,410)	$12,416
State income taxes, net of federal effect	2,064	(762)	2,337
Other	192	752	1,621

Income tax expense (benefit)	$19,804	$(6,420)	$16,374

Business tax credits and the related valuation allowance of approximately $1,100 were netted at February 28, 2002 and 2001 because such credits are not expected to be realized.

At February 28, 2003, the Company has net operating loss carryforwards for federal and state income tax purposes of $47,108 which expire in the years 2007 through 2022. During the year ended February 28, 2003, the Company reduced its taxes currently payable by $16,179 from the utilization of net operating loss carryforwards of $40,198. The Company has an alternative minimum tax (AMT) credit carryover of $12,983 at February 28, 2003, which is available to offset future regular taxes that are in excess of future alternative minimum taxes. Under current tax law, the carryforward period for the AMT credit is unlimited.

7.    Employee Benefit Plans

The Company has defined contribution pension, deferred savings (401(k)), and profit sharing plans covering substantially all full-time employees of the Company.

Under the 401(k) plan, the Company is required to match 50% of participant contributions, not to exceed 4% of participant’s compensation and participants are allowed to contribute up to 10% of their compensation. The Company contributed $1,309, $1,341 and $1,352 for the years ended February 28, 2003, 2002 and 2001, respectively. Participant contributions in the 401(k) plan vest immediately. Plan participants accrue employer benefits at the completion of two years of service, at which time the participants are 20% vested. Additional vesting occurs at a rate of 20% per year until fully vested.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Under the profit sharing plan, Group contributions are discretionary and may be made in any amount to a maximum of 15% of the aggregate annual compensation paid to participants. The Company made no contributions to the profit sharing plan for the years ended February 28, 2003, 2002 and 2001.

The defined contribution pension plan requires an annual contribution by the Company, including forfeitures, equal to 4% of participants’ compensation. The Company funds accrued pension costs on a current basis. Pension expense was $2,506, $2,059 and $2,030 for the years ended February 28, 2003, 2002 and 2001, respectively.

8.    Commitments

The Company leases aircraft, land, buildings and equipment under cancelable and noncancelable arrangements. Five of the Company’s helicopters are leased under ten year operating leases that include options to purchase the helicopters at the third and fifth year anniversary of the lease arrangements. In addition, in the event of early termination of these lease agreements, the Company has guaranteed a cumulative repurchase value of approximately $4.2 million as of February 28, 2003. Six of the Company’s aircraft engines are leased under operating leases that include termination guarantees of approximately $11.0 million at February 28, 2003. Rental commitments under noncancelable operating leases having an original term of one year or more at February 28, 2003 are as follows:

Fiscal Year Ending February 28,	Related Party	Other	Total
2004	$7,814	$11,175	$18,989
2005	7,814	10,621	18,435
2006	7,814	8,151	15,965
2007	7,814	2,542	10,356
2008	7,814	945	8,759
Thereafter	—	1,746	1,746

	$39,070	$35,180	$74,250

Total rental expense for the years ended February 28, 2003, 2002 and 2001 was $33,150, $28,751 and $12,299, respectively, including related-party rentals (see Note 11).

In addition, the Company leases aircraft and engines under short-term lease agreements on an as needed basis.

9.    Contingencies

The Company has a freighter service agreement with Asiana Airlines (Asiana), which began January 28, 2000 and expired February 28, 2003. The agreement requires the Company to provide the aircraft (B747), crew, maintenance and insurance. Asiana is required to pay all other costs incurred in the performance of the contract. The contract provides for minimum payments based on guaranteed block hour utilization as defined in the contract.

On August 28, 2001, Asiana paid the Company for block hour utilization for the first week of September and gave notice that no further payments would be made. Asiana did not reimburse the Company for certain costs incurred by the Company during performance under the terms of the contract. The Company completed the mission in progress and returned the aircraft to the United States.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Since the agreement was in force until February 28, 2003 and Asiana ceased making minimum payments without notice, the Company believes it is entitled to the revenue which would have been earned had Asiana continued to meet its contractual obligation. Accordingly, the Company has recorded an account receivable of $27,169 as of February 28, 2003. However, such amount has been fully reserved and no income has been recorded for this program since Asiana ceased making payments.

The Company is a party to certain legal proceedings and claims that arise in the ordinary course of business. While the results of these matters cannot be predicted with certainty, management believes, based on its examination of such matters, experience to date and discussion with legal counsel, that the final outcome of such matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

10.    Effect of the Terrorist Attacks of September 11, 2001

Immediately following the terrorist attacks on September 11, 2001 the FAA closed the United States airspace. The Company resumed operations on September 14, 2001 after the FAA order was rescinded. During the period in which the flight operations were suspended, the Company experienced contract revenue losses and incurred incremental expenses associated with crew and aircraft repositioning and added security measures.

In September 2001 the Company filed a claim for $22.1 million under the Air Transportation Safety and System Stabilization Act, which provides direct compensation to the U.S. airlines for direct and incremental losses that resulted from the terrorist attacks for the period September 11, 2001 through December 31, 2001. In May 2002 an amended claim for $15.1 million was filed. In September 2001, the federal government paid the Company $7.2 million as an initial payment of the claim under the Air Transportation Safety and System Stabilization Act. No further payments have been received. Payment of the balance of the claim is dependent upon finalization of the Department of Transportation (DOT) rules and guidelines related to the audit of the claims that have been filed by the airlines. Since payment of claims under the Act are subject to a DOT audit, there can be no assurances that the balance will be paid by the DOT or, that upon the audit of the claim, the DOT will not seek to recover amounts already paid to the Company. Accordingly, the Company has not recorded a receivable in their 2003 financial statement.

11.    Related-Party Transactions

The Company rents aircraft and buildings under operating leases from entities owned or controlled by the controlling stockholder. Rent expense for these leases amounted to $5,426, $6,214 and $4,624 for the years ended February 28, 2003, 2002 and 2001, respectively.

At February 28, 2003 and 2002 the Company had a net receivable from entities owned or controlled by the controlling stockholder of $18,150 and $18,616, respectively.

The Company also had a note payable due to the controlling stockholder as of February 28, 2002 of $41, which was paid during 2003.

During the year ended February 28, 2003, 2002 and 2001 the Company made purchases of $900, $1,638 and $689 and sales totaling $99, $19 and $68 with various affiliates.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

In addition, the controlling stockholder has a one-third ownership interest in a certain B747 aircraft of which the Company has the remaining two-thirds interest. Rent expense for the one-third ownership interest being leased to the Company was $1,608 for each of the years ended February 28, 2003, 2002 and 2001.

12.    Unusual Credits, Net

In February 2001 the Company was awarded a $75,000 settlement with a third party, offset by $16,309 of related legal costs and vendor settlements, over a dispute regarding structural modification services performed by this third party on certain of the Company’s B747-100 aircraft. The proceeds from this settlement, which were received during fiscal year 2002, were used to pay down the Company’s term loan by $27,000, and its operating loan by $23,000, with the balance being used to fund operating activities.

During the year ended February 2001 the Company’s ground logistics subsidiary recorded a one-time pre tax charge of $817 related to the write-off of net assets associated with a labor classification dispute on one of its ground logistics service contracts.

13.    Business Segments

The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires disclosure of financial information about the Company’s reportable operating segments. The operating segments reported below are based on the nature of the services and products sold by the Company and are the segments of the Company for which separate financial information is available and for which operating results are regularly evaluated by executive management to make decisions about resources to be allocated to the segment and assess its performance. Management evaluates segment performance based on segment gross profit. There were transfers between segments in the periods presented.

The following are distinct operating segments of the Company:

Air Freight Transportation Services engages primarily in domestic short range and international long range cargo operations, as well as air freight brokerage services.

Ground Logistics Services primarily provides mail handling, hub management, aircraft handling, cargo loading and unloading, and terminal services.

Aircraft Maintenance and Repair Services performs required Federal Aviation Administration (FAA) inspections, scheduled and unscheduled maintenance and repairs, light engine maintenance, stripping and painting, aircraft storage and complete airframe overhauls of commercial aircraft at an Unlimited Repair Station.

Helicopter and Light Aircraft Services provides flight services throughout the world in markets including international peacekeeping and health operations, agriculture, oil exploration and development, and forest control and provides aircraft maintenance and repair services.

Aviation Sales and Leasing, includes aircraft and parts brokerage operations.

Other includes farming and nursery production and vintage aircraft restoration and one active foreign subsidiary.

Based on the location of the consumer, the Company revenues are derived from the United States and throughout the world. As of February 28, 2003, all material long-lived assets are located in the United States.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

	Year Ended February 28,
	2003	2002 (As restated see note 16)	2001

Net sales:
Air freight transportation services (EIA)	$374,486	$267,446	$319,288
Ground logistics services (EAGLE)	129,724	122,287	104,419
Aircraft maintenance and repair services (Air Center)	23,938	20,134	26,649
Helicopter and light aircraft services (EHI)	35,163	28,064	29,646
Aviation sales and leasing (EASL)	5,274	5,733	3,949
Other	5,750	4,043	3,529

Total	$574,335	$447,707	$487,480

Intercompany revenues:*
Air freight transportation services (EIA)	$4,605	$7,756	$6,056
Ground logistics services (EAGLE)	3,079	4,437	6,509
Aircraft maintenance & repair services (Air Center)	26,827	14,125	15,267
Helicopter & light aircraft services (EHI)	1,164	1,895	1,651
Aviation sales and leasing (EASL)	5,171	4,849	4,679
Other	67	71	—

Total	$40,913	$33,133	$34,162

Operating income:
Air freight transportation services (EIA)	$61,028	$3,765	$74,187
Ground logistics services (EAGLE)	15,943	11,353	8,943
Aircraft maintenance and repair services (Air Center)	2,920	(177)	(4,110)
Helicopter and light aircraft services (EHI)	759	116	2,597
Aviation sales and leasing (EASL)	2,300	2,267	1,900
Other	(1,309)	(1,838)	152

Total	$81,641	$15,486	$83,669

*	Amounts are eliminated in consolidation.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

	Year Ended February 28,
	2003	2002 (As restated see note 16)	2001

Interest expense, net:
Air freight transportation services (EIA)	$29,875	$33,363	$45,547
Ground logistics services (EAGLE)	520	616	683
Aircraft maintenance and repair services (Air Center)	(23)	67	61
Helicopter and light aircraft services (EHI)	28	40	28
Aviation sales and leasing (EASL)	118	138	107
Other	58	73	35

Total	$30,576	$34,297	$46,461

Depreciation and amortization of property and equipment:
Air freight transportation services (EIA)	$55,474	$54,253	$60,042
Ground logistics services (EAGLE)	2,677	2,302	2,037
Aircraft maintenance and repair services (Air Center)	1,048	1,199	1,241
Helicopter and light aircraft services (EHI)	5,262	3,320	4,232
Aviation sales and leasing (EASL)	165	707	462
Other	416	419	408

Total	$65,042	$62,200	$68,422

Capital expenditures:
Air freight transportation services (EIA)	$46,280	$43,394	$76,570
Ground logistics services (EAGLE)	2,865	1,440	4,968
Aircraft maintenance and repair services (Air Center)	1,129	549	976
Helicopter and light aircraft services (EHI)	10,029	9,316	8,047
Aviation sales and leasing (EASL)	6	7	2,039
Other	517	628	1,041

Total	$60,826	$55,334	$93,641

Total assets:
Air freight transportation services (EIA)	$521,367	$539,863
Ground logistics services (EAGLE)	64,040	55,296
Aircraft maintenance and repair services (Air Center)	17,250	15,555
Helicopter and light aircraft services (EHI)	53,579	47,341
Aviation sales and leasing (EASL)	7,315	5,495
Other	28,551	26,787

Total	$692,102	$690,337

Net sales by geographic area:
United States of America	$510,640	$361,296	$282,098
Foreign	63,695	86,411	205,382

Total	$574,335	$447,707	$487,480

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

14.     Subsequent Events

On May 16, 2003, the Company completed a $215,000 debt offering and borrowed $72,100 under a new revolving credit facility. The debt offering interest rate is 12% and matures in 2010. The revolving credit facility has an interest rate of the lesser of LIBOR plus 3% or the prime rate plus 2% and is due in 2006. Proceeds from the new borrowings were used to repay the existing credit facility as well as refinancing fees. The new debt as well as repayment of the old facility creates a new schedule of maturities of long-term debt as follows:

	After Offering	Prior to Offering
Notes payable:
2004	$18,876	$283,453
2005	6,136	6,136
2006	78,245	6,145
2007	3,273	3,273
2008	50	50
Thereafter	215,273	273

	$321,853	$299,330

The Company is subject to various covenants under these new debt agreements. These covenants include requirements to at all times maintain undrawn availability of not less than $5,000 on the revolving line, a minimum consolidated tangible net worth of $150,000 through February 28, 2004 and increasing tangible net worth based on net income in subsequent periods, a fixed coverage ratio of 1.5:1 and an interest coverage ratio of 2.5:1. Additionally, capital expenditures are limited to $75,000 per year.

In conjunction with the completion of the new financing arrangement on May 16, 2003, the Company paid its Chief Executive Officer, Mr. Delford M. Smith, a one-time bonus in the amount of $4 million. This expense was recognized in selling, general and administrative expenses. Also on May 16, 2003, the Company entered into an employment agreement with Mr. Delford M. Smith. Pursuant to this agreement, Mr. Smith will serve as the Company’s Chief Executive Officer and Chairman of the Board. The agreement provides for compensation at the rate of $3 million per year. The term of Mr. Smith’s agreement is five years from the completion of the refinancing (May 16, 2003) and is automatically extended each day so that the remaining term is always five years. Upon Mr. Smith’s termination under certain circumstances as defined in the employment agreement, Mr. Smith will be paid five times his base annual compensation plus an amount equal to five times the average of the annual bonus paid to him in the five years immediately preceding the termination. Such payment will only be made upon approval of two-thirds of the directors then in office, other than Mr. Smith.

15.    Guarantor Subsidiaries and Non-Guarantor Subsidiaries

The Company’s payment obligations under the 12% Senior Subordinated Notes due 2010 are fully and unconditionally guaranteed on a joint and several, senior subordinated basis by substantially all of the Company’s consolidated subsidiaries (collectively, and excluding Non-Guarantor Subsidiaries (as defined below), the “Guarantor Subsidiaries”) except for Evergreen Agricultural Enterprises, Inc., Evergreen Vintage Aircraft Inc. and Foreign Subsidiaries (together, the “Non-Guarantor Subsidiaries”).

Presented below is the consolidated condensed financial information of Evergreen Holdings, Inc. (the “Parent Company”), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. Financial information for Trust Created February 25, 1986 are presented separately as the Company owns less than 100% of this Guarantor

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Subsidiary. Financial information for the Non-Guarantor subsidiaries is presented in the column titled “Other Subsidiaries”. Balance sheet data is presented as of February 28, 2003 and 2002. Statement of operations and statement of cash flows data are presented for the years ended February 28, 2003, 2002 and 2001.

Investments in subsidiaries are accounted for by the Parent Company and Guarantor Subsidiaries using the equity method of accounting. Net income of Guarantor and Non-Guarantor Subsidiaries is, therefore, reflected in the Parent Company’s and Guarantor Subsidiaries’ investments in and advances to (from) subsidiaries. Net income of the Guarantor and Non-Guarantor Subsidiaries is reflected in Guarantor Subsidiaries and Parent Company as equity in consolidated subsidiaries. The elimination entries eliminate investments in Other Subsidiaries and intercompany balances and transactions for consolidated reporting purposes.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Statement of Operations

	Fiscal 2003
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Operating revenues	$—	$4,306	$596,839	$7,987	$7,136	$(41,933)	$574,335
Operating expenses	—	—	459,589	330	5,184	(35,138)	429,965
Selling, general and administrative	575	10,248	54,837	—	2,648	(5,579)	62,729

Operating income (loss)	(575)	(5,942)	82,413	7,657	(696)	(1,216)	81,641
Interest expense	—	(253)	(28,559)	(1,706)	(58)	—	(30,576)
Other income (expense), net	—	—	46	—	1,462	—	1,508

Other income (expense), net	—	(253)	(28,513)	(1,706)	1,404	—	(29,068)
Equity in earnings of subsidiaries	28,646	38,326	—	—	—	(66,972)	—

Income (loss) before minority interest and income taxes	28,071	32,131	53,900	5,951	708	(68,188)	52,573
Minority interest	—	(962)	—	—	—	—	(962)

Income (loss) before income taxes	28,071	31,169	53,900	5,951	708	(68,188)	51,611
Income tax (expense)/benefit	3,736	—	(22,774)	—	—	(766)	(19,804)

Net income (loss)	$31,807	$31,169	$31,126	$5,951	$708	$(68,954)	$31,807

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Statement of Operations

	Fiscal 2002
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Operating revenues	$1,827	$4,461	$460,475	$8,040	$6,036	$(33,132)	$447,707
Operating expenses	—	—	396,796	611	5,396	(31,994)	370,809
Selling, general and administrative	83	6,061	45,465	—	1,007	—	52,616
Impairment and unusual charges, net	—	—	6,982	9,018	—	—	16,000
Claim under Air Transportation Safety and System Stabilization Act	—	—	(7,204)	—	—	—	(7,204)

Operating income (loss)	1,744	(1,600)	18,436	(1,589)	(367)	(1,138)	15,486
Interest expense	(733)	(510)	(30,879)	(2,102)	(73)	—	(34,297)
Other income (expense), net	—	—	836	—	—	—	836

Other income (expense), net	(733)	(510)	(30,043)	(2,102)	(73)	—	(33,461)
Equity in earnings of subsidiaries	(13,445)	(11,729)	—	—	—	25,174	—

Income (loss) before minority interest and income taxes	(12,434)	(13,839)	(11,607)	(3,691)	(440)	24,036	(17,975)
Minority interest	—	(879)	—	—	—	—	(879)

Income (loss) before income taxes	(12,434)	(14,718)	(11,607)	(3,691)	(440)	24,036	(18,854)
Income tax benefit (expense)	—	811	5,093	—	715	(199)	6,420

Net income (loss)	$(12,434)	$(13,907)	$(6,514)	$(3,691)	$275	$23,837	$(12,434)

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Statement of Operations

	Fiscal 2001
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Operating revenues	$—	$4,419	$503,926	$8,131	$5,166	$(34,162)	$487,480
Operating expenses	—	—	415,953	602	2,916	(33,872)	385,599
Selling, general and administrative	75	8,276	47,022	—	713	—	56,086
Impairments and unusual charges, net	—	—	(37,874)	—	—	—	(37,874)

Operating income (loss)	(75)	(3,857)	78,825	7,529	1,537	(290)	83,669
Interest expense	—	(531)	(43,437)	(2,458)	(35)	—	(46,461)
Other income (expense), net	—	—	51	—	—	—	51

Other income (expense), net	—	(531)	(43,386)	(2,458)	(35)	—	(46,410)
Equity in earnings of subsidiaries	20,124	14,942	—	—	—	(35,066)	—

Income (loss) before minority interest and income taxes	20,049	10,554	35,439	5,071	1,502	(35,356)	37,259
Minority interest	—	(814)	—	—	—	—	(814)

Income (loss) before income taxes	20,049	9,740	35,439	5,071	1,502	(35,356)	36,445
Income tax (expense)/benefit	22	8,946	(24,916)	—	(426)	—	(16,374)

Net income (loss)	$20,071	$18,686	$10,523	$5,071	$1,076	$(35,356)	$20,071

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Balance Sheet

	At the End of Fiscal 2003
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Assets
Current assets:
Cash and cash equivalents	$—	$854	$4,714	$—	$70	$—	$5,638
Accounts and assets receivable, net	—	—	55,022	—	552	—	55,574
Other current assets	—	4,890	16,514	—	10,572	—	31,976

Total current assets	—	5,744	76,250	—	11,194	—	93,188

Properties, net	1,777	8,349	496,998	12,479	36,019	(1,886)	553,736
Notes receivables	14,290	1,034	300	1,639	887	—	18,150
Investment in subsidiaries	212,404	208,153	—	—	—	(420,557)	—
Other assets including goodwill	—	3,205	26,130	—	3,128	(5,435)	27,028

Total assets	$228,471	$226,485	$599,678	$14,118	$51,228	$(427,878)	$692,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$—	$4,375	$58,920	$—	$752	$—	$64,047
Current portion of long-term debt	—	145,008	135,600	4,702	93	—	285,403
Accrued liabilities	—	5,624	12,768	124	243	—	18,759
Accrued interest	—	201	1,647	—	9	—	1,857
Income taxes payable	1,204	2,983	1,416	—	617	(4,968)	1,252

Total current liabilities	1,204	158,191	210,351	4,826	1,714	(4,968)	371,318
Long-term debt and capital leases	73,195	(108,209)	27,201	7,829	18,439	—	18,455
Deferred income taxes	(41,362)	5,475	135,880	—	1,046	5,361	106,400
Other liabilities	—	—	(3,408)	3,903	5,435	(5,435)	495
Stockholders’ equity	195,434	171,028	229,654	(2,440)	24,594	(422,836)	195,434

Total liabilities and stockholders’ equity	$228,471	$226,485	$599,678	$14,118	$51,228	$(427,878)	$692,102

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Balance Sheet

	At the End of Fiscal 2002
	Holdings (Parent)	Evergreen	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Assets
Current assets:
Cash and cash equivalents	$—	$1,563	$7,285	$—	$74	$—	$8,922
Accounts and notes receivable, net	—	3	52,928	—	846	(1,561)	52,216
Other current assets	14,971	1,320	27,334	—	9,028	(12,703)	39,950

Total current assets	14,971	2,886	87,547	—	9,948	(14,264)	101,088

Properties, net	1,802	8,314	501,833	12,808	36,473	(718)	560,512
Notes receivable	—	199,168	977	2,536	128	(199,167)	3,642
Investment in subsidiaries	181,818	175,173	—	—	—	(356,991)	—
Other assets	—	2,596	19,303	—	3,196	—	25,095

Total assets	$198,591	$388,137	$609,660	$15,344	$49,745	$(571,140)	$690,337

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$—	$2,203	$57,208	$—	$1,155	$(285)	$60,281
Current portion long-term debt	—	161,178	163,777	3,954	97	—	329,006
Current portion note payable to affiliate	—	41	—	—	—	—	41
Accrued liabilities	—	4,360	13,787	—	231	—	18,378
Accrued interest	—	1,507	2,167	—	12	—	3,686
Income taxes payable	1,128	(3,058)	14,113	—	(225)	(4,990)	6,968
Short term notes payable	—	—	—	—	1,435	(1,435)	—

Total current liabilities	1,128	166,231	251,052	3,954	2,705	(6,710)	418,360
Long-term debt and capital leases	15,158	(2,067)	7,391	20,596	278	(15,158)	26,198
Deferred income taxes	7,916	(4,516)	67,890	—	(215)	10,651	81,726
Other liabilities	10,762	85,260	89,224	(5,303)	23,091	(202,608)	426

Stockholders’ equity	163,627	143,229	194,103	(3,903)	23,886	(357,315)	163,627

Total liabilities and stockholders’ equity	$198,591	$388,137	$609,660	$15,344	$49,745	$(571,140)	$690,337

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal 2003
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$(17,371)	$(7,926)	$154,391	$3,834	$581	$(33,207)	$100,302

Cash flows from investing activities:
Purchases of property, equipment, and overhauls	—	(744)	(59,363)	—	(719)	—	(60,826)
Proceeds from sale of property & equipment	—	—	5,722	—	1,758	—	7,480
Notes receivable & other assets	17,371	(27,515)	(2,103)	1,795	(690)	12,289	1,147

Net cash provided by (used in) investing activities	17,371	(28,259)	(55,744)	1,795	349	12,289	(52,199)

Cash flows from financing activities:
Proceeds from long term debt	—	—	367	—	—	—	367
Payments on long term debt	—	—	(2,759)	(3,608)	63	—	(6,304)
Other financing sources	—	35,476	(98,827)	(2,021)	(997)	20,919	(45,450)

Net cash provided by (used in) financing activities	—	35,476	(101,219)	(5,629)	(934)	20,919	(51,387)

Net increase (decrease) in cash	—	(709)	(2,572)	—	(4)	1	(3,284)
Cash, beginning of period	—	1,563	7,285	—	74	—	8,922

Cash, end of period	$—	$854	$4,713	$—	$70	$1	$5,638

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal 2002
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$(12,240)	$(14,360)	$107,236	$2,873	$(3,991)	$28,010	$107,528

Cash flows from investing activities:
Purchases of property, equipment, and overhauls	—	(19)	(41,965)	—	(2,728)	9,018	(35,694)
Proceeds from sale of property & equipment	—	—	10,899	—	—	—	10,899
Notes receivable & other assets	12,240	11,273	10,223	2,529	2,107	(30,412)	7,960

Net cash provided by (used in) investing activities	12,240	11,254	(20,843)	2,529	(621)	(21,394)	(16,835)

Cash flows from financing activities:
Proceeds from long term debt	—	—	2,330	—	—	—	2,330
Payments on long term debt	—	(39,850)	(41,646)	(3,558)	(73)	—	(85,127)
Other financing sources	—	43,310	(44,139)	(1,844)	4,689	(6,616)	(4,600)

Net cash provided by (used in) financing activities	—	3,460	(83,455)	(5,402)	4,616	(6,616)	(87,397)

Net increase (decrease) in cash	—	354	2,938	—	4	—	3,296
Cash, beginning of period	—	1,209	4,347	—	70	—	5,626

Cash, end of period	$—	$1,563	$7,285	$—	$74	$—	$8,922

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal 2001
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$19,127	$697	$50,962	$4,942	$10,448	$(34,320)	$51,856

Cash flows from investing activities:
Purchases of property, equipment, and overhauls	—	(83)	(56,880)	—	(11,611)	—	(68,574)
Proceeds from sale of property & equipment	—	—	23,743	—	—	—	23,743
Notes receivable & other assets	(19,127)	(12,446)	(1,218)	—	(1,222)	35,493	1,480

Net cash provided by (used in) investing activities	(19,127)	(12,529)	(34,355)	—	(12,833)	35,493	(43,351)

Cash flows from financing activities:
Proceeds from long term debt	—	94,603	2,880	—	—	—	97,483
Payments on long term debt	—	(65,524)	(48,584)	(3,202)	161	3,533	(113,616)
Other financing sources	—	(26,423)	27,847	(1,740)	2,249	(4,706)	(2,773)

Net cash provided by (used in) financing activities	—	2,656	(17,857)	(4,942)	2,410	(1,173)	(18,906)

Net increase (decrease) in cash	—	(9,176)	(1,250)	—	25	—	(10,401)
Cash, beginning of period	—	10,385	5,597	—	45	—	16,027

Cash, end of period	$—	$1,209	$4,347	$—	$70	$—	$5,626

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

16.    Restatement

As discussed in Note 10, the Company received $7.2 million as an initial payment of its claim under the Air Transportation Safety and System Stabilization Act. Subsequent to the issuance of the Company’s fiscal year 2002 consolidated financial statements, the Company’s management determined that the $7.2 million initial payment of the claim received under the Air Transportation Safety and Stabilization Act should have been recorded as a separate line item in operating expenses within its consolidated statement of operations for the year ended February 28, 2002. As previously reported, this amount was included in support services and other, a component of operating revenues. As a result, the accompanying consolidated statement of operations for the year ended February 28, 2002 has been restated from amounts previously reported. The correction of this error reduced operating revenues and operating expenses by $7.2 million; however, it had no effect on net loss for the year ended February 28, 2002 as previously reported.

REPORT OF INDEPENDENT AUDITORS

To the Beneficiaries of

the 1986 Trust

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of the trust created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restarted pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc., as successor to 747, Inc. and King, Christian Inc.) and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee (the “1986 Trust’ or the “Company”) at February 28, 2003, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company is a member of a group of affiliated companies and, as more fully described in Notes 1, 3 and 5 of the accompanying financial statements, has extensive transactions and relationships with members of this group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

August 28, 2003

THE 1986 TRUST

BALANCE SHEETS

February 28, 2003, 2002 and 2001

(in thousands)

	2003	2002	2001
Assets
Flight equipment, net	$12,479	$12,808	$22,437
Notes receivable from affiliates	1,639	2,537	3,802
Due from affiliates	1,757	1,571	368

Total assets	$15,875	$16,916	$26,607

Liabilities
Current Liabilities
Current portion of long-term debt	$4,702	$3,954	$3,558
Accrued liabilities	124	—	—

Total current liabilities	4,826	3,954	3,558

Long-term debt	9,586	13,942	17,896
Deferred rental revenue	3,903	2,923	1,944

Total liabilities	18,315	20,819	23,398

Trust equity (deficit)
Trust equity	15,137	11,207	16,742
Less: Accounts and notes receivable from affiliate	(17,577)	(15,110)	(13,533)

Total trust equity (deficit)	(2,440)	(3,903)	3,209

Total liabilities and trust equity (deficit)	$15,875	$16,916	$26,607

The accompanying notes are an integral part of the financial statements.

THE 1986 TRUST

STATEMENTS OF OPERATIONS

For the Years Ended February 28, 2003, 2002 and 2001

(in thousands)

	2003	2002	2001
Rental income from affiliate	$7,581	$7,533	$7,523

Depreciation expense	330	611	602

Impairment charge on aircraft	—	9,018	—
Interest expense	1,706	2,102	2,458
Interest income	(406)	(507)	(608)

Net income (loss)	5,951	(3,691)	5,071
Less: distributions to beneficiaries of the 1986 Trust	(2,021)	(1,844)	(1,740)
Trust equity at beginning of year	11,207	16,742	13,411

Trust equity at end of year	$15,137	$11,207	$16,742

The accompanying notes are an integral part of the financial statements.

THE 1986 TRUST

STATEMENTS OF CASH FLOWS

For the Years Ended February 28, 2003, 2002 and 2001

(in thousands)

	2003	2002	2001
Cash flows from operating activities
Net income (loss)	$5,951	$(3,691)	$5,071
Adjustments to reconcile net income (loss) to net cash provided by operating expenses
Depreciation and amortization	330	611	602
Impairment charge on aircraft	—	9,018	—
Changes in operating assets and liabilities:
Accounts receivable from affiliate	(3,365)	(2,842)	(2,842)
Accrued liabilities	124	—	—
Due from affiliates	(186)	(1,203)	1,131
Deferred revenue	980	980	980

Net cash provided by operating activities	3,834	2,873	4,942

Cash flows from investing activities
Notes receivable from affiliates	1,795	2,529	—

Cash flows from financing activities
Payments on long-term debt	(3,608)	(3,558)	(3,202)
Distribution to beneficiaries	(2,021)	(1,844)	(1,740)

Net cash used by financing activities	(5,629)	(5,402)	(4,942)

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

Supplemental cash flow information
Interest paid	$1,706	$2,102	$2,458

The accompanying notes are an integral part of the financial statements.

THE 1986 TRUST

NOTES TO FINANCIAL STATEMENTS

February 28, 2003, 2002 and 2001

(in thousands)

1.    Operations and Summary of Significant Accounting Policies

Trust created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc., as successor to 747, Inc. and King, Christian Inc.) and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee (the “1986 Trust” or the “Company”) is a majority owned subsidiary of Evergreen International Aviation, Inc. (“EA”) (“Parent Company”) who is a wholly owned subsidiary of Evergreen Holdings, Inc. (“Holdings”). The Company’s sole business purpose is to lease planes to Evergreen International Airlines, Inc. (“EIA”) who is a wholly owned subsidiary of EA. These services result in intercompany transactions and, therefore, there are receivables/payables from this affiliate.

Flight Equipment

Flight equipment is stated at cost. Expenditures for maintenance and repairs are expensed as incurred while renewals and betterments are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and charged to income in the period sold.

Depreciation to estimated residual values is provided on the straight-line method over the estimated useful lives of depreciable assets. Flight equipment is depreciated from 8 to 38 years.

Flight Equipment Impairment

Management evaluates the recoverability of the carrying value of flight equipment at each balance sheet date or when events or changes in circumstances indicate that a carrying amount may not be recoverable. An impairment loss is recognized when the sum of the expected future undiscounted net cash flows to be derived from the related assets is less than the carrying amount of the assets. The amount of the impairment loss is based on the difference between the related assets carrying value and the fair value of the related assets. The factors considered by management in performing this assessment includes current operating results, trends and prospects as well as the effects of obsolescence, demand, competition and other economic factors. Based on management’s review, an adjustment related to impairment associated with the carrying value of capitalized assets was required in fiscal year 2002, reducing the net book value of flight equipment by $9,018.

Revenue Recognition

All of the Company’s revenues are generated from transactions with EIA and are recorded as rental income. Rental revenues are recognized ratably over each rental period.

Deferred Revenue

As discussed in Note 3, the Company leases certain aircraft to an affiliate entity. There is a step-up in the monthly rental payment several times throughout the term of the lease, giving rise to deferred rental revenue. In accordance with SFAS No. 13, Accounting for Leases, the Company is required to recognize rental income on a straight-line basis, which is calculated by dividing the total rental revenue over the life of the lease by the term of the lease, in months. The deferred revenue will be fully recognized as income by the end of the lease term.

THE 1986 TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

February 28, 2003, 2002 and 2001

(in thousands)

Concentration of Credit Risks

Financial instruments that potentially subject the Company to credit risk are primarily accounts receivable. Accounts receivable derived from operations are the same as collateral for debt to Finova Capital Corporation (Note 4). The Company operates for, and grants credit to its customer (EIA).

Fair Value of Financial Instruments

The carrying amounts of accounts receivable and accrued liabilities approximate fair value because of the short-term maturity of these items. The carrying amounts of the Company’s variable rate long-term debt approximate fair value due to variable interest rates correlating to changes in market conditions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances at that time. On an ongoing basis the Company evaluates and updates its estimates as appropriate. Actual results could differ from those estimates under different assumptions or conditions.

Income Taxes

For tax reporting purposes, the Company is organized as a grantor trust. Under the provisions of the Internal Revenue Code for grantor trusts, the Company is not liable for payment of federal or state corporate income taxes. Rather, the taxable income of the Company is attributed directly to the beneficiaries of the 1986 trust.

Recent Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for certain obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 are required to be applied by the Company beginning March 1, 2003; however, early adoption is encouraged. The Company does not believe that the impact of the adoption of this statement will have a material impact on the financial statements.

FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement does not apply to costs associated with the retirement of a long-lived asset covered by FASB No. 143, Accounting for Asset Retirement Obligations. The impact of this pronouncement on the Company’s financial statements is not expected to be material.

THE 1986 TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

February 28, 2003, 2002 and 2001

(in thousands)

In November 2002, the Board issued FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, and Interpretation of SFAS 5, 57, and 107 and Rescission of FIN 34. The Interpretation requires certain disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods after December 15, 2002. The Company adopted FIN 45 during 2003 and there was no effect on the Company’s financial statements.

In January 2003, the Board issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, Consolidated Financial Statements. The Interpretation addresses how variable interest entities (“VIE”) are to be identified and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The Interpretation also requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. FIN 46 is effective in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which a company holds a variable interest that is acquired before February 1, 2003. Based upon its preliminary assessments, the Company does not believe it is a primary beneficiary of a VIE or holds any significant interests or involvement in a VIE and therefore does not expect there to be an impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150, many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. The impact of adoption of this Statement has not had, and the Company does not expect it to have, a material effect on ongoing results of operations, financial position or cash flows.

2.    Property and Equipment

Property and equipment at February 28, 2003, 2002 and 2001 consisted of the following:

	2003	2002	2001
Flight equipment	$48,623	$48,622	$57,640
Accumulated depreciation	(36,144)	(35,814)	(35,203)

	$12,479	$12,808	$22,437

3.    Related-Party Transactions

The Company incurred debt from a third-party creditor to acquire various aircraft. The Company leases these aircraft to EIA. The lease has a total term of ten years. Lease payments are payable as follows: $375 per month for the first 17 months, $400 per month for the next ten months, $484 per month for the next 68 months, $4,302 in month 96 and zero for the final 23 months of the lease. Revenues from the leased aircraft are included

THE 1986 TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

February 28, 2003, 2002 and 2001

(in thousands)

in operating revenues in the Company’s statements of operations, and are recognized on a monthly basis, in accordance with the leasing agreement. Rental income from affiliates at February 28, 2003, 2002 and 2001 were $7,581, $7,533, and $7,523, respectively. EA makes the monthly debt payments to the Company’s third-party creditor on behalf of the Company, rather than making monthly rent payments. The difference between the monthly rent amount and debt payment amount is recognized in receivables from affiliates each month. Receivables from affiliates at February 28, 2003, 2001 and 2001 were $15,939, $12,573 and $9,731, respectively. Due to the uncertainty of the ultimate collection of the receivables, the receivables from affiliates are classified within Trust equity in the financial statements.

The Company has two separate notes receivable from entities each holding a one-third interest in the Company. The notes bear interest at 8 percent and are reduced annually by each entity’s ownership share of the Company’s net income. Effective March 1, 2003, the interest rate on outstanding balances was reduced to 4 percent. The settlement date of the notes is solely dependent on the annual performance of the Company. Interest income from the notes at February 28, 2003, 2002 and 2001, are $406, $507 and $608, respectively. The note receivable from Delford M. Smith is collateralized by his personal assets. As there is no collateral for the EA note receivable and the repayment is based upon performance of the Company the balance of the note is classified within trust equity in the financial statements. At February 28, 2003, 2002, and 2001, affiliated notes receivable balances were as follows:

	2003	2002	2001
Notes receivable from affiliate
Due from Delford M. Smith	$1,639	$2,537	$3,802
Due from EA	1,639	2,537	3,801

	$3,278	$5,074	$7,603

Due from affiliates for the three years ended February 28, 2003, 2002 and 2001 were $1,757, $1,571 and $368, respectively. The balances represent certain net receivables from Evergreen entities that have accrued over time.

4.    Long-Term Debt

Long-term debt consisted of the following at February 28, 2003, 2002 and 2001:

	2003	2002	2001
Notes payable to Finova Capital Corporation	$14,288	$17,896	$21,454
Less current portion	4,702	3,954	3,558

Long-term obligation	$9,586	$13,942	$17,896

Notes payable to Finova Capital Corporation bear interest at 10.44 percent and are payable in monthly payments of principal and interest of $472 through 2005. The notes are collateralized by three DC-9’s and one 747.

THE 1986 TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

February 28, 2003, 2002 and 2001

(in thousands)

At February 28, 2003, scheduled maturities of long-term debt were as follows:

2004	$4,702
2005	4,915
2006	4,671

$14,288

5.    Co-Guarantor of Holdings Company Debt Obligations

The Company, along with all other subsidiaries of Holdings, is a co-guarantor of Holdings’ credit facility with several banks. Substantially all Company assets are pledged as collateral under Holdings’ obligations. Prior to February 28, 2003, Holdings was subject to various covenants under its long-term debt. These covenants included requirements to maintain specific financial ratios and thresholds with respect to minimum net worth, minimum interest coverage and a maximum ratio of long-term debt outstanding to earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted and capital expenditures. The agreements also contained various restrictions on the payment of dividends, use of proceeds from the disposition of certain assets, additional liens and encumbrances and the repurchase of capital stock. In addition, the agreements contained requirements for principal repayments equal to 50 percent of excess net cash flow, as defined, at the close of each fiscal year. At February 28, 2003, the agreements were amended such that there were only two remaining covenants relating to capital expenditures and EBITDA, which were changed as part of the amended agreements. Holdings was in violation of the capital expenditure covenant and obtained a waiver for the violation.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

NOVEMBER 30, 2003 AND FEBRUARY 28, 2003

(In thousands, except share data)

	Unaudited November 30, 2003	Feb 28, 2003
ASSETS
Current assets:
Cash	$707	5,638
Accounts receivable, less allowances of $28,560 and $33,516 for doubtful accounts:
Trade	43,527	51,907
Other	3,949	3,667
Current portion of notes receivable from affiliates	1,700	0
Inventories	18,334	17,786
Prepaid expenses and other assets	6,315	3,746
Deferred tax asset	10,443	10,444

Total current assets	84,975	93,188
Assets held for sale	6,942	6,968
Notes receivable from affiliates	16,711	18,150
Property and equipment, net	548,121	553,736
Other assets	33,631	14,566
Goodwill	5,494	5,494

Total assets	$695,874	$692,102

LIABILITIES
Current liabilities:
Current portion of long-term debt	$12,531	$285,403
Accounts payable	49,868	64,047
Accrued liabilities	18,512	18,759
Accrued interest	2,011	1,857
Income taxes payable	686	1,252

Total current liabilities	83,608	371,318
Long-term debt	298,776	18,455
Deferred income and other	378	495
Deferred tax liabilities	109,326	106,400

Total liabilities	492,088	496,668

Commitments and contingencies (Notes 4 and 5)

STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Common stock, no par value; 20,000,000 shares authorized, 10,054,749 issued and outstanding	7,568	7,568
Retained earnings	196,218	187,866

Total stockholders’ equity	203,786	195,434

Total liabilities and stockholders’ equity	$695,874	$692,102

The accompanying notes are an integral part of the condensed consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

(In thousands)

	For the Nine Months Ended
	November 30, 2003	November 30, 2002
Operating revenues:
Flight revenue	$304,430	$310,217
Sales of aircraft, parts, and other assets	11,390	9,450
Ground logistics services	74,450	82,724
Support services and other	29,032	26,649

Operating revenues	419,302	429,040

Operating expenses:
Flight costs	58,556	52,498
Fuel	76,283	80,413
Maintenance	52,238	51,138
Aircraft and equipment	37,810	33,177
Costs of sales of aircraft, parts, and other assets	8,290	6,943
Cost of ground logistics services	66,660	70,571
Other support costs	28,746	26,313
Selling, general, and administrative	52,980	47,196

Total operating expenses	381,563	368,249

Income from operations	37,739	60,791

Other income (expense):
Interest expense, net	(27,268)	(22,842)
Other income (expense), net	4,258	1,793

Other expense, net	(23,010)	(21,049)

Income before minority interest and income taxes	14,729	39,742
Minority interest	(780)	(693)

Income before income taxes	13,949	39,049
Income tax expense	(5,597)	(15,338)

Net income	$8,352	$23,711

The accompanying notes are an integral part of the condensed consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	November 30, 2003	November 30, 2002
Cash flows from operating activities:
Net income	$8,352	$23,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,615	18,943
Amortization	29,485	32,058
Deferred income taxes	3,956	10,703
(Gain)/ Loss on sale of property and equipment	40	(2,313)
Gain on insurance settlement	(4,093)	—
Deferred income and other	29	64
Foreign currency exchange loss (gain)	133	(35)
Minority interest	713	358
Changes in operating assets and liabilities:
Accounts receivable	8,064	(4,284)
Prepaid expenses and other assets	(6,552)	(4,171)
Accounts payable and accrued liabilities	(15,834)	7,966
Income taxes payable	(1,596)	3,963

Net cash provided by operating activities	41,312	86,963

Cash flows from investing activities:
Purchases of property, equipment, and overhauls	(45,559)	(41,365)
Proceeds from disposal of property and equipment	5,496	4,566
Early payment of operating leases related to insurance settlement	(4,125)	—
Proceeds from insurance settlement	8,218	—
Repayments on notes receivable from affiliates	752	2,989
Advances on notes receivable from affiliates	—	(2,537)
Other assets	(3,376)	(5,714)

Net cash used in investing activities	(38,594)	(42,061)

Cash flows from financing activities:
Proceeds from long term debt	283,825	421
Payments on long term debt	(126,654)	(24,848)
Proceeds from operating loans and short term debt	1,250	1,630
Payments on operating loans and short term debt	(150,972)	(17,057)
Deferred Finance Charges	(15,098)	—

Net cash provided by (used in) financing activities	(7,649)	(39,854)
Net decrease in cash	(4,931)	5,048
Cash, beginning of period	5,638	8,922

Cash, end of period	$707	$13,970

The accompanying notes are an integral part of the condensed consolidated financial statements.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Unaudited Condensed Consolidated Financial Statements

The interim unaudited condensed consolidated financial statements of Evergreen Holdings, Inc. (Evergreen, Holdings or the Company) include all of its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America for the interim financial information and with instructions to Form 10-Q of Regulation S-X. All significant intercompany balances and transactions have been eliminated in consolidation. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, these statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. Results of operations for the period presented herein are not necessarily indicative of results of operations for the entire year. A description of critical accounting policies and related judgement and estimates that affect the preparation of the consolidated financial statements is set forth in the Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on December 16, 2003.

2.    Organization

Evergreen Holdings, Inc. and its wholly-owned subsidiaries Evergreen International Aviation, Inc. (Aviation), Evergreen Vintage Aircraft, Inc., Evergreen International Airlines, Inc. (EIA), Evergreen Aviation Ground Logistics Enterprises, Inc. (EAGLE), Evergreen Air Center, Inc. (EAC or Air Center), Evergreen Helicopters Inc, (EHI or Helicopters), Evergreen Aircraft Sales and Leasing Co. (EASL), Evergreen Agricultural Enterprises, Inc., and Evergreen Aviation Services, Inc. (a foreign subsidiary) provide highly diversified aviation services through its operating segments. The EIA segment engages primarily in international long-range and domestic short range cargo operations, as well as airfreight brokerage services. The EAGLE segment primarily provides mail handling, hub management, aircraft handling, cargo loading and unloading, and terminal services. The EAC segment performs required Federal Aviation Administration (FAA) inspections, scheduled and unscheduled maintenance and repairs, light engine maintenance, stripping and painting, aircraft storage and complete airframe overhauls of commercial aircraft at an unlimited airframe maintenance and repair station. The Helicopters segment provides flight services throughout the world in markets including international peacekeeping and health operation, agriculture, oil exploration and development, and forest control and provides aircraft maintenance and repair services. The EASL segment includes aircraft and parts brokerage operations. Other segment services include farming and nursery production and vintage aircraft restoration operations.

3.    Change in Accounting Estimates

During the three months ended November 30, 2003, we changed the estimated useful lives of the aircraft in our EHI segment to more accurately reflect our current estimate of their useful lives. The estimated useful lives of these aircraft were increased from 10 years to 20 years. The change lowered total depreciation expense $0.2 million for the three months and nine months ended November 30, 2003.

4.    Refinancing of Evergreen International Aviation, Inc.

On May 16, 2003, Aviation, a wholly owned subsidiary of the Company, issued $215 million in aggregate principal amount of 12% Senior Second Secured Notes (the “Notes”) that will mature in 2010. The Notes were sold for 100% of their face amount. The Notes were issued pursuant to an Indenture, dated as of May 16, 2003, by and among Aviation, Holdings, the subsidiary guarantors party thereto and Bank One, N.A. The Notes are unconditionally guaranteed, jointly and severally, by Holdings and all of Aviation’s subsidiaries except Evergreen Agricultural Enterprises, Inc. and its subsidiaries, and by Aviation’s foreign subsidiaries. The Notes are secured by a second priority lien, subject to permitted liens, on substantially all of the assets that secure the

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

obligations under the new revolving credit facility. The Notes (i) have interest payment dates of May 15 and November 15 of each year; (ii) are senior second secured obligations, rank equally with all of Aviation’s existing and future senior, or unsubordinated, debt and are senior to any of Aviation’s future senior subordinated or unsubordinated debt; and (iii) are redeemable after the dates and at the prices (expressed in percentages of principal amount on the redemption date) as set forth below:

If Redeemed during the 12-month period commencing	Redemption Price
May 15, 2007	106%
May 15, 2008	103%
May 15, 2009 and thereafter	100%

Concurrent with the issuance of the Notes, Aviation entered into a new $100 million revolving credit facility, for which PNC Capital Markets, Inc. acts as arranger, and PNC Bank, National Association acts as agent (the “New Revolving Credit Facility”). The New Revolving Credit Facility matures on May 16, 2006. Upon our written request made at least 60 days prior to the end of the applicable term, the term may be extended for an additional period upon the written consent of all the lenders. Aviation will be obligated to pay certain early termination fees if it terminates the revolving credit facility within 5 years from May 16, 2003 unless we provide written notice at least 60 days prior to May 16, 2005, that we intend to refinance. The New Revolving Credit Facility has an interest rate equal to PNC Bank’s prime rate plus 1.00%, or PNC Bank’s eurodollar rate plus 3.50%. We may choose prime rate or eurodollar pricing and may elect interest periods of 30, 60 or 90 days for the eurodollar borrowings. Interest on prime rate advances are payable monthly in arrears. Interest on eurodollar borrowings are payable at the end of each applicable interest period. Upon a default, interest will accrue at 2.0% over the applicable rate.

Up to $100 million or such lesser amount determined in accordance with a borrowing base formula is available under the New Revolving Credit Facility. Aviation must maintain $5 million of excess availability under the New Revolving Credit Facility, which may only be reduced with the consent of each of the lenders under the New Revolving Credit Facility. Any amounts outstanding that exceed our availability calculated under the borrowing base formula must be repaid. Up to $5 million of the new revolving credit facility is available for letters of credit.

The obligations under the New Revolving Credit Facility are guaranteed by all of the guarantors under the Notes. Borrowings under the New Revolving Credit Facility are secured by a first priority security interest in substantially all of its existing and hereafter acquired personal property, including all of the capital stock or membership interests of all of our subsidiaries that are guarantors under the New Revolving Credit Facility. This security interest is subject to certain exceptions and permitted liens, including existing liens on two B-747 aircraft and three DC9 aircraft.

The New Revolving Credit Facility and the indenture governing the Notes impose certain restrictions on Aviation, including restrictions that limit its restricted subsidiaries’ ability to, among other things: (i) incur additional debt; (ii) pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments; (iii) place limitations on distributions from restricted subsidiaries; (iv) issue or sell capital stock of restricted subsidiaries; (v) issue guarantees; (vi) sell or exchange assets; (vii) enter into transactions with shareholders and affiliates; (viii) make capital expenditures; (ix) create liens; and (x) effect mergers and other changes of control. In addition, the New Revolving Credit Facility contains financial covenants requiring the Company to meet various financial ratios, such as a minimum tangible net worth ratio, maximum capital expenditures, and a minimum fixed charge coverage ratio.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

If Aviation or its restricted subsidiaries violate these covenants and are unable to obtain waivers from the lenders or noteholders, our debt under these agreements would be in default and could be accelerated by the lenders or noteholders. Cross default provisions exist in the indenture governing the Notes whereby a default on the Notes would occur if an event of default under issues of indebtedness of Aviation, any subsidiary guarantor or other significant subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such persons and such default causes the holder to declare the indebtedness due and payable prior to its stated maturity and such indebtedness is not discharged in full or such acceleration is not rescinded or annulled within 30 days.

Initially, Aviation borrowed $69.3 million under the New Revolving Credit Facility. As of November 30, 2003, Aviation had approximately $70.4 million in outstanding borrowings and $10.9 million available upon application of borrowing base limitations as such borrowing base is available on December 1, 2003 and subject to applicable covenants. Aviation must maintain $5 million of excess availability under the New Revolving Credit Facility, which may only be reduced with the consent of each of the lenders under the New Revolving Credit Facility.

Aviation used the net proceeds from the sale of the Notes and initial borrowings under the New Revolving Credit Facility to, among other uses, repay all outstanding balances, accrued interest on borrowings and letter of credit participation fees related to its old senior credit facility, which matured on May 7, 2003.

5.    Contingencies

The Company is currently involved in certain legal proceedings as discussed below. We currently plan to vigorously defend against these lawsuits, however, because of uncertainties related to both the potential amount and range of loss from the pending litigation, management is unable to make a reasonable estimate of the liability that could result if there were an unfavorable outcome in any of these legal proceedings. As additional information becomes available, the Company will re-assess the potential liability related to pending litigation and revise the estimates accordingly.

Revisions of the Company’s estimates of such potential liability could materially impact its results of operations, financial condition or cashflows.

On September 19, 2001, we instituted proceedings in the United States District Court for the State of Oregon against Asiana Airlines to recover certain amounts owed to us pursuant to a freighter service agreement with Asiana, which began January 28, 2000 and expired February 28, 2003. The agreement required us to provide the aircraft (B-747), crew, maintenance and insurance. Asiana was required to pay all other costs incurred in the performance of the contract. The contract provided for minimum payments based on guaranteed block hour utilization as defined in the agreement. On August 28, 2001, Asiana paid us for block hour utilization for the first week of September and gave notice that no further payments would be made. Asiana did not reimburse us for certain costs that we incurred during performance under the terms of the contract. We completed the mission in progress and returned the aircraft to the United States. Since the agreement was in force until February 28, 2003, a jury returned a verdict of $16.6 million in our favor against Asiana. On April 22, 2003, the court denied our motion for prejudgment interest. On April 28, 2003, the court entered judgment in our favor in the amount of $16.6 million. On May 2, 2003, Asiana moved to stay the execution of the judgment pending hearing on post-judgment motions. On May 5, 2003, the court granted the stay of execution, as of the date Asiana posts sufficient bond. In May 2003, Asiana posted a cash bond in the amount $17.4 million. An order denying Asiana’s post-judgment motions and awarding us $38.1 thousand in costs was entered on September 26, 2003. On October 24, 2003, Asiana filed a notice of appeal. The court ordered a settlement assessment conference on

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 18, 2003 which was reconvened on January 5, 2004. At the settlement conference it was determined that further settlement discussions are not likely to be fruitful. Briefing on the appeal is scheduled to begin in February 2004.

On August 19, 2002, we instituted proceedings against the United States of America in the United States District Court for the district of Alaska for a declaration that the Rural Service Improvement Act of 2002 (the “Rural Service Act”) is unconstitutional. The Rural Service Act, which went into effect on August 2, 2002, prohibits EIA from bidding on contracts for the delivery of Alaska nonpriority bypass mail. We subsequently consolidated our claims with a prior lawsuit asserting similar claims filed by Alaska Central Express, Inc. Plaintiffs, including EIA, and the defendant, the U.S. government, have filed cross-motions for summary judgment on the constitutional claims. Briefing on these motions closed on May 9, 2003. The district court granted the U.S. government’s motion for summary judgment and dismissed our claim with prejudice on September 29, 2003. On October 30, 2003, EIA filed an appeal to the decision to the Ninth Circuit Court of Appeals. EIA also filed a takings claim for money damages to recover for the economic loss of the use of assets which were committed to performance of the bypass mail operations. EIA has not yet fully quantified those losses. This claim is being transferred to the U.S. Court of Claims in Washington, D.C. and is expected to be stayed pending decision on the constitutionality claim by the District Court in Alaska. The outcome of these proceedings will not impact our ability to operate services for the U.S. Postal Service in the Alaska market. Although we have not generated significant revenues from nonpriority bypass mail services in the past, an adverse outcome of these proceedings would prevent us from offering these services in the future.

On August 2, 2001, Airfreight Express Ltd. and AFX Capital Ltd. Filed suit in the Pima County Superior Court in Arizona State Court against us alleging among other things breach of contract and fraud and seeking approximately $10 million in compensatory and punitive damages, attorneys’ fees and costs. On October 3, 2001, we moved to dismiss the complaint on the grounds that it was barred by a previous settlement agreement, which the court denied on February 5, 2002. The plaintiff amended its complaint on June 28, 2002 to claim breach of contract, breach of the covenant of good faith and fair dealing and for a declaratory judgment that the release was void for duress and lack of consideration and fraud. On November 1, 2002, Evergreen filed a motion for security of costs requesting that the plaintiff post a $50,000 security bond.

The court ordered the plaintiff to post a security bond in the amount of $15,000 and AFX complied with the order by posting cash. On November 13, 2002, we crossclaimed that the claims were barred by the settlement agreement and that the settlement agreement was fully enforceable. We also claimed breach of contract of the settlement agreement, breach of the covenant of good faith and fair dealing, and unjust enrichment. Evergreen filed a motion to dismiss plaintiff’s second amended complaint on March 21, 2003 and a motion for summary judgment on March 27, 2003. On September 22, 2003, the court denied the motion to dismiss. On October 13, 2003, Evergreen filed a second motion to dismiss.

The court granted the second motion to dismiss on October 30, 2003. Trial on Evergreen’s counterclaim is currently set for February 24, 2004. The Company believes it has meritorious defenses to the allegations in the complaint and intends to defend the case vigorously.

On February 11, 2003, Tridair Repair and Manufacturing, Inc. filed a complaint against us in the United States District Court for the Central District of California, alleging, among other things, fraud and breach of contract (“California Action). The allegations related to an aircraft salvage contract, entered into on or about June 3, 2002, under which we performed aircraft salvage services for Tridair in return for payment. After Tridair transferred its litigation rights to an entity named Diversified Aero Asset Management, Inc. (which also sued EAC in the same court for similar claims on February 14, 2003), Diversified amended its complaint to include

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Tridair claims on March 17, 2003. Diversified claims fraud, breach of contract, claim and delivery and conversion, and seeks $10.6 million plus the fair market value of the parts. On April 2, 2003, we filed a motion to dismiss for lack of jurisdiction, or in the alternative, to transfer the case to federal court in Arizona. The California Action has been dismissed, and the parties have filed competing claims on the same matters in Arizona State court. The Arizona State court action is in the discovery stage. We filed a motion for summary judgment on August 22, 2003. The hearing was held on October 20, 2003. The judge took the matter under advisement. Discovery is continuing. Trial is scheduled for November 30, 2004. The Company believes it has meritorious defenses to the allegations in the complaint and intends to defend the case vigorously.

On or around May 22, 2003, Banc of America Securities LLC filed suit in the Superior Court of the County of Meeklenburg for the State of North Carolina against Evergreen International Aviation and certain of its subsidiaries. The complaint alleges claims for breach of contract and quantum merit, arising out of the agreements with the plaintiff to act as our financial agent and payment of related fees. The damages are unspecified. We have retained local counsel but have not yet been required to respond to the complaint. On August 25, 2003, we filed a motion to dismiss or stay for lack of personal jurisdiction. On November 10, 2003, the North Carolina Superior Court denied our motions. No written order has been issued. On November 12, 2003, we appealed the motion to dismiss for lack of jurisdiction. The action is stayed pending appeal of those issues and thus there will be no discovery or trial until resolution of those appeals. The Company believes it has meritorious defenses to the allegations in the complaint and intends to defend the case vigorously.

We are a party to a number of other claims and lawsuits arising in the normal course of our business. However, we do not consider the ultimate liability with respect to those other claims and lawsuits to be material in relation to our consolidated financial condition or operations.

6.    Related Party Transactions

Lease Transactions

The Company rents aircraft and building under operating leases from entities owned or controlled by the controlling stockholder. Rent expense for these leases amounted to $6.0 million, and $5.2 million for the nine months ended November 30, 2003 and 2002, respectively, and $1.9 million and 2.0 million for the three months ended November 30, 2003 and 2002, respectively.

For the nine months ended November 30, 2003 and November 30, 2002 the Company had purchases, from entities owned or controlled by the controlling stockholder, of $2.5 million and $0.6 million respectively. The $2.5 million purchase closed out an affiliated lease on an engine and eliminated lease return requirements as required under the lease agreement, which included the complete overhaul of the engine.

In addition, the controlling stockholder has a one-third ownership interest in a certain B747 aircraft of which the Company has the remaining two-thirds interest. Rent expense for the one-third ownership interest being leased to the Company was $1.2 million and $1.2 million, for the nine months ended November 30, 2003 and November 30, 2002, respectively.

Indebtedness of Mr. Delford M. Smith and Affiliated Entities

As of November 30, 2003 and February 28, 2003, we had approximately $18.4 million and 18.2 million, respectively, of debt outstanding (including $0.9 million owed to the Trust Created February 25, 1986) owed by Mr. Delford M. Smith and entities directly or indirectly owned by him. All of this debt is evidenced by several promissory notes which bear interest at the rate of 4% per annum. Annual installments of principal and interest

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

total approximately $2.0 million. Each note is due and payable on March 31, 2013. Each note is secured by a pledge of Mr. Smith’s interest in the trust that owns approximately 2.7 million shares of common stock of Evergreen Holdings, Inc.

Evergreen Aviation Museum

The Company leases a museum building to a related non-profit corporation. The initial lease term is for 25 years, with a nominal rental payment obligation of $1.00 per year. Over the past four years to cover start-up, payroll and operational expenses, we have made a series of loans to the Evergreen Aviation Museum, and on February 28, 2003, we forgave these loans in the amount of $0.7 million.

7.    Recently Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for certain obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 were required to be applied by the Company beginning March 1, 2003. The impact of the adoption of this Statement has not had, and the Company does not expect it to have, a material impact on the consolidated financial statements.

In December 2003, the FASB revised FAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits, This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. It requires additional disclosures to those in the original Statement No. 132. This Statement is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by this Statement are effective for interim periods beginning after December 15, 2003. The provisions of this statement will be appropriately disclosed in the footnotes of the Company’s February 28, 2003 financial statements in accordance with the requirements of this Statement.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, and Interpretation of SFAS 5, 57, and 107 and Rescission of FIN 34. The Interpretation requires certain disclosures to be made by a guarantor about its obligations under certain guarantees that is has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods after December 15, 2002. The Company adopted FIN 45 during 2003 and there was no effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51, Consolidated Financial Statements, and subsequently revised in December 2003, with the issuance of FIN 46-R. Interpretation addresses how variable interest entities are to be identified and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The Interpretation also requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. Evergreen is required to adopt FIN 46-R as of the period ending May 31, 2005. While the Company has not completed its

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

final assessment of the impact of FIN 46-R, based upon their preliminary assessment, management believes the Company may be the primary beneficiary of certain related party entities. The Company leases certain assets, consisting primarily of buildings and aircraft, from these entities. The financial statements of these entities may be included in the Company’s financial statements for the period ending May 31, 2005. Such inclusion is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150, many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. The Company does not anticipate that the adoption of this Statement will have a material impact on the results of operations, financial position or cash flows of the Company.

8.    Business Segments

	Three Months Ended		Nine Months Ended
	November 30, 2002	November 30, 2003	November 30, 2002	November 30, 2003
Operating Revenues:
Air freight transportation services (EIA)	$89,917	$112,954	$279,121	$288,715
Ground logistics services (EAGLE)	24,489	28,539	74,736	82,724
Aircraft maintenance and repair services (EAC)	7,103	7,668	23,306	19,711
Helicopter and light aircraft services (EHI)	8,176	8,925	31,495	29,137
Aviation sales and leasing (EASL)	2,334	1,124	5,261	4,122
Other	2,142	2,003	5,383	4,631

Total	$134,161	$161,213	$419,302	$429,040

Intercompany revenues:
Air freight transportation services (EIA)	$2,623	$1,070	$9,196	$3,467
Ground logistics services (EAGLE)	465	897	1,657	2,288
Aircraft maintenance and repair services (EAC)	9,112	4,803	24,645	15,852
Helicopter and light aircraft services (EHI)	456	133	1,165	832
Aviation sales and leasing (EASL)	960	1,542	3,006	3,930
Other	169	17	207	70

Total	$13,785	$8,462	$39,876	$26,439

Operating expenses:
Air freight transportation services (EIA)	$78,696	$89,294	$244,611	$236,238
Ground logistics services (EAGLE)	24,356	25,444	74,438	76,032
Aircraft maintenance and repair services (EAC)	5,811	6,631	18,886	17,766
Helicopter and light aircraft services (EHI)	9,894	10,077	30,626	26,720
Aviation sales and leasing (EASL)	2,470	1,862	6,166	5,370
Other	2,885	2,448	6,836	6,123

Total	$124,112	$135,756	$381,563	$368,249

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Three Months Ended		Nine Months Ended
	November 30, 2002	November 30, 2003	November 30, 2002	November 30, 2003

Income from operations:
Air freight transportation services (EIA)	$11,221	$23,660	$34,510	$52,477
Ground logistics services (EAGLE)	133	3,095	298	6,692
Aircraft maintenance and repair services (EAC)	1,292	1,037	4,420	1,945
Helicopter and light aircraft services (EHI)	(1,718)	(1,152)	869	2,417
Aviation sales and leasing (EASL)	(136)	(738)	(905)	(1,248)
Other	(743)	(445)	(1,453)	(1,492)

Total	$10,049	$25,457	$37,739	$60,791

Interest (income) / expense, net:
Air freight transportation services (EIA)	$8,714	$7,619	$27,006	$22,297
Ground logistics services (EAGLE)	72	105	270	351
Aircraft maintenance and repair services (EAC)	2	(6)	(47)	3
Helicopter and light aircraft services (EHI)	3	4	20	23
Aviation sales and leasing (EASL)	—	30	—	90
Other	5	41	19	78

Total	$8,796	$7,793	$27,268	$22,842

Depreciation and amortization:
Air freight transportation services (EIA)	$13,314	$13,925	$40,956	$43,994
Ground logistics services (EAGLE)	632	606	1,866	1,747
Aircraft maintenance and repair services (EAC)	247	249	788	773
Helicopter and light aircraft services (EHI)	1,147	1,397	2,684	4,049
Aviation sales and leasing (EASL)	46	41	117	126
Other	115	99	343	312

Total	$15,501	$16,317	$46,754	$51,001

Capital expenditures:
Air freight transportation services (EIA)	$8,167	$10,492	$31,097	$31,174
Ground logistics services (EAGLE)	588	858	1,394	1,410
Aircraft maintenance and repair services (EAC)	887	381	1,753	550
Helicopter and light aircraft services (EHI)	745	2,820	9,840	7,935
Aviation sales and leasing (EASL)	—	—	—	6
Other	61	140	129	290

Total	$10,448	$14,691	$44,213	$41,365

	November 30, 2003	February 28, 2003
Total Assets:
Air freight transportation services (EIA)	$526,520	$521,331
Ground logistics services (EAGLE)	49,517	64,040
Aircraft maintenance and repair services (EAC)	19,044	17,250
Helicopter and light aircraft services (EHI)	63,589	53,579
Aviation sales and leasing (EASL)	8,783	7,351
Other	28,421	28,551

Total	$695,874	$692,102

*	Amounts are eliminated in consolidation.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9.    Guarantor Subsidiaries and Non-Guarantor Subsidiaries

The Company’s payment obligations under the 12% Senior Subordinated Notes due 2010 are fully and unconditionally guaranteed on a joint and several, senior subordinated basis by substantially all the Company’s consolidated subsidiaries (collectively, and excluding Non-Guarantor Subsidiaries (as defined below), the “Guarantor Subsidiaries”) except for Evergreen Agricultural Enterprises, Inc., Evergreen Vintage Aircraft Inc. and Foreign Subsidiaries (together, the “Non-Guarantor Subsidiaries”).

The following financial statements are not solely the financial statements of the issuer of the new notes dated May 16, 2003, but are the consolidated financial statements of Evergreen Holdings Inc., the parent of the issuer. The subsidiary issuer and all subsidiary guarantors, other than the 1986 Trust, are wholly owned by Evergreen Holdings, Inc., this guarantee is full and unconditional, and the guarantees are joint and several. Accordingly, in lieu of full financial statements of the subsidiary issuer, condensed consolidated financial statements are presented below.

In the condensed consolidated financial information of Evergreen Holdings, Inc., financial information of the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and the Trust Created February 25, 1986 are presented as the Company owns less than 100% of the Trust, which is a Guarantor Subsidiary.

Financial information for the Non-Guarantor subsidiaries is presented in the column titled “Non Guarantors”. Balance sheet data is presented as of February 28, 2003 and November 30, 2003. Statement of operations data are presented for the nine months ended and three months ended November 30, 2003 and November 30, 2002. Statement of cash flows data are presented for the nine months ended November 30, 2003 and November 30, 2002.

Investment in subsidiaries are accounted for by the Parent Company and the issuer using the equity method of accounting. Net income of Guarantor and Non-Guarantor Subsidiaries is, therefore, reflected in the Parent Company’s and the Issuer’s Equity in Earnings of Subsidiaries. The elimination entries eliminate equity in earnings of subsidiaries, investments in Other Subsidiaries and intercompany balances and transactions for consolidated reporting purposes.

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidated Statement of Operations

	For the Nine Months Ended November 30, 2003
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non Guarantors	Eliminations	Consolidated Total
Operating revenues	$1,480	$10,527	$434,938	$5,642	$6,954	$(40,239)	$419,302
Operating expenses	—	4,786	348,785	280	5,598	(30,866)	328,583
Selling, general and administrative	20	17,852	43,178	—	1,551	(9,621)	52,980

Operating income (loss)	1,460	(12,111)	42,975	5,362	(195)	248	37,739
Interest expense	—	(1,272)	(24,911)	(1,066)	(19)	—	(27,268)
Other income (expense), net	—	—	4,258	62	—	(62)	4,258

Other income (expense), net	—	(1,272)	(20,653)	(1,004)	(19)	(62)	(23,010)
Equity in earnings of subsidiaries	6,892	15,630	—	—	—	(22,522)	—

Income (loss) before minority interest and income taxes	8,352	2,247	22,322	4,358	(214)	(22,336)	14,729
Minority interest	—	(780)	—	—	—	—	(780)

Income (loss) before income taxes	8,352	1,467	22,322	4,358	(214)	(22,336)	13,949
Income tax benefit (expense)	—	4,053	(10,138)	—	559	(71)	(5,597)

Net income (loss)	$8,352	$5,520	$12,184	$4,358	$345	$(22,407)	$8,352

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidated Statement of Operations

	For the Nine Months Ended November 30, 2002
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non Guarantors	Eliminations	Consolidated Total
Operating revenues	$—	$3,591	$441,308	$5,642	$5,703	$(27,204)	$429,040
Operating expenses	—	—	338,715	236	4,452	(22,350)	321,053
Selling, general and administrative	31	9,673	40,469	—	2,266	(5,243)	47,196

Operating income (loss)	(31)	(6,082)	62,124	5,406	(1,015)	389	60,791
Interest expense	—	(226)	(21,356)	(1,182)	(78)	—	(22,842)
Other income (expense), net	—	—	35	361	1,758	(361)	1,793

Other income (expense), net	—	(226)	(21,321)	(821)	1,680	(361)	(21,049)
Equity in earnings of subsidiaries	23,742	28,257	—	—	—	(51,999)	—

Income (loss) before minority interest and income taxes	23,711	21,949	40,803	4,585	665	(51,971)	39,742
Minority interest	—	(693)	—	—	—	—	(693)

Income (loss) before income taxes	23,711	21,256	40,803	4,585	665	(51,971)	39,049
Income tax benefit (expense)	—	1,981	(17,248)	—	(71)	—	(15,338)

Net income (loss)	$23,711	$23,237	$23,555	$4,585	$594	$(51,971)	$23,711

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Balance Sheet

	At the end of November 30, 2003
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non Guarantors	Eliminations	Consolidated Total
Assets
Current Assets:
Cash and cash equivalents	$—	$(16)	$253	$—	$470	$—	$707
Accounts and assets receivable, net	—	3	46,310	—	1,163	—	47,476
Other current assets	—	8,439	18,919	—	9,434	—	36,792

Total current assets	—	8,426	65,482	—	11,067	—	84,975

Properties, net	1,759	3,753	496,299	12,199	35,812	(1,701)	548,121
Notes receivable	12,821	1,158	812	895	1,025	—	16,711
Investment in subsidiaries	220,764	257,471	—	—	—	(478,235)	—
Other assets including goodwill	—	17,213	29,617	1,461	3,211	(5,435)	46,067

Total assets	$235,344	$288,021	$592,210	$14,555	$51,115	$(485,371)	$695,874

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$—	$5,850	$43,286	$—	$732	$—	$49,868
Current portion long-term debt	—	127	6,960	5,354	90	—	12,531
Accrued liabilities	—	3,987	13,769	210	546	—	18,512
Accrued interest	—	1,775	233	—	3	—	2,011
Income taxes payable	2,235	2,082	(1,074)	—	616	(3,173)	686

Total current liabilities	2,235	13,821	63,174	5,564	1,987	(3,173)	83,608
Long-term debt and capital leases	71,716	61,784	142,841	4,169	18,266	—	298,776
Deferred income taxes	(42,393)	738	146,857	—	487	3,637	109,326
Other liabilities	—	(2)	(4,262)	4,638	5,436	(5,432)	378
Stockholders’ equity	203,786	211,680	243,600	184	24,939	(480,403)	203,786

Total liabilities and stockholders’ equity	$235,344	$288,021	$592,210	$14,555	$51,115	$(485,371)	$695,874

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Consolidating Balance Sheet

	At the end of February 28, 2003
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non Guarantors	Eliminations	Consolidated Total
Assets
Current Assets:
Cash and cash equivalents	$—	$854	$4,714	$—	$70	$—	$5,638
Accounts and assets receivable, net	—	—	55,022	—	552	—	55,574
Other current assets	—	4,890	16,514	—	10,572	—	31,976

Total current assets	—	5,744	76,250	—	11,194	—	93,188

Properties, net	1,777	8,349	496,998	12,479	36,019	(1,886)	553,736
Notes receivable	14,290	1,034	300	1,639	887	—	18,150
Investment in subsidiaries	212,404	208,153	—	—	—	(420,557)	—
Other assets including goodwill	—	3,205	26,130	—	3,128	(5,435)	27,028

Total assets	$228,471	$226,485	$599,678	$14,118	$51,228	$(427,878)	$692,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$—	$4,375	$58,920	$—	$752	$—	$64,047
Current portion long-term debt	—	145,008	135,600	4,702	93	—	285,403
Accrued liabilities	—	5,624	12,768	124	243	—	18,759
Accrued interest	—	201	1,647	—	9	—	1,857
Income taxes payable	1,204	2,983	1,416	—	617	(4,968)	1,252

Total current liabilities	1,204	158,191	210,351	4,826	1,714	(4,968)	371,318
Long-term debt and capital leases	73,195	(108,209)	27,201	7,829	18,439	—	18,455
Deferred income taxes	(41,362)	5,475	135,880	—	1,046	5,361	106,400
Other liabilities	—	—	(3,408)	3,903	5,435	(5,435)	495
Stockholders’ equity	195,434	171,028	229,654	(2,440)	24,594	(422,836)	195,434

Total liabilities and stockholders’ equity	$228,471	$226,485	$599,678	$14,118	$51,228	$(427,878)	$692,102

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Condensed Consolidated Statement of Cash Flows

	For the Nine Months Ended November 30, 2003
	Holdings (Parent)	Evergreen (Issues)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non Guarantors	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$8,194	$(923)	$51,839	4,765	$1,316	$(23,879)	$41,312
Cash flows from investing activities:
Purchases of property, equipment and overhauls	—	(634)	(44,732)	—	(193)	—	(45,559)
Proceeds from sale of property and equipment	—	3,750	1,746	—	—	—	5,496
Notes receivable and other assets	(8,194)	(13,836)	(79)	1,488	(1,789)	23,879	1,469

Net cash provided by (used in) investing activities	(8,194)	(10,720)	(43,065)	1,488	(1,982)	23,879	(38,594)

Cash flows from financing activities:
Proceeds from long-term debt	—	281,596	2,281	—	(52)	—	283,825
Payments on long-term debt	—	(116,362)	(5,527)	(4,765)	—	—	(126,654)
Other financing sources	—	(154,460)	(9,990)	(1,488)	1,118	—	(164,820)

Net cash provided by (used in) financing activities	—	10,774	(13,236)	(6,253)	1,066	—	(7,649)

Net increase (decrease) in cash	—	(869)	(4,462)	—	400	—	(4,931)
Cash, beginning of period	—	854	4,714	—	70	—	5,638

Cash, end of period	$—	$(15)	$252	$—	$470	$—	$707

EVERGREEN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Supplemental Condensed Consolidated Statement of Cash Flows

	For the Nine Months Ended November 30, 2002
	Holdings (Parent)	Evergreen (Issuer)	100% Owned Guarantor Subsidiaries	Non Wholly Owned Guarantor Subsidiaries	Non Guarantors	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$23,729	$9,772	$109,860	$2,592	$(458)	$(58,532)	$86,963
Cash flows from investing activities:
Purchases of property, equipment and overhauls	—	(521)	(40,554)	—	(290)	—	(41,365)
Proceeds from sale of property and equipment	—	—	4,566	—	—	—	4,566
Notes receivable and other assets	(23,729)	(16,972)	(5,722)	—	26	41,135	(5,262)

Net cash provided by (used in) investing activities	(23,729)	(17,493)	(41,710)	—	(264)	41,135	(42,061)

Cash flows from financing activities:
Proceeds from long-term debt	—	—	421	—	—	—	421
Payments on long-term debt	—	2,592	(24,757)	(2,592)	(91)	—	(24,848)
Other financing sources	—	11,345	(45,044)	—	875	17,397	(15,427)

Net cash provided by (used in) financing activities	—	13,937	(69,380)	(2,592)	784	17,397	(39,854)

Net increase (decrease) in cash	—	6,216	(1,230)	—	62	—	5,048
Cash, beginning of period	—	1,563	7,285	—	74	—	8,922

Cash, end of period	$—	$7,779	$6,055	$—	$136	$—	$13,970

THE 1986 TRUST

BALANCE SHEETS

NOVEMBER 30, 2003 AND FEBRUARY 28, 2003

(UNAUDITED)

(In thousands)

	November 30, 2003	February 28, 2003
Assets
Flight Equipment, net	$12,199	$12,479
Notes receivable from affiliates	895	1,639
Due from affiliates	1,461	1,757

Total assets	$14,555	$15,875

Liabilities
Current Liabilities
Current portion of long-term debt	$5,354	$4,702
Accrued liabilities	210	124

Total current liabilities	5,564	4,826

Long-term debt	4,169	9,586
Deferred rental income	4,638	3,903

Total liabilities	14,371	18,315

Trust equity (deficit)
Trust equity	18,008	15,138
Less: Accounts and notes receivable from affiliate	(17,824)	(17,578)

Total trust equity (deficit)	184	(2,440)

Total liabilities and trust equity (deficit)	$14,555	$15,875

THE 1986 TRUST

STATEMENT OF OPERATIONS

(UNAUDITED)

(In thousands)

	For the Nine Months Ended
	November 30, 2003	November 30, 2002
Operating revenues:
Rental income from affiliate	$5,642	$5,642
Cost of operating revenues:
Depreciation	280	236

Interest expense	1,066	1,182
Interest income	(62)	(361)

Net income	4,358	4,585

Less: distributions to beneficiaries of the 1986 Trust	(1,488)	0
Trust equity at beginning of period	15,138	11,207

Trust equity at end of period	$18,008	$15,792

THE 1986 TRUST

STATEMENT OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Nine Months Ended
	November 30,	November 30,
	2003	2002
Cash flow from operating activities:
Net income	$4,358	$4,585
Adjustments to reconcile net income to net cash provided by operating expenses
Depreciation and amortization	280	236
Changes in operating assets and liabilities
Accounts receivable from affiliates	(990)	(2,964)
Accrued liabilities	86	0
Due from affiliates	296	0
Deferred rental income	735	735

Net cash provided by operating activities	4,765	2,592

Cash flows from investing activities:
Notes receivable from affiliates	1,488	0

Cash flows from financing activities:
Payments on long-term debt	(4,765)	(2,592)
Distribution to beneficiaries	(1,488)	0

Net cash used by financing activities	(6,253)	(2,592)

Net increase in cash and cash equivalents	$0	$0

TRUST CREATED FEBRUARY 25, 1986

NOTES TO CONDENSED FINANCIAL STATEMENTS

(In thousands)

1.    Unaudited Condensed Financial Statements

Trust created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988 and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003 and January 14, 2003, among Evergreen International Aviation, Inc. (an assignee of Evergreen Holdings, Inc., as successor to B-747, Inc. and King Christian, Inc.) and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee (the “1986 Trust”, the “trust” or the “Company”) is a majority owned subsidiary of Evergreen International Aviation, Inc. (“EA”) (“Parent Company”) who is a wholly owned subsidiary of Evergreen Holdings, Inc. (“Holdings”). The Company’s sole business purpose is to lease airplanes to Evergreen International Airlines, Inc. (“EIA”) who is a wholly owned subsidiary of EA. These services result in intercompany transactions and, therefore, there are receivables/payables from this affiliate.

The interim unaudited condensed financial statements of the Trust Created February 25, 1986, has been prepared in accordance with accounting principles generally accepted in the United States of America for the interim financial information and with instructions to Form 10-Q of Regulation S-X. All significant intercompany balances and transactions have been eliminated in consolidation. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, these statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. Results of operations for the period presented herein are not necessarily indicative of results of operations for the entire year.

2.    Operations and Summary of Significant Accounting Policies

The 1986 Trust is a majority owned subsidiary of EA who is a wholly owned subsidiary of Holdings. The Company’s sole business purpose is to lease planes to EIA who is a wholly owned subsidiary of EA. These services result in inter-company transactions and, therefore, there are receivables/payables from this affiliate.

Estimates

The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to impairment of property and equipment. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The following critical accounting policies and related judgments and estimates affect the preparation of our financial statements.

Property and Equipment

We have approximately $12.2 and $12.5 million of operating property and equipment, net as of November 30, 2003 and February 28, 2003, respectively. In addition to the original cost of these assets, their recorded value is impacted by a number of policy elections made by us, including the estimation of useful lives, residual values and, in fiscal 2001 and 2002, impairment charges on aircraft. We record aircraft at acquisition cost upon delivery. Depreciable life is determined by using economic analysis, reviewing existing fleet plans, and comparing estimated lives to other airlines operating similar fleets. Older generation aircraft are assigned lives that are

TRUST CREATED FEBRUARY 25, 1986

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

(In thousands)

consistent with our experience and other airlines. As aircraft technology has improved, useful life has been extended. Residual values are estimated based on our historical experience with regard to the sale of both aircraft and spare parts, and are established in conjunction with the estimated useful lives of the aircraft. Residual values are based on current dollars when the aircraft are acquired and typically reflect values for assets that have not reached the end of their physical lives. Both depreciable lives and residual values are revised annually to recognize changes in our fleet plans and changes in conditions. The values reflected on our balance sheet do not necessarily reflect the fair market value or appraised value of these assets.

We evaluate the recoverability of our flight equipment in accordance with FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, an impairment loss is recognized only if the carrying amount of our flight equipment is not recoverable and exceeds its fair value. The recoverability of the carrying amount of our flight equipment is determined by comparing the sum of the expected future, undiscounted net cash flows to be derived from the related assets to the net book value of the assets; an impairment loss is then recognized as the difference between the fair value and the net book value of the long-lived assets. The undiscounted cash flows estimate includes only cash flows that are directly associated with and that are expected to arise as a direct result of the use of the assets and incorporates our own assumptions about the use of the assets. The assumptions incorporate our internal budgets and projections based on historical use, existing contracts currently in place as well as the existing service potential of the assets at the date they are tested. For our flight equipment of B747 and DC9 aircraft, each aircraft is depreciated until an economic point in time, regardless of when the aircraft was purchased. The DC9s are fully depreciated and the B747 is being depreciated through 2023.

If our projections of future undiscounted cash flows do not support the recoverability of our flight equipment, an impairment charge is recorded to reduce the carrying value of such equipment to its fair value. The estimated magnitude of any such potential impairment charge could have a significant impact on our financial statements; however, the exact potential loss is not determinable as the exact resale value of our freighter aircraft is not specifically known. The fair value of our flight equipment at any time is based on the market conditions at the time and is affected by various factors most of which relate to the volume of air freight cargo being moved in the market. The fair value of an asset, for purposes of the assessment of impairment, is the amount at which that asset could be bought or sold in a current transaction between willing parties.

Revenue Recognition

Our principal source of revenue is from aircraft rentals to an affiliated company.

Distributions

Distributions are made based on net income generated from certain of the aircraft.

3.    Recent Accounting Pronouoncements

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for certain obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 were required to be applied by the Company beginning March 1, 2003. The impact of the adoption of this Statement has not had and the company does not expect it to have a material impact on the financial statements. In November 2002, The Board issued FASB Interpretation No. 45 (“FIN”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including

TRUST CREATED FEBRUARY 25, 1986

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

(In thousands)

Indirect Guarantees of Indebtedness of Others, and Interpretation of SFAS 5, 57, and 107 and Rescission of FIN 34. The interpretation requires certain disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods after December 15, 2002. The Company adopted FIN 45 during 2003 and there was no effect on the Company’s financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51, Consolidated Financial Statements, and subsequently revised in December 2003, with the issuance of FIN 46-R. This interpretation addresses how variable interest entities are to be identified and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The Interpretation also requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. The Company is required to adopt FIN 46-R as of the period ending May 31, 2005. The Company is evaluating whether or not it is a primary beneficiary of a variable interest entity or holds any significant interests or involvement in a variable interest entity.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150, many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. The Company does not anticipate that the adoption of the Statement will have a material impact on ongoing results of operations, financial position or cash flows of the Company.

4.    Flight Equipment

Property and equipment at November 30, 2003 and February 28, 2003, which consists of one B747 and three DC9’s, is as follows:

	November 30, 2003	February 28, 2003
	(Unaudited)
Aircraft	$48,623	$48,623
Accumulated Depreciation	(36,424)	(36,144)

Total	$12,199	$12,479

5.    Related Party Transactions

The Company incurred debt from a third-party creditor to acquire various aircraft. The Company leases these aircraft to EIA. The lease has a total term of ten years. Lease payments to be received are as follows: $375 per month for the first 17 months, $400 per month for the next ten years, $484 per month for the next 68 months, $2,802 in month 96, and $0 for the final 23 months of the lease. Revenues from the leased aircraft are included in operating revenues in the Company’s statements of operations, and are recognized on a monthly basis, on a

TRUST CREATED FEBRUARY 25, 1986

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

(In thousands)

straight-line basis. Rental income from affiliates for the nine months ended November 30, 2003 and November 30, 2002 were $5,642, for each year. EA makes the monthly debt payments to the Company’s third-party creditor on behalf of the Company, rather than making monthly rent payments. The difference between the monthly rent amount and debt payment amount is recognized in receivables from affiliates each month. Receivables from affiliates at November 30, 2003 and February 28, 2003 were $16,929 and $15,939, respectively. Due to the uncertainty of the future collection of the receivables, the receivables from affiliates are classified within Trust equity in the financial statements.

The Company has two separate notes receivable from two affiliates with one entity holding a one-third interest and the other entity holding a two-thirds interest in the Company. The notes bear interest at 4% (8% at February 28, 2003) and are reduced annually by each entity’s ownership share of the Company’s net income. The settlement date of the notes is solely dependent on the annual performance of the Company. Interest income from the notes for the nine months ended November 30, 2003 and 2002 was $62 and $361, respectively. The note receivable from Delford M. Smith is collaterized by his personal assets. As there is no collateral for the EA note receivable and the payment is based upon performance of the Company the balance of the note is classified within Trust equity in the financial statements. At November 30, 2003, and February 28, 2003, affiliated notes receivable balances were as follows:

	November 30, 2003	February 28, 2003
Due from Delford M. Smith	$895	$1,639
Due from EA	895	1,639

	$1,790	$3,278

Due from affiliates at November 30, 2003 and February 28, 2003 were $1,461 and $1,757, respectively. The balances represent certain net receivables from Evergreen entities.

6.    Long-Term Debt

Long-term debt consisted of the following at November 30, 2003 and February 28, 2003:

	November 30, 2003	February 28, 2003
Note payable to Finova Capital Corporation	$9,523	$14,288
Less current portion	(5,354)	(4,702)

	$4,169	$9,586

Notes payable bear interest at 10.44% and are payable in monthly payments of principal and interest of $472 through 2005. The notes are collateralized by three DC9’s and one B747.

At November 30, 2003, scheduled maturities of long-term debt were:

2004	$1,566
2005	5,059

2006	2,898

$9,523

TRUST CREATED FEBRUARY 25, 1986

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

(In thousands)

7.    Refinancing of Evergreen International Aviation, Inc.

On May 16, 2003, EA, a wholly owned subsidiary of Holdings, issued $215 million in aggregate principal amount of 12% Senior Second Secured Notes (the “Notes”) that will mature in 2010. The Company is a guarantor of the Notes. The Notes were sold for 100% of their face amount. The Notes were issued pursuant to an Indenture, dated as of May 16, 2003, by and among EA, Holdings, the subsidiary guarantors party thereto and Bank One, N.A. The Notes are unconditionally guaranteed, jointly and severally, by Holdings and all of EA’s subsidiaries except Evergreen Agricultural Enterprises, Inc. and its subsidiaries, and by EA’s foreign subsidiaries. The Notes are secured by a second priority lien, subject to permitted liens, on substantially all of the assets that secure the obligations under the new revolving credit facility. The Notes (i) have interest payment dates of May 15 and November 15 of each year; (ii) are senior second secured obligations, rank equally with all of EA’s existing and future senior, or unsubordinated, debt and are senior to any of EA’s future senior subordinated or unsubordinated debt; and (iii) are redeemable after the dates and at the prices (expressed in percentages of principal amount on the redemption date) as set forth below:

If Redeemed during the 12-month period commencing Redemption Price

May 15, 2007	106%
May 15, 2008	103%
May 15, 2009 and thereafter	100%

Concurrent with the issuance of the Notes, EA entered into a new $100 million revolving credit facility, for which PNC Capital Markets, Inc. acts as arranger, and PNC Bank, National Association acts as agent (the “New Revolving Credit Facility”). The New Revolving Credit Facility matures on May 16, 2006. Upon EA’s written request made at least 60 days prior to the end of the applicable term, the term may be extended for an additional period upon the written consent of all the lenders. EA will be obligated to pay certain early termination fees if it terminates the revolving credit facility within 5 years from May 16, 2003 unless we provide written notice at least 60 days prior to May 16, 2005, that we intend to refinance. The New Revolving Credit Facility has an interest rate equal to PNC Bank’s prime rate plus 1.00%, or PNC Bank’s eurodollar rate plus 3.50%. EA may choose prime rate or eurodollar pricing and may elect interest periods of 30, 60 or 90 days for the eurodollar borrowings. Interest on prime rate advances are payable monthly in arrears. Interest on eurodollar borrowings are payable at the end of each applicable interest period. Upon a default, interest will accrue at 2.0% over the applicable rate.

Up to $100 million or such lesser amount determined in accordance with a borrowing base formula is available under the New Revolving Credit Facility. EA must maintain $5 million of excess availability under the New Revolving Credit Facility, which may only be reduced with the consent of each of the lenders under the New Revolving Credit Facility. Any amounts outstanding that exceed the availability calculated under the borrowing base formula must be repaid. Up to $5 million of the new revolving credit facility is available for letters of credit.

The obligations under the New Revolving Credit Facility are guaranteed by all of the guarantors under the Notes including the Company. Borrowings under the New Revolving Credit Facility are secured by a first priority security interest in substantially all of EA’s existing and hereafter acquired personal property, including all of the capital stock or membership interests of all of EA’s subsidiaries that are guarantors under the New Revolving Credit Facility. This security interest is subject to certain exceptions and permitted liens, including existing liens on two B747 aircraft and three DC9 aircraft.

TRUST CREATED FEBRUARY 25, 1986

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

(In thousands)

The New Revolving Credit Facility and the indenture governing the Notes impose certain restrictions on EA, including restrictions that limit its restricted subsidiaries’ ability to, among other things: (i) incur additional debt; (ii) pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments; (iii) place limitations on distributions from restricted subsidiaries; (iv) issue or sell capital stock of restricted subsidiaries; (v) issue guarantees; (vi) sell or exchange assets; (vii) enter into transactions with shareholders and affiliates; (viii) make capital expenditures; (ix) create liens; and (x) effect mergers and other changes of control. In addition, the New Revolving Credit Facility contains financial covenants requiring EA to meet various financial ratios, such as a minimum tangible net worth ratio, maximum capital expenditures, and a minimum fixed charge coverage ratio.

If EA or its restricted subsidiaries, including the company, violate these covenants and are unable to obtain waivers from the lenders or noteholders, EA’s debt under these agreements would be in default and could be accelerated by the lenders or noteholders. Cross default provisions exist in the indenture governing the Notes whereby a default on the Notes would occur if an event of default under issues of indebtedness of EA, any subsidiary guarantor, including the Company, or other significant subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such persons and such default causes the holder to declare the indebtedness due and payable prior to its stated maturity and such indebtedness is not discharged in full or such acceleration is not rescinded or annulled within 30 days.

Initially, EA borrowed $69.3 million under the New Revolving Credit Facility. As of November 30, 2003, EA had approximately $70.4 million in outstanding borrowings and $10.9 million available upon application of borrowing base limitations as such borrowing base is available on December 1, 2003 and subject to applicable covenants.

EA used the net proceeds from the sale of the Notes and initial borrowings under the New Revolving Credit Facility to, among other uses, repay all outstanding balances, accrued interest on borrowings and letter of credit participation fees related to its old senior credit facility, which matured on May 7, 2003.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Oregon Entities—Evergreen International Aviation, Inc., Evergreen Holdings, Inc., Evergreen International Airlines, Inc., Evergreen Air Center, Inc. and Evergreen Helicopters, Inc.

Evergreen International Aviation, Inc., Evergreen Holdings, Inc., Evergreen International Airlines, Inc., Evergreen Air Center, Inc. and Evergreen Helicopters, Inc., which we refer to as the Oregon entities, are each Oregon corporations, and as an Oregon corporation, are each subject to the Oregon Business Corporation Act (“OBCA”) and the exculpation from liability and indemnification provisions contained therein.

Section 60.391 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation, or at least not adverse to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

Section 60.411 of the OBCA allows a corporation to purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The OBCA allows the corporation to purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Sections 60.391 or 60.394 of the OBCA.

Section 60.414 of the OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

Evergreen International Aviation, Inc.

Article VII of the articles of incorporation, as amended, for Evergreen International Aviation, Inc. provides that to the fullest extent that the OBCA, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the OBCA shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

Article VIII of the articles of incorporation, as amended, for Evergreen International Aviation, Inc. provides that to the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, partnership, joint venture, trust or other enterprise. This Article is not deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, “corporation” shall mean the corporation incorporated hereunder and any successor corporation thereof.

Article V of Evergreen International Aviation, Inc.’s amended and restated by-laws provides that each director and officer of the corporation now or hereafter in office and his heirs, executors and administrators, and each director and officer of the corporation and his heirs, executors and administrators who now acts, or shall hereafter act at the request of the corporation as director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, shall be indemnified by the corporation against all costs, expenses and amounts or liability therefor, including counsel fees, reasonably incurred by or imposed upon him in connection with or resulting from any action, suit, proceeding or claim to which he may be made a party, or in which he may be or become involved by reason of his acts or omission or commission, or alleged acts or omissions as such director or officer, or, subject to the provisions hereof, any settlement hereof, whether or not he continues to be such director or officer at the time of incurring such costs, expenses or amounts, and whether or not the action or omission to act on the part of such director or officer, which is the basis of such suit, action, proceeding or claim, occurred before or after the adoption of this bylaw, provided that such indemnification shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have been individually guilty of willful misfeasance or malfeasance in the performance of his duty as such director or officer, and provided, further, that the indemnification herein provided shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim, when, in the judgment of the board of directors of the corporation, such settlement and reimbursement appear to be for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any such director or officer may be entitled under any provision of the corporation’s articles of incorporation, agreement, statute, vote of shareholders or otherwise. Article V does not limit the powers of the corporation under ORS 57.255 and 57.260.

Article V further provides that the corporation, upon resolution adopted by a majority of the total number of directors, may purchase and maintain insurance on behalf of any director or officer against any liability asserted against such person or incurred by him in any such capacity or arising out of his status as such. The liability insurance shall be in such amount and cover such actions (whether action is the director’s official capacity or actions in another capacity while holding such office) as the board may by majority vote adopt.

Evergreen Holdings, Inc.

Article 7 of the articles of incorporation of Evergreen Holdings, Inc. provides for indemnification of officers and directors substantially similar to the indemnification provided under Article VIII of the articles of incorporation of Evergreen International Aviation, Inc.

Section 10 of Evergreen Holdings, Inc.’s amended and restated by-laws provides that the corporation shall indemnify its directors, and shall have the power to indemnify its officers, employees and agents, to the fullest extent not prohibited by law. The rights conferred on any person by Section 10 are not exclusive of any other right which such person may have or hereafter acquire under any statute, provision of articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances to the fullest extent not prohibited by law.

Section 10 further provides that, to the fullest extent not prohibited by law, the corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Section 10.

Evergreen International Airlines, Inc.

Each of Article VIII of the articles of incorporation, as amended, and Article VII of the amended and restated by-laws of Evergreen International Airlines, Inc. provides for indemnification of officers and directors substantially similar to the indemnification provided under Article VIII of the articles of incorporation and Article V of the amended and restated by-laws, respectively, of Evergreen International Aviation, Inc.

Evergreen Air Center, Inc.

The articles of incorporation of Evergreen Air Center, Inc. do not contain provisions under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against liability which such persons may incur in such persons’ capacity as such. Article VII of the amended and restated by-laws of Evergreen Air Center, Inc. provides for indemnification of officer and directors substantially similar to the indemnification provided under Article VIII of the by-laws of Evergreen International Airlines, Inc.

Evergreen Helicopters, Inc.

The articles of incorporation of Evergreen Helicopters, Inc. do not contain provisions under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against liability which such persons may incur in such persons’ capacity as such. Article VII of the amended and restated by-laws of Evergreen Helicopters, Inc. provides for indemnification of officer and directors substantially similar to the indemnification provided under Article VIII of the by-laws of Evergreen International Airlines, Inc.

The Delaware Entities—Evergreen Aviation Ground Logistics Enterprise, Inc. and Sys-tems LogistiX, Inc.

DGCL

Evergreen Aviation Ground Logistics Enterprise, Inc. and Sys-tems LogistiX, Inc., which we refer to as the Delaware entities, are each Delaware corporations. Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Sys-tems LogistiX, Inc.

Article Six of the certificate of incorporation of Sys-tems LogistiX, Inc. provides, among other things, that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to that corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of the amended and restated by-laws of Sys-tems LogistiX, Inc. provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not oppose to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that such person’s conduct was unlawful. The corporation may also indemnify officers and directors against expenses (including attorneys’ fees) in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Article VIII further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not such corporation would have the power or the obligation to indemnify such person against such liability under the provisions of Article VIII of the amended and restated by-laws.

Article VIII further provides that the corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in Article VIII to directors and officers of the corporation.

The indemnification provisions of Article Six of the certificate of incorporation and Article VIII of the amended and restated by-laws of Sys-tems LogistiX, Inc. are not exclusive and are in addition to any other rights to which the officers and directors may be entitled under any other statute, rule of law, agreement or otherwise.

Evergreen Aviation Ground Logistics Enterprise, Inc.

Neither the certificate of incorporation nor the amended and restated by-laws of Evergreen Aviation Ground Logistics Enterprise, Inc. contain provisions under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against liability which such persons may incur in such persons’ capacity as such.

The Nevada Entities—Evergreen Equity, Inc. and Evergreen Aircraft Sales & Leasing Co.

Evergreen Equity, Inc. and Evergreen Aircraft Sales & Leasing Co., which we refer to as the Nevada entities, are each Nevada corporations. Sections 78.757, 78.751 and 78.752 of the Nevada Revised Statutes (“NRS”) empower a Nevada corporation to indemnify any persons who was, are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Nevada corporation may indemnify officers and directors against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Neither the articles of incorporation nor the amended and restated by-laws of Evergreen Equity, Inc. nor of Evergreen Aircraft Sales & Leasing Co. contain provisions under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against liability which such persons may incur in such persons’ capacity as such.

Evergreen Helicopters of Alaska, Inc.

Evergreen Helicopters of Alaska, Inc. is an Alaska corporation. Section 10.06.490 of the Alaska Corporations Code provides that a corporation may indemnify persons made party to specified actions or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such actions or proceedings, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions. Indemnification may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action. The statutes requires court determination that the person is fairly and reasonably entitled to indemnity for the expenses that the court considers proper before there can be any indemnification where the person seeking indemnification has been found liable for negligence or misconduct in the performance of the person’s duty to the corporation.

The statute provides that the indemnification provided for by this statute is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both in the official capacity of the person and as to action in another capacity while holding office. A corporation may also purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status, whether or not the corporation has the power to indemnify the person against the liability under the provisions of this section.

Neither the restated certificate of incorporation nor the amended and restated by-laws of Evergreen Helicopters of Alaska, Inc. contain provisions under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against liability which such persons may incur in such persons’ capacity as such.

Evergreen Helicopters International, Inc.

Evergreen Helicopters International, Inc. is a Texas corporation. Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) permits a corporation to indemnify a person who was, is, or is threatened to be named a defendant or respondent in a proceeding because person is or was a director or an officer against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, only if it is determined that the person conducted himself in good faith, reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the corporation’s best interest and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity or in which the person is found to liable to the corporation. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, indemnification is limited to reasonable expenses actually incurred in connection with the proceeding and shall not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

Under Article 2.02-1, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1 of the TBCA. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement.

Neither the articles of incorporation nor the amended and restated by-laws of Evergreen Helicopters International, Inc. contain provisions under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against liability which such persons may incur in such persons’ capacity as such.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1†	Articles of Incorporation of Evergreen International Aviation, Inc.

3.2†	Articles of Amendment to the Articles of Incorporation of Evergreen International Aviation, Inc., filed December 15, 1980.

3.3†	Articles of Amendment to the Articles of Incorporation of Evergreen International Aviation, Inc., filed September 24, 1992.

3.4†	Articles of Amendment to the Articles of Incorporation of Evergreen International Aviation, Inc., filed February 25, 1993.

3.5†	Amended and Restated By-Laws of Evergreen International Aviation, Inc.

3.6†	Articles of Incorporation of Evergreen Air Center, Inc., filed January 24, 1979.

3.7†	Amended and Restated Bylaws of Evergreen Air Center, Inc.

3.8†	Articles of Incorporation of Evergreen Aircraft Sales and Leasing Co., filed October 11, 1984.

3.9†	Amendment of Articles of Incorporation of Evergreen Aircraft Sales and Leasing Co., filed November 13, 1984.

3.10†	Amended and Restated By-Laws of Evergreen Aircraft Sales and Leasing Co.

3.11†	Certificate of Incorporation of Evergreen Aviation Ground Logistics Enterprise, Inc., filed December 6, 1984.

3.12†	Certificate of Amendment of Certificate of Incorporation of Evergreen Aviation Ground Logistics Enterprise, Inc., filed July 11, 1986.

3.13†	Amended and Restated By-Laws of Evergreen Aviation Ground Logistics Enterprise, Inc.

3.14†	Articles of Incorporation of Evergreen Equity, Inc., filed on February 20, 1984.

3.15†	Amended and Restated Bylaws of Evergreen Equity, Inc.

3.16†	Restated Certificate of Incorporation of Evergreen Helicopters of Alaska, Inc., filed March 31, 1976.

3.17†	Amended and Restated Bylaws of Evergreen Helicopters of Alaska, Inc.

3.18†	Restated Articles of Incorporation of Evergreen Helicopters, Inc., filed October 22, 1975.

3.19†	Amended and Restated Bylaws of Evergreen Helicopters, Inc.

3.20†	Articles of Incorporation of Evergreen Helicopters International, Inc., filed November 17, 1989.

3.21†	Amended and Restated Bylaws of Evergreen Helicopters International, Inc.

3.22†	Articles of Incorporation of Evergreen Holdings, Inc., filed on April 15, 1997.

Exhibit No.	Description

3.23†	Articles of Amendment to the Articles of Incorporation of Evergreen Holdings, Inc., filed on August 31, 1998.

3.24†	Amended and Restated By-Laws of Evergreen Holdings, Inc.

3.25†	Articles of Incorporation of Evergreen International Airlines, Inc., filed April 16, 1974.

3.26†	Articles of Amendment to the Articles of Incorporation of Evergreen International Airlines, Inc., filed October 16, 1975.

3.27†	Articles of Amendment to the Articles of Incorporation of Evergreen International Airlines, Inc., filed February 25, 1993.

3.28†	Articles of Amendment to the Articles of Incorporation of Evergreen International Airlines, Inc., filed May 14, 2003.

3.29†	Amended and Restated Bylaws of Evergreen International Airlines, Inc.

3.30†	Certificate of Incorporation of Sys-tems LogistiX, filed June 1, 2001.

3.31†	Certificate of Amendment of Certificate of Incorporation of Sys-tems LogistiX, filed June 6, 2003.

3.32†	Amended and Restated By-Laws of Sys-tems LogistiX, Inc.

3.33†	Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among Wilmington Trust Company, as owner trustee, 747 Inc., Delford M. Smith, and King, Christian Inc.

3.34†	Amendment to the Second Amended and Restated Trust Agreement, dated as of May 8, 2003, among Wilmington Trust Company, as owner trustee, Delford M. Smith and Evergreen International Aviation, Inc.

3.35†	Second Amendment to the Second Amended and Restated Trust Agreement, dated as of January 14, 2004, among the Wilmington Trust Company, Evergreen International Aviation, Inc. and Delford M. Smith.

4.1†	Indenture, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., Evergreen Holdings, Inc., the initial subsidiary guarantors named therein and Bank One, N.A., as trustee.

4.2†	Registration Rights Agreement, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., the guarantors named therein, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc.

4.3†	Form of Evergreen International Airlines, Inc. 12% Senior Second Secured Note due 2010 (included in Exhibit 4.1).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Evergreen International Aviation, Inc.

5.2	Opinion of Gwenna R. Wootress, Esq., acting in-house counsel and Secretary of Evergreen International Aviation, Inc.

5.3	Opinion of Davis Wright Tremaine LLP, counsel to Evergreen International Aviation, Inc.

5.4	Opinion of Lionel Sawyer & Collins, counsel to Evergreen Equity, Inc. and Evergreen Aircraft Sales & Leasing Co.

Exhibit No.	Description

5.5	Opinion of Richards Layton & Finger, counsel to the Wilmington Trust Company.

10.1†	Credit, Guaranty and Security Agreement, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., the guarantors named therein, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.2†	Security Agreement, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., the guarantors named therein and Bank One, N.A., as trustee

10.3†	Intercreditor Agreement, dated as of May 16, 2003, by and between PNC Bank, National Association and Bank One, N.A.

10.4†	AMC Award/Contract No. F11626-03-D-0024, effective as of October 1, 2003, issued by HQ AMC/DOYAI to North American Airlines Contractor Team.

10.5†	Employment Agreement, dated as of April 30, 2003, by and between Evergreen International Aviation, Inc. and Delford M. Smith.

10.6†	Amended Lease, dated as of June 12, 1992, by and between Pinal County and Evergreen Air Center, Inc.

10.7†	Amendment of Correction to Amended Lease, dated July 1, 1998, by and between Pinal County and Evergreen Air Center, Inc.

10.8†	Second Amendment to Amended Lease, dated August 16, 2000, by and between Pinal County and Evergreen Air Center, Inc. Amended Lease, entered into on June 12, 1992, by and between Pinal County and Evergreen Air Center, Inc.

10.9†	United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation No. HQ 2001-12, Shared Network—SNET for Contract Term August 27, 2001 – August 26, 2006.

10.10†	Amendment 1 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated April 27, 2001.

10.11†	Amendment 2 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 4, 2001.

10.12†	Amendment 3 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 11, 2001.

10.13†	Amendment 4 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 17, 2001.

10.14†	Amendment 5 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 21, 2001.

10.15†	Amendment 1 to Transportation Services Contract (Contract No. SNET-01-GLR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Great Lakes/Midwest region).

10.16†	Amendment 2 to Transportation Services Contract (Contract No. SNET-01-GLR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Great Lakes/Midwest region).

10.17†	Amendment 3 to Transportation Services Contract (Contract No. SNET-01-GLR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Great Lakes/Midwest region).

10.18†	Amendment 1 to Transportation Services Contract (Contract No. SNET-01-PR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Pacific region).

Exhibit No.	Description

10.19†	Amendment 2 to Transportation Services Contract (Contract No. SNET-01-PR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Pacific region).

10.20†	Amendment 3 to Transportation Services Contract (Contract No. SNET-01-PR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Pacific region).

10.21†	Amendment 1 to Transportation Services Contract (Contract No. SNET-01-SER) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Southeast region).

10.22†	Amendment 2 to Transportation Services Contract (Contract No. SNET-01-SER) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Southeast region).

10.23†	Amendment 3 to Transportation Services Contract (Contract No. SNET-01-SER) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Southeast region).

10.24†	Amendment No. 58 to Transportation Services Contract (Contract No. TNET-93-01) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 9/7/02 – 9/10/04 (Indianapolis).

10.25†	Secured Loan Agreement, dated as of May 7, 1997, among Finova Capital Corporation as Lender, Wilmington Trust Company, in its capacity as Owner Trustee, as Borrower, and 747 Inc., Delford M. Smith and King, Christian Inc. as Owner Participants.

10.26†	Amendment Agreement, dated as of May 9, 2003, among Finova Capital Corporation, Wilmington Trust Company, 747 Inc., Delford M. Smith and King Christian, Inc.

10.27†	Second Amended and Restated Lease Agreement, dated as of September 29, 1995 between Wilmington Trust Company and Evergreen International Airlines, Inc.

10.28†	Third Amendment to Lease Agreement, dated as of May 7, 1997, between Wilmington Trust Company and Evergreen International Airlines, Inc.

10.29†	Guaranty and Subordination Agreement, dated as of May 7, 1997, for the benefit of Wilmington Trust Company by Evergreen International Aviation, Inc.

10.30†	First Priority Chattel Mortgage and Security Agreement, dated May 7, 1997, between Wilmington Trust Company and Finova Capital Corporation.

10.31†	Loan Agreement, dated as of August 22, 1997, by and between Evergreen International Airlines, Inc. and UT Finance Corporation

10.32†	Security Agreement, dated as of December 10, 1997, by and between Evergreen Aviation Ground Logistics Enterprise, Inc. and Heller Financial, Inc.

10.33†	WCMA Reducing Revolver Loan Agreement No .54F-07164, dated as of August 12, 2003, by and between Merrill Lynch Business Financial Services, Inc. and Evergreen Aircraft Sales and Leasing Co.

10.34†	WCMA Reducing Revolver Loan Agreement No. 54F-07230, dated as of April 25, 2001 between Evergreen International Airlines, Inc., and Merrill Lynch Business Financial Services, Inc.

10.35†	Amendment to WCMA Reducing Revolver Loan Agreement No. 54F-07230, April 23, 2003, by and between Merrill Lynch Business Financial Services Inc. and Evergreen International Airlines, Inc., Evergreen Aircraft Sales and Leasing, Co. and Evergreen International Aviation, Inc.

10.36†	First Amendment to Credit, Guaranty and Security Agreement, dated as of August 14, 2003, by and among Evergreen International Aviation, Inc., the subsidiaries listed on the signature page thereto, Evergreen Holdings, Inc., 1986 Trust, Evergreen Aircraft Trust, PNC Bank, National Association and GE Capital Public Finance, Inc.

Exhibit No.	Description

10.37†	Second Amendment to Credit, Guaranty and Security Agreement, dated as of August 15, 2003, by and among Evergreen International Aviation, Inc., the subsidiaries listed on the signature page thereto, Evergreen Holdings, Inc., 1986 Trust, Evergreen Aircraft Trust, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.38†	Amendment 6 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated June 28, 2001.

10.39†	Amendment to Letter Agreement, effective as of April 30, 2003, by and between Delford M. Smith and Evergreen International Aviation, Inc.

10.40†	Third Amendment to Credit, Guaranty and Security Agreement, dated as of October 14, 2003, by and among Evergreen International Aviation, Inc., the subsidiaries listed on the signature page thereto, Evergreen Holdings, Inc., 1986 Trust, Evergreen Aircraft Trust, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.41†	Amendment to Loan Agreement, dated as of December 1, 2003, by and between Evergreen International Airlines, and UT Finance Corporation.

10.42	First Amendment to Security Agreement, dated as of February 25, 2004, by and among Evergreen International Aviation, Inc., Evergreen Holdings, Inc., the subsidiary guarantors party thereto and J.P. Morgan Trust Company, National Association.

10.43	Fourth Amendment to Credit, Guaranty and Security Agreement, dated as of February 24, 2004, by and among Evergreen International Aviation, Inc., Evergreen Holdings, Inc., the subsidiaries listed on the signature pages thereto, the 1986 Trust, PNC Bank, National Association, as administrative agent, and GE Capital Public Finance, Inc. as documentation agent.

12.1†	Statement regarding the computation of ratio of earnings to fixed charges for Evergreen Holdings, Inc.

21.1†	Subsidiaries of Evergreen Holdings, Inc.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.4	Consent of Gwenna R. Wootress, Esq. (included in Exhibit 5.2)

23.5	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.3)

23.6	Consent of Lionel Sawyer & Collins (included in Exhibit 5.4)

23.7	Consent of Richards Layton & Finger (included in Exhibit 5.5)

24.1†	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1†	Statement of Eligibility and Qualification on Form T-1 of Bank One, N.A., as trustee under the Indenture for the 12% Senior Second Secured Notes due 2010

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

†	Previously filed.

Item 22.	Undertakings

The undersigned registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN INTERNATIONAL AVIATION, INC.

By:	/s/ TIMOTHY G. WAHLBERG
Name:	Timothy G. Wahlberg
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ ANTHONY E. BAUCKHAM* Anthony E. Bauckham	Director	February 26, 2004

/s/ BRIAN T. BAUER* Brian T. Bauer	Director	February 26, 2004

/s/ CARSON R. COLE* Carson R. Cole	Director	February 26, 2004

/s/ MICHAEL A. HINES* Michael A. Hines	Director	February 26, 2004

/s/ JOHN A. IRWIN John A. Irwin	Director and Acting Chief Financial Officer (Principal financial officer)	February 26, 2004

/s/ BRIAN MCCAW Brian McCaw	Controller (Principal accounting officer)	February 26, 2004

/s/ GERARD H. ROCK* Gerard H. Rock	Director	February 26, 2004

/s/ RANJIT SETH* Ranjit Seth	Director	February 26, 2004

/s/ BRIAN S. SHAFFER* Brian S. Shaffer	Director	February 26, 2004

/s/ DANIEL F. VAN DYKE* Daniel F. Van Dyke	Director	February 26, 2004

Signature	Title	Date

/s/ ROBERT A. WARREN* Robert A. Warren	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg	Director and President (Principal executive officer)	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN INTERNATIONAL AIRLINES, INC.

By:	/s/ TIMOTHY G. WAHLBERG
Name:	Timothy G. Wahlberg
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Vice President of Finance and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director, Vice President of Finance and Treasurer (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg	Director and President (Principal executive officer)	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

SYS-TEMS LOGISTIX, INC.

By:	/s/ TIMOTHY G. WAHLBERG
Name:	Timothy G. Wahlberg
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director and Treasurer (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg	Director and President (Principal executive officer)	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN AIR CENTER, INC.

By:	/s/ TREVOR R. VAN HORN
Name:	Trevor R. Van Horn
Title:	President

By:	/s/ MICHAEL F. MELVIN
Name:	Michael F. Melvin
Title:	Treasurer and Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG* Timothy G. Wahlberg	Director	February 26, 2004

/s/ ANTHONY E. BAUCKHAM* Anthony E. Bauckham	Director	February 26, 2004

/s/ MICHAEL A. HINES* Michael A. Hines	Director	February 26, 2004

/s/ JOHN A. IRWIN* John A. Irwin	Director	February 26, 2004

/s/ MICHAEL F. MELVIN Michael F. Melvin	Director, Treasurer and Vice President of Finance (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ THOMAS E. PITZER* Thomas E. Pitzer	Director	February 26, 2004

/s/ ELSIE HENRY* Elsie Henry	Director	February 26, 2004

/s/ THOMAS P. FEDDERSON* Thomas P. Fedderson	Director	February 26, 2004

/s/ TREVOR R. VAN HORN Trevor R. Van Horn	Director and President (Principal executive officer)	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ MICHAEL F. MELVIN Michael F. Melvin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN AIRCRAFT SALES & LEASING CO.

By:	/s/ MICHAEL A. HINES
Name:	Michael A. Hines
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL A. HINES Michael A. Hines	Director and President (Principal executive officer)	February 26, 2004

/s/ JOHN A. IRWIN John A. Irwin	Director and Treasurer (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG* Timothy G. Wahlberg	Director	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN AVIATION GROUND LOGISTICS ENTERPRISE, INC.

By:	/s/ BRIAN T. BAUER
Name:	Brian T. Bauer
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN T. BAUER Brian T. Bauer	Director and President (Principal executive officer)	February 26, 2004

/s/ JOHN A. IRWIN John A. Irwin	Director and Treasurer (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG* Timothy G. Wahlberg	Director	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN EQUITY, INC.

By:	/s/ TIMOTHY G. WAHLBERG
Name:	Timothy G. Wahlberg
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer and Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director, Treasurer and Vice President (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg	Director and President (Principal executive officer)	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN HELICOPTERS OF ALASKA, INC.

By:	/s/ GERARD H. ROCK
Name:	Gerard H. Rock
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer and Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director, Treasurer and Vice President (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG* Timothy G. Wahlberg	Director	February 26, 2004

/s/ MICHAEL A. HINES* Michael A. Hines	Director	February 26, 2004

/s/ JOHN M. KIESLER* John M. Kiesler	Director	February 26, 2004

/s/ GERARD H. ROCK Gerard H. Rock	Director and President (Principal executive officer)	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN HELICOPTERS INTERNATIONAL, INC.

By:	/s/ JAMES A. PORTER
Name:	James A. Porter
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director and Treasurer (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ JAMES A. PORTER James A. Porter	President (Principal executive officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG* Timothy G. Wahlberg	Director	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN HOLDINGS, INC.

By:	/s/ TIMOTHY G. WAHLBERG
Name:	Timothy G. Wahlberg
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director and Treasurer (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg	Director and President (Principal executive officer)	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

EVERGREEN HELICOPTERS, INC.

By:	/s/ TIMOTHY G. WAHLBERG
Name:	Timothy G. Wahlberg
Title:	President

By:	/s/ JOHN A. IRWIN
Name:	John A. Irwin
Title:	Treasurer and Senior Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. IRWIN John A. Irwin	Director, Treasurer and Senior Vice President of Finance (Principal financial officer and principal accounting officer)	February 26, 2004

/s/ DELFORD M. SMITH* Delford M. Smith	Director	February 26, 2004

/s/ MICHAEL A. HINES* Michael A. Hines	Director	February 26, 2004

/s/ JOHN M. KIESLER* John M. Kiesler	Director	February 26, 2004

/s/ GERARD H. ROCK* Gerard H. Rock	Director	February 26, 2004

/s/ TIMOTHY G. WAHLBERG Timothy G. Wahlberg	Director and President (Principal executive officer)	February 26, 2004

/s/ GWENNA R. WOOTRESS* Gwenna R. Wootress	Director	February 26, 2004

* /s/ JOHN A. IRWIN John A. Irwin Power-of-Attorney		February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on February 26, 2004.

TRUST CREATED PURSUANT TO THE TRUST AGREEMENT, DATED AS OF FEBRUARY 25, 1986, AS AMENDED AND RESTATED PURSUANT TO THE AMENDED AND RESTATED TRUST AGREEMENT, DATED AS OF AUGUST 31, 1987, AS AMENDED ON AUGUST 31, 1988, AND AS AMENDED AND RESTATED PURSUANT TO THE SECOND AMENDED AND RESTATED TRUST AGREEMENT, DATED AS OF SEPTEMBER 29, 1995, AS AMENDED ON MAY 8, 2003, AMONG EVERGREEN INTERNATIONAL AVIATION INC. (AN ASSIGNEE OF EVERGREEN HOLDINGS, INC., AS SUCCESSOR TO 747, INC. AND KING, CHRISTIAN INC.) AND DELFORD M. SMITH, AS BENEFICIARIES, AND WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE (THE “TRUST CREATED FEBRUARY 25, 1986”).

By:	/s/ John A. Irwin
Name:	John A. Irwin
Title:	Principal executive officer

By:	/s/ Lawrence J. Bolton
Name:	Lawrence J. Bolton
Title:	Principal financial officer (Principal financial officer and principal accounting officer)

Index to Exhibits

Exhibit No.	Description

3.1†	Articles of Incorporation of Evergreen International Aviation, Inc.

3.2†	Articles of Amendment to the Articles of Incorporation of Evergreen International Aviation, Inc., filed December 15, 1980.

3.3†	Articles of Amendment to the Articles of Incorporation of Evergreen International Aviation, Inc., filed September 24, 1992.

3.4†	Articles of Amendment to the Articles of Incorporation of Evergreen International Aviation, Inc., filed February 25, 1993.

3.5†	Amended and Restated By-Laws of Evergreen International Aviation, Inc.

3.6†	Articles of Incorporation of Evergreen Air Center, Inc., filed January 24, 1979.

3.7†	Amended and Restated Bylaws of Evergreen Air Center, Inc.

3.8†	Articles of Incorporation of Evergreen Aircraft Sales and Leasing Co., filed October 11, 1984.

3.9†	Amendment of Articles of Incorporation of Evergreen Aircraft Sales and Leasing Co., filed November 13, 1984.

3.10†	Amended and Restated By-Laws of Evergreen Aircraft Sales and Leasing Co.

3.11†	Certificate of Incorporation of Evergreen Aviation Ground Logistics Enterprise, Inc., filed December 6, 1984.

3.12†	Certificate of Amendment of Certificate of Incorporation of Evergreen Aviation Ground Logistics Enterprise, Inc., filed July 11, 1986.

3.13†	Amended and Restated By-Laws of Evergreen Aviation Ground Logistics Enterprise, Inc.

3.14†	Articles of Incorporation of Evergreen Equity, Inc., filed on February 20, 1984.

3.15†	Amended and Restated Bylaws of Evergreen Equity, Inc.

3.16†	Restated Certificate of Incorporation of Evergreen Helicopters of Alaska, Inc., filed March 31, 1976.

3.17†	Amended and Restated Bylaws of Evergreen Helicopters of Alaska, Inc.

3.18†	Restated Articles of Incorporation of Evergreen Helicopters, Inc., filed October 22, 1975.

3.19†	Amended and Restated Bylaws of Evergreen Helicopters, Inc.

3.20†	Articles of Incorporation of Evergreen Helicopters International, Inc., filed November 17, 1989.

3.21†	Amended and Restated Bylaws of Evergreen Helicopters International, Inc.

3.22†	Articles of Incorporation of Evergreen Holdings, Inc., filed on April 15, 1997.

3.23†	Articles of Amendment to the Articles of Incorporation of Evergreen Holdings, Inc., filed on August 31, 1998.

3.24†	Amended and Restated By-Laws of Evergreen Holdings, Inc.

3.25†	Articles of Incorporation of Evergreen International Airlines, Inc., filed April 16, 1974.

3.26†	Articles of Amendment to the Articles of Incorporation of Evergreen International Airlines, Inc., filed October 16, 1975.

3.27†	Articles of Amendment to the Articles of Incorporation of Evergreen International Airlines, Inc., filed February 25, 1993.

Exhibit No.	Description

3.28†	Articles of Amendment to the Articles of Incorporation of Evergreen International Airlines, Inc., filed May 14, 2003.

3.29†	Amended and Restated Bylaws of Evergreen International Airlines, Inc.

3.30†	Certificate of Incorporation of Sys-tems LogistiX, filed June 1, 2001.

3.31†	Certificate of Amendment of Certificate of Incorporation of Sys-tems LogistiX, filed June 6, 2003.

3.32†	Amended and Restated By-Laws of Sys-tems LogistiX, Inc.

3.33†	Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among Wilmington Trust Company, as owner trustee, 747 Inc., Delford M. Smith, and King, Christian Inc.

3.34†	Amendment to the Second Amended and Restated Trust Agreement, dated as of May 8, 2003, among Wilmington Trust Company, as owner trustee, Delford M. Smith and Evergreen International Aviation, Inc.

3.35†	Second Amendment to the Second Amended and Restated Trust Agreement, dated as of January 14, 2004, among the Wilmington Trust Company, Evergreen International Aviation, Inc. and Delford M. Smith.

4.1†	Indenture, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., Evergreen Holdings, Inc., the initial subsidiary guarantors named therein and Bank One, N.A., as trustee.

4.2†	Registration Rights Agreement, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., the guarantors named therein, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc.

4.3†	Form of Evergreen International Airlines, Inc. 12% Senior Second Secured Note due 2010 (included in Exhibit 4.1).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Evergreen International Aviation, Inc.

5.2	Opinion of Gwenna R. Wootress, Esq., acting in-house counsel and Secretary of Evergreen International Aviation, Inc.

5.3	Opinion of Davis Wright Tremaine LLP, counsel to Evergreen International Aviation, Inc.

5.4	Opinion of Lionel Sawyer & Collins, counsel to Evergreen Equity, Inc. and Evergreen Aircraft Sales & Leasing Co.

5.5	Opinion of Richards Layton & Finger, counsel to the Wilmington Trust Company.

10.1†	Credit, Guaranty and Security Agreement, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., the guarantors named therein, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.2†	Security Agreement, dated as of May 16, 2003, by and among Evergreen International Aviation, Inc., the guarantors named therein and Bank One, N.A., as trustee

10.3†	Intercreditor Agreement, dated as of May 16, 2003, by and between PNC Bank, National Association and Bank One, N.A.

Exhibit No.	Description

10.4†	AMC Award/Contract No. F11626-03-D-0024, effective as of October 1, 2003, issued by HQ AMC/DOYAI to North American Airlines Contractor Team.

10.5†	Employment Agreement, dated as of April 30, 2003, by and between Evergreen International Aviation, Inc. and Delford M. Smith.

10.6†	Amended Lease, dated as of June 12, 1992, by and between Pinal County and Evergreen Air Center, Inc.

10.7†	Amendment of Correction to Amended Lease, dated July 1, 1998, by and between Pinal County and Evergreen Air Center, Inc.

10.8†	Second Amendment to Amended Lease, dated August 16, 2000, by and between Pinal County and Evergreen Air Center, Inc. Amended Lease, entered into on June 12, 1992, by and between Pinal County and Evergreen Air Center, Inc.

10.9†	United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation No. HQ 2001-12, Shared Network—SNET for Contract Term August 27, 2001 – August 26, 2006.

10.10†	Amendment 1 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated April 27, 2001.

10.11†	Amendment 2 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 4, 2001.

10.12†	Amendment 3 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 11, 2001.

10.13†	Amendment 4 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 17, 2001.

10.14†	Amendment 5 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated May 21, 2001.

10.15†	Amendment 1 to Transportation Services Contract (Contract No. SNET-01-GLR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Great Lakes/Midwest region).

10.16†	Amendment 2 to Transportation Services Contract (Contract No. SNET-01-GLR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Great Lakes/Midwest region).

10.17†	Amendment 3 to Transportation Services Contract (Contract No. SNET-01-GLR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Great Lakes/Midwest region).

10.18†	Amendment 1 to Transportation Services Contract (Contract No. SNET-01-PR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Pacific region).

10.19†	Amendment 2 to Transportation Services Contract (Contract No. SNET-01-PR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Pacific region).

10.20†	Amendment 3 to Transportation Services Contract (Contract No. SNET-01-PR) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Pacific region).

10.21†	Amendment 1 to Transportation Services Contract (Contract No. SNET-01-SER) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Southeast region).

Exhibit No.	Description

10.22†	Amendment 2 to Transportation Services Contract (Contract No. SNET-01-SER) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Southeast region).

10.23†	Amendment 3 to Transportation Services Contract (Contract No. SNET-01-SER) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 8/27/01 – 8/26/06 (Southeast region).

10.24†	Amendment No. 58 to Transportation Services Contract (Contract No. TNET-93-01) by and between the United States Postal Service and Evergreen Aviation Ground Logistics Enterprise, Inc. for Contract Term 9/7/02 – 9/10/04 (Indianapolis).

10.25†	Secured Loan Agreement, dated as of May 7, 1997, among Finova Capital Corporation as Lender, Wilmington Trust Company, in its capacity as Owner Trustee, as Borrower, and 747 Inc., Delford M. Smith and King, Christian Inc. as Owner Participants.

10.26†	Amendment Agreement, dated as of May 9, 2003, among Finova Capital Corporation, Wilmington Trust Company, 747 Inc., Delford M. Smith and King Christian, Inc.

10.27†	Second Amended and Restated Lease Agreement, dated as of September 29, 1995 between Wilmington Trust Company and Evergreen International Airlines, Inc.

10.28†	Third Amendment to Lease Agreement, dated as of May 7, 1997, between Wilmington Trust Company and Evergreen International Airlines, Inc.

10.29†	Guaranty and Subordination Agreement, dated as of May 7, 1997, for the benefit of Wilmington Trust Company by Evergreen International Aviation, Inc.

10.30†	First Priority Chattel Mortgage and Security Agreement, dated May 7, 1997, between Wilmington Trust Company and Finova Capital Corporation.

10.31†	Loan Agreement, dated as of August 22, 1997, by and between Evergreen International Airlines, Inc. and UT Finance Corporation

10.32†	Security Agreement, dated as of December 10, 1997, by and between Evergreen Aviation Ground Logistics Enterprise, Inc. and Heller Financial, Inc.

10.33†	WCMA Reducing Revolver Loan Agreement No .54F-07164, dated as of August 12, 2003, by and between Merrill Lynch Business Financial Services, Inc. and Evergreen Aircraft Sales and Leasing Co.

10.34†	WCMA Reducing Revolver Loan Agreement No. 54F-07230, dated as of April 25, 2001 between Evergreen International Airlines, Inc., and Merrill Lynch Business Financial Services, Inc.

10.35†	Amendment to WCMA Reducing Revolver Loan Agreement No. 54F-07230, April 23, 2003, by and between Merrill Lynch Business Financial Services Inc. and Evergreen International Airlines, Inc., Evergreen Aircraft Sales and Leasing, Co. and Evergreen International Aviation, Inc.

10.36†	First Amendment to Credit, Guaranty and Security Agreement, dated as of August 14, 2003, by and among Evergreen International Aviation, Inc., the subsidiaries listed on the signature page thereto, Evergreen Holdings, Inc., 1986 Trust, Evergreen Aircraft Trust, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.37†	Second Amendment to Credit, Guaranty and Security Agreement, dated as of August 15, 2003, by and among Evergreen International Aviation, Inc., the subsidiaries listed on the signature page thereto, Evergreen Holdings, Inc., 1986 Trust, Evergreen Aircraft Trust, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.38†	Amendment 6 to United States Postal Service Solicitation for Air Terminal Handling Services, Solicitation HQ-2001-12, dated June 28, 2001.

10.39†	Amendment to Letter Agreement, effective as of April 30, 2003, by and between Delford M. Smith and Evergreen International Aviation, Inc.

Exhibit No.	Description

10.40†	Third Amendment to Credit, Guaranty and Security Agreement, dated as of October 14, 2003, by and among Evergreen International Aviation, Inc., the subsidiaries listed on the signature page thereto, Evergreen Holdings, Inc., 1986 Trust, Evergreen Aircraft Trust, PNC Bank, National Association and GE Capital Public Finance, Inc.

10.41†	Amendment to Loan Agreement, dated as of December 1, 2003, by and between Evergreen International Airlines, and UT Finance Corporation.

10.42	First Amendment to Security Agreement, dated as of February 25, 2004, by and among Evergreen International Aviation, Inc., Evergreen Holdings, Inc., the subsidiary guarantors party thereto and J.P. Morgan Trust Company, National Association.

10.43	Fourth Amendment to Credit, Guaranty and Security Agreement, dated as of February 24, 2004, by and among Evergreen International Aviation, Inc., Evergreen Holdings, Inc., the subsidiaries listed on the signature pages thereto, the 1986 Trust, PNC Bank, National Association, as administrative agent, and GE Capital Public Finance, Inc. as documentation agent.

12.1†	Statement regarding the computation of ratio of earnings to fixed charges for Evergreen Holdings, Inc.

21.1†	Subsidiaries of Evergreen Holdings, Inc.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.4	Consent of Gwenna R. Wootress, Esq. (included in Exhibit 5.2)

23.5	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.3)

23.6	Consent of Lionel Sawyer & Collins (included in Exhibit 5.4)

23.7	Consent of Richards Layton & Finger (included in Exhibit 5.5)

24.1†	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1†	Statement of Eligibility and Qualification on Form T-1 of Bank One, N.A., as trustee under the Indenture for the 12% Senior Second Secured Notes due 2010

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

†	Previously filed.